Filed Pursuant to Rule 424(b)(5)

Registration Statement No. 333-290221

PROSPECTUS SUPPLEMENT

(To Prospectus dated January 27, 2026)

20,000,000 Shares

Invesco California Value Municipal Income Trust

20,000,000 Common Shares

January 28, 2026

Invesco California Value Municipal Income Trust (the “Fund”), a diversified, closed-end management investment company, is offering up to 20,000,000 of its common shares of beneficial interest, no par value (the “Common Shares”), pursuant to this prospectus supplement (the “Prospectus Supplement”).

The Fund has entered into a distribution agreement dated November 17, 2025 (the “Distribution Agreement”) with Invesco Distributors, Inc. (“Invesco Distributors”), an affiliate of the Fund and Invesco Advisers Inc., (“Invesco” or the “Adviser”), the Fund’s investment adviser, to provide for distribution of the Fund’s Common Shares. Invesco Distributors has entered into a sub-placement agent agreement dated January 28, 2026 (the “Sub-Placement Agent Agreement”) with JonesTrading Institutional Services LLC (“JonesTrading” or “Sub-Placement Agent”) with respect to the Fund relating to the Common Shares offered by this Prospectus Supplement and the accompanying prospectus. In accordance with the terms of the Sub-Placement Agent Agreement, the Fund may offer and sell its Common Shares from time to time through the Sub-Placement Agent as its exclusive sub-placement agent for the offer and sale of its Common Shares offered by this Prospectus Supplement and the accompanying prospectus.

Under the Investment Company Act of 1940, as amended (the “1940 Act”), the Fund may not sell any Common Shares at a price below the current net asset value (“NAV”) per share of such Common Shares plus the per share amount of any distributing commission or discount. The Fund or Invesco Distributors will suspend the sale of Common Shares if the per share price of the Common Shares is less than such minimum price. The Fund currently intends to distribute the Common Shares offered pursuant to this Prospectus Supplement primarily in negotiated transactions or through transactions deemed “at the market,” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on the New York Stock Exchange (the “NYSE”) or sales made to or through a market maker other than on an exchange at prices related to the prevailing market prices or at negotiated prices. For information on how Common Shares may be sold, see the “Plan of Distribution” section of this Prospectus Supplement.

The Fund will compensate Invesco Distributors with respect to sales of Common Shares at a commission rate of up to 1.00% of the gross proceeds of the sale of the Fund’s Common Shares. Out of this amount, Invesco Distributors will compensate the Sub-Placement Agent at a rate of up to the full 1.00% of the gross sales proceeds of the sale of the Fund’s Common Shares sold by the Sub-Placement Agent. In connection with the sale of the Common Shares on the Fund’s behalf, Invesco Distributors may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of Invesco Distributors may be deemed to be underwriting commissions or discounts.

Common Shares are listed on the NYSE. The trading or “ticker” symbol of the Common Shares is “VCV.” The closing price of the Common Shares, as reported by the NYSE on January 20, 2026, was $11.12 per Common Share. The NAV of the Common Shares at the close of business on that same date was $10.28 per Common Share.

Common shares of closed-end investment companies, such as the Fund, often trade at a discount to their NAV. This creates a risk of loss for an investor purchasing common shares in a public offering.

Investing in the Common Shares involves risks. See “Risks” beginning on page 15 of the accompanying prospectus. You should consider carefully these risks together with all of the other information in this Prospectus Supplement and the accompanying prospectus before making a decision to purchase Common Shares.

i

The date of this Prospectus Supplement is January 28, 2026

You should read this Prospectus Supplement, together with the accompanying prospectus, which contains important information about the Fund, before deciding whether to invest in Common Shares and retain it for future reference. A statement of additional information dated January 27, 2026, and as it may be supplemented (the “SAI”), containing additional information about the Fund, has been filed with the Securities and Exchange Commission (the “SEC”) and is incorporated by reference in its entirety into this Prospectus Supplement and the accompanying prospectus. This Prospectus Supplement, the accompanying prospectus and the SAI are part of a “shelf” registration statement filed with the SEC. This Prospectus Supplement describes the specific details regarding this offering, including the method of distribution. If information in this Prospectus Supplement is inconsistent with the accompanying prospectus or the SAI, you should rely on this Prospectus Supplement. You may request a free copy of the SAI, annual and semi-annual reports to shareholders, and other information about the Fund, and make shareholder inquiries by calling (800) 959-4246, by writing to Invesco Distributors at 11 Greenway Plaza, Houston TX 77046-1173, or from the Fund’s website (www.invesco.com/reports). The information contained in, or that can be accessed through, the Fund’s website is not part of this Prospectus Supplement, the accompanying prospectus or the SAI, except to the extent specifically incorporated by reference herein. You also may obtain a copy of the SAI (and other information regarding the Fund) from the SEC’s website (www.sec.gov).

You should not construe the contents of this Prospectus Supplement and the accompanying prospectus as legal, tax or financial advice. You should consult with your own professional advisors as to the legal, tax, financial or other matters relevant to the suitability of an investment in the Common Shares.

Common Shares do not represent a deposit or obligation of, and are not guaranteed or endorsed by, any bank or other insured depository institution, and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other governmental agency.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this Prospectus Supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

You should rely only on the information contained or incorporated by reference in this Prospectus Supplement and the accompanying prospectus. The Fund has not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The Fund is not making an offer to sell Common Shares in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this Prospectus Supplement and the accompanying prospectus is accurate as of any date other than the respective dates on the front covers. The Fund’s business, financial condition and prospects may have changed since that date.

FORWARD-LOOKING STATEMENTS

Any projections, forecasts and estimates contained or incorporated by reference herein are forward looking statements and are based upon certain assumptions. Projections, forecasts and estimates are necessarily speculative in nature, and it can be expected that some or all of the assumptions underlying any projections, forecasts or estimates will not materialize or will vary significantly from actual results. Actual results may vary from any projections, forecasts and estimates and the variations may be material. Some important factors that could cause actual results to differ materially from those in any forward looking statements include changes in interest rates, market, financial or legal uncertainties, including changes in tax law, and the timing and frequency of defaults on underlying investments. Consequently, the inclusion of any projections, forecasts and estimates herein should not be regarded as a representation by the Fund or any of its affiliates or any other person or entity of the results that will actually be achieved by the Fund. Neither the Fund nor its affiliates has any obligation to update or otherwise revise any projections, forecasts and estimates including any revisions to reflect changes in economic conditions or other circumstances arising after the date hereof or to reflect the occurrence of unanticipated events, even if the underlying assumptions do not come to fruition. The Fund acknowledges that, notwithstanding the foregoing, the safe harbor for forward-looking statements under the Private Securities Litigation Reform Act of 1995 does not apply to investment companies such as the Fund.

PROSPECTUS SUPPLEMENT SUMMARY

This is only a summary. You should review the more detailed information contained elsewhere in this prospectus supplement (“Prospectus Supplement”), in the accompanying prospectus and in the statement of additional information (“SAI”).

The Fund	Invesco California Value Municipal Income Trust is a diversified, closed-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”). The Fund’s common shares of beneficial interest, no par value (“Common Shares”), are traded on the NYSE under the symbol “VCV.” See “Description of Capital Structure-Common Shares” in the accompanying prospectus.
Investment Adviser

Invesco Advisers Inc. (“Invesco” or the “Adviser”) is the Fund’s investment adviser, responsible for managing the investment of its assets and to place orders for the purchase and sale of its portfolio securities.

The Adviser, a registered investment adviser, manages the investment operations of the Fund as well as other investment portfolios that encompass a broad range of investment objectives, and has agreed to perform or arrange for the performance of the Fund’s day-to-day management. The Adviser supervises all aspects of the Fund’s operations and provides investment advisory services to the Fund. The Adviser obtains and evaluates economic, statistical and financial information to formulate and implement investment programs for the Fund. The investment advisory services of the Adviser are not exclusive and the Adviser is free to render investment advisory services to others, including other investment companies. The Adviser is also responsible for furnishing to the Fund at the Adviser’s expense, the services of persons believed to be competent to perform all supervisory and administrative services required by the Fund and that, in the judgment of the Board of Trustees, are necessary to conduct the business of the Fund effectively, as well as the offices, equipment and other facilities necessary for their operations. Such functions include the maintenance of the Fund’s accounts and records, and the preparation of all requisite corporate documents such as tax returns and reports to the SEC and shareholders.

The Adviser is an indirect wholly owned subsidiary of Invesco Ltd. The Adviser is located at 1331 Spring Street NW, Suite 2500, Atlanta, Georgia 30309. The Adviser, a successor in interest to multiple investment advisers, has been an investment adviser since 1976.

Sub-Adviser	The Adviser has entered into a sub-advisory agreement with certain affiliates to serve as sub-advisers to the Fund (each a “Sub-Adviser” and collectively, the “Sub-Advisers”), pursuant to which these affiliated sub-advisers may be appointed by the Adviser from time to time to provide discretionary investment management services, investment advice, and/or order execution services to the Fund.
The Offering	The Fund has entered into the Distribution Agreement with Invesco Distributors, a registered broker-dealer affiliate of the Fund, Adviser and Sub-Advisers, to provide for distribution of the Common Shares. Invesco Distributors has entered into the Sub-Placement Agent Agreement with JonesTrading pursuant to which JonesTrading will be acting as Invesco Distributors’ sub-placement agent with respect to the Common Shares offered pursuant to this Prospectus Supplement and the accompanying prospectus. The minimum price on any day at which Common Shares may be sold will not be less than the then current NAV per Common Share plus the per Common Share amount of the commission to be paid to Invesco Distributors (the “Minimum Price”). The Fund may establish a minimum sales price per Common Share on any day at which the Common Shares may be sold in excess of the Minimum Price (the “Minimum Sales Price”), and the Fund shall communicate such Minimum Sales Price to Invesco Distributors. The Fund and Invesco Distributors will determine whether any sales of Common Shares will be authorized on a particular day (each, an “Offering Date”). The Fund shall have sole discretion to establish a Minimum Sales Price for any Offering Date. The Fund or Invesco Distributors shall suspend the sale of Common Shares if the per share price of the Common Shares is less than the Minimum Price or the Minimum Sales Price. The Fund shall determine the maximum number of Common Shares to be sold by Invesco Distributors for any Offering Date, and Invesco Distributors shall not be authorized to sell Common Shares on any Offering Date in excess of such maximum.

The Fund will compensate Invesco Distributors with respect to sales of Common Shares at a commission rate of up to 1.00% of the gross proceeds of the sale of the Fund’s Common Shares. “Gross sales price” with respect to each sale of Common Shares sold shall be the gross sales price per share of such Common Shares. Out of this amount, Invesco Distributors will compensate JonesTrading at a rate of up to the full 1.00% of the gross sales price per Common Share sold by JonesTrading as sub-placement agent in connection with the offering. Settlements of sales of Common Shares will occur on the first business day following the date on which any such sales of Common Shares are made.

In connection with the sale of the Common Shares on behalf of the Fund, Invesco Distributors may be deemed to be an underwriter within the meaning of the Securities Act of 1933, as amended (the “1933 Act”), and the compensation of Invesco Distributors may be deemed to be underwriting commissions or discounts. Unless otherwise indicated in a further Prospectus Supplement, Invesco Distributors will act as placement agent on a reasonable efforts basis.

The offering of Common Shares will terminate upon (i) the sale of all Common Shares subject thereto; (ii) termination of the offering of Common Shares by the Fund; or (iii) termination of the Distribution Agreement. Pursuant to the Distribution Agreement, the Fund may suspend or terminate the offering of Common Shares at any time and will provide notice to Invesco Distributors of the terms of such suspension or termination. The Fund and Invesco Distributors each have the right to terminate the Distribution Agreement. See “Plan of Distribution” in this Prospectus Supplement.

The principal address of Invesco Distributors is 11 Greenway Plaza, Houston, TX 77046.

Risk Factors	See “Risks” in the accompanying prospectus, for a discussion of the principal risks you should carefully consider before deciding to invest in Common Shares.

SUMMARY OF FUND EXPENSES

The following table contains information about the costs and expenses that you, as a shareholder of Common Shares (“Common Shareholder”) will bear directly or indirectly. The table is based on the capital structure of the Fund as of August 31, 2025 (except as noted below).

Common Shareholder Transaction Expenses

Maximum Sales Charge (as a percentage of offering price)	1.00	%(1)
Offering expenses borne by Common Shareholders (as a percentage of offering price)	0.10	%(2)
Dividend Reinvestment Plan fees(3)	None

As a Percentage of Net Assets Attributable to Common Shares(4)
Annual Expenses
Management fees(5)	0.92%
Interest payments on borrowed funds(6)	2.58%
Other expenses	0.07%
Total annual expenses	3.57%

(1)	Represents the estimated commission with respect to the Fund’s Common Shares being sold on the offering. There is no guarantee that there will be any sales of the Fund’s Common Shares pursuant to this Prospectus Supplement and the accompanying prospectus.
(2)	Assuming a Common Share offering price of $11.12 (the Fund’s closing price on the NYSE on January 20, 2026). Assumes all of the Common Shares being offered by this Prospectus Supplement and the accompanying prospectus are sold. Represents the initial offering costs incurred by the Fund in connection with this offering, which are estimated to be $225,711.
(3)	Common Shareholders will pay a service fee of $2.50 and brokerage charges if they direct the Plan Agent to sell Common Shares held in a dividend reinvestment account. See “Dividend Reinvestment Plan” in the accompanying prospectus.
(4)	Based upon average net assets applicable to Common Shares for the semi-annual period ended August 31, 2025 (unaudited).
(5)	The Fund pays the Adviser an annual fee, payable monthly, in an amount equal to 0.55% of the Fund’s average weekly Managed Assets. “Managed Assets” means the Fund’s net assets, plus assets attributable to outstanding preferred shares and the amount of any borrowings incurred for the purpose of leverage (whether or not such borrowed amounts are reflected in the Fund’s financial statements for purposes of generally accepted accounting principles). The fee shown above is based upon outstanding leverage of 40.06% of the Fund’s total assets as of August 31, 2025. If leverage of more than 40.06% of the Fund’s total assets is used, the management fees shown would be higher.
(6)	Based upon the Fund’s outstanding borrowings as of August 31, 2025 (unaudited) of approximately $138,895,000, and outstanding preferred shares as of August 31, 2025 (unaudited) of approximately 177,000,000, and the average daily weighted interest rate for the period ended August 31, 2025 (unaudited) of 3.88%, and dividends on preferred shares at an annual rate of 3.90%.

The purpose of the table and the example below is to help you understand the fees and expenses that you, as a Common Shareholder, would bear directly or indirectly.

Example

The following example illustrates the expenses, including the applicable transaction fees (referred to as the “Maximum Sales Charge” in the fee table above), and estimated offering costs that you would pay on a $1,000 investment in Common Shares, assuming (1) “Total annual expenses” of 3.57% of net assets attributable to Common Shares and (2) a 5% annual return*:

	1 Year	3 Years	5 Years	10 Years
Total Expenses paid by Common Shareholders	$47	$119	$194	$390

* The Example should not be considered a representation of future expenses or returns. Actual expenses may be higher or lower than those assumed. Moreover, the Fund’s actual rate of return may be higher or lower than the hypothetical 5% return shown in the example. The example assumes that all dividends and distributions are reinvested at net asset value.

USE OF PROCEEDS

Assuming the sale of all of the Common Shares offered under this Prospectus Supplement and the accompanying prospectus, at the last reported sale price of $11.12 per share for Common Shares on the NYSE as of January 20, 2026, the Fund estimates that the net proceeds of this offering will be approximately $219,950,289 after deducting the estimated sales charge and the estimated offering expenses payable by the Fund. There is no guarantee that there will be any sales of Common Shares pursuant to this Prospectus Supplement and the accompanying prospectus. Actual sales, if any, of Common Shares under this Prospectus Supplement and the accompanying prospectus may be less than as set forth above. In addition, the price per share of any such sale may be greater or less than the price set forth above, depending on the market price of Common Shares at the time of any such sale. As a result, the actual net proceeds the Fund receives may be more or less than the amount of net proceeds estimated in this Prospectus Supplement.

The net proceeds from the issuance of Common Shares hereunder will be invested in accordance with the Fund’s investment objective and policies as set forth in the accompanying prospectus. It is currently anticipated that the Fund will be able to invest substantially all of the net proceeds of an offering of Common Shares in accordance with its investment objective and policies within three to six months after the completion of any such offering or the receipt of such proceeds, depending on the availability of appropriate investment opportunities consistent with the Fund’s investment objective and market conditions. Pending such investment, it is anticipated that the proceeds will be invested in cash, cash equivalents or other securities, including U.S. government securities, affiliated money market funds or high quality, short-term debt securities. The Fund may also use the proceeds for working capital purposes, including the payment of distributions, interest and operating expenses, although the Fund currently has no intent to issue Common Shares primarily for this purpose. See “Use of Leverage” in the accompanying prospectus.

MARKET AND NET ASSET VALUE INFORMATION

The following table sets forth, for each of the periods indicated: (i) the high and low closing market prices for the Common Shares reported as of the end of the day on the NYSE, (ii) the high and low net asset value (NAV) of the Common Shares, and (iii) the high and low of the premium or discount to NAV (expressed as a percentage) of shares of the Common Shares. NAV is generally determined on each day that the NYSE is open for business. See “Net Asset Value” in the accompanying prospectus for information as to the determination of the Fund’s NAV. The Board of Trustees, in consultation with the Adviser, will review periodically the possibility of open market repurchases and/or other options (such as tender offers) to reduce any material discount from NAV in respect of the Common Shares. There are no assurances that the Board will, in fact, decide to undertake either of these actions or if undertaken, that such actions will result in the Fund’s Common Shares trading at a price which is equal to or approximates their NAV.

	Market Price		NAV(1)		Premium/(Discount) to NAV(2)
During Quarter Ended	High	Low	High	Low	High	Low
November 2025	$11.33	$10.18	$10.53	$9.74	8.01%	0.58%
August 2025	$10.72	$9.99	$10.09	$9.62	8.21%	1.19%
May 2025	$11.16	$9.66	$11.04	$9.76	5.07%	(5.94)%
February 2025	$11.28	$10.48	$11.40	$10.77	2.65%	(7.91)%
November 2024	$11.37	$10.06	$11.51	$10.98	(0.87)%	(8.84)%
August 2024	$10.84	$10.07	$11.54	$11.05	(4.66)%	(10.26)%
May 2024	$10.07	$9.56	$11.47	$11.02	(8.87)%	(14.49)%
February 2024	$9.90	$9.46	$11.50	$11.09	(13.46)%	(15.19)%
November 2023	$9.37	$8.08	$11.06	$9.64	(13.83)%	(17.07)%
August 2023	$9.84	$9.18	$11.23	$10.64	(11.13)%	(14.95)%
May 2023	$10.24	$9.20	$11.46	$10.76	(9.44)%	(14.86)%

(1) Based on the Fund’s computations.

(2) Calculated based on the information presented. Percentages are rounded.

The NAV per Common Share, the market price, and percentage of premium/(discount) to net asset value per Common Share on January 20, 2026 was $10.28, $11.12, and 8.17%, respectively. As of January 20, 2026, the Fund had 48,063,877.57 Common Shares outstanding and net assets applicable to Common Shares of $671,095,527.77. The Fund cannot predict whether its Common Shares will trade in the future at a premium to or discount from net asset value, or the level of any premium or discount.

PLAN OF DISTRIBUTION

The Fund will bear the expenses of this offering, including but not limited to, the expenses of preparation of the prospectus, including this Prospectus Supplement, and SAI for this offering and the expense of counsel and auditors in connection with the offering.

The Fund has entered into the Distribution Agreement with Invesco Distributors. Subject to the terms and conditions of the Distribution Agreement, the Fund may from time to time sell its Common Shares through Invesco Distributors or through broker-dealers acting as Invesco Distributors’ sub-placement agent to effect sales of Common Shares in the offering. Invesco Distributors has entered into the Sub-Placement Agent Agreement with JonesTrading with respect to the Fund relating to the Common Shares offered by this Prospectus Supplement and the accompanying prospectus. In accordance with the terms of the Sub-Placement Agent Agreement, the Fund may offer and sell its Common Shares from time to time through JonesTrading as its exclusive sub-placement agent for the offer and sale of its Common Shares offered by this Prospectus Supplement and the accompanying prospectus.

The minimum price on any day at which Common Shares may be sold will not be less than the then current NAV per Common Share plus the per Common Share amount of the commission to be paid to Invesco Distributors (the “Minimum Price”). The Fund will determine the maximum number of Common Shares to be sold by Invesco Distributors for any Offering Date and Invesco Distributors shall not be authorized to sell shares on any Offering Date in excess of such maximum number. The Fund will not authorize sales of Common Shares if the price per Common Share is less than the Minimum Price. The Fund and Invesco Distributors may elect not to authorize sales of Common Shares on a particular day even if the price per Common Share is equal to or greater than the Minimum Price, or may only authorize a fixed number of Common Shares to be sold on any particular day. The Fund and Invesco Distributors will have full discretion regarding whether sales of Common Shares will be authorized on a particular day and, if so, in what amounts. The Fund or Invesco Distributors will suspend the sale of Common Shares if the per share price of the Common Shares is less than such Minimum Price.

The Fund currently intends to distribute the Common Shares offered pursuant to this Prospectus Supplement primarily in negotiated transactions or through transactions deemed “at the market,” as defined in Rule 415 under the Securities Act, including sales made directly on the NYSE or sales made to or through a market maker other than on an exchange at prices related to the prevailing market prices or at negotiated prices.

The Fund will compensate Invesco Distributors with respect to sales of Common Shares at a commission rate of up to 1.00% of the gross proceeds of the sale of the Fund’s Common Shares. “Gross sales price” with respect to each sale of Common Shares sold shall be the gross sales price per share of such Common Shares. Out of this amount, Invesco Distributors will compensate the Sub-Placement Agent at a rate of up to the full 1.00% of the gross sales proceeds of the sale of the Fund’s Common Shares sold by JonesTrading.

In connection with the sale of the Common Shares on behalf of the Fund, Invesco Distributors may be deemed to be an underwriter within the meaning of the 1933 Act, and the compensation of Invesco Distributors may be deemed to be underwriting commissions or discounts. Unless otherwise indicated in a further Prospectus Supplement, Invesco Distributors will act as underwriter on a reasonable efforts basis.

The offering of Common Shares will terminate upon (i) the sale of all Common Shares subject thereto; (ii) termination of the offering of Common Shares by the Fund; or (iii) termination of the Distribution Agreement. Pursuant to the Distribution Agreement, the Fund may suspend or terminate the offering of Common Shares at any time and will provide notice to Invesco Distributors of the terms of such suspension or termination. The Fund and Invesco Distributors each have the right to terminate the Distribution Agreement.

JonesTrading, its affiliates and their respective employees hold or may hold in the future, directly or indirectly, investment interests in Invesco, the Sub-Advisers, or any of their affiliates or funds. The interests held by employees of JonesTrading or its affiliates are not attributable to, and no investment discretion is held by, JonesTrading or its affiliates. The Fund and its affiliates may engage in brokerage and other dealings with JonesTrading in the ordinary course of business for which JonesTrading may receive customary fees and commissions for its services on these transactions.

The Fund has agreed to indemnify Invesco Distributors against certain civil liabilities, including liabilities under the Securities Act. Invesco Distributors has agreed to indemnify JonesTrading against certain civil liabilities, including liabilities under the Securities Act.

The principal business address of Invesco Distributors is 11 Greenway Plaza, Houston, TX 77046.

CAPITALIZATION

The Fund may offer and sell up to 20,000,000 of its Common Shares, no par value, from time to time through JonesTrading as sub-placement agent under this Prospectus Supplement and the accompanying prospectus. There is no guarantee that there will be any sales of the Common Shares pursuant to this Prospectus Supplement and the accompanying prospectus. The table below assumes that the Fund will sell 20,000,000 of its Common Shares at a price of $11.12 per share (which represents the last reported sales price per share of the Common Shares on the NYSE on January 20, 2026). Actual sales, if any, of the Common Shares under this Prospectus Supplement and the accompanying prospectus may be greater or less than $11.12 per share, depending on the market price of the Common Shares at the time of any such sale.

The following table sets forth the Fund’s capitalization (1) on a historical basis as of January 20, 2026 (unaudited); and (2) on a pro forma basis as adjusted to reflect the assumed sale of 20,000,000 Common Shares at $11.12 per share (the last reported price per share of the Common Shares on the NYSE on January 20, 2026), in an offering under this Prospectus Supplement and the accompanying prospectus, after deducting the assumed commission of $2,224,000 (representing an estimated commission to Invesco Distributors of 1.00% of the gross sales price per Common Share of the Common Shares sold), out of which Invesco Distributors will compensate JonesTrading at a rate of up to 1.00% of the gross sales price per Common Share sold by JonesTrading. Offering costs of $225,711 were not taken into account in calculating the capitalization table below.

Title of Class	As of January 20, 2026 (unaudited)	As adjusted from Offerings (unaudited)
Common Shares	48,063,878	68,063,878
Paid in Capital	$565,900,655	$786,076,655
Undistributed net investment income	$(19,663,116)	$(19,663,116)
Accumulated gain/(loss)	$(58,230,108)	$(58,230,108)
Net appreciation/depreciation	$6,088,096	$6,088,096)
Net assets	$494,095,528	$714,271,528
Net asset value	$10.28	$10.49

LEGAL MATTERS

Certain legal matters will be passed on for the Fund by Stradley Ronon Stevens and Young, LLP, located at 2005 Market Street, Suite 2600, Philadelphia, Pennsylvania.

ADDITIONAL INFORMATION

The Fund is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the 1940 Act and is required to file reports, proxy statements and other information with the SEC. Reports, proxy statements, and other information about the Fund can be inspected at the offices of the NYSE.

This Prospectus Supplement does not contain all of the information in the Fund’s Registration Statement, including amendments, exhibits, and schedules. Additional information about the Fund and the Common Shares can be found in the Fund’s Registration Statement (including amendments, exhibits, and schedules) on Form N-2 filed with the SEC. The SEC maintains a website (www.sec.gov) that contains the Fund’s Registration Statement, other documents incorporated by reference, and other information the Fund has filed electronically with the SEC, including proxy statements and reports filed under the Exchange Act.

BASE PROSPECTUS

20,000,000 Shares

Invesco California Value Municipal Income Trust

Common Shares

Rights to Purchase Common Shares

January 27, 2026

The Fund. Invesco California Value Municipal Income Trust (the “Fund”) is a diversified, closed-end management investment company. The Fund’s investment objective is to seek to provide common shareholders with a high level of current income exempt from federal and California income taxes, consistent with preservation of capital. The investment objective is fundamental and may not be changed without approval of a majority of the Fund’s outstanding voting securities, as defined in the Investment Company Act of 1940, as amended (the “1940 Act”).

Common Shares are listed on the New York Stock Exchange (the “NYSE”). The trading or “ticker” symbol of the Common Shares is “VCV.” The closing price of the Common Shares, as reported by the NYSE on January 20, 2026, was $11.12 per Common Share. The net asset value of the Common Shares at the close of business on that same date was $10.28 per Common Share. Rights issued by the Fund may also be listed on a securities exchange.

Offerings. The Fund may offer, from time to time, up to 20,000,000 of common shares of beneficial interest, no par value (“Common Shares”) and/or subscription rights to purchase Common Shares (“Rights,” and collectively with Common Shares, “Securities”), in any combination, in one or more offerings in amounts, at prices and on terms set forth in one or more supplements to this Prospectus (each a “Prospectus Supplement”). The Fund may offer and sell such Securities directly to one or more purchasers, to or through underwriters, through dealers or agents that the Fund designates from time to time, or through a combination of these methods. The Prospectus Supplement relating to any offering of Securities will describe such offering, including, as applicable, the names of any underwriters, dealers or agents and information regarding any applicable purchase price, fee, commission or discount arrangements made with those underwriters, dealers or agents or the basis upon which such amount may be calculated. The Prospectus Supplement relating to any Rights offering will set forth the number of Common Shares issuable upon the exercise of each Right (or number of Rights) and the other terms of such Rights offering. For more information about the manners in which the Fund may offer Securities, see “Plan of Distribution.”

You should read this Prospectus and any related Prospectus Supplement carefully before you decide to invest in these Securities. This Prospectus, together with any related prospectus supplements sets forth concisely the information about the Fund that a prospective investor should know before investing, and should be retained for future reference. Investing in Securities involves risks, including the risks associated with the Fund’s use of leverage. See “Use of Leverage” beginning on page 13. You could lose some or all of your investment. You should consider carefully these risks, together with all of the other information in this Prospectus and any related Prospectus Supplement before making a decision to purchase any of the Securities. See “Risks” beginning on page 15.

A Statement of Additional Information, dated January 27, 2026 (the “SAI”), containing additional information about the Fund has been filed with the U.S. Securities and Exchange Commission (the “SEC”) and is incorporated by reference in its entirety into this Prospectus. You may request a free copy of the SAI, annual and semi-annual reports to shareholders and other information about the Fund and make shareholder inquiries by calling 800-959-4246, by writing to the Fund at Invesco Distributors Inc., 11 Greenway Plaza, Houston, Texas, 77046-1173 or from the Fund’s website www.invesco.com/reports. The information contained in, or that can be accessed through, the Fund’s website is not part of this Prospectus, except to the extent specifically incorporated by reference herein. You also may obtain a copy of the SAI (and other information regarding the Fund) from the SEC’s web site (http://www.sec.gov).

The Securities do not represent a deposit or obligation of, and are not guaranteed or endorsed by, any bank or other insured depository institution, and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other governmental agency.

Neither the SEC nor any state securities commission has approved or disapproved of these Securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

You should rely only on the information contained or incorporated by reference in this Prospectus. The Fund has not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The Fund is not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this Prospectus is accurate only as of the date of this Prospectus. The Fund’s business, financial condition and prospects may have changed since that date.

Forward-Looking Statements

Any projections, forecasts and estimates contained or incorporated by reference herein are forward looking statements and are based upon certain assumptions. Projections, forecasts and estimates are necessarily speculative in nature, and it can be expected that some or all of the assumptions underlying any projections, forecasts or estimates will not materialize or will vary significantly from actual results. Actual results may vary from any projections, forecasts and estimates and the variations may be material. Some important factors that could cause actual results to differ materially from those in any forward looking statements include changes in interest rates, market, financial or legal uncertainties, including changes in tax law, and the timing and frequency of defaults on underlying investments. Consequently, the inclusion of any projections, forecasts and estimates herein should not be regarded as a representation by the Fund or any of its affiliates or any other person or entity of the results that will actually be achieved by the Fund. Neither the Fund nor its affiliates has any obligation to update or otherwise revise any projections, forecasts and estimates including any revisions to reflect changes in economic conditions or other circumstances arising after the date hereof or to reflect the occurrence of unanticipated events, even if the underlying assumptions do not come to fruition. The Fund acknowledges that, notwithstanding the foregoing, the safe harbor for forward-looking statements under the Private Securities Litigation Reform Act of 1995 does not apply to investment companies such as the Fund.

PROSPECTUS SUMMARY

This is only a summary. You should review the more detailed information contained elsewhere in this Prospectus and any related Prospectus Supplement and in the Statement of Additional Information (the “SAI”).

The Fund	Invesco California Value Municipal Income Trust is a diversified, closed-end management investment company registered under the 1940 Act. See “The Fund” below for more information. The Fund’s common shares of beneficial interest, no par value (“Common Shares”), are traded on the New York Stock Exchange under the symbol “VCV.”
The Offering

The Fund may offer, from time to time, in one or more offerings, up to 20,000,000 of Common Shares, and/or subscription rights to purchase Common Shares (“Rights” and with the Common Shares, “Securities”) on terms to be determined at the time of the offering. The Fund will offer Securities at prices and on terms to be set forth in one or more supplements to this Prospectus (each a “Prospectus Supplement”). The Fund may offer and sell such Securities directly to one or more purchasers, to or through underwriters, through dealers or agents that the Fund designates from time to time, or through a combination of these methods. The Prospectus Supplement relating to any offering of Securities will describe such offering, including, as applicable, the names of any underwriters, dealers or agents and information regarding any applicable purchase price, fee, commission or discount arrangements made with those underwriters, dealers or agents or the basis upon which such amount may be calculated.

The Fund may not sell any Securities through agents, underwriters or dealers without delivery of this Prospectus and a Prospectus Supplement, describing the method and terms of the particular offering of such Securities. You should read this Prospectus and the applicable Prospectus Supplement carefully before you invest. See “Plan of Distribution.”

The Prospectus Supplement relating to any Rights offering will set forth the number of Common Shares issuable upon the exercise of each Right (or number of Rights) and the other terms of such Rights offering. The minimum price on any day at which the Common Shares may be sold will not be less than the net asset value per Common Share at the time of the offering plus the per share amount of any underwriting commission or discount; provided that Rights offerings that meet certain conditions may be offered at a price below the then current net asset value. See “Rights Offerings.”

Use Of Proceeds	Unless otherwise specified in a Prospectus Supplement, the Fund intends to invest the net proceeds of an offering of Securities in accordance with its investment objective and policies as stated herein. It is currently anticipated that the Fund will be able to invest substantially all of the net proceeds of an offering of Securities in accordance with its investment objective and policies within three to six months after the completion of any such offering or the receipt of such proceeds, depending on the availability of appropriate investment opportunities consistent with the Fund’s investment objective and market conditions. Pending such investment, it is anticipated that the proceeds will be invested in cash, cash equivalents or other securities, including U.S. government securities, affiliated money market funds or high quality, short-term debt securities. The Fund may also use the proceeds for working capital purposes, including the payment of distributions, interest and operating expenses, although the Fund currently has no intent to issue Securities primarily for these purposes.
Investment Objective and Policies

Please refer to the section of the Fund’s most recent annual report on Form N-CSR entitled “Additional Information-Investment Objective, Policies and Principal Risks of the Trust,” as such investment objective and investment policies may be supplemented from time to time, which are incorporated by reference herein, for a discussion of the Fund’s investment objective and policies.

There can be no assurance that such strategies will be successful. For a more complete discussion of the Fund’s portfolio composition and its corresponding risks, see “Investment Objective and Policies” and “Risks.”

Use of Leverage

The Fund uses leverage to pursue its investment objective. The Fund may use leverage to the extent permitted by the 1940 Act. The Fund may source leverage through a number of methods, including through issuing preferred shares. In addition, the Fund may also use other forms of leverage including, but not limited to, portfolio investments that have the economic effect of leverage, such as by investing in residual interest certificates of tender option bond trusts, also called inverse floating rate securities. The Fund may also use other forms of leverage including, but not limited to certain derivatives that have the economic effect of leverage. The Fund may reduce or increase leverage based upon changes in market conditions and anticipates that its leverage ratio will vary from time to time based upon variations in the value of the Fund’s holdings.

Leverage involves special risks. See “Use of Leverage” below.

Management of the Fund

Invesco Advisers, Inc. (“Invesco” or the “Adviser”) is the Fund’s investment adviser. The Adviser is an indirect wholly owned subsidiary of Invesco Ltd. The Adviser is located at 1331 Spring Street NW, Suite 2500, Atlanta, Georgia 30309. The Adviser, a successor in interest to multiple investment advisers, has been an investment adviser since 1976. Invesco has entered into sub-advisory agreements (“Sub-Advisory Agreements”) with certain affiliates to serve as sub-advisers to the Fund (each a “Sub-Adviser” and collectively, the “Sub-Advisers”), pursuant to which these affiliated sub-advisers may be appointed by Invesco from time to time to provide discretionary investment management services, investment advice, and/or order execution services to the Fund.

Under an investment advisory agreement between the Adviser and the Fund, the Fund pays the Adviser a monthly advisory fee based on the annual rate of 0.55% of the Fund’s average daily Managed Assets. “Managed Assets,” for purposes of the advisory fee, means the Fund’s net assets, plus assets attributable to outstanding preferred shares and the amount of any borrowings incurred for the purpose of leverage (whether or not such borrowed amounts are reflected in the Fund’s financial statements for purposes of generally accepted accounting principles (“GAAP”)). This means that during periods in which the Fund is using leverage, the fee paid to the Adviser will be higher than if the Fund did not use leverage because the fee is calculated as a percentage of the Fund’s managed assets, which include those assets purchased with leverage.

Distributions	The Fund intends to make monthly distributions of all or a portion of its net investment income to its common shareholders (the “Common Shareholders”). The Fund expects to pay its Common Shareholders annually all or substantially all of its investment company taxable income, if applicable, and net tax-exempt income to meet the requirements for qualification as a regulated investment company (“RIC”) under the Internal Revenue Code of 1986, as amended (the “Code”). Various factors will affect the level of the Fund’s net investment company taxable income. The Fund may from time to time distribute less than the entire amount of income earned in a particular period. The undistributed income would be available to supplement future distributions. As a result, the distributions paid by the Fund for any particular month may be more or less than the amount of income actually earned by the Fund during that period. Undistributed income will add to the Fund’s net asset value and, correspondingly, distributions from undistributed income, if any, will reduce the Fund’s net asset value.

In addition, the Fund intends to distribute, on an annual basis, all or substantially all of any net capital gains to its Common Shareholders. The Fund may also declare and pay capital gains distributions more frequently, if necessary, in order to reduce or eliminate federal excise or income taxes on the Fund.

If, for any calendar year, the total distributions made exceed the Fund’s current and accumulated earnings and profit, the excess will, for U.S. federal income tax purposes, be treated as a tax-free return of capital to each Common Shareholder up to the amount of the Common Shareholder’s basis in his or her Common Shares, and thereafter as gain from the sale of Common Shares. The amount treated as a tax-free return of capital will reduce the Common Shareholder’s adjusted basis in his or her Common Shares, thereby increasing his or her potential gain or reducing his or her potential loss on the subsequent sale of his or her Common Shares. To the extent the Fund’s distribution policy results in distributions in excess of its net investment income and net capital gain, such distributions will decrease its total assets and increase its expense ratio to a greater extent than would have been the case if distributions were limited to these amounts. Distributions in any year may or may not include a substantial return of capital component.

The Fund reserves the right to change its distribution policy and may do so without prior notice to Common Shareholders.

Shareholders will automatically have all dividends and distributions reinvested in Common Shares issued by the Fund or Common Shares of the Fund purchased in the open market in accordance with the Fund’s dividend reinvestment plan unless an election is made to receive cash. See “Distributions” and “Dividend reinvestment plan.”

Listing and Symbol	The Fund’s currently outstanding Common Shares are listed on the New York Stock Exchange (the “NYSE”) under the symbol “VCV” and the Common Shares offered by this Prospectus, subject to notice of issuance, will also be listed on the NYSE. The net asset value per Common Share at the close of business on January 20, 2026 was $10.28, and the last reported sale price of the Common Shares on the NYSE on such date was $11.12, representing a premium to net asset value of 8.17%. See “Market and Net Asset Value Information.”
Special Risk Considerations	Investment in the Fund involves special risk considerations, which are summarized below. The Fund is designed as a long-term investment and not as a trading vehicle. The Fund is not intended to be a complete investment program. The Fund’s performance and the value of its investments will vary in response to changes in interest rates, inflation and other market factors. Please refer to the section of the Fund’s most recent annual report on Form N-CSR entitled “Additional Information, Investment Objective, Policies and Principal Risks of the Trust.”
Summary of Taxation	The Fund intends to elect to be treated for U.S. federal income tax purposes, and intends to qualify annually, as a RIC under Subchapter M of the Code. As a RIC, the Fund generally will not be subject to corporate-level U.S. federal income taxes on any net ordinary income or capital gains that is currently distributed as dividends for U.S. federal income tax purposes to Common Shareholders, as applicable. To qualify for and maintain its treatment as a RIC for U.S. federal income tax purposes, the Fund is required to meet certain specified source-of-income and asset diversification requirements, and is required to distribute dividends for U.S. federal income tax purposes of an amount at least equal to 90% of the sum of its net ordinary income and realized net short-term capital gains in excess of realized net long-term capital losses each tax year to Shareholders as applicable. The Fund’s distributions primarily are exempt from regular federal income tax and California state income tax. All or a portion of these distributions, however, may be subject to the federal alternative minimum tax and state and local taxes. The Fund also may make distributions that are taxable to you as ordinary income or capital gains. See “Tax Matters.”

Reports to Common Shareholders	As soon as practicable after the end of each calendar year, a statement on Form 1099-DIV identifying the sources of the distributions paid by the Fund to Shareholders for tax purposes will be furnished to Shareholders subject to Internal Revenue Service (“IRS”) reporting. In addition, the Fund will prepare and transmit to Shareholders an unaudited semi-annual and an audited annual report within 60 days after the close of the period for which the report is being made, or otherwise required by the 1940 Act.
Anti-Takeover Provisions in the Fund’s Governing Documents	The Fund’s Certificate of Trust, as amended, the Fund’s Fourth Amended and Restated Agreement and Declaration of Trust (the “Declaration of Trust”) and the Fund’s By-Laws (collectively, the “Governing Documents”) include provisions that could limit the ability of other entities or persons to acquire control of the Fund or convert the Fund to an open-end fund. These provisions could have the effect of depriving the Common Shareholders of opportunities to sell their Common Shares at a premium over the then-current market price of the Common Shares. See “Anti-Takeover and Other Provisions in the Fund’s Governing Documents.”
Administrator	The Fund has entered into a master administrative services agreement with the Adviser, pursuant to which the Adviser performs or arranges for the provision of accounting and other administrative services to the Fund that are not required to be performed by the Adviser under the Advisory Agreement.
Custodian, Dividend Disbursing Agent and Transfer Agent

The custodian for the Fund is State Street Bank and Trust Company, 225 Franklin Street, Boston, Massachusetts 02110-2801.

The transfer agent and dividend paying agent for the Fund is Computershare Trust Company, N.A 250 Royall Street Canton, MA 02021.

SUMMARY OF FUND EXPENSES

The following table contains information about the costs and expenses that Common Shareholders will bear directly or indirectly. The table is based on the capital structure of the Fund as of August 31, 2025.

Common Shareholder Transaction Expenses
Maximum Sales Charge (as a percentage of offering price)	None	(1)
Offering expenses borne by Common Shareholders (as a percentage of offering price)	--	(2)
Dividend Reinvestment Plan fees(2)	None

As a Percentage of Net Assets Attributable to Common Shares(3)
Annual Expenses
Management fees(4)	0.92%
Interest payments on borrowed funds(5)	2.58%
Other expenses	0.07%
Total annual expenses	3.57%

(1)	If Common Shares to which this Prospectus relates are sold to or through underwriters, the Prospectus Supplement will set forth any applicable sales charge and the estimated offering expenses borne by the Fund.

(2)	Common Shareholders will pay service fee of $2.50 and brokerage charges if they direct the Plan Agent to sell Common Shares held in a dividend reinvestment account. See “Dividend Reinvestment Plan.”

(3)	Based upon average net assets applicable to Common Shares for the semi-annual period ended August 31, 2025 (unaudited).

(4)	The Fund pays the Adviser an annual fee, payable monthly, in an amount equal to 0.55% of the Fund’s average daily Managed Assets. The fee shown above is based upon outstanding leverage of 40.06% of the Fund’s total assets. If leverage of more than 40.06% of the Fund’s total assets is used, the management fees shown would be higher.

(5)	Based upon the Fund’s outstanding borrowings as of August 31, 2025 (unaudited) of approximately $138,895,000, and outstanding preferred shares as of August 31, 2025 (unaudited) of approximately 177,000,000, and the average daily weighted interest rate for the period ended August 31, 2025 (unaudited) of 3.88%, and dividends on preferred shares at an annual rate of 3.90%.

The purpose of the table and the example below is to help you understand the fees and expenses that you, as a holder of Common Shares, would bear directly or indirectly.

Example

The following example illustrates the expenses that you would pay on a $1,000 investment in Common Shares, assuming (1) “Total annual expenses” of 3.57% of net assets attributable to Common Shares and (2) a 5% annual return*:

	1 Year		3 Years	5 Years	10 Years
Total Expenses paid by Common Shareholders(1)		$36	$109	$185	$384

* The Example should not be considered a representation of future expenses or returns. Actual expenses may be higher or lower than those assumed. Moreover, the Fund’s actual rate of return may be higher or lower than the hypothetical 5% return shown in the example. The example assumes that all dividends and distributions are reinvested at net asset value.

(1)	The example above does not include sales charges or estimated offering costs. In connection with an offering of Common Shares, the Prospectus Supplement will set forth an Example including sales charge and estimated offering costs.

FINANCIAL HIGHLIGHTS

The Fund’s financial highlights for the fiscal years ended February 28, 2025, February 29, 2024, February 28, 2023, February 29, 2022, and February 28, 2021 are incorporated by reference from the Fund’s Annual Report for the fiscal year ended February 28, 2025 (File No. 811-07404), as filed with the SEC on Form N-CSR on May 2, 2025. The financial highlights for each of these fiscal periods have been derived from financial statements audited by PricewaterhouseCoopers LLP (“PwC”), the Fund’s independent registered public accounting firm, for the last five fiscal periods. PwC has not reviewed or examined any records, transactions or events after the date of such reports. The Fund’s unaudited financial highlights for the period ended August 31, 2025 are incorporated by reference to the Fund’s Semi-Annual Report for the fiscal period ended August 31, 2025 (File No. 811-07404), as filed with the SEC on Form N-CSRS on October 30, 2025. The Fund’s financial highlights for the fiscal years ended February 29, 2020, February 28, 2019, February 28, 2018, February 28, 2017, and February 29, 2016, are set forth in the table below. A copy of the Fund’s most recent Annual Report and Semi-Annual Report may be obtained from www.sec.gov or by visiting www.invesco.com.

The following schedule presents financial highlights for a share of the Fund outstanding throughout the periods indicated.

	Year Ended					Year Ended
	February 29,		Years ended February 28,			February 29,
	2020		2019	2018	2017	2016
Net asset value per common share, beginning of period	$12.81		$13.00	$13.28	$13.95	$13.83

Net investment income(a)	0.54		0.58	0.64	0.70	0.78
Net gains (losses) on securities (both realized and unrealized)	1.10		(0.16)	(0.28)	(0.68)	0.13

Total from investment operations	1.64		0.42	0.36	0.02	0.91
Less:
Dividends paid to common shareholders from net investment income	(0.52)		(0.59)	(0.64)	(0.69)	(0.79)
Return of capital	(0.03)		(0.02)	—	—	—
Total distributions	(0.55)		(0.61)	(0.64)	(0.69)	(0.79)

Net asset value per common share, end of period	$13.90		$12.81	$13.00	$13.28	$13.95

Market value per common share, end of period	$12.60		$12.02	$11.86	$12.40	$13.49

Total return at net asset value(b)	13.29%		3.81%	3.00%	0.20%	7.20%
Total return at market value(c)	9.45%		6.77%	0.63%	(3.25)%	8.62%
Net assets applicable to common shares, end of period (000's omitted)	$665,098		$613,138	$622,463	$635,426	$667,385

Portfolio turnover rate(d)	8%		14%	13%	8%	11%
Ratios/supplemental data based on average net assets
applicable to common shares outstanding:
Ratio of expenses:
With fee waivers and/or expense reimbursements	2.26	%(e)	2.16%	2.16%	1.64%	1.12%
With fee waivers and/or expense reimbursements excluding interest, facilities and maintenance fees	0.92	%(e)	0.98%	0.99%	0.82%	0.68%
Without fee waivers and/or expense reimbursements	2.26	%(e)	2.16%	2.16%	1.76%	1.40%
Ratio of net investment income to average net assets	4.08	%(e)	4.53%	4.82%	5.03%	5.72%
Senior securities:
Total amount of preferred shares outstanding (000's omitted)	$208,300		$208,300	$208,300	$188,300	$188,300
Asset coverage per preferred share(f)	$419,298		$394,353	$398,830	$437,454	$454,427
Liquidating preference per preferred share	$100,000		$100,000	$100,000	$100,000	$100,000

(a)	Calculated using average shares outstanding.
(b)	Includes adjustments in accordance with accounting principles generally accepted in the United States of America and as such, the net asset value for financial reporting purposes and the returns based upon those net asset values may differ from the net asset value and returns for shareholder transactions. Does not include sales charges and is not annualized for periods less than one year, if applicable.
(c)	Total return assumes an investment at the common share market price at the beginning of the period indicated, reinvestment of all distributions for the period in accordance with the Fund’s dividend reinvestment plan, and sale of all shares at the closing common share market price at the end of the period indicated. Not annualized for periods less than one year, if applicable.
(d)	Portfolio turnover is not annualized for periods less than one year, if applicable.
(e)	Ratios are based on average daily net assets applicable to common shares (000's omitted) of $637,772.
(f)	Calculated by subtracting the Fund’s total liabilities (not including preferred shares, at liquidation value) from the Fund’s total assets and dividing this by the total number of preferred shares outstanding.

SENIOR SECURITIES

The information regarding the Fund’s outstanding senior securities at the end of each of the Fund’s last five fiscal years are included in the Fund’s financial highlights, which are incorporated by reference from the Fund’s Annual Report for the fiscal year ended February 28, 2025 (File No. 811-07404), as filed with the SEC on Form N-CSR on May 2, 2025. The information regarding the Fund's outstanding senior securities for the fiscal years ended February 29, 2020, February 28, 2019, February 28, 2018, February 28, 2017, and February 29, 2016 is set forth in the table above. See “Financial Highlights” above.

THE FUND

Invesco California Value Municipal Income Trust (the “Fund”) is a diversified, closed-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”) and organized as a statutory trust under the laws of the State of Delaware. The Fund was originally organized as a Massachusetts business trust on December 21, 1992. The Fund commenced operations on April 30, 1993. Effective as of August 27, 2012, the Fund completed a redomestication to a Delaware statutory trust. The Fund’s principal office is located at 1331 Spring Street NW, Suite 2500, Atlanta, Georgia 30309 and its phone number is (404) 892-0896.

USE OF PROCEEDS

Unless otherwise specified in a Prospectus Supplement, the net proceeds from any offering will be invested in accordance with the Fund’s investment objective and policies within three to six months after the completion of such offering or the receipt of such proceeds, depending on the availability of appropriate investment opportunities consistent with the Fund’s investment objective and market conditions. Pending such investment, it is anticipated that the proceeds will be invested in cash, cash equivalents or other securities, including U.S. government securities, affiliated money market funds or high quality, short-term debt securities. The Fund may also use the proceeds for working capital purposes, including the payment of distributions, interest and operating expenses, although the Fund currently has no intent to issue Securities primarily for this purpose. See “Use of Leverage.”

MARKET AND NET ASSET VALUE INFORMATION

The Fund’s currently outstanding Common Shares are listed on the NYSE under the symbol “VCV” and the Common Shares offered by this Prospectus, subject to notice of issuance, will also be listed on the NYSE. The Fund’s Common Shares commenced trading on the NYSE on June 10, 1993.

Shares of closed-end investment companies frequently trade at a discount from net asset value. The Common Shares have traded both at a premium and at a discount in relation to the Fund’s net asset value per share. Although the Common Shares have previously traded at a premium to net asset value, there can be no assurance that they will do so in the future. If the Common Shares trade at a premium to net asset value, there can be no assurance that this will continue after any offering nor that the Common Shares will not trade at a discount in the future. Shares of closed-end investment companies frequently trade at a discount to net asset value. Costs incurred in connection with an offering of Common Shares will be borne entirely by the Fund, which may reduce the Fund’s net asset value per share. The sale of Common Shares by the Fund (or the perception that such sales may occur) may have an adverse effect on prices of Common Shares in the secondary market. An increase in the number of Common Shares available may put downward pressure on the market price for Common Shares.

The following table sets forth, for each of the periods indicated: (i) the high and low closing market prices for the Common Shares reported as of the end of the day on the NYSE, (ii) the high and low net asset value (NAV) of the Common Shares, and (iii) the high and low of the premium or discount to NAV (expressed as a percentage) of shares of the Common Shares. Net asset value is generally determined on each day that the NYSE is open for business. See “Net Asset Value” for information as to the determination of the Fund’s NAV.

	Market Price		NAV(1)		Premium/(Discount) to NAV(2)
During Quarter Ended	High	Low	High	Low	High	Low
November 2025	$11.33	$10.18	$10.53	$9.74	8.01%	0.58%
August 2025	$10.72	$9.99	$10.09	$9.62	8.21%	1.19%
May 2025	$11.16	$9.66	$11.04	$9.76	5.07%	(5.94)%
February 2025	$11.28	$10.48	$11.40	$10.77	2.65%	(7.91)%
November 2024	$11.37	$10.06	$11.51	$10.98	(0.87)%	(8.84)%
August 2024	$10.84	$10.07	$11.54	$11.05	(4.66)%	(10.26)%
May 2024	$10.07	$9.56	$11.47	$11.02	(8.87)%	(14.49)%
February 2024	$9.90	$9.46	$11.50	$11.09	(13.46)%	(15.19)%
November 2023	$9.37	$8.08	$11.06	$9.64	(13.83)%	(17.07)%
August 2023	$9.84	$9.18	$11.23	$10.64	(11.13)%	(14.95)%
May 2023	$10.24	$9.20	$11.46	$10.76	(9.44)%	(14.86)%

(1) Based on the Fund’s computations.

(2) Calculated based on the information presented. Percentages are rounded.

The net asset value per Common Share, the market price, and percentage of premium/(discount) to net asset value per Common Share on January 20, 2026 was $10.28, $11.12, and 8.17%, respectively. As of January 20, 2026, the Fund had 48,063,877.57 Common Shares outstanding and net assets applicable to Common Shares of $671,095,527.77. The Fund cannot predict whether its Common Shares will trade in the future at a premium to or discount from net asset value, or the level of any premium or discount.

INVESTMENT OBJECTIVE AND POLICIES

Investment Objective and Policies

Please refer to the section of the Fund’s most recent annual report on Form N-CSR, entitled “Additional Information-Investment Objective, Policies and Principal Risks of the Trust-Investment Objective” and “-Investment Policies of the Trust,” as such investment objective and policies may be supplemented from time to time, which is incorporated by reference herein, for a discussion of the Fund’s investment objective and policies.

Portfolio Turnover

The Fund will buy and sell securities to seek to accomplish its investment objective. Portfolio turnover generally involves some expense to the Fund, including brokerage commissions or dealer mark-ups and other transaction costs on the sale of securities and reinvestment in other securities. The Fund’s portfolio turnover rate may vary greatly from year to year. For the past two fiscal years, the Fund’s portfolio turnover rate was as follows.

Fiscal Year Ended	Portfolio Turnover Rate
February 28, 2025	12%
February 29, 2024	10%

Investment Restrictions

The Fund has adopted certain other investment limitations designed to limit investment risk. These limitations are fundamental and may not be changed without the approval of the holders of a majority of the outstanding Common Shares, as defined in the 1940 Act (and preferred shares, if any, voting together as a single class), which is defined by the 1940 Act as the lesser of (i) 67% or more of the Fund’s voting securities present at a meeting, if the holders of more than 50% of the Fund’s outstanding voting securities are present or represented by proxy; or (ii) more than 50% of the Fund’s outstanding voting securities. See “Investment Restrictions” in the SAI for a complete list of the fundamental investment policies of the Fund.

USE OF LEVERAGE

The Fund uses leverage to pursue its investment objective. The Fund may use leverage to the extent permitted by the 1940 Act. The Fund may source leverage through a number of methods, including through issuing preferred shares. In addition, the Fund may also use other forms of leverage including, but not limited to certain derivatives that have the economic effect of leverage. In addition, the Fund may also use other forms of leverage including, but not limited to, portfolio investments that have the economic effect of leverage, such as by investing in residual interest certificates of tender option bond trusts, also called inverse floating rate securities. The Fund may reduce or increase leverage based upon changes in market conditions and anticipates that its leverage ratio will vary from time to time based upon variations in the value of the Fund’s holdings.

Currently, the Fund employs leverage through its outstanding series of variable rate muni term preferred shares (“Preferred Shares”), which have seniority over the Common Shares. The Fund currently also invests in residual interest certificates of tender option bond trusts, also called inverse floating rate securities, that have the economic effect of leverage because the Fund’s investment exposure to the underlying bonds held by the trust have been effectively financed by the trust’s issuance of floating rate certificates.

The amounts and forms of leverage used by the Fund may vary with prevailing market or economic conditions. The timing and terms of any leverage transactions are determined by the Board of Trustees. There is no assurance that the Fund’s leveraging strategy will be successful.

The Fund may use derivative instruments including, but not limited to, futures, options, swaps (including municipal market data rate locks (“MMD Rate Locks”)) and forwards (including municipal forward contracts) for a variety of purposes, including hedging, risk management, portfolio management or to earn income.

So long as the net rate of income received from the Fund’s investments purchased with leverage proceeds exceeds the then current interest rate on such leverage, the investment of the proceeds of leverage will generate more net income than if the Fund had not leveraged itself. However, if the rate of net income received from the Fund’s portfolio investments purchased with the proceeds of leverage is less than the then current interest rate on that leverage, the Fund may be required to utilize other Fund assets to make interest payments on its leveraging instruments.

The Fund pays a management fee to the Adviser (which in turn may pay a portion of such fee to any Sub-Adviser utilized) based on a percentage of Managed Assets. Managed Assets include the proceeds realized and managed from the Fund’s use of leverage (excluding the leverage exposure attributable to the use of futures, options and similar derivatives). Because Managed Assets includes the Fund’s net assets as well as assets that are attributable to the Fund’s investment of the proceeds of its leverage, it is anticipated that the Fund’s Managed Assets will be greater than its net assets. The Adviser will be responsible for using leverage to pursue the Fund’s investment objective. The Adviser will base its decision regarding whether and how much leverage to use for the Fund, and the terms of that leverage, on its assessment of whether such use of leverage is in the best interests of the Fund. However, a decision to employ or increase leverage will have the effect, all other things being equal, of increasing Managed Assets and in turn the Adviser’s and any Sub-Adviser’s management fees. Thus, the Adviser may have a conflict of interest in determining whether to use or increase leverage. The Adviser will seek to manage that potential conflict by recommending to the Fund’s Board of Trustees to leverage the Fund (or increase such leverage) only when it determines that such action would be in the best interests of the Fund and its Shareholders, and by periodically reviewing with the Board of Trustees the Fund’s performance and the impact of the use of leverage on that performance.

Under the 1940 Act, the Fund is not permitted to issue “senior securities” that are preferred shares if, immediately after the issuance of preferred shares, the asset coverage ratio with respect to such preferred shares would be less than 200%. With respect to any such preferred shares, asset coverage means the ratio which the value of the total assets of the Fund, less all liabilities and indebtedness not represented by senior securities, bears to the aggregate amount of senior securities representing indebtedness of the Fund plus the aggregate liquidation preference of such preferred shares.

Preferred Shares

The Fund may authorize and issue preferred shares with rights as determined by the Board of Trustees, by action of the Board of Trustees without prior approval of the holders of the Common Shares. Common Shareholders have no preemptive right to purchase any preferred shares that might be issued. Any such preferred share offering would be subject to the limits imposed by the 1940 Act. Under the 1940 Act, the Fund may not issue preferred shares if, immediately after issuance, the Fund would have asset coverage (as defined in the 1940 Act) of less than 200% (i.e., for every dollar of preferred shares outstanding, the Fund is required to have at least two dollars of assets).

The terms of the preferred shares, including their distribution rate, voting rights, liquidation preference and redemption provisions, will be determined by the Board (subject to applicable law and the Fund’s Declaration of Trust) if and when it authorizes the preferred shares. The Fund may issue preferred shares that provide for the periodic redetermination of the distribution rate at relatively short intervals through an auction or remarketing procedure, although the terms of the preferred shares may also enable the Fund to lengthen such intervals. At times, the distribution rate on the Fund’s preferred shares may exceed the Fund’s return after expenses on the investment of proceeds from the preferred shares, resulting in a lower rate of return to Common Shareholders than if the preferred shares were not outstanding.

Preferred Shares. On May 15, 2012 and June 1, 2017, the Fund issued 1,570 and 200 Series 2015/6-VCV VMTP Shares (the “Preferred Shares”), respectively, with a liquidation preference of $100,000 per share, pursuant to an offering exempt from registration under the Securities Act of 1933, as amended (the “1933 Act”). The Preferred Shares are a variable rate form of preferred shares with a mandatory redemption date and are considered debt for financial reporting purposes. On May 31, 2024, the Fund redeemed 313 Preferred Shares. Effective June 1, 2024, the Fund extended the term of the Preferred Shares and is required to redeem all outstanding Preferred Shares on December 2, 2027, unless earlier redeemed, repurchased or extended. The Preferred Shares are subject to optional and mandatory redemption in certain circumstances. The redemption price per share is equal to the sum of the liquidation preference per share plus any accumulated but unpaid dividends and a redemption premium, if any. Starting six months prior to the term redemption date, the Fund will be required to earmark assets having a value equal to 110% of the redemption amount.

As of February 28, 2025, the Fund had outstanding preferred shares with an aggregate liquidation preference of $184,803,562, representing approximately 4.40% of the Fund’s total assets as of such date.

Effects of Leverage

Assuming (i) the use by the Fund of leverage representing approximately 40.06% of the Fund’s total assets (including the proceeds of such leverage), 17.62% of the Fund’s total assets being attributable to borrowings and 22.45% of the Fund’s total assets being attributable to preferred shares, and (ii) interest costs to the Fund at an average annual rate of 4.03% with respect to borrowings and dividends on preferred shares at an annual rate of 3.90%, then the incremental income generated by the Fund’s portfolio (net of estimated expenses related to the leverage) must exceed approximately 6.55% to cover such interest expense. Of course, these numbers are merely estimates used for illustration. The amount of leverage used by the Fund as well as actual interest expenses and dividend payments on such leverage may vary frequently and may be significantly higher or lower than the rate estimated above.

The following table is furnished pursuant to requirements of the SEC. It is designed to illustrate the effect of leverage on Common Share total return, assuming investment portfolio total returns (comprised of income, net expenses and changes in the value of investments held in the Fund’s portfolio) of -10%, -5%, 0%, 5% and 10%. These assumed investment portfolio returns are hypothetical figures and are not necessarily indicative of what the Fund’s investment portfolio returns will be. The table further reflects the issuance of leverage representing approximately 6.55% of the Fund’s total assets (including the proceeds of such leverage), and the Fund’s currently projected annual interest rate of 3.88% with respect to borrowings and projected annual dividends on preferred shares of 3.90%. The table does not reflect any offering costs of Common Shares or leverage.

Assumed portfolio total return (net of expenses)	(10.00)%	(5.00)%	0.00%	5.00%	10.00%
Common Share total return	(13.30)%	(7.15)%	(1.00)%	5.15%	11.30%

Common Share total return is composed of two elements—the Common Share dividends paid by the Fund (the amount of which is largely determined by the Fund’s net investment income after paying the carrying cost of leverage) and realized and unrealized gains or losses on the value of the securities the Fund owns. As required by SEC rules, the table assumes that the Fund is more likely to suffer capital loss than to enjoy capital appreciation. For example, to assume a total return of 0%, the Fund must assume that the net investment income it receives on its investments is entirely offset by losses on the value of those investments. This table reflects the hypothetical performance of the Fund’s portfolio and not the performance of the Fund’s Common Shares, the value of which will be determined by market and other factors.

RISKS

Risk is inherent in all investing. Investing in any investment company security involves risk, including the risk that you may receive little or no return on your investment or even that you may lose part or all of your investment. Please refer to the section of the Fund’s most recent annual report on Form N-CSR entitled “Additional Information-Investment Objective, Policies and Principal Risks of the Trust-Principal Risks of Investing in the Trust,” as such principal risks may be supplemented from time to time, which is incorporated by reference herein, for a discussion of the principal risks you should consider before making an investment in the Fund. Any additional risks applicable to a particular offering of Securities will be set forth in the related Prospectus Supplement.

MANAGEMENT OF THE FUND

Board of Trustees

The management of the Fund, including general supervision of the duties performed by the Adviser, is the responsibility of the Fund’s Board of Trustees.

Adviser

Invesco Advisers, Inc. (“Invesco” or the “Adviser”) is the Fund’s investment adviser. The Adviser is an indirect wholly owned subsidiary of Invesco Ltd. The Adviser is located at 1331 Spring Street, N.W., Atlanta, Georgia 30309. The Adviser, a successor in interest to multiple investment advisers, has been an investment adviser since 1976.

Investment Advisory Agreement

The Fund retains the Adviser to manage the investment of its assets and to place orders for the purchase and sale of its portfolio securities. Under an investment advisory agreement between the Adviser and the Fund (the “Advisory Agreement”), the Fund pays the Adviser a monthly advisory fee based on the annual rate of 0.55% of the Fund’s average daily Managed Assets. “Managed Assets,” for purposes of the advisory fee, means the Fund’s net assets, plus assets attributable to outstanding preferred shares and the amount of any borrowings incurred for the purpose of leverage (whether or not such borrowed amounts are reflected in the Fund’s financial statements for purposes of GAAP).

Such fee is payable for each calendar month as soon as practicable after the end of that month. The Adviser has contractually agreed, through at least August 31, 2027, to waive the advisory fee payable by the Fund in an amount equal to 100% of the net advisory fees the Adviser receives from the affiliated money market funds on investments by the Fund of uninvested cash in such affiliated money market funds. For the fiscal year ended February 28, 2025, the Adviser did not waive any advisory fees.

The Adviser furnishes offices, necessary facilities and equipment. The Fund pays all charges and expenses of its day-to-day operations, including service fees, distribution fees, custodian fees, legal and independent registered public accounting firm fees, the costs of reports and proxies to shareholders, compensation of trustees of the Fund (other than those who are affiliated persons of the Adviser or Invesco Distributors) and all other ordinary business expenses not specifically assumed by the Adviser.

A discussion regarding the basis for the Board of Trustees’ approval of the Advisory Agreement and Sub-Advisory Agreement was available in the Fund’s Semi-Annual Report for the fiscal period ended August 31, 2025.

Sub-Adviser

Invesco has entered into a Sub-Advisory Agreement with certain affiliates to serve as sub-advisers to the Fund, pursuant to which these affiliated sub-advisers may be appointed by Invesco from time to time to provide discretionary investment management services, investment advice, and/or order execution services to the Fund.

These affiliated sub-advisers, each of which is a registered investment adviser under the Advisers Act are:

Invesco Asset Management Limited (“Invesco Asset Management”)

Invesco Asset Management (Japan) Limited (“Invesco Japan”)

Invesco Hong Kong Limited (“Invesco Hong Kong”)

Invesco Management S.A.

Invesco Senior Secured Management, Inc. (“Invesco Senior Secured”)

Invesco Canada Ltd. (“Invesco Canada”);

(each a “Sub-Adviser” and collectively, the “Sub-Advisers”).

The only fees payable to the Sub-Advisers under the Sub-Advisory Agreement are for providing discretionary investment management services. For such services, Invesco will pay each Sub-Adviser a fee, computed daily and paid monthly, equal to (i) 40% of the monthly compensation that Invesco receives from the Fund, multiplied by (ii) the fraction equal to the net assets of such Fund as to which such Sub-Adviser shall have provided discretionary investment management services for that month divided by the net assets of such Fund for that month. Pursuant to the Sub-Advisory Agreement, this fee is reduced to reflect contractual or voluntary fee waivers or expense limitations by Invesco, if any, in effect from time to time. In no event shall the aggregate monthly fees paid to the Sub-Advisers under the Sub-Advisory Agreement exceed 40% of the monthly compensation that Invesco receives from the Fund pursuant to the Advisory Agreement, as reduced to reflect contractual or voluntary fees waivers or expense limitations by Invesco, if any.

Portfolio Management

Investment decisions for the Fund are made by the Fund’s investment management team. The following individuals are primarily responsible for the day-to-day management of the Fund.

●	Mark Paris, Senior Portfolio Manager. Mr. Paris is Chief Investment Officer and Head of Municipals for the Invesco Municipal Bond team. In this role, he is responsible for the oversight and implementation of all municipal bond strategies. Mr. Paris joined Invesco when the firm combined with Van Kampen Investments in 2010. Prior to joining the firm, he was both a trader and portfolio manager on the municipal fixed income team at Morgan Stanley/Van Kampen, which he joined in 2002. He was also a trader and portfolio manager at OppenheimerFunds, head underwriter at Chase Manhattan Bank, and a trader and underwriter at NatWest Bank. Mr. Paris entered the financial industry in 1990. Mr. Paris earned a BBA degree in finance from Baruch College of the City University of New York.

●	Elizabeth S. Mossow, Senior Portfolio Manager. Elizabeth Mossow is a Senior Portfolio Manager for the Invesco Municipal Bond team. Ms. Mossow joined Invesco when the firm combined with OppenheimerFunds in 2019. Ms. Mossow earned a BA degree in economics from St. Lawrence University and an MBA in finance from the William E. Simon Graduate School of Business Administration at the University of Rochester. She is a Chartered Financial Analyst® (CFA) charterholder and member of the CFA Society of Rochester.

●	Julius Williams, Senior Portfolio Manager. Mr. Williams is a Senior Portfolio Manager and Head of Trading for the Invesco Municipal Bond team. Mr. Williams joined Invesco when the firm combined with Van Kampen in 2010, where he was a portfolio manager and trader of municipal funds. Mr. Williams entered the financial industry in 2000. Mr. Williams earned a BA degree in economics and sociology and a master’s in educational psychology from the University of Virginia.

●	Joshua Cooney, Senior Portfolio Manager, Mr. Cooney is a Senior Portfolio Manager for the Invesco Municipal Bond team. Mr. Cooney joined Invesco and began his investment career in 1998 as a portfolio administrator for the Invesco Fixed Income team. Throughout his career at Invesco, he has served as a project manager for the Risk Management team in Boston, a portfolio manager for the Global Macro team in London, and a quantitative analyst for the Quantitative Research team in New York City. In 2015, he joined the Invesco Municipal Bond team as a quantitative analyst. Mr. Cooney earned a BA degree in economics from the College of the Holy Cross.

●	John Schorle, Senior Portfolio Manager. Mr. Schorle is a Senior Portfolio Manager for the Invesco Municipal Bond team. Mr. Schorle joined Invesco when the firm combined with the Morgan Stanley/Van Kampen retail business in 2010, where his roles included buy- and sell-side fixed income trading and analysis, fixed income and equity research, and fund accounting. Prior to his current role, he served as a senior credit analyst on the Municipal Bond team, following his experience as a senior investment research manager in the Unit Investment Trust division. Mr. Schorle entered the financial industry in 1998. Mr. Schorle earned a BA degree in economics from DePaul University. He is a registered Certified Public Accountant (CPA).

●	Jack Connelly, Senior Portfolio Manager. Mr. Connelly is a Senior Portfolio Manager for the Invesco Municipal Bond team. Mr. Connelly joined Invesco in 2016. Prior to joining the firm, he was senior vice president of municipal sales for Raymond James & Associates, where he entered the industry in 1994. Mr. Connelly earned a BA degree in philosophy from Wheaton College and master’s degrees from the University of Rhode Island and Yale University.

●	Tim O’Reilly, Senior Portfolio Manager. Mr. O’Reilly is a Senior Portfolio Manager and Head of Institutional Municipal Portfolio Management for the Invesco Municipal Bond team. Mr. O’Reilly joined Invesco when the firm combined with Van Kampen Investments in 2010, serving as a senior unit trust fixed income portfolio manager. He entered the financial industry in 2001. Mr. O’Reilly earned a BS degree in finance from Eastern Illinois University and an MBA in finance from the University of Illinois at Chicago.

More information on the portfolio managers may be found at www.invesco.com/us. The web site is not part of the Prospectus.

The Fund’s SAI provides additional information about the portfolio managers’ investments in the Fund, a description of the compensation structure and information regarding other accounts managed.

Administrator

Invesco Advisers, Inc., the Fund’s investment adviser, also serves as the Fund’s administrator (the “Administrator”) under a master administrative services agreement pursuant to which the Adviser performs or arranges, for a separate fee, for the provision of accounting and other administrative services to the Fund which are not required to be performed by the Adviser under its investment advisory agreement with the Fund. Pursuant to a subcontract for administrative services with the Adviser, State Street Bank and Trust Company, which also serves as the Fund’s Custodian, performs certain administrative functions for the Fund. The Fund has also entered into a support services agreement with Invesco Investment Services, Inc. The principal business address of Invesco Investment Services, Inc. is 11 Greenway Plaza, Houston, Texas 77046-1173.

For the services rendered to the Fund as Administrator, the Fund pays the Adviser a fee, accrued daily and paid monthly, at an annualized rate based on the aggregate monthly net assets of each mutual fund and closed-end fund in the Invesco Fund complex (not to exceed 0.0175%) of the Fund’s average net assets

NET ASSET VALUE

The net asset value per share of the Fund’s Common Shares is determined as of the close of business on each business day by calculating the total value of the Fund’s assets, deducting its total liabilities, and dividing the result by the number of Common Shares outstanding.

Futures contracts are valued at the daily settlement price set by an exchange on which they are principally traded. Where a final settlement price exists, exchange-traded options are valued at the final settlement price from the exchange where the option principally trades. Where a final settlement price does not exist, exchange-traded options are valued at the mean between the last bid and ask price generally from the exchange where the option principally trades.

Securities of investment companies that are not exchange-traded (e.g., open-end mutual funds) are valued using such company’s end-of-business-day net asset value per share, whereas securities of investment companies that are exchange-traded will be valued at the last trade price or official closing price on the exchange where they primarily trade.

Securities generally are valued on the basis of prices provided by independent pricing services. Prices provided by the pricing service may be determined without exclusive reliance on quoted prices, and may reflect appropriate factors such as institution-size trading in similar groups of securities, developments related to specific securities, dividend rate (for unlisted equities), yield (for debt obligations), quality, type of issue, coupon rate (for debt obligations), maturity (for debt obligations), individual trading characteristics and other market data. Pricing services generally value debt obligations assuming orderly transactions of institutional round lot size, but a trust may hold or transact in the same securities in smaller, odd lot sizes. Odd lots often trade at lower prices than institutional round lots, and their value may be adjusted accordingly. Debt obligations are subject to interest rate and credit risks. In addition, all debt obligations involve some risk of default with respect to interest and/or principal payments.

Swap agreements are fair valued using an evaluated quote, if available, provided by an independent pricing service. Evaluated quotes provided by the pricing service are valued based on a model which may include end-of-day net present values, spreads, ratings, industry, company performance and returns of referenced assets. Centrally cleared swap agreements are valued at the daily settlement price determined by the relevant exchange or clearinghouse. Deposits, other obligations of U.S. and non-U.S. banks and financial institutions, and cash equivalents are valued at their daily account value.

Unlisted securities will be valued using prices provided by independent pricing services or by another method that the Adviser, in its judgment, believes better reflects the security’s fair value in accordance with the Board-approved policies and related Adviser procedures (“Valuation Procedures”).

Securities for which market prices are not provided by any of the above methods may be valued based upon quotes furnished by independent sources. The mean between the last bid and ask prices is used to value debt obligations, including corporate loans.

Securities for which market quotations are not readily available are fair valued by the Adviser in accordance with the Valuation Procedures. If a fair value price provided by a pricing service is not representative of market value in the Adviser’s judgment (“unreliable”), the Adviser will fair value the security using the Valuation Procedures. Issuer specific events, market trends, bid/ask quotes of brokers and information providers and other market data may be reviewed in the course of making a good faith determination of a security’s fair value.

The Fund may invest in securities that are subject to interest rate risk, meaning the risk that the prices will generally fall as interest rates rise and, conversely, the prices will generally rise as interest rates fall. Specific securities differ in their sensitivity to changes in interest rates depending on their individual characteristics. Changes in interest rates may result in increased market volatility, which may affect the value and/ or liquidity of certain Fund investments.

Valuations change in response to many factors including the historical and prospective earnings of the issuer, the value of the issuer’s assets, general market conditions which are not specifically related to the particular issuer, such as real or perceived adverse economic conditions, changes in the general outlook for revenues or corporate earnings, changes in interest or currency rates, regional or global instability, natural or environmental disasters, widespread disease or other public health issues, war, acts of terrorism, significant governmental actions or adverse investor sentiment generally and market liquidity. Because of the inherent uncertainties of valuation, the values reflected in the financial statements may materially differ from the value received upon actual sale of those investments

The price the Fund could receive upon the sale of any investment may differ from the Adviser’s valuation of the investment, particularly for securities that are valued using a fair valuation technique. When fair valuation techniques are applied, the Adviser uses available information, including both observable and unobservable inputs and assumptions, to determine a methodology that will result in a valuation that the Adviser believes approximates market value. Fund securities that are fair valued may be subject to greater fluctuation in their value from one day to the next than would be the case if market quotations were used.

Because of the inherent uncertainties of valuation, and the degree of subjectivity in such decisions, the Fund could realize a greater or lesser than expected gain or loss upon the sale of the investment.

DISTRIBUTIONS

The Fund intends to make monthly distributions of all or a portion of its net investment income to Common Shareholders. The Fund expects to pay its Common Shareholders annually all or substantially all of its investment company taxable income, if applicable, and net tax-exempt income to meet the requirements for qualification as a RIC under the Internal Revenue Code of 1986, as amended (the “Code”). The investment company income of the Fund will generally consist of all interest and other ordinary income accrued on portfolio investments, short-term capital gain (including short-term gains on options, futures and forward positions and gains on the sale of portfolio investments held for one year or less) in excess of long-term capital loss and income from certain hedging transactions, less all expenses of the Fund. Expenses of the Fund will be accrued each day. Various factors will affect the level of the Fund’s net investment company taxable income.

The Fund may from time to time distribute less than the entire amount of income earned in a particular period. The undistributed income would be available to supplement future distributions. As a result, the distributions paid by the Fund for any particular month may be more or less than the amount of income actually earned by the Fund during that period. Undistributed income will add to the Fund’s net asset value and, correspondingly, distributions from undistributed income, if any, will reduce the Fund’s net asset value.

In addition, the Fund intends to distribute, on an annual basis, all or substantially all of any net capital gains (which is the excess of net long-term capital gain over net short-term capital loss) to its Common Shareholders. The Fund may also declare and pay capital gains distributions more frequently, if necessary, in order to reduce or eliminate federal excise or income taxes on the Fund. To the extent that the Fund’s net investment income and net capital gain for any year exceed the total distributions paid during the year, the Fund will make a special distribution at or near year-end of such excess amount as may be required. Under the 1940 Act, for any distribution that includes amounts from sources other than net income, the Fund is required to provide Common Shareholders a written statement regarding the components of such distribution. Such a statement will be provided at the time of any distribution believed to include any such amounts.

If, for any calendar year, the total distributions made exceed the Fund’s current and accumulated earnings and profit, the excess will, for U.S. federal income tax purposes, be treated as a tax-free return of capital to each Common Shareholder up to the amount of the Common Shareholder’s basis in his or her Common Shares, and thereafter as gain from the sale of Common Shares. The amount treated as a tax-free return of capital will reduce the Common Shareholder’s adjusted basis in his or her Common Shares, thereby increasing his or her potential gain or reducing his or her potential loss on the subsequent sale of his or her Common Shares. To the extent the Fund’s distribution policy results in distributions in excess of its net investment income and net capital gain, such distributions will decrease its total assets and increase its expense ratio to a greater extent than would have been the case if distributions were limited to these amounts. Distributions in any year may or may not include a substantial return of capital component.

The Fund reserves the right to change its distribution policy and may do so without prior notice to Common Shareholders.

DIVIDEND REINVESTMENT PLAN

Please refer to the section of the Fund’s most recent annual report on Form N-CSR entitled “Dividend Reinvestment Plan,” which is incorporated by reference herein, for a discussion of the Fund’s dividend reinvestment plan.

DESCRIPTION OF CAPITAL STRUCTURE

The Fund is a statutory trust organized under the laws of Delaware pursuant to a Certificate of Trust, dated as of April 2, 2012. The following is a brief description of the terms of the Common Shares, Borrowings and preferred shares which may be issued by the Fund. This description does not purport to be complete and is qualified by reference to the Fund’s Governing Documents.

Common Shares

The Declaration of Trust permits the Fund to issue an unlimited number of full and fractional common shares of beneficial interest, no par value. Each Common Share represents an equal proportionate interest in the assets of the Fund with each other Common Share in the Fund. Holders of Common Shares will be entitled to the payment of distributions when, as and if declared by the Board. The 1940 Act or the terms of any borrowings or preferred shares may limit the payment of distributions to the holders of Common Shares. Each whole Common Share shall be entitled to one vote as to matters on which it is entitled to vote pursuant to the terms of the Declaration of Trust on file with the SEC. Upon liquidation of the Fund, after paying or adequately providing for the payment of all liabilities of the Fund and the liquidation preference with respect to any outstanding preferred shares, the Trustees may distribute the remaining assets of the Fund among the holders of the Common Shares on a pro rata basis.

While there are any borrowings or preferred shares outstanding, the Fund may not be permitted to declare any cash distribution on its Common Shares, unless at the time of such declaration, (i) all accrued distributions on preferred shares or accrued interest on borrowings have been paid and (ii) the value of the Fund’s total assets (determined after deducting the amount of such distribution), less all liabilities and indebtedness of the Fund not represented by senior securities, is at least 300% of the aggregate amount of such securities representing indebtedness and at least 200% of the aggregate amount of securities representing indebtedness plus the aggregate liquidation value of the outstanding preferred shares (expected to equal the aggregate original purchase price of the outstanding preferred shares plus the applicable redemption premium, if any, together with any accrued and unpaid distributions thereon, whether or not earned or declared and on a cumulative basis). In addition to the requirements of the 1940 Act, the Fund may be required to comply with other asset coverage requirements as a condition of the Fund obtaining a rating of the preferred shares from a rating agency. These requirements may include an asset coverage test more stringent than under the 1940 Act. This limitation on the Fund’s ability to make distributions on its Common Shares could in certain circumstances impair the ability of the Fund to maintain its qualification for taxation as a RIC for federal income tax purposes. The Fund intends, however, to the extent possible to purchase or redeem preferred shares or reduce borrowings from time to time to maintain compliance with such asset coverage requirements and may pay special distributions to the holders of the preferred shares in certain circumstances in connection with any such impairment of the Fund’s status as a RIC. Depending on the timing of any such redemption or repayment, the Fund may be required to pay a premium in addition to the liquidation preference of the preferred shares to the holders thereof.

The Common Shares have no preemptive rights or subscription rights.

The Fund will not issue certificates for the Common Shares.

Issuance of Additional Common Shares

Any additional offering of Common Shares will be subject to the requirements of the 1940 Act. The provisions of the 1940 Act generally require that the public offering price (less underwriting commissions and discounts) of common shares sold by a closed-end investment company must equal or exceed the net asset value of such company’s common shares (calculated within 48 hours of the pricing of such offering), unless such sale is made with the consent of a majority of its Common Shareholders.

Rights Offerings

The Fund may in the future, and at its discretion, choose to make offerings of rights to its shareholders to purchase Common Shares. Rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the rights. In connection with a rights offering to shareholders, the Fund would distribute certificates or other documentation (i.e., rights cards distributed in lieu of certificates) evidencing the rights and a Prospectus Supplement to the Fund’s shareholders as of the record date that the Fund sets for determining the shareholders eligible to receive rights in such rights offering. Any such future rights offering will be made in accordance with the 1940 Act. Under the laws of Delaware, the Board is authorized to approve rights offerings without obtaining shareholder approval.

The staff of the SEC has interpreted the 1940 Act as not requiring shareholder approval of a transferable rights offering to purchase Common Shares at a price below the then current net asset value so long as certain conditions are met, including: (i) a good faith determination by a fund’s board that such offering would result in a net benefit to existing shareholders; (ii) the offering fully protects shareholders’ preemptive rights and does not discriminate among shareholders (except for the possible effect of not offering fractional rights); (iii) management uses its best efforts to ensure an adequate trading market in the rights for use by shareholders who do not exercise such rights; and (iv) the ratio of a transferable rights offering does not exceed one new share for each three rights held.

The applicable Prospectus Supplement would describe the following terms of the rights in respect of which this Prospectus is being delivered:

●	the period of time the offering would remain open;

●	the underwriter or distributor, if any, of the rights and any associated underwriting fees or discounts applicable to purchases of the rights;

●	the title of such rights;

●	the exercise price for such rights (or method of calculation thereof);

●	the number of such rights issued in respect of each Share;

●	the number of rights required to purchase a single Share;

●	the extent to which such rights are transferable and the market on which they may be traded if they are transferable;

●	if applicable, a discussion of the material U.S. federal income tax considerations applicable to the issuance or exercise of such rights;

●	the date on which the right to exercise such rights will commence, and the date on which such right will expire (subject to any extension);

●	the extent to which such rights include an over-subscription privilege with respect to unsubscribed securities and the terms of such over-subscription privilege; and

●	termination rights we may have in connection with such rights offering.

A certain number of rights would entitle the holder of the right(s) to purchase for cash such number of Common Shares at such exercise price as in each case is set forth in, or be determinable as set forth in, the Prospectus Supplement relating to the rights offered thereby. Rights would be exercisable at any time up to the close of business on the expiration date for such rights set forth in the Prospectus Supplement. After the close of business on the expiration date, all unexercised rights would become void. Upon expiration of the rights offering and the receipt of payment and the rights certificate or other appropriate documentation properly executed and completed and duly executed at the corporate trust office of the rights agent, or any other office indicated in the Prospectus Supplement, the Common Shares purchased as a result of such exercise will be issued as soon as practicable. To the extent permissible under applicable law, we may determine to offer any unsubscribed offered securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, as set forth in the applicable Prospectus Supplement.

Repurchase of Common Shares

Because shares of closed-end funds frequently trade at a discount to their net asset values, the Board has determined that from time to time it may be in the interest of holders of Common Shares for the Fund to take corrective actions. The Board, in consultation with the Adviser, will review at least annually the possibility of open market repurchases and/or tender offers for the Common Shares and will consider such factors as the market price of the Common Shares, the net asset value of the Common Shares, the liquidity of the assets of the Fund, effect on the Fund’s expenses, whether such transactions would impair the Fund’s status as a RIC or result in a failure to comply with applicable asset coverage requirements, general economic conditions and such other events or conditions which may have a material effect on the Fund’s ability to consummate such transactions. There are no assurances that the Board will, in fact, decide to undertake either of these actions or if undertaken, that such actions will result in the Fund’s Common Shares trading at a price which is equal to or approximates their net asset value. In recognition of the possibility that the Common Shares might trade at a discount to net asset value and that any such discount may not be in the interest of holders of Common Shares, the Board, in consultation with the Adviser, from time to time may review possible actions to reduce any such discount.

Preferred Shares

The Declaration of Trust authorizes the issuance of an unlimited number of shares of beneficial interest with preference rights, including preferred shares, no par value, in one or more series, with rights as determined by the Board, by action of the Board without the approval of the holders of Common Shares.

Under the requirements of the 1940 Act, the Fund must, immediately after the issuance of any preferred shares, have an “asset coverage” of at least 200%. Asset coverage means the ratio which the value of the total assets of the Fund, less all liability and indebtedness not represented by senior securities (as defined in the 1940 Act), bears to the aggregate amount of senior securities representing indebtedness of the Fund, if any, plus the aggregate liquidation preference of the preferred shares. The liquidation value of the preferred shares is expected to equal their aggregate original purchase price plus the applicable redemption premium, if any, together with any accrued and unpaid distributions thereon (on a cumulative basis), whether or not earned or declared. The terms of the preferred shares, including their distribution rate, voting rights, liquidation preference and redemption provisions, will be determined by the Board (subject to applicable law and the Fund’s Declaration of Trust) if and when it authorizes the preferred shares. The Fund may issue preferred shares that provide for the periodic redetermination of the distribution rate at relatively short intervals through an auction or remarketing procedure, although the terms of the preferred shares may also enable the Fund to lengthen such intervals. At times, the distribution rate on the Fund’s preferred shares may exceed the Fund’s return after expenses on the investment of proceeds from the preferred shares, resulting in a lower rate of return to Common Shareholders than if the preferred shares were not outstanding.

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Fund, the terms of any preferred shares may entitle the holders of preferred shares to receive a preferential liquidating distribution (expected to equal the original purchase price per share plus the applicable redemption premium, if any, together with accrued and unpaid distributions, whether or not earned or declared and on a cumulative basis) before any distribution of assets is made to holders of Common Shares. After payment of the full amount of the liquidating distribution to which they are entitled, the preferred shareholders would not be entitled to any further participation in any distribution of assets by the Fund.

Holders of preferred shares, voting as a class, shall be entitled to elect two of the Fund’s Trustees. Under the 1940 Act, if at any time distributions on the preferred shares are unpaid in an amount equal to two full years’ distributions thereon, the holders of all outstanding preferred shares, voting as a class, will be allowed to elect a majority of the Fund’s Trustees until all distributions in arrears have been paid or declared and set apart for payment.

In addition, if the Board determines it to be in the best interests of the Common Shareholders, issuance of the preferred shares may result in more restrictive provisions than required by the 1940 Act being imposed. In this regard, holders of the preferred shares may be entitled to elect a majority of the Fund’s Board in other circumstances, for example, if one payment on the preferred shares is in arrears.

Preferred Shares. On May 15, 2012 and June 1, 2017, the Fund issued 1,570 and 200 Preferred Shares, respectively, with a liquidation preference of $100,000 per share, pursuant to an offering exempt from registration under the 1933 Act. The Preferred Shares are a variable rate form of preferred shares with a mandatory redemption date and are considered debt for financial reporting purposes. On May 31, 2024, the Fund redeemed 313 Preferred Shares. Effective June 1, 2024, the Fund extended the term of the Preferred Shares and is required to redeem all outstanding Preferred Shares on December 2, 2027, unless earlier redeemed, repurchased or extended. The Preferred Shares are subject to optional and mandatory redemption in certain circumstances. The redemption price per share is equal to the sum of the liquidation preference per share plus any accumulated but unpaid dividends and a redemption premium, if any. Starting six months prior to the term redemption date, the Fund will be required to earmark assets having a value equal to 110% of the redemption amount.

Dividends paid on the Preferred Shares (which are treated as interest expense for financial reporting purposes) are declared daily and paid monthly. The rate for dividends will be determined in accordance with the procedures included in the Amended and Restated Statement of Preferences of Variable Rate Muni Term Preferred Shares, as supplemented, for the Preferred Shares. The Fund is subject to certain restrictions relating to the Preferred Shares, such as maintaining certain asset coverage and leverage ratio requirements. Failure to comply with these restrictions could preclude the Fund from declaring any distributions to Common Shareholders or purchasing Common Shares and/or could trigger the mandatory redemption of Preferred Shares at liquidation preference.

Borrowings

The Fund may utilize leverage through borrowings, including through a credit facility, commercial paper program or other borrowing program. Under the 1940 Act, the Fund is not permitted to incur indebtedness, including through the issuance of debt securities, unless immediately thereafter the total asset value of the Fund’s portfolio is at least 300% of the liquidation value of the outstanding indebtedness (i.e., such liquidation value may not exceed 33 1/3% of the Fund’s total assets). In addition, the Fund is not permitted to declare any cash distribution on its Common Shares unless, at the time of such declaration, the net asset value of the Fund’s portfolio (determined after deducting the amount of such distribution) is at least 300% of such liquidation value. If the Fund borrows money, the Fund intends, to the extent possible, to retire outstanding debt, from time to time, to maintain coverage of any outstanding indebtedness of at least 300%.

The Fund may negotiate with commercial banks to arrange a borrowing facility pursuant to which the Fund may borrow an amount equal to approximately one-third of the Fund’s total assets (inclusive of the amount borrowed). Any such borrowings would constitute leverage. Such a borrowing facility is not expected to be convertible into any other securities of the Fund, outstanding amounts are expected to be prepayable by the Fund prior to final maturity without significant penalty and there are not expected to be any sinking fund or mandatory retirement provisions. Outstanding amounts would be payable at maturity or such earlier times as required by the agreement. The Fund may be required to prepay outstanding amounts under the borrowing facility or incur a penalty rate of interest upon the occurrence of certain events of default. The Fund would be expected to indemnify the lenders against liabilities they may incur in connection with the borrowing facility.

In addition, the Fund expects that a borrowing facility would contain covenants that, among other things, likely will limit the Fund’s ability to pay distributions in certain circumstances, incur additional debt, change its fundamental investment policies and engage in certain transactions, including mergers and consolidations, and may require asset coverage ratios in addition to those required by the 1940 Act. The Fund may be required to pledge its assets and to maintain a portion of its assets in cash or high-grade securities as a reserve against interest or principal payments and expenses. The Fund expects that any borrowing facility would have customary covenant, negative covenant and default provisions. There can be no assurance that the Fund will enter into an agreement for a borrowing facility on terms and conditions representative of the foregoing, or that additional material terms will not apply. In addition, if entered into, any such borrowing facility may in the future be replaced or refinanced by one or more borrowing facilities having substantially different terms or by the issuance of preferred shares or debt securities.

Capitalization

The following table provides information about the outstanding securities of the Fund as of November 11, 2025:

Title of Class	Amount Authorized	Amount Held by the Fund or for its Account	Amount Outstanding
Common Shares of Beneficial Interest, no par value	Unlimited	--	48,043,881
Preferred Shares of Beneficial Interest, no par value	1,770	--	1,770

ANTI-TAKEOVER AND OTHER PROVISIONS IN THE FUND’S GOVERNING DOCUMENTS

The Fund presently has provisions in its Governing Documents (the Declaration and the Bylaws of the Fund) which could have the effect of limiting, in each case, (i) the ability of other entities or persons to acquire control of the Fund, (ii) the Fund’s freedom to engage in certain transactions or (iii) the ability of the Fund’s Board of Trustees or shareholders to amend the Governing Documents or effectuate changes in the Fund’s management. These provisions of the Governing Documents of the Fund may be regarded as “anti-takeover” provisions.

The Board of Trustees is divided into three classes. This provision could delay for up to two years the replacement of a majority of the Board of Trustees. Any amendment to declassify the Board of Trustees requires the affirmative vote or consent of the Board of Trustees followed by the affirmative vote or consent of the holders of at least 75% of the outstanding shares of the Fund, unless such amendment has been previously approved, adopted or authorized by the affirmative vote of at least 66 2/3% of the Board of Trustees, in which case “a majority of the outstanding voting securities” (as defined in the 1940 Act) of the Fund shall be required.

A Majority Trustee Vote is required on all Board actions, including amendments to the Declaration. “Majority Trustee Vote” means (a) with respect to a vote of the Board, a vote of the majority of the Trustees then in office, and, if there is one or more Continuing Trustees, a separate vote of a majority of the Continuing Trustees; and (b) with respect to a vote of a committee or sub-committee of the Board, a vote of the majority of the members of such committee or subcommittee, and, if there is one or more Continuing Trustees on such committee or sub-committee, a separate vote of a majority of the Continuing Trustees that are members of such committee or sub-committee. “Continuing Trustee” means a Trustee who either (a) has been a member of the Board for a period of at least thirty-six months or (b) was nominated to serve as a member of the Board of Trustees by a majority of the Continuing Trustees then members of the Board of Trustees.

A Trustee may be removed from office, only for cause, including but not limited to (i) willful misconduct, dishonesty, or fraud on the part of the Trustee in the conduct of his or her office; (ii) failing to meet, on a continuous basis, the trustee qualifications outlined in the Declaration; or (iii) being indicted for, pleading guilty to or being convicted of a felony, in each case only by a written instrument signed by at least 75% of the number of Trustees (not including the Trustee(s) for which removal is being sought) prior to such removal.

Further, under the Governing Documents, certain qualifications must be met to qualify for nomination and service as a Trustee. Nominees may be disqualified if they engaged in disabling conduct outlined in the Declaration of Trust. Nominees that are associated with other investment vehicles and investment advisers may not be eligible for nomination and service as a Trustee if the Board finds that such associations have conflicts of interest with the long-term best interests of the Fund, impede the ability of the nominee to perform, or impede the free-flow of information from management. Nominees that are acting in concert with control persons of other investment companies that are in violation of Section 12(d)(1) of the 1940 Act shall be disqualified from nomination and service as a Trustee.

In addition, the Declaration requires the approval of the Board of Trustees followed by the affirmative vote of the holders of at least 75% of the outstanding shares of the Fund, to approve, adopt or authorize certain transactions, unless the transaction has been previously approved by the affirmative vote of at least 66 2/3% of the Board of Trustees, in which case the affirmative vote of “a majority of the outstanding voting securities” (as defined in the 1940 Act) of the Fund shall be required. Transactions subject to this voting requirement include:

●	The dissolution of the Fund; provided that if the affirmative vote of at least seventy-five percent (75%) of the Board approves the dissolution, no vote of shareholders shall be required to dissolve the Fund.

●	A merger or consolidation of the Fund with one or more other entities.

●	A conversion of the Fund to an “other business entity” (as defined in Section 3801 of the Delaware Act) or a conversion or exchange of the shares of the Fund.

●	The sale, conveyance and transfer of all or substantially all of the assets of the Fund to another entity.

●	The reclassification of the Fund from a “closed-end company” to an “open-end company” (as defined in the 1940 Act).

●	The following transactions with any person or group (a “Principal Shareholder”) that is the beneficial owner, directly or indirectly, of five percent (5%) or more of the shares of the Fund, and shall include any affiliate or associate of a Principal Shareholder. For purposes of these provisions, a Principal Shareholder shall be deemed to be the beneficial owner of any Shares which the Principal Shareholder owns directly, has the right to acquire pursuant to any agreement or upon exercise of conversion rights or warrants, or otherwise or which are beneficially owned, directly or indirectly by any other person or group with which the Principal Shareholder or its affiliate or associate has any agreement, arrangement, or understanding for the purpose of acquiring, holding, voting, or disposing of shares, or which is its affiliate or associate.

o	The issuance of any securities of the Fund or any subsidiary of the Fund to any Principal Shareholder for cash (other than pursuant to any dividend reinvestment plan).

o	The sale, lease or exchange of all or any substantial part of the assets of the Fund or any subsidiary of the Fund to any Principal Shareholder (except assets having an aggregate fair market value of less than two percent (2%) of the total assets of the Fund or any subsidiary of the Fund, aggregating for the purpose of such computation all assets sold, leased or exchanged in any series of similar transactions within a twelve-month period).

o	The sale, lease, or exchange to the Fund or any subsidiary of the Fund, in exchange for securities of the Fund or any subsidiary of the Fund, of any assets of any Principal Shareholder (except assets having an aggregate fair market value of less than two percent (2%) of the total assets of the Fund or any of subsidiary of the Fund, aggregating for the purpose of such computation, all assets sold, leased or exchanged in any series of similar transactions within a twelve-month period).

In addition, any additional matter for which the Declaration or the 1940 Act does not expressly require a vote of shareholders, but with respect to which the Trustees determine the shareholders shall have power to vote, shall require the affirmative vote or consent of holders of at least 75% of the outstanding shares of the Fund, unless such matter has been previously approved, adopted or authorized by the affirmative vote of at least 66 2/3% of the Board of Trustees, in which case the affirmative vote of “a majority of the outstanding voting securities” (as defined in the 1940 Act) of the Fund shall be required.

The Declaration provides a detailed process for the bringing of derivative actions by shareholders. A shareholder may only bring a derivative action on behalf of the Fund if certain conditions are met. Among other things, such conditions: (i) require shareholder(s) to make a pre-suit demand on the Trustees (unless such effort is not likely to succeed because a majority of the Board of Trustees or the committee established to consider the merits of such action are not independent Trustees under Delaware law); (ii) require 10% of the beneficial owners to join in the pre-suit demand, or if a pre-suit demand is not required, require 10% of beneficial owners to join in the demand for the Board of Trustees to commence such action; and (iii) afford the Trustees a reasonable amount of time to consider the request and investigate the basis of the claims (including designating a committee to consider the demand and hiring counsel or other advisers). The Board of Trustees may require an undertaking by the shareholders making such demand to reimburse the Fund for the fees and expenses of any such counsel or other advisors and other out of pocket expenses of the Fund, in the event that the Board of Trustees determines not to bring such action. These conditions generally are intended to provide the Trustees with the ability to pursue a claim if they believe doing so would be in the best interests of the Fund and its shareholders and to preclude the pursuit of claims that the Trustees determine to be without merit or otherwise not in the Fund’s best interest to pursue. Any suit, claim or other action by shareholders must be brought pursuant to these provisions, irrespective of whether such claim involves a violation of shareholders’ rights. Insofar as the federal securities laws supersede state law, these provisions do not apply to shareholder derivative claims that arise under the federal securities laws.

The Declaration also generally requires that actions by shareholders in connection with or against the Fund be brought only in certain Delaware courts, provided that actions arising under the U.S. federal securities laws are required to be brought in the United States District Court for the Southern District of New York and the right to jury trial be waived to the fullest extent permitted by law. These provisions may result in increased shareholder costs in pursuing a shareholder derivative claim and/or may limit a shareholder’s ability to bring a claim in a different forum.

Reference should be made to the Declaration on file with the SEC for the full text of these provisions. See “Additional Information.”

CONVERSION TO OPEN-END FUND

The Fund may be converted to an open-end management investment company if approved by an affirmative vote of a majority of the Board of Trustees followed by the affirmative vote of the holders of at least 75% of the outstanding shares of the Fund, unless the conversion has been approved by at least 66 2/3% of the Board of Trustees, in which case the affirmative vote of “a majority of the outstanding voting securities” (as defined in the 1940 Act) of the Fund shall be required. The composition of the Fund’s portfolio and/or its investment policies could prohibit the Fund from complying with regulations of the SEC applicable to open-end management investment companies unless significant changes in portfolio holdings and investment policies are made. Conversion of the Fund to an open-end management investment company also would require the redemption of any outstanding preferred shares and could require the repayment of borrowings, which would reduce the leveraged capital structure of the Fund with respect to the Common Shares. In the event of conversion, the Common Shares would cease to be listed on the NYSE or other national securities exchange or market system. Common shareholders of an open-end management investment company can require the company to redeem their shares at any time (except in certain circumstances as authorized by or under the 1940 Act) at their net asset value, less such redemption charge, if any, as might be in effect at the time of a redemption. If converted to an open-end fund, the Fund expects to pay all redemption requests in cash, but intends to reserve the right to pay redemption requests in a combination of cash or securities. If such partial payment in securities were made, investors may incur brokerage costs in converting such securities to cash. If the Fund were converted to an open-end fund, it is likely that new Common Shares would be sold at net asset value with the potential for a sales load.

TAX MATTERS

The following discussion is a brief summary of certain U.S. federal income tax considerations affecting the Fund and the purchase, ownership and disposition of the Fund’s Common Shares. A more detailed discussion of the tax rules applicable to the Fund and its Common Shareholders can be found in the SAI that is incorporated by reference into this Prospectus. Except as otherwise noted, this discussion assumes you are a taxable U.S. person (as defined for U.S. federal income tax purposes) and that you hold your Common Shares as capital assets for U.S. federal income tax purposes (generally, assets held for investment). This discussion is based upon current provisions of the Code, the regulations promulgated thereunder and judicial and administrative authorities, all of which are subject to change or differing interpretations by the courts or the Internal Revenue Service (the “IRS”), possibly with retroactive effect. No attempt is made to present a detailed explanation of all U.S. federal tax concerns affecting the Fund and its Common Shareholders (including Common Shareholders subject to special treatment under U.S. federal income tax law).

The discussion set forth herein does not constitute tax advice and potential investors are urged to consult their own tax advisers to determine the specific U.S. federal, state, local and foreign tax consequences to them of investing in the Fund.

Taxation Of The Fund

The Fund intends to elect to be treated and to qualify annually as a RIC under Subchapter M of the Code. Accordingly, the Fund must, among other things, meet certain income, asset diversification and distribution requirements:

(i)            The Fund must derive in each taxable year at least 90% of its gross income from the following sources: (a) dividends, interest (including tax-exempt interest), payments with respect to certain securities loans, and gains from the sale or other disposition of stock, securities or foreign currencies, or other income (including gain from options, futures and forward contracts) derived with respect to its business of investing in such stock, securities or foreign currencies; and (b) net income derived from interests in “qualified publicly traded partnerships” (as defined in the Code). Generally, a qualified publicly traded partnership includes a partnership the interests of which are traded on an established securities market or readily tradable on a secondary market (or the substantial equivalent thereof) and that derives less than 90% of its gross income from the items described in (a) above.

(ii)            The Fund must diversify its holdings so that, at the end of each quarter of each taxable year, (a) at least 50% of the market value of the Fund’s total assets is represented by cash and cash items, including receivables, U.S. Government securities, the securities of other RICs and other securities, with such other securities limited, in respect of any one issuer, to an amount not greater than 5% of the value of the Fund’s total assets and not more than 10% of the outstanding voting securities of such issuer and (b) not more than 25% of the market value of the Fund’s total assets is invested in the securities (other than U.S. Government securities and the securities of other RICs) of (I) any one issuer, (II) any two or more issuers that the Fund controls and that are determined to be engaged in the same business or similar or related trades or businesses or (III) any one or more “qualified publicly traded partnerships” (as defined in the Code).

As long as the Fund qualifies as a RIC, the Fund generally will not be subject to U.S. federal income tax on income and gains that the Fund distributes to its shareholders, provided that it distributes each taxable year at least 90% of the sum of (i) the Fund’s investment company taxable income (which includes, among other items, dividends, interest, the excess of any net short-term capital gain over net long-term capital loss, and other taxable income, other than any net capital gain (defined below), reduced by deductible expenses) determined without regard to the deduction for dividends paid and (ii) the Fund’s net tax-exempt interest (the excess of its gross tax-exempt interest over certain disallowed deductions). The Fund intends to distribute substantially all of such income each year. The Fund will be subject to income tax at regular corporate rates on any taxable income or gains that it does not distribute to its shareholders.

The Fund will either distribute or retain for reinvestment all or part of its net capital gain (which consists of the excess of its net long-term capital gain over its net short-term capital loss). If any such gain is retained, the Fund will be subject to a corporate income tax on such retained amount. In that event, the Fund expects to report the retained amount as undistributed capital gain in a notice to its shareholders, each of whom, if subject to U.S. federal income tax on long-term capital gains, (i) will be required to include in income for U.S. federal income tax purposes as long-term capital gain its share of such undistributed amounts, (ii) will be entitled to credit its proportionate share of the tax paid by the Fund against its U.S. federal income tax liability and to claim refunds to the extent that the credit exceeds such liability and (iii) will increase its basis in its shares by the amount of undistributed capital gain included in such shareholder’s gross income net of the tax deemed paid the shareholder under clause (ii).

The Code imposes a 4% nondeductible excise tax on the Fund to the extent the Fund does not distribute by the end of any calendar year at least the sum of (i) 98% of its ordinary income (not taking into account any capital gain or loss) for the calendar year and (ii) 98.2% of its capital gain in excess of its capital loss (adjusted for certain ordinary losses) for a one-year period generally ending on October 31 of the calendar year (unless an election is made to use the Fund’s fiscal year). In addition, the minimum amounts that must be distributed in any year to avoid the excise tax will be increased or decreased to reflect any under-distribution or over- distribution, as the case may be, from the previous year. For purposes of the excise tax, the Fund will be deemed to have distributed any income on which it paid federal income tax. While the Fund intends to distribute any income and capital gain in the manner necessary to minimize imposition of the 4% nondeductible excise tax, there can be no assurance that sufficient amounts of the Fund’s taxable income and capital gain will be distributed to entirely avoid the imposition of the excise tax. In that event, the Fund will be liable for the excise tax only on the amount by which it does not meet the foregoing distribution requirement.

Certain of the Fund’s investment practices are subject to special and complex U.S. federal income tax provisions that may, among other things, (i) disallow, suspend or otherwise limit the allowance of certain losses or deductions, (ii) convert lower taxed long-term capital gains or “qualified dividend income” into higher taxed short-term capital gains or ordinary income, (iii) convert an ordinary loss or a deduction into a capital loss (the deductibility of which is more limited), (iv) cause the Fund to recognize income or gain without a corresponding receipt of cash, (v) adversely affect the time as to when a purchase or sale of stock or securities is deemed to occur, (vi) adversely alter the characterization of certain complex financial transactions and (vii) produce income that will not be “qualified” income for purposes of the 90% gross income requirement described above. These U.S. federal income tax provisions could therefore affect the amount, timing and character of distributions to Common Shareholders. The Fund intends to structure and monitor its transactions and may make certain tax elections and may be required to dispose of securities to mitigate the effect of these provisions and prevent disqualification of the Fund as a RIC (which may adversely affect the net after-tax return to the Fund).

If for any taxable year the Fund were to fail to qualify as a RIC, all of its taxable income (including its net capital gain) would be subject to tax at regular corporate rates without any deduction for distributions to its shareholders, and such distributions would be taxable to the Common Shareholders as ordinary dividends to the extent of the Fund’s current or accumulated earnings and profits. Such dividends, however, would be eligible (provided that certain holding period and other requirements are met) (i) to be treated as qualified dividend income in the case of U.S. Common Shareholders taxed as individuals and (ii) for the dividends-received deduction in the case of U.S. Common Shareholders taxed as corporations. The Fund could be required to recognize unrealized gains, pay taxes and make distributions (which could be subject to interest charges) before requalifying for taxation as a RIC.

Taxation Of Common Shareholders

The Fund intends to qualify each year to pay exempt-interest dividends by satisfying the requirement that at the close of each quarter of the Fund’s taxable year at least 50% of the Fund’s total assets consists of Municipal Securities, which are exempt from federal and California income tax. While the federal tax law requirement in order to pay tax-exempt dividends is that at least 50% of the total Fund assets must consist of Municipal Securities, the Fund in fact intends to have 80% or more of its net assets consist of Municipal Securities under normal market conditions. See “Investment Restrictions” in the SAI for more information.

Exempt-interest dividends. Distributions from the Fund will constitute exempt-interest dividends to the extent of the Fund’s tax-exempt interest income (net of allocable expenses and amortized bond premium). Exempt-interest dividends distributed to Common Shareholders of the Fund are excluded from gross income for federal income tax purposes. However, Common Shareholders required to file a federal income tax return will be required to report the receipt of exempt-interest dividends on their returns. Moreover, while exempt-interest dividends are excluded from gross income for federal income tax purposes, they may be subject to alternative minimum tax (AMT) in certain circumstances and may have other collateral tax consequences as discussed below.

Distributions of capital gains. Any gain or loss from the sale or other disposition of a tax-exempt security generally is treated as either long-term or short-term capital gain or loss, depending upon its holding period, and is fully taxable.

Failure of a Municipal Security to qualify to pay exempt-interest. Failure of the issuer of a tax-exempt security to comply with certain legal or contractual requirements relating to a Municipal Security could cause interest on the Municipal Security, as well as Fund distributions derived from this interest, to become taxable, perhaps retroactively to the date the Municipal Security was issued. In such a case, the Fund may be required to report to the IRS and send to Common Shareholders amended Forms 1099 for a prior taxable year in order to report additional taxable income. This in turn could require Common Shareholders to file amended federal and state income tax returns for such prior year to report and pay tax and interest on their pro rata share of the additional amount of taxable income. Moreover, if a sufficient number of Municipal Securities were determined not to be tax-exempt bonds, the Fund could fail to satisfy the requirement that the Fund hold at least 50% of the Fund’s total assets consists of Municipal Securities, which are exempt from federal income tax. This would prevent the Fund from making any distributions of exempt-interest dividends.

Distributions of ordinary income. The Fund may invest a portion of its assets in securities that pay taxable interest. The Fund also may distribute to you any market discount and net short-term capital gains from the sale of its portfolio securities. If you are a taxable investor, Fund distributions from this income are taxable to you as ordinary income to the extent of the Fund’s earnings and profits. None of the dividends paid by the Fund will qualify for the dividends-received deduction in the case of corporate shareholders or as qualified dividend income subject to reduced rates of taxation in the case of noncorporate shareholders. Provided the Fund otherwise satisfies the Distribution Requirement, the Fund reserves the right to retain, and not distribute to Common Shareholders, income and gains taxable as ordinary income, in which case the Fund would be subject to tax at the corporate income tax rate.

Sale of Common Shares. The sale or other disposition of Common Shares of the Fund will generally result in capital gain or loss to you and will be long-term capital gain or loss if you have held such Common Shares for more than one year. Any loss upon the sale or other disposition of Common Shares held for six months or less will be treated as long-term capital loss to the extent of any capital gain dividends received (including amounts credited as an undistributed capital gain) by you with respect to such Common Shares. Any loss you recognize on a sale or other disposition of Common Shares will be disallowed if you acquire other Common Shares (whether through the automatic reinvestment of dividends or otherwise) within a 61-day period beginning 30 days before and ending 30 days after your sale or exchange of the Common Shares. In such case, your tax basis in the Common Shares acquired will be adjusted to reflect the disallowed loss.

Current U.S. federal income tax law taxes both long-term and short-term capital gain of corporations at the rates applicable to ordinary income. For non-corporate taxpayers, short-term capital gain is currently taxed at rates applicable to ordinary income, while long-term capital gain generally is taxed at reduced maximum rates. The deductibility of capital losses is subject to limitations under the Code.

California Tax Matters. The Fund’s regular monthly dividends will not be subject to California personal income tax to the extent they are paid out of income earned on obligations that, when held by individuals, pay interest that is exempt from taxation by California under California law (e.g., obligations of California and its political subdivisions) or federal law, so long as at the close of each quarter of the Fund’s taxable year at least 50% of the value of the Fund’s total assets consists of such obligations and the Fund designates such tax-exempt distributions pursuant to certain written notice requirements to its shareholders. The portion of the Fund’s monthly dividends that is attributable to income other than as described in the preceding sentence will be subject to the California income tax. The Fund expects to earn no or only a minimal amount of such non-exempt income. If you are an individual California resident, you will be subject to California personal income tax to the extent the Fund distributes any realized capital gains, or if you sell or exchange shares and realize a capital gain on the transaction.

Other State and Local Tax Matters. While exempt-interest dividends are exempt from regular federal and California income taxes, they may not be exempt from other state or local income or other taxes. Some states exempt from state income tax that portion of any exempt-interest dividend that is derived from interest a RIC receives on its holdings of securities of that state and its political subdivisions and instrumentalities. Therefore, the Fund will report annually to its shareholders the percentage of interest income the Fund earned during the preceding year on tax-exempt obligations and the Fund will indicate, on a state-by-state basis, the source of this income. Shareholders are advised to consult with their own tax advisors for more detailed information concerning California tax matters or the tax laws of their state and locality of residence.

The foregoing is a general and abbreviated summary of the certain of the Code and the Treasury regulations currently in effect as they directly govern the taxation of the Fund and its Common Shareholders. These provisions are subject to change by legislative or administrative action, and any such change may be retroactive. A more detailed discussion of the tax rules applicable to the Fund and its Common Shareholders can be found in the SAI that is incorporated by reference into this Prospectus. Common Shareholders are urged to consult their tax advisers regarding specific questions as to U.S. federal, state, local and foreign income or other taxes.

PLAN OF DISTRIBUTION

The Fund may offer and sell Securities from time to time on an immediate, continuous or delayed basis, in one or more offerings under this Prospectus and a related Prospectus Supplement, on terms to be determined at the time of the offering. The Fund may offer and sell such Securities directly to one or more purchasers, to or through underwriters, through dealers or agents that the Fund designates from time to time, or through a combination of these methods. Sales of Securities may be made in transactions that are deemed to be “at the market” as defined in Rule 415 under the 1933 Act, including sales made directly on the NYSE or sales made to or through a market maker other than on an exchange.

The Prospectus Supplement relating to any offering of Securities will describe the terms of such offering, including, as applicable:

●	the names of any agents, underwriters or dealers;

●	any sales loads, underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

●	any discounts, commissions, fees or concessions allowed or reallowed or paid to dealers or agents;

●	the public offering or purchase price of the offered Securities, the estimated net proceeds the Fund will receive from the sale and the use of proceeds; and

●	any securities exchange on which the offered Securities may be listed.

The Prospectus Supplement relating to any Rights offering will set forth the number of Common Shares issuable upon the exercise of each Right (or number of Rights) and the other terms of such Rights offering.

Direct Sales

The Fund may offer and sell Securities directly to, and solicit offers from, institutional investors or others who may be deemed to be underwriters as defined in the 1933 Act for any resales of Securities. In this case, no underwriters or agents would be involved. The Fund may use electronic media, including the Internet, to sell offered Securities directly. The Fund will describe the terms of any of those sales in a Prospectus Supplement.

By Agents

The Fund may offer and sell Securities through an agent or agents designated by the Fund from time to time. An agent may sell Securities it has purchased from the Fund as principal to other dealers for resale to investors and other purchasers, and may reallow all or any portion of the discount received in connection with the purchase from the Fund to the dealers. After the initial offering of Securities, the offering price (in the case of Securities to be resold at a fixed offering price), the concession and the discount may be changed.

By Underwriters

If any underwriters are involved in the offer and sale of Securities, such Securities will be acquired by the underwriters and may be resold by them, either at a fixed public offering price established at the time of offering or from time to time in one or more negotiated transactions or otherwise, at prices related to prevailing market prices determined at the time of sale. Unless otherwise set forth in the applicable Prospectus Supplement, the obligations of the underwriters to purchase Securities will be subject to conditions precedent and the underwriters will be obligated to purchase all Securities described in the prospectus supplement if any are purchased. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to underwriters may be changed from time to time.

In connection with an offering of Common Shares, if a Prospectus Supplement so indicates, the Fund may grant the underwriters an option to purchase additional Common Shares at the public offering price, less the underwriting discounts and commissions, within 45 days from the date of the Prospectus Supplement, to cover any overallotments.

By Dealers

The Fund may offer and sell Securities from time to time through one or more dealers who would purchase the securities as principal. The dealers then may resell the offered Securities to the public at fixed or varying prices to be determined by those dealers at the time of resale. The Fund will set forth the names of the dealers and the terms of the transaction in the prospectus supplement.

General

Any underwriters, dealer or agent participating in an offering of Securities may be deemed to be an “underwriter,” as that term is defined in the 1933 Act, of Securities so offered and sold, and any discounts and commission received by them, and any profit realized by them on resale of the offered Securities for whom they act as agent, may be deemed to be underwriting discounts and commissions under the 1933 Act.

Underwriters, dealers and agents may be entitled, under agreements entered into with the Fund, to indemnification by the Fund against some liabilities, including liabilities under the 1933 Act.

The Fund may offer to sell Securities either at a fixed price or at prices that may vary, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

To facilitate an offering of Common Shares in an underwritten transaction and in accordance with industry practice, the underwriters may engage in transactions that stabilize, maintain, or otherwise affect the market price of the Common Shares or any other Security. Those transactions may include overallotment, entering stabilizing bids, effecting syndicate covering transactions, and reclaiming selling concessions allowed to an underwriter or a dealer.

An overallotment in connection with an offering creates a short position in the Common Shares for the underwriter’s own account.

An underwriter may place a stabilizing bid to purchase the Common Shares for the purpose of pegging, fixing, or maintaining the price of the Common Shares.

Underwriters may engage in syndicate covering transactions to cover overallotments or to stabilize the price of the Common Shares by bidding for, and purchasing, the Common Shares or any other Securities in the open market in order to reduce a short position created in connection with the offering.

The managing underwriter may impose a penalty bid on a syndicate member to reclaim a selling concession in connection with an offering when the Common Shares originally sold by the syndicate member are purchased in syndicate covering transactions or otherwise.

Any of these activities may stabilize or maintain the market price of the Securities above independent market levels. Underwriters are not required to engage in these activities and may end any of these activities at any time.

In connection with any Rights offering, the Fund may also enter into a standby underwriting arrangement with one or more underwriters pursuant to which the underwriter(s) will purchase Common Shares remaining unsubscribed for after the Rights offering.

Underwriters, agents and dealers may engage in transactions with or perform services, including various investment banking and other services, for the Fund and/or any of the Fund’s affiliates in the ordinary course of business.

The maximum amount of compensation to be received by any Financial Industry Regulatory Authority (“FINRA”) member or independent broker-dealer will not exceed the applicable FINRA limit for the sale of any securities being offered pursuant to Rule 415 under the Securities Act. The Adviser will not pay any compensation to any underwriter or agent in the form of warrants, options, consulting or structuring fees or similar arrangements.

To the extent permitted under the 1940 Act and the rules and regulations promulgated thereunder, the underwriters may from time to time act as a broker or dealer and receive fees in connection with the execution of the Fund’s portfolio transactions after the underwriters have ceased to be underwriters and, subject to certain restrictions, each may act as a broker while it is an underwriter.

A prospectus and accompanying Prospectus Supplement in electronic form may be made available on the websites maintained by underwriters. The underwriters may agree to allocate a number of Securities for sale to their online brokerage account holders. Such allocations of Securities for Internet distributions will be made on the same basis as other allocations. In addition, Securities may be sold by the underwriters to securities dealers who resell Securities to online brokerage account holders.

CUSTODIAN, DIVIDEND DISBURSING AGENT AND TRANSFER AGENT

Custodian

State Street Bank and Trust Company will serve as custodian for the Fund. The Custodian will hold cash, securities, and other assets of the Fund as required by the 1940 Act. Custody fees are payable monthly based on assets held in custody, investment purchases and sales activity and account maintenance fees, plus reimbursement for certain out-of-pocket expenses. The principal business address of the Custodian is 225 Franklin Street, Boston, Massachusetts 02110-2801.

Dividend Disbursing Agent and Transfer Agent

Computershare Trust Company, N.A. will act as the Fund’s dividend paying agent, transfer agent and the registrar for the Fund’s Common Shares. Computershare is located at 250 Royall Street, Canton, Massachusetts 02021.

LEGAL MATTERS

Certain legal matters will be passed on for the Fund by Stradley Ronon Stevens and Young, LLP, in connection with the offering of the Common Shares.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PricewaterhouseCoopers LLP, is the independent registered public accounting firm of the Fund.

ADDITIONAL INFORMATION

This Prospectus constitutes part of a Registration Statement filed by the Fund with the SEC under the Securities Act, and the 1940 Act. This Prospectus omits certain of the information contained in the Registration Statement, and reference is hereby made to the Registration Statement and related exhibits for further information with respect to the Fund and the Common Shares offered hereby. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference. The complete Registration Statement may be obtained from the SEC upon payment of the fee prescribed by its rules and regulations or free of charge through the SEC’s website (www.sec.gov).

The documents listed below, and any reports and other documents subsequently filed with the SEC pursuant to Section 30(b)(2) of the 1940 Act and Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering will be incorporated by reference into this Prospectus and deemed to be part of this Prospectus from the date of the filing of such reports and documents:

●	The Fund’s SAI, dated January 27, 2026;
●	The Fund’s semi-annual report on Form N-CSR for the six months ended August 31, 2025;
●	The Fund’s annual report on Form N-CSR for the fiscal year ended February 28, 2025; and
●	The description of the Common Shares contained in the Fund’s Registration Statement on Form 8-A (File No. 001-12020) filed with the SEC on March 30, 1994, as amended April 20, 1994 and August 15, 2012, including any amendment or report filed for the purpose of updating such description prior to the termination of the offering registered hereby.

The information incorporated by reference is considered to be part of this Prospectus, and later information that the Fund files with the SEC will automatically update and supersede this information. Incorporated materials not delivered with the Prospectus may be obtained, without charge, by calling 800-959-4243, by writing to the Fund at Invesco Distributors Inc., 11 Greenway Plaza, Houston, Texas 77046-1173, or from the Fund’s website www.invesco.com/reports.

PRIVACY POLICY

You share personal and financial information with us that is necessary for your transactions and your account records. We take very seriously the obligation to keep that information confidential and private.

Invesco collects nonpublic personal information about you from account applications or other forms you complete and from your transactions with us or our affiliates. We do not disclose information about you or our former customers to service providers or other third parties except to the extent necessary to service your account and in other limited circumstances as permitted by law. For example, we use this information to facilitate the delivery of transaction confirmations, financial reports, prospectuses and tax forms.

Even within Invesco. only people involved in the servicing of your accounts and compliance monitoring have access to your information. To ensure the highest level of confidentiality and security, Invesco maintains physical, electronic and procedural safeguards that meet or exceed federal standards. Special measures, such as data encryption and authentication, apply to your communications with us on our website. More detail is available to you at invesco.com/privacy.

20,000,000 Shares

Invesco California Value Municipal Income Trust

Common Shares

Rights to Purchase Common Shares

PROSPECTUS

January 27, 2026

All dealers that effect transactions in Common Shares, whether or not participating in this offering, may be required to deliver a Prospectus.

Invesco California Value Municipal Income Trust

STATEMENT OF ADDITIONAL INFORMATION

January 27, 2026

Invesco California Value Municipal Income Trust (the “Fund” or “Trust”) is a diversified, closed-end management investment company. The Fund’s primary investment objective is to seek to provide common shareholders with a high level of current income exempt from federal and California income taxes, consistent with preservation of capital. There can be no assurance that the Fund will achieve its investment objective, and you could lose some or all of your investment.

This Statement of Additional Information relates to the offering, from time to time, of up to 20,000,000 common shares of beneficial interest, no par value (“Common Shares”) and/or rights to purchase Common Shares (“Rights” and with the Common Shares, “Securities”) in one or more offerings. This Statement of Additional Information (“SAI”) is not a prospectus, but should be read in conjunction with the prospectus for the Fund, dated January 27, 2026 (the “Prospectus”), and any related supplement to the Prospectus (each a “Prospectus Supplement”). Investors should obtain and read the Prospectus and any related Prospectus Supplement prior to purchasing Common Shares. A copy of the Prospectus and any related Prospectus Supplement may be obtained without charge, by calling the Fund at 800-959-4246.

The Prospectus and this SAI omit certain of the information contained in the registration statement filed with the Securities and Exchange Commission (the “SEC”). The registration statement may be obtained from the SEC upon payment of the fee prescribed, or inspected at the SEC’s office or via its website (www.sec.gov) at no charge. Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.

THE FUND

The Fund is a diversified, closed-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”) and organized as a statutory trust under the laws of the State of Delaware. The Fund was originally organized as a Massachusetts business trust on December 21, 1992. The Fund commenced operations on April 30, 1993. Effective as of August 27, 2012, the Fund completed a redomestication to a Delaware statutory trust. Effective December 3, 2012, the Fund’s name was changed from Invesco Van Kampen California Value Municipal Income Trust to Invesco California Value Municipal Income Trust. The Fund’s currently outstanding common shares of beneficial interest, no par value (the “Common Shares”) are listed on the New York Stock Exchange (the “NYSE”) under the symbol “VCV” and the Common Shares offered by this Prospectus, subject to notice of issuance, will also be listed on the NYSE. The Fund’s principal office is located at 1331 Spring Street NW, Suite 2500, Atlanta, Georgia 30309 and its phone number is (404) 892-0896.

INVESTMENT OBJECTIVE AND POLICIES

Additional Investment Policies and Portfolio Contents

The following information supplements the discussion of the Fund’s investment objective, policies and techniques that are described in the Prospectus. The Fund may make the following investments, among others, some of which are part of its principal investment strategies and some of which are not. The principal risks of the Fund’s principal investment strategies are discussed in the Prospectus.

Municipal Securities

Municipal Securities are typically debt obligations of states, territories or possessions of the United States and the District of Columbia and their political subdivisions, agencies and instrumentalities, the interest on which, in the opinion of bond counsel or other counsel to the issuers of such securities, is, at the time of issuance, exempt from federal income tax. The issuers of municipal securities obtain funds for various public purposes, including the construction of a wide range of public facilities such as airports, highways, bridges, schools, hospitals, housing, mass transportation, streets and water and sewer works. Other public purposes for which municipal securities may be issued include refunding outstanding obligations, obtaining funds for general operating expenses and obtaining funds to lend to other public institutions and facilities.

Certain types of municipal securities are issued to obtain funding for privately operated facilities. The credit and quality of private activity debt securities are dependent on the private facility or user, who is responsible for the interest payment and principal repayment.

The two major classifications of Municipal Securities are bonds and notes. Municipal bonds are municipal debt obligations in which the issuer is obligated to repay the original (or “principal”) payment amount on a certain maturity date along with interest. A municipal bond’s maturity date (the date when the issuer of the bond repays the principal) may be years in the future. Short-term bonds mature in one to three years, while long-term bonds usually do not mature for more than a decade. Notes are short-term instruments which usually mature in less than two years. Most notes are general obligations of the issuing municipalities or agencies and are sold in anticipation of a bond sale, collection of taxes or receipt of other revenues. Municipal notes also include tax, revenue notes and revenue and bond anticipation notes (discussed more fully below) of short maturity, generally less than three years, which are issued to obtain temporary funds for various public purposes.

Municipal debt securities may also be classified as general obligation or revenue obligations (or special delegation securities). General obligation securities are secured by the issuer’s pledge of its faith, credit and taxing power for the payment of principal and interest.

Revenue debt obligations, such as revenue bonds and revenue notes, are usually payable only from the revenues derived from a particular facility or class of facilities or, in some cases, from the proceeds of a special excise tax or other specific revenue source but not from the general taxing power. The principal and interest payments for industrial development bonds or pollution control bonds are often the sole responsibility of the industrial user and therefore may not be backed by the taxing power of the issuing municipality. The interest paid on such bonds may be exempt from federal income tax, although current federal tax laws place substantial limitations on the purposes and size of such issues. Such obligations are considered to be Municipal Securities provided that the interest paid thereon, in the opinion of bond counsel, qualifies as exempt from federal income tax. However, interest on municipal securities may give rise to a federal alternative minimum tax (AMT) liability and may have other collateral federal income tax consequences. There is a risk that some or all of the interest received by the Fund from tax-exempt municipal securities might become taxable as a result of tax law changes or determinations of the IRS.

Another type of revenue obligations is pre-refunded bonds, which are typically issued to refinance debt. In other words, pre-refunded bonds result from the advance refunding of bonds that are not currently redeemable. The proceeds from the issue of the lower yield and/or longer maturing pre-refunding bond will usually be used to purchase U.S. government obligations, such as U.S. Treasury securities, which are held in an escrow account and used to pay interest and principal payments until the scheduled call date of the original bond issue occurs. Like other fixed income securities, pre-refunded bonds are subject to interest rate, market, credit, and reinvestment risks. However, because pre-refunded bonds are generally collateralized with U.S. government obligations, such pre-refunded securities have essentially the same risks of default as a AAA-rated security. The Fund will treat such pre-refunded securities as investment-grade securities, notwithstanding the fact that the issuer of such securities may have a lower rating (such as a below-investment-grade rating) from one or more rating agencies.

Within these principal classifications of municipal securities, there are a variety of types of municipal securities, including but not limited to, fixed and variable rate securities, variable rate demand notes, municipal leases, custodial receipts, participation certificates, inverse floating rate securities, and derivative municipal securities.

After purchase by the Fund, an issue of Municipal Securities may cease to be rated by Moody’s Investors Service, Inc. (Moody’s) or S&P Global Ratings (S&P), or another nationally recognized statistical rating organization (NRSRO), or the rating of such a security may be reduced below the minimum credit quality rating required for purchase by the Fund. Neither event would require the Fund to dispose of the security. To the extent that the ratings applied by Moody’s, S&P or another NRSRO to Municipal Securities may change as a result of changes in these rating systems, the Fund will attempt to use comparable credit quality ratings as standards for its investments in Municipal Securities.

The yields on Municipal Securities are dependent on a variety of factors, including general economic and monetary conditions, money market factors, conditions of the Municipal Securities market, size of a particular offering, and maturity and rating of the obligation. Because many Municipal Securities are issued to finance similar projects, especially those related to education, health care, transportation and various utilities, conditions in those sectors and the financial condition of an individual municipal issuer can affect the overall municipal market. The market values of the Municipal Securities held by the Fund will be affected by changes in the yields available on similar securities. If yields increase following the purchase of a Municipal Security, the market value of such Municipal Security will generally decrease. Conversely, if yields decrease, the market value of a Municipal Security will generally increase. The ratings of S&P and Moody’s represent their opinions of the quality of the municipal securities they undertake to rate. It should be emphasized, however, that ratings are general and are not absolute standards of quality. Consequently, municipal securities with the same maturity, coupon and rating may have different yields while municipal securities of the same maturity and coupon with different ratings may have the same yield.

The secondary market for municipal obligations (and in particular high yield municipal obligations) also tends to be less well-developed and less liquid than many other securities markets, including with respect to certain municipal securities that represent relatively recent innovations in such markets or are specific to an individual project, which may limit the Fund’s ability to sell its municipal obligations at attractive prices, especially on short notice. There may be less publicly available information about the financial condition of municipal security issuers than for issuers of other types of securities. As a result, municipal securities may be more difficult to value accurately.

Under normal market conditions, longer-term municipal securities generally provide a higher yield than shorter-term municipal securities. The Fund has no limitation as to the maturity of municipal securities in which they may invest. The Adviser may adjust the average maturity of the Fund’s portfolio from time to time depending on its assessment of the relative yields available on securities of different maturities and its expectations of future changes in interest rates.

The net asset value of the Fund will change with changes in the value of its portfolio securities. With fixed income municipal securities, the net asset value of the Fund can be expected to change as general levels of interest rates fluctuate. When interest rates decline, the value of a portfolio invested in fixed income securities generally can be expected to rise. Conversely, when interest rates rise, the value of a portfolio invested in fixed income securities generally can be expected to decline. The prices of longer term municipal securities generally are more volatile with respect to changes in interest rates than the prices of shorter term municipal securities. Volatility may be greater during periods of general economic uncertainty. Further, decreased inventories of municipal securities held by brokers and dealers can lessen their ability to make a market in these securities, and result in increased municipal security price volatility and trading costs, particularly during periods of economic or market stress. The lack of a liquid secondary market may also make it more difficult for the Fund to obtain accurate market quotations in valuing municipal securities and elements of judgment may play a greater role in the valuation.

Municipal Securities, like other debt obligations, are subject to the credit risk of nonpayment. The ability of issuers of municipal securities to make timely payments of interest and principal may be adversely impacted in general economic downturns and as relative governmental cost burdens are allocated and reallocated among federal, state and local governmental units. Such nonpayment would result in a reduction of income to the Fund, and could result in a reduction in the value of the municipal securities experiencing nonpayment and a potential decrease in the net asset value of the Fund. In addition, the Fund may incur expenses to work out or restructure a distressed or defaulted security.

The Fund may invest in Municipal Securities with credit enhancements such as letters of credit and municipal bond insurance. The Fund may invest in Municipal Securities that are insured by financial insurance companies. Since a limited number of entities provide such insurance, the Fund may invest more than 25% of its assets in securities insured by the same insurance company, to the extent permitted by other applicable investment limitations. If the Fund invests in Municipal Securities backed by insurance companies and other financial institutions, changes in the financial condition of these institutions could cause losses to the Fund and affect share price. Letters of credit are issued by a third party, usually a bank, to enhance liquidity and ensure repayment of principal and any accrued interest if the underlying Municipal Bond should default. These credit enhancements do not guarantee payments or repayments on the Municipal Securities and a downgrade in the credit enhancer could affect the value of the Municipal Security.

If the IRS determines that an issuer of a Municipal Security has not complied with applicable tax requirements, interest from the security could be treated as taxable, which could result in a decline in the security’s value. In addition, there could be changes in applicable tax laws or tax treatments that reduce or eliminate the current federal income tax exemption on Municipal Securities or otherwise adversely affect the current federal or state tax status of Municipal Securities. For example, 2017 legislation commonly known as the Tax Cuts and Jobs Act repeals the exclusion from gross income for interest on pre-refunded municipal securities effective for such bonds issued after December 31, 2017.

Taxable municipal securities are debt securities issued by or on behalf of states and their political subdivisions, the District of Columbia, and possessions of the United States, the interest on which is not exempt from federal income tax. Taxable investments include, for example, hedging instruments, repurchase agreements, and many of the types of securities the Fund would buy for temporary defensive purposes.

At times, in connection with the restructuring of a municipal bond issuer either outside of bankruptcy court in a negotiated workout or in the context of bankruptcy proceedings, the Fund may determine or be required to accept equity or taxable debt securities, or the underlying collateral (which may include real estate or loans) from the issuer in exchange for all or a portion of the Fund’s holdings in the municipal security. Although the Adviser will attempt to sell those assets as soon as reasonably practicable in most cases, depending upon, among other things, the Adviser’s valuation of the potential value of such assets in relation to the price that could be obtained by the Fund at any given time upon sale thereof, the Fund may determine to hold such securities or assets in its portfolio for limited period of time in order to liquidate the assets in a manner that maximizes their value to the Fund.

Municipal Securities also include, but are not limited to, the following securities:

●	Bond Anticipation Notes usually are general obligations of state and local governmental issuers which are sold to obtain interim financing for projects that will eventually be funded through the sale of long-term debt obligations or bonds.

●	Revenue Anticipation Debt Securities, including bonds, notes, and certificates, are issued by governments or governmental bodies with the expectation that future revenues from a designated source will be used to repay the securities. In general, they also constitute general obligations of the issuer.

●	Tax Anticipation Notes are issued by state and local governments to finance the current operations of such governments. Repayment is generally to be derived from specific future tax revenues.

●	Tax-Exempt Commercial Paper (Municipal Paper) is similar to taxable commercial paper, except that tax-exempt commercial paper is issued by states, municipalities and their agencies.

●	Tax-Exempt Mandatory Paydown Securities (TEMPS) are fixed rate term bonds carrying a short-term maturity, usually three to four years beyond the expected redemption. TEMPS are structured as bullet repayments, with required optional redemptions as entrance fees are collected.

●	Zero Coupon and Pay-in-Kind Securities do not immediately produce cash income. These securities are issued at an original issue discount, with the full value, including accrued interest, paid at maturity. Interest income may be reportable annually, even though no annual payments are made. Market prices of zero coupon bonds tend to be more volatile than bonds that pay interest regularly. Pay-in-kind securities are securities that have interest payable by delivery of additional securities. Upon maturity, the holder is entitled to receive the aggregate par value of the securities. Zero coupon and pay-in-kind securities may be subject to greater fluctuation in value and less liquidity in the event of adverse market conditions than comparably rated securities paying cash interest at regular interest payment periods. Prices on non-cash-paying instruments may be more sensitive to changes in the issuer’s financial condition, fluctuation in interest rates and market demand/supply imbalances than cash-paying securities with similar credit ratings, and thus may be more speculative. Special tax considerations are associated with investing in certain lower-grade securities, such as zero coupon or pay-in-kind securities. Pay-in-kind securities are subject to additional risks including that the interest payments deferred on pay-in-kind loans are subject to the risk that the borrower may default when the deferred payments are due in cash at the maturity of the loan.

●	Capital Appreciation Bonds are municipal securities in which the investment return on the initial principal payment is reinvested at a compounded rate until the bond matures. The principal and interest are due on maturity. Thus, like zero coupon securities, investors must wait until maturity to receive interest and principal, which increases the interest rate and credit risks.

●	Payments in lieu of taxes (also known as PILOTs) are voluntary payments by, for instance the U.S. government or nonprofits, to local governments that help offset losses in or otherwise serve as a substitute for property taxes.

●	Converted Auction Rate Securities (CARS) are a structure that combines the debt service deferral feature of Capital Appreciation Bonds (CABS) with Auction Rate Securities. The CARS pay no debt service until a specific date, then they incrementally convert to conventional Auction Rate Securities. At each conversion date the issuer has the ability to call and pay down any amount of the CARS. Some bonds may be “callable,” allowing the issuer to redeem them before their maturity date. To protect bondholders, callable bonds may be issued with provisions that prevent them from being called for a period of time. Typically, that is 5 to 10 years from the issuance date. When interest rates decline, if the call protection on a bond has expired, it is more likely that the issuer may call the bond. If that occurs, the Fund might have to reinvest the proceeds of the called bond in investments that pay a lower rate of return, which could reduce the Fund’s yield.

Inverse Floating Rate Interests

Inverse floating rate interests (Inverse Floaters) are issued in connection with municipal tender option bond (TOB) financing transactions to generate leverage for the Fund. Such instruments are created by a special purpose trust (a TOB Trust) that holds long-term fixed rate bonds sold to it by the Fund (the underlying security), and issues two classes of beneficial interests: short-term floating rate interests (Floaters), which are sold to other investors, and Inverse Floaters, which are purchased by the Fund. The Floaters have first priority on the cash flow from the underlying security held by the TOB Trust, have a tender option feature that allows holders to tender the Floaters back to the TOB Trust for their par amount and accrued interest at specified intervals and bear interest at prevailing short-term interest rates. Tendered Floaters are remarketed for sale to other investors for their par amount and accrued interest by a remarketing agent to the TOB Trust and are ultimately supported by a liquidity facility provided by a bank, upon which the TOB Trust can draw funds to pay such amount to holders of Tendered Floaters that cannot be remarketed. The Fund, as holder of the Inverse Floaters, is paid the residual cash flow from the underlying security. Accordingly, the Inverse Floaters provide the Fund with leveraged exposure to the underlying security. When short-term interest rates rise or fall, the interest payable on the Floaters issued by a TOB Trust will, respectively, rise or fall, leaving less or more, respectively, residual interest cash flow from the underlying security available for payment on the Inverse Floaters. Thus, as short-term interest rates rise, Inverse Floaters produce less income for the Fund, and as short-term interest rates decline, Inverse Floaters produce more income for the Fund. The price of Inverse Floaters is expected to decline when interest rates rise and increase when interest rates decline, in either case generally more so than the price of a bond with a similar maturity, because of the effect of leverage. As a result, the price of Inverse Floaters is typically more volatile than the price of bonds with similar maturities, especially if the relevant TOB Trust is structured to provide the holder of the Inverse Floaters relatively greater leveraged exposure to the underlying security (e.g., if the par amount of the Floaters, as a percentage of the par amount of the underlying security, is relatively greater). Upon the occurrence of certain adverse events (including a credit ratings downgrade of the underlying security or a substantial decrease in the market value of the underlying security), a TOB Trust may be collapsed by the remarketing agent or liquidity provider and the underlying security liquidated, and the Fund could lose the entire amount of its investment in the Inverse Floater and may, in some cases, be contractually required to pay the shortfall, if any, between the liquidation value of the underlying security and the principal amount of the Floaters. Consequently, in a rising interest rate environment, the Fund’s investments in Inverse Floaters could negatively impact the Fund’s performance and yield, especially when those Inverse Floaters provide the Fund with relatively greater leveraged exposure to the underlying securities held by the relevant
TOB Trusts.

Final rules implementing section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the Volcker Rule) prohibit banking entities and their affiliates from sponsoring and/or providing certain services to TOB Trusts, which constitute “covered funds” under the Volcker Rule. As a result of the Volcker Rule, the Fund, as holder of Inverse Floaters, is required to perform certain duties in connection with TOB financing transactions previously performed by banking entities. These duties may alternatively be performed by a non-bank third-party service provider. The Fund’s expanded role in TOB financing transactions as a result of the Volcker Rule may increase its operational and regulatory risk.

Further, the SEC and various banking agencies have adopted rules implementing credit risk retention requirements for asset-backed securities (the Risk Retention Rules), which apply to TOB financing transactions and TOB Trusts. The Risk Retention Rules require the sponsor of a TOB Trust, which is deemed to be the Fund (as holder of the related Inverse Floaters), to retain at least 5% of the credit risk of the underlying security held by the TOB Trust. As applicable, the Fund has adopted policies and procedures intended to comply with the Risk Retention Rules. The Risk Retention Rules may adversely affect the Fund’s ability to engage in TOB financing transactions or increase the costs of such transactions in certain circumstances.

There can be no assurances that TOB financing transactions will continue to be a viable or cost-effective form of leverage. The unavailability of TOB financing transactions or an increase in the cost of financing provided by TOB transactions may adversely affect the Fund’s net asset value, distribution rate and ability to achieve its investment objective.

Municipal Lease Obligations

Municipal leases obligations are issued by state and local governments or authorities to finance the acquisition of land, equipment and facilities, such as state and municipal vehicles, telecommunications and computer equipment, and other capital assets. Municipal lease obligations, a type of Municipal Security, may take the form of a lease, an installment purchase contract or a conditional sales contract. Interest payments on qualifying municipal lease obligations are generally exempt from federal income taxes.

Municipal lease obligations are generally subject to greater risks than general obligation or revenue bonds. State laws set forth requirements that states or municipalities must meet in order to issue municipal obligations, and such obligations may contain a covenant by the issuer to budget for, appropriate, and make payments due under the obligation. However, certain municipal lease obligations may contain non-appropriation clauses which provide that the issuer is not obligated to make payments on the obligation in future years unless funds have been appropriated for this purpose each year. If not enough money is appropriated to make the lease payments, the leased property may be repossessed as security for holders of the municipal lease obligation. In such an event, there is no assurance that the property’s private sector or re-leasing value will be enough to make all outstanding payments on the municipal lease obligation or that the payments will continue to be tax-free. Additionally, it may be difficult to dispose of the underlying capital asset in the event of non-appropriation or other default. Direct investments by the Fund in municipal lease obligations may be deemed illiquid and therefore subject to the Fund’s percentage limitations for illiquid investments and the risks of holding illiquid investments.

Tobacco Related Bonds

The Fund may invest in two types of tobacco related bonds: (i) tobacco settlement revenue bonds, for which payments of interest and principal are made solely from a state’s interest in the Master Settlement Agreement (“MSA”) and (ii) tobacco bonds subject to a state’s appropriation pledge (“STA Tobacco Bonds”), for which payments may come from both the MSA revenue and the applicable state’s appropriation pledge.

Tobacco Settlement Revenue Bonds. Tobacco settlement revenue bonds are secured by an issuing state’s proportionate share of periodic payments by tobacco companies made under the MSA, a litigation settlement agreement reached out of court in November 1998 between 46 states and six U.S. jurisdictions and tobacco manufacturers representing a majority of U.S. market share. The MSA provides for annual payments by the manufacturers to the states and other jurisdictions in perpetuity in exchange for releasing all claims against the manufacturers and a pledge of no further litigation. The MSA established a base payment schedule and a formula for adjusting payments each year. Tobacco manufacturers pay into a master escrow trust based on their market share, and each state receives a fixed percentage of the payment as set forth in the MSA. Within some states, certain localities may in turn be allocated a specific portion of the state’s MSA payment pursuant to an arrangement with the state.

A number of states and local governments have securitized the future flow of payments under the MSA by selling bonds, some through distinct governmental entities created for such purpose. The bonds are backed by the future revenue flows from the tobacco manufacturers. Annual payments on the bonds, and thus the risk to the Fund, are dependent on the receipt of future settlement payments by the state or its instrumentality. The actual amount of future settlement payments depends on many factors including, but not limited to, annual domestic cigarette shipments, cigarette consumption, inflation and the financial capability of participating tobacco companies. As a result, payments made by tobacco manufacturers could be reduced if the decrease in tobacco consumption is significantly greater than the forecasted decline. Demand for cigarettes in the U.S. could continue to decline based on many factors, including without limitation, further regulation, anti-smoking campaigns, tax-increases, price increases implemented to recoup the cost of payments by tobacco companies under the MSA, reduced ability to advertise, enforcement of laws prohibiting sales to minors, elimination of certain sales venues such as vending machines, the spread of local ordinances restricting smoking in public areas, and increase in the use of other nicotine delivery devices (such as electronic cigarettes, smoking cessation products, and smokeless tobacco).

Because tobacco settlement bonds are backed by payments from the tobacco manufacturers, and generally not by the credit of the state or local government issuing the bonds, their creditworthiness depends on the ability of tobacco manufacturers to meet their obligations. A market share loss by the MSA companies to non-MSA participating tobacco manufacturers could also cause a downward adjustment in the payment amounts. A participating manufacturer filing for bankruptcy also could cause delays or reductions in bond payments, which could affect the Fund’s net asset value.

The MSA and tobacco manufacturers have been and continue to be subject to various legal claims, including among others, claims that the MSA violates federal antitrust law. In addition, the United States Department of Justice has alleged in a civil lawsuit that the major tobacco companies defrauded and misled the American public about the health risks associated with smoking cigarettes. Since the MSA, individual and class action healthcare cost recovery lawsuits have been brought against tobacco manufacturers by plaintiffs seeking various forms of relief, including compensatory and punitive damages, as well as reimbursement for healthcare expenditures incurred in connection with the treatment of medical conditions allegedly caused by smoking or secondhand smoke. The MSA does not release participating manufacturers from liability in such cases as the MSA only settled claims of the participating states. An adverse outcome to these, or any litigation matters or regulatory actions relating to the MSA or affecting tobacco manufacturers, could adversely affect the payment streams associated with the MSA or cause delays or reductions in bond payments by tobacco manufacturers.

Tobacco Subject to Appropriation (STA) Bonds. In addition to the tobacco settlement bonds discussed above, the Fund also may invest in STA Tobacco Bonds that rely on both the revenue source from the MSA and a state appropriation pledge.

These STA Tobacco Bonds are part of a larger category of municipal bonds that are subject to state appropriation. Although specific provisions may vary among states, “government appropriation” or “subject to appropriation” bonds (also referred to as “appropriation debt”) are typically payable from two distinct sources: (i) a dedicated revenue source such as a municipal enterprise, a special tax or, in the case of tobacco bonds, the MSA funds, and (ii) the issuer’s general funds. Appropriation debt differs from a state’s general obligation debt in that general obligation debt is backed by the state’s full faith, credit, and taxing power, while appropriation debt requires the state to pass a specific periodic appropriation to pay interest and/or principal on the bonds. The appropriation is usually made annually. While STA Tobacco Bonds offer an enhanced credit support feature, that feature is generally not an unconditional guarantee of payment by a state and states generally do not pledge the full faith, credit, or taxing power of the state.

Derivative Transactions and Related Risk Factors

The Fund may invest in derivatives. A derivative is a financial instrument whose value is dependent upon the value of other assets, rates or indices, referred to as “underlying reference assets.” These underlying reference assets may include, among others, commodities, stocks, bonds, interest rates, currency exchange rates or related indices. Some derivatives, such as futures and certain options, are traded on U.S. commodity and securities exchanges, while other derivatives, such as many types of swap agreements, are privately negotiated and entered into in the OTC market. In addition, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the Dodd-Frank Act) and implementing rules require certain types of swaps to be traded on public execution facilities and centrally cleared.

The Fund may use derivative instruments including, but not limited to, futures, options, swaps (including municipal market data rate locks (“MMD Rate Locks”)) and forward contracts (including municipal forward contracts) for a variety of purposes, including hedging, risk management, portfolio management or to earn income. However derivatives are used, their successful use is not assured and will depend upon, among other factors, the portfolio managers’ ability to predict and understand relevant market movements.

A futures contract is a standardized agreement between two parties to buy or sell a specified quantity of an underlying asset at a specified price at a specified future time. The value of the futures contract tends to increase and decrease in tandem with the value of the underlying asset. Futures contracts are bilateral agreements, with both the purchaser and the seller equally obligated to complete the transaction. Depending on the terms of the particular contract, futures contracts are settled by purchasing an offsetting contract, physically delivering the underlying asset on the settlement date or paying a cash settlement amount on the settlement date.

An option is a derivative financial instrument that reflects a contract between two parties for a future transaction on an asset at a reference price. The buyer of the option gains the right, but not the obligation, to engage in that transaction, while the seller incurs the corresponding obligation to fulfill the transaction. The price of an option derives from the difference between the reference price and the value of the underlying asset (commonly a stock, a bond, a currency or a futures contract) plus a premium based on the time remaining until the expiration of the option. Other types of options exist, and options can in principle be created for any type of valuable asset.

A swap contract is an agreement between two parties pursuant to which the parties exchange payments at specified dates on the basis of a specified notional amount, with the payments calculated by reference to specified securities, indexes, reference rates, commodities, currencies or other assets. The notional amount of a swap is based on the nominal or face amount of a reference asset that is used to calculate payments made on that swap; the notional amount typically is not exchanged between counterparties. The parties to the swap use variations in the value of the underlying asset to calculate payments between them through the life of the swap.

●	MMD Rate Locks. A MMD Rate Lock permits the Fund to lock in a specified municipal interest rate for a portion of its portfolio to preserve a return on a particular investment or a portion of its portfolio as a duration management technique or to protect against any increase in the price of securities to be purchased at a later date. The use of an MMD Rate Lock may result in the Fund having a long or short position in municipal bonds, depending on the purpose for which it is being used. MMD Rate Locks may also be used for hedging purposes. An MMD Rate Lock is an agreement between two parties, the Fund and an MMD Rate Lock provider, pursuant to which the parties agree to make payments to each other on a notional amount, contingent upon whether the Municipal Market Data AAA General Obligation Scale is above or below a specified level on the expiration date of the contract.

A forward contract is a standard binding agreement to buy or sell a specified quantity of an underlying instrument or asset at a specified price at a specified later date.

●	Municipal Forward Contracts. A municipal forward contract is an agreement by the Fund to purchase a municipal security on a when-issued basis with a longer-than-standard settlement period, in some cases with the settlement date taking place up to five years from the date of purchase. Municipal forward contracts typically carry a substantial yield premium to compensate the buyer for the risks associated with a long when issued period, including shifts in market interest rates that could materially impact the principal value of the bond, deterioration in the credit quality of the issuer, loss of alternative investment options during the when issued period and failure of the issuer to complete various steps required to issue the bonds.

Certain derivatives involve leverage, that is, the amount invested may be smaller than the full economic exposure of the derivative instrument and the Fund could lose more than it invested. The leverage involved in these derivative transactions may result in the Fund’s net asset value being more sensitive to changes in the value of its investments.

Commodity Exchange Act (CEA) Regulation and Exclusions:

With respect to the Fund, Invesco has claimed an exclusion from the definition of “commodity pool operator” (CPO) under the CEA and the rules of the Commodity Futures Trading Commission (CFTC) and, therefore, is not subject to CFTC registration or regulation as a CPO. In addition, Invesco is relying upon a related exclusion from the definition of “commodity trading advisor” (CTA) under the CEA and the rules of the CFTC with respect to the Fund.

The terms of the CPO exclusion require the Fund, among other things, to adhere to certain limits on its investments in “commodity interests.” Commodity interests include commodity futures, commodity options and swaps, which in turn include non-deliverable forwards, as further described below. Because Invesco and the Fund intend to comply with the terms of the CPO exclusion, the Fund may, in the future, need to adjust its investment strategies, consistent with their investment objectives, to limit their investments in these types of instruments. The Fund is not intended as a vehicle for trading in the commodity futures, commodity options or swaps markets. The CFTC has neither reviewed nor approved Invesco’s reliance on these exclusions, or the Fund, its investment strategies, its prospectus or this SAI.

Generally, the exclusion from CPO regulation on which Invesco relies requires the Fund to meet one of the following tests for its commodity interest positions, other than positions entered into for bona fide hedging purposes (as defined in the rules of the CFTC): either (1) the aggregate initial margin and premiums required to establish the Fund’s positions in commodity interests may not exceed 5% of the liquidation value of the Fund’s portfolio (after taking into account unrealized profits and unrealized losses on any such positions); or (2) the aggregate net notional value of the Fund’s commodity interest positions, determined at the time the most recent such position was established, may not exceed 100% of the liquidation value of the Fund’s portfolio (after taking into account unrealized profits and unrealized losses on any such positions). In addition to meeting one of these trading limitations, the Fund may not market itself as a commodity pool or otherwise as a vehicle for trading in the commodity futures, commodity options or swaps markets. If, in the future, the Fund can no longer satisfy these requirements, Invesco would withdraw its notice claiming an exclusion from the definition of a CPO, and Invesco would be subject to registration and regulation as a CPO with respect to the Fund, in accordance with the CFTC rules that allow for substituted compliance with CFTC disclosure and shareholder reporting requirements based on Invesco’s compliance with comparable SEC requirements. However, as a result of CFTC regulation with respect to the Fund, the Fund may incur additional compliance and other expenses.

General risks associated with derivatives:

The use by the Fund of derivatives may involve certain risks, as described below.

Counterparty Risk: The risk that a counterparty under a derivatives agreement will not live up to its obligations, including because of the counterparty’s bankruptcy or insolvency. Certain agreements may not contemplate delivery of collateral to support fully a counterparty’s contractual obligation; therefore, the Fund might need to rely solely on contractual remedies to satisfy the counterparty’s full obligation. As with any contractual remedy, there is no guarantee that the Fund will be successful in pursuing such remedies, particularly in the event of the counterparty’s bankruptcy or insolvency. Many derivative trading agreements, such as an ISDA Master Agreement governing OTC swaps, provide for netting of derivatives transactions governed by the agreement in the event of a default by either counterparty, pursuant to which the Fund’s and the counterparty’s obligations under the relevant transactions can be netted and set-off against each other, in which case the Fund’s obligation or right will be the net amount owed to or by the counterparty. Netting agreements are intended to function as a counterparty credit risk mitigant, but in the case of a bankruptcy or insolvency of the relevant counterparty, are subject to the risk that the insolvency regime applicable to the counterparty might not recognize the enforceability of the contractual netting provisions. The Fund will not enter into a derivative transaction with any counterparty that Invesco and/or the Sub-Advisers believe does not have the financial resources to honor its obligations under the transaction. Invesco monitors the financial stability of counterparties. Where the obligations of the counterparty are guaranteed, Invesco monitors the financial stability of the guarantor and the counterparty. If a counterparty’s creditworthiness declines, the value of the derivative would also likely decline, potentially resulting in losses to the Fund.

Leverage Risk: Leverage exists when the Fund can lose more than it originally invests because it purchases or sells an instrument or enters into a transaction without investing an amount equal to the full economic exposure of the instrument or transaction. Leverage may cause the Fund to be more volatile because it may exaggerate the effect of any increase or decrease in the value of the Fund’s portfolio securities. The use of some derivatives may result in economic leverage, which does not result in the possibility of the Fund incurring obligations beyond its initial investment, but that nonetheless permits the Fund to gain exposure that is greater than would be the case in an unlevered instrument.

Liquidity Risk: The risk that a particular derivative is difficult to sell or liquidate. If a derivative transaction is particularly large or if the relevant market is illiquid, it may not be possible to initiate a transaction or liquidate a position at an advantageous time or price, which may result in significant losses to the Fund.

Pricing Risk: The risk that the value of a particular derivative does not move in tandem or as otherwise expected relative to the corresponding underlying instruments.

Special Regulatory Risks of Derivatives: The regulation of derivatives is a rapidly changing area of law and is subject to modification by government and judicial action. In addition, the SEC, CFTC and the exchanges are authorized to take extraordinary actions in the event of a market emergency, including, for example, the implementation or reduction of speculative position limits, the implementation of higher margin requirements, the establishment of daily price limits and the suspension of trading.

It is not possible to predict fully the effects of current or future regulation. However, it is possible that developments in government regulation of various types of derivative instruments, such as speculative position limits on certain types of derivatives, or limits or restrictions on the counterparties with which the Fund engages in derivative transactions, may limit or prevent the Fund from using or limit the Fund’s use of these instruments effectively as a part of its investment strategy, and could adversely affect the Fund’s ability to achieve its investment objective. Invesco will continue to monitor developments in the area, particularly to the extent regulatory changes affect the Fund’s ability to enter into desired swap agreements. New requirements, even if not directly applicable to the Fund, may increase the cost of the Fund’s investments and cost of doing business.

Tax Risks: For a discussion of the tax considerations relating to derivative transactions, see “Tax Matters.”

General risks of hedging strategies using derivatives:

The use by the Fund of hedging strategies involves special considerations and risks, as described below. Successful use of hedging transactions depends upon Invesco’s and the Sub-Advisers’ ability to predict correctly the direction of changes in the value of the applicable markets and securities, contracts and/or currencies. While Invesco and the Sub-Advisers are experienced in the use of derivatives for hedging, there can be no assurance that any particular hedging strategy will succeed.

In a hedging transaction, there might be imperfect correlation, or even no correlation, between the price movements of an instrument used for hedging and the price movements of the investments being hedged. Such a lack of correlation might occur due to factors unrelated to the value of the investments being hedged, such as changing interest rates, market liquidity, and speculative or other pressures on the markets in which the hedging instrument is traded.

Hedging strategies, if successful, can reduce risk of loss by wholly or partially offsetting the negative effect of unfavorable price movements in the investments being hedged. However, hedging strategies can also reduce opportunity for gain by offsetting the positive effect of favorable price movements in the hedged investments. Investors should bear in mind that the Fund is not obligated to actively engage in hedging. For example, the Fund may not have attempted to hedge its exposure to a particular foreign currency at a time when doing so might have avoided a loss.

Valuation Risk. Many factors may influence the price at which the Fund could sell a particular portfolio investment. The price the Fund could receive upon the sale of a portfolio investment may differ from the Fund's valuation of the investment, particularly for investments that trade in thin or volatile markets or that are valued using a fair valuation methodology. Financial information related to securities of non-U.S. issuers may be less reliable than information related to securities of U.S. issuers, which may make it difficult to obtain a current price for a non-U.S. security held by the Fund.

To the extent that the investments held by the Fund trade on foreign exchanges or in foreign markets that may be closed when the securities exchange on which the Fund's shares trade is open, there are likely to be deviations between the current price of such investment and the last quoted price for the investment (i.e., the Fund's quote from the closed foreign market). When market quotations are not readily available for Fund investments, those investments are fair valued by the Adviser. There are multiple methods that can be used to fair value a portfolio investment, and such methods may involve more subjectivity than the use of market quotations. The value established for an investment through fair valuation may be different from what would be produced if the investment had been valued using market quotations.

In addition, there is no assurance that the Fund could sell a portfolio investment at any time for the value ascribed to it for purposes of calculating the Fund's net asset value, and it is possible that the Fund could incur a loss because an investment is sold at a discount to its ascribed value. Purchases or redemptions of Fund shares made on days when the Fund is holding fair valued investments may result in receiving a greater or lesser number of shares, or higher or lower redemption proceeds, than would have been received if the Fund did not hold fair valued investments or if the Adviser had used a different methodology to fair value those investments. The ability to value investments may also be impacted by technological issues and/or errors by pricing services or other third-party service providers.

Cybersecurity Risk. With the increased use of technologies such as the Internet to conduct business, the Fund, like all companies, may be susceptible to operational, information security and related risks. Cybersecurity incidents involving the Fund and its service providers (including, without limitation, the Fund’s investment adviser, sub-adviser, fund accountant, custodian, transfer agent and financial intermediaries) have the ability to cause disruptions and impact business operations, potentially resulting in financial losses, impediments to trading, the inability of Fund shareholders to transact business, violations of applicable privacy and other laws, regulatory fines, penalties, reputational damage, reimbursement or other compensation costs, and/or additional compliance costs.

Cybersecurity incidents can result from deliberate cyberattacks or unintentional events and may arise from external or internal sources. Cyberattacks may include infection by malicious software or gaining unauthorized access to digital systems, networks or devices that are used to service the Fund’s operations (e.g., by “hacking” or “phishing”). Cyberattacks may also be carried out in a manner that does not require gaining unauthorized access, such as causing denial-of-service attacks on websites (i.e., efforts to make network services unavailable to intended users). These cyberattacks could cause the misappropriation of assets or personal information, corruption of data or operational disruptions. Geopolitical tensions may, from time to time, increase the scale and sophistication of deliberate cyberattacks.

Similar adverse consequences could result from cybersecurity incidents affecting issuers of securities in which the Fund invests, counterparties with which the Fund engages, governmental and other regulatory authorities, exchange and other financial market operators, banks, brokers, dealers, insurance companies, other financial institutions and other parties. In addition, substantial costs may be incurred in order to prevent any cybersecurity incidents in the future. Although the Fund’s service providers may have established business continuity plans and risk management systems to mitigate cybersecurity risks, there can be no guarantee or assurance that such plans or systems will be effective, or that all risks that exist, or may develop in the future, have been completely anticipated and identified or can be protected against. The Fund and its shareholders could be negatively impacted as a result.

The rapid development and increasingly widespread use of AI Technologies (as discussed under “Artificial Intelligence Risk” herein) could increase the effectiveness of cyberattacks and exacerbate the risks.

Risks Relating to Fund’s RIC Status. Although the Fund intends to elect and qualify each year to be treated as a RIC under Subchapter M of the Code, no assurance can be given that the Fund will be able to qualify for and maintain RIC status. If the Fund qualifies as a RIC under the Code, the Fund generally will not be subject to corporate-level federal income taxes on its income and capital gains that are timely distributed (or deemed distributed) as dividends for U.S. federal income tax purposes to its shareholders. To qualify as a RIC under the Code and to be relieved of federal taxes on income and gains distributed as dividends for U.S. federal income tax purposes to the Fund’s shareholders, the Fund must, among other things, meet certain source-of-income, asset diversification and distribution requirements. The distribution requirement for a RIC is satisfied if the Fund distributes dividends each tax year for U.S. federal income tax purposes of an amount generally at least equal to 90% of the sum of its net ordinary income and net short-term capital gains in excess of net long-term capital losses, if any, to the Fund’s shareholders.

Receipt of Issuer’s Nonpublic Information. The Adviser or Sub-Advisers (through their portfolio managers, analysts, or other representatives) may receive material nonpublic information about an issuer that may restrict the ability of the Adviser or Sub-Advisers to cause the Fund to buy or sell securities of the issuer on behalf of the Fund for substantial periods of time. This may impact the Fund’s ability to realize profit or avoid loss with respect to the issuer and may adversely affect the Fund’s flexibility with respect to buying or selling securities, potentially impacting Fund performance. For example, activist investors of certain issuers in which the Adviser or Sub-Advisers hold large positions may contact representatives of the Adviser or Sub-Advisers and may disclose material nonpublic information in such communication. The Adviser or Sub-Advisers would be restricted from trading on the basis of such material nonpublic information, limiting their flexibility in managing the Fund and possibly impacting Fund performance.

Business Continuity and Operational Risk. The Adviser, the Fund and the Fund’s service providers may experience disruptions or operating errors, such as processing errors or human errors, inadequate or failed internal or external processes, systems or technology failures, or other disruptive events, that could negatively impact and cause disruptions in normal business operations of the Adviser, the Fund or the Fund’s service providers. The Adviser has developed a Business Continuity Program (the “Program”) designed to minimize the disruption of normal business operations in the event of an adverse incident affecting the Fund, the Adviser and/or its affiliates. The Program is also designed to enable the Adviser to reestablish normal business operations in a timely manner during such an adverse incident; however, there are inherent limitations in such programs (including the possibility that contingencies have not been anticipated and procedures do not work as intended) and, under some circumstances (e.g. natural disasters, terrorism, public health crises, power or utility shortages and failures, system failures or malfunctions), the Adviser, its affiliates, and any service providers or vendors used by the Adviser, its affiliates, or the Fund could be prevented or hindered from providing services to the Fund for extended periods of time. These circumstances could cause disruptions and negatively impact the Fund’s service providers and the Fund’s business operations, potentially including an inability to calculate the Fund’s net asset value and price the Fund’s investments, and impediments to trading portfolio securities.

Artificial Intelligence Risk. The rapid development and increasingly widespread use of certain artificial intelligence technologies, including machine learning models and generative artificial intelligence (collectively “AI Technologies”), may adversely impact markets, the overall performance of the Fund’s investments, or the services provided to the Fund by its service providers. For example, issuers in which the Fund invests and/or service providers to the Fund (including, without limitation, the Fund’s investment adviser, sub-adviser, fund accountant, custodian, or transfer agent) may use and/or expand the use of AI Technologies in their business operations, and the challenges with properly managing its use could result in reputational harm, competitive harm, legal liability, and/or an adverse effect on business operations. AI Technologies are highly reliant on the collection and analysis of large amounts of data and complex algorithms, and it is possible that the information provided through use of AI Technologies could be insufficient, incomplete, inaccurate or biased leading to adverse effects for the Fund, including, potentially, operational errors and investment losses. Additionally, the use of AI Technologies could impact the market as a whole, including by way of use by malicious actors for market manipulation, fraud and cyberattacks, and may face regulatory scrutiny in the future, which could limit the development of this technology and impede the growth of companies that develop and use AI.

To the extent the Fund invests in companies that are involved in various aspects of AI Technologies, it is particularly sensitive to the risks of those types of companies. These risks include, but are not limited to, small or limited markets for such securities, changes in business cycles, world economic growth, technological progress, rapid obsolescence, and government regulation. Such companies may have limited product lines, markets, financial resources, or personnel. Securities of such companies, especially smaller, start-up companies, tend to be more volatile than securities of companies that do not rely heavily on technology. Rapid change to technologies that affect a company’s products could have a material adverse effect on such company’s operating results. Companies that are extensively involved in AI Technologies also may rely heavily on a combination of patents, copyrights, trademarks, and trade secret laws to establish and protect their proprietary rights in their products and technologies. There can be no assurance that the steps taken by these companies to protect their proprietary rights will be adequate to prevent the misappropriation of their technology or that competitors will not independently develop technologies that are substantially equivalent or superior to such companies’ technology. Such companies may engage in significant amounts of spending on research and development, and there is no guarantee that the products or services produced by these companies will be successful.

Actual usage of AI Technologies by the Fund’s service providers and issuers in which the Fund invests will vary. AI Technologies and their current and potential future applications, and the regulatory frameworks within which they operate, continue to rapidly evolve, and it is impossible to predict the full extent of future applications or regulations and the associated risks to the Fund.

Natural Disaster/Epidemic Risk. Natural or environmental disasters such as earthquakes, wildfires, floods, hurricanes, tsunamis, other severe weather-related phenomena, and widespread disease including pandemics and epidemics, can be highly disruptive to economies and markets, sometimes severely so, and can adversely impact individual companies, sectors, industries, markets, currencies, interest and inflation rates, credit ratings, investor sentiment, and other factors affecting the value of the Fund’s investments. Given the increasing interdependence among global economies and markets, conditions in one country, market, or region are increasingly likely to adversely affect markets, issuers, and/or foreign exchange rates in other countries, including the U.S. These disruptions could prevent the Fund from executing advantageous investment decisions in a timely manner and negatively impact the Fund’s ability to achieve its investment objective. Any such event(s) could have a significant adverse impact on the value and risk profile of the Fund.

The spread of the human coronavirus disease beginning in 2019 (COVID-19) is an example. In the first quarter of 2020, the World Health Organization (WHO) recognized COVID-19 as a global pandemic and both the WHO and the U.S. declared the outbreak a public health emergency. The subsequent spread of COVID-19 resulted in, among other significant adverse economic impacts, instances of market closures and dislocations, extreme volatility, liquidity constraints and increased trading costs. Efforts to contain the spread of COVID-19 resulted in travel restrictions, closed international borders, disruptions of healthcare systems, business operations (including business closures) and supply chains, employee layoffs and general lack of employee availability, lower consumer demand, and defaults and credit downgrades, all of which contributed to disruption of global economic activity across many industries and exacerbated other pre-existing political, social and economic risks domestically and globally. Although the WHO and the U.S. ended their declarations of COVID-19 as a global health emergency in May 2023, the full economic impact at the macro-level and on individual businesses, as well as the potential for a future reoccurrence of COVID or the occurrence of a similar epidemic or pandemic, are unpredictable and could result in significant and prolonged adverse impact on economies and financial markets in specific countries and worldwide and thereby negatively affect the Fund’s performance.

Litigation Risk. From time to time, the Fund may pursue or be involved as a named party in litigation arising in connection with its role or status as a shareholder, bondholder, lender or holder of portfolio investments, its own activities, or other circumstances. Litigation that affects the Fund’s portfolio investments may result in the reduced value of such investments or higher portfolio turnover if the Fund determines to sell such investments. Litigation could result in significant expenses, reputational damage, increased insurance premiums, adverse judgment liabilities, settlement liabilities, injunctions, diversions of Fund resources, disruptions to Fund operations and/or other similar adverse consequences, any of which may increase the expenses incurred by a Fund or adversely affect the value of the Fund’s shares.

INVESTMENT RESTRICTIONS

The following are fundamental investment restrictions of the Fund and may not be changed without the approval of the holders of a majority of the Fund’s outstanding voting securities (which for this purpose and under the 1940 Act means the lesser of (i) 67% or more of the Fund’s voting securities present at a meeting at which more than 50% of the Fund’s outstanding voting securities are present or represented by proxy or (ii) more than 50% of the Fund’s outstanding voting securities). Except as otherwise noted, all percentage limitations set forth below apply immediately after a purchase and any subsequent change in any applicable percentage resulting from market fluctuations does not require any action. With respect to the limitations on the issuance of senior securities and in the case of borrowings, the percentage limitations apply at the time of issuance and on an ongoing basis. In accordance with the foregoing:

1.            The Fund is a “diversified company” as defined in the 1940 Act. The Fund will not purchase the securities of any issuer if, as a result, the Fund would fail to be a diversified company within the meaning of the 1940 Act, and the rules and regulations promulgated thereunder, as such statute, rules and regulations are amended from time to time or are interpreted from time to time by the SEC staff (collectively, the “1940 Act Laws and Interpretations”) or except to the extent that the Fund may be permitted to do so by exemptive order or similar relief (collectively, with the 1940 Act Laws and Interpretations, the “1940 Act Laws, Interpretations and Exemptions”). In complying with this restriction, however, the Fund may purchase securities of other investment companies to the extent permitted by the 1940 Act Laws, Interpretations and Exemptions.

2.            The Fund will not make investments that will result in the concentration (as that term may be defined or interpreted by the 1940 Act Laws, Interpretations and Exemptions) of its investments in the securities of issuers primarily engaged in the same industry. This restriction does not limit the Fund’s investments in (i) obligations issued or guaranteed by the U.S. government, its agencies or instrumentalities, or (ii) tax-exempt obligations issued by governments or political subdivisions of governments. In complying with this restriction, the Fund will not consider a bank-issued guaranty or financial guaranty insurance as a separate security.

3.            The Fund may not borrow money or issue senior securities, except as permitted by the 1940 Act Laws, Interpretations and Exemptions.

4.            The Fund may not underwrite the securities of other issuers. This restriction does not prevent the Fund from engaging in transactions involving the acquisition, disposition or resale of its portfolio securities, regardless of whether the Fund may be considered to be an underwriter under the 1933 Act.

5.            The Fund may not make personal loans or loans of its assets to persons who control or are under common control with the Fund, except to the extent permitted by the 1940 Act Laws, Interpretations and Exemptions. This restriction does not prevent the Fund from, among other things, purchasing debt obligations, entering into repurchase agreements, loaning its assets to broker-dealers or institutional investors, or investing in loans, including assignments and participation interests.

6.            The Fund may not purchase real estate or sell real estate unless acquired as a result of ownership of securities or other instruments. This restriction does not prevent the Fund from investing in issuers that invest, deal, or otherwise engage in transactions in real estate or interests therein, or investing in securities that are secured by real estate or interests therein.

7.            The Fund may not purchase or sell physical commodities except to the extent permitted by the 1940 Act and any other governing statute, and by the rules thereunder, and by the SEC or other regulatory agency with authority over the Fund.

8.            Under normal market conditions, at least 80% of the Fund’s net assets will be invested in municipal securities. Under normal market conditions, at least 80% of the Fund’s net assets will be invested in securities the income of which is exempt from California income taxes.

For purposes of the foregoing, “assets” means net assets, plus the amount of any borrowings for investment purposes. Derivatives and other instruments that have economic characteristics similar to the securities described above for the Fund may be counted toward that Fund’s 80% policy.

For purposes of the foregoing, “municipal securities” are obligations issued by or on behalf of states, territories or possessions of the United States, the District of Columbia and their cities, counties, political subdivisions, agencies and instrumentalities, the interest on which, in the opinion of bond counsel or other counsel to the issuers of such securities, is, at the time of issuance, exempt from federal income tax. The Adviser does not conduct its own analysis of the tax status of the interest paid by municipal securities held by the Fund, but will rely on the opinion of counsel to the issuer of such instrument.

The Fund’s investment objective is to seek to provide common shareholders with a high level of current income exempt from federal and California income taxes, consistent with preservation of capital. The investment objective is fundamental and may not be changed without approval of a majority of the Fund’s outstanding voting securities, as defined in the 1940 Act. The investment restrictions set forth above provide the Fund with the ability to operate under new interpretations of the 1940 Act or pursuant to exemptive relief from the SEC without receiving prior shareholder approval of the change. The Board may adopt non-fundamental restrictions for the Fund relating to certain of these restrictions which Invesco and, when applicable, the Sub-Advisers must follow in managing the Fund. Any changes to these non-fundamental restrictions require the approval of the Board.

Explanatory Note

For purposes of the Fund’s fundamental restriction related to industry concentration above, investments in tax-exempt municipal securities where the payment of principal and interest for such securities is derived solely from a specific project associated with an issuer that is not a governmental entity or a political subdivision of a government are subject to the Fund’s industry concentration policy.

For purposes of the Fund’s fundamental restriction related to physical commodities above, the Fund is currently permitted to invest in futures, swaps and other instruments on physical commodities to the extent permitted by the fundamental restriction and the 1940 Act does not prohibit a fund from owning commodities or contracts related to commodities. The extent to which the Fund can invest in futures, swaps and other instruments on physical commodities, and/or commodities or contracts related to commodities is set out in the investment strategies described in the Fund’s prospectus and this SAI and permitted by the Fund’s fundamental restriction.

For purposes of the Fund’s fundamental restriction related to real estate above, the 1940 Act does not prohibit a fund from owning real estate. The extent to which the Fund can invest in real estate is set out in the investment strategies described in the Fund’s prospectus or this SAI.

For purposes of the Fund’s fundamental restriction related to loans above made by the Fund, current SEC staff interpretations under the 1940 Act prohibit a fund from lending more than one-third of its total assets, except through the purchase of debt obligations or the use of repurchase agreements.

Non-Fundamental Restrictions. Non-fundamental restrictions may be changed for the Fund without shareholder approval.

1.            In complying with the fundamental restriction regarding issuer diversification, the Fund will not, with respect to 75% of its total assets, purchase the securities of any issuer (other than securities issued or guaranteed by the U.S. government or any of its agencies or instrumentalities and securities issued by other investment companies), if, as a result, (i) more than 5% of the Fund’s total assets would be invested in the securities of that issuer, or (ii) the Fund would hold more than 10% of the outstanding voting securities of that issuer. The Fund may purchase securities of other investment companies as permitted by the 1940 Act Laws, Interpretations and Exemptions.

In complying with the fundamental restriction regarding issuer diversification, the Fund will regard each state (including the District of Columbia and Puerto Rico), territory and possession of the United States, each political subdivision, agency, instrumentality, and authority thereof, and each multi-state agency of which a state is a member as a separate issuer. When the assets and revenues of an agency, authority, instrumentality or other political subdivision are separate from the government creating the subdivision and the security is backed only by assets and revenues of the subdivision, such subdivision would be deemed to be the sole issuer. Similarly, in the case of an Industrial Development Bond or Private Activity Bond, if that bond is backed only by the assets and revenues of the non-governmental user, then that non-governmental user would be deemed to be the sole issuer. However, if the creating government or another entity guarantees a security, then to the extent that the value of all securities issued or guaranteed by that government or entity and owned by the Fund exceeds 10% of the Fund’s total assets, the guarantee would be considered a separate security and would be treated as issued by that government or entity. Securities issued or guaranteed by a bank or subject to financial guaranty insurance are not subject to the limitations set forth in the preceding sentence.

2.            In complying with the fundamental restriction regarding borrowing money and issuing senior securities, the Fund may borrow money in an amount not exceeding 33 1/3% of its total assets (including the amount borrowed) less liabilities (other than borrowings).

3.            In complying with the fundamental restriction regarding industry concentration, the Fund may invest up to 25% of its total assets in the securities of issuers whose principal business activities are in the same industry.

4.            In complying with the fundamental restriction with regard to making loans, the Fund may lend up to 33 1/3% of its total assets and may lend money to an Invesco Fund, on such terms and conditions as the SEC may require in an exemptive order.

It is the intention of the Fund, unless otherwise indicated, that with respect to the Fund’s policies that are a result of application of law, the Fund will take advantage of the flexibility provided by rules or interpretations of the SEC currently in existence or promulgated in the future, or changes to such laws.

TRUSTEES AND OFFICERS

The business and affairs of the Fund are managed under the direction of the Fund’s Board of Trustees (the “Board”) and the Fund’s officers appointed by the Board. The tables below list the trustees and the executive officers of the Fund and their principal occupations, other directorships held by the trustees and their affiliations, if any, with the Adviser or its affiliates. The “Fund Complex” includes each of the investment companies advised by the Adviser as of November 30, 2025. Trustees serve until their successors are duly elected and qualified. Officers are annually elected by the Board. The principal business address of each Trustee and Officer is c/o Invesco California Value Municipal Income Trust, 1331 Spring Street, N.W., Atlanta, Georgia 30309.

Name, year of Birth and Position(s) Held with the Trust	Trustee and/or Officer Since	Principal Occupation(s) During Past 5 years	Number of Funds in Fund Complex Overseen by Trustee	Other Trusteeship(s)/ Directorship Held by Trustee/Director During Past 5 Years
Interested Trustees:
Jeffery H. Kupor[1] – 1968 Trustee	2024	Senior Managing Director, Company Secretary and General Counsel, Invesco Ltd.; Trustee, Invesco Foundation, Inc.; Director, Invesco Advisers, Inc.; Executive Vice President, Invesco Asset Management (Bermuda), Ltd. and Invesco Investments (Bermuda) Ltd.; and Vice President, Invesco Group Services, Inc.

		Formerly: Head of Legal of the Americas, Invesco Ltd.; Senior Vice President and Secretary, Invesco Advisers, Inc. (formerly known as Invesco Institutional (N.A.), Inc.) (registered investment adviser); Secretary, Invesco Distributors, Inc. (formerly known as Invesco AIM Distributors, Inc.); Vice President and Secretary, Invesco Investment Services, Inc. (formerly known as Invesco AIM Investment Services, Inc.); Senior Vice President, Chief Legal Officer and Secretary, The Invesco Funds; Secretary and General Counsel, Invesco Investment Advisers LLC (formerly known as Van Kampen Asset Management); Secretary and General Counsel, Invesco Capital Markets, Inc. (formerly known as Van Kampen Funds Inc.) and Chief Legal Officer, Invesco Exchange-Traded Fund Trust, Invesco Exchange-Traded Fund Trust II, Invesco India Exchange-Traded Fund Trust, Invesco Actively Managed Exchange-Traded Fund Trust, Invesco Actively Managed Exchange-Traded Commodity Fund Trust and Invesco Exchange-Traded Self-Indexed Fund Trust; Secretary and Vice President, Harbourview Asset Management Corporation; Secretary and Vice President, OppenheimerFunds, Inc. and Invesco Managed Accounts, LLC; Secretary and Senior Vice President, OFI Global Institutional, Inc.; Secretary and Vice President, Harbourview Asset Management Corporation; Secretary and Vice President, Oppenheimer Funds, Inc. and Invesco Managed Accounts, LLC; Secretary and Senior Vice President, OFI Global Institutional, Inc.; Secretary and Vice President, OFI SteelPath, Inc.; Secretary and Vice President, Oppenheimer Acquisition Corp.; Secretary and Vice President, Shareholder Services, Inc.; Secretary and Vice President, Trinity Investment Management Corporation, Senior Vice President, Invesco Distributors, Inc.; Secretary and Vice President, Jemstep, Inc.; Head of Legal, Worldwide Institutional, Invesco Ltd.; Secretary and General Counsel, INVESCO Private Capital Investments, Inc.; Senior Vice President, Secretary and General Counsel, Invesco Management Group, Inc. (formerly known as Invesco AIM Management Group, Inc.); Assistant Secretary, INVESCO Asset Management (Bermuda) Ltd.; Secretary and General Counsel, Invesco Private Capital, Inc.; Assistant Secretary and General Counsel, INVESCO Realty, Inc.; Secretary and General Counsel, Invesco Senior Secured Management, Inc.; Secretary, Sovereign G./P. Holdings Inc.; Secretary, Invesco Indexing LLC; and Secretary, W.L. Ross & Co., LLC.	151	None

Name, year of Birth and Position(s) Held with the Trust	Trustee and/or Officer Since	Principal Occupation(s) During Past 5 years	Number of Funds in Fund Complex Overseen by Trustee	Other Trusteeship(s)/ Directorship Held by Trustee/Director During Past 5 Years
Douglas Sharp[1] – 1974 Trustee	2024	Senior Managing Director and Head of Americas & EMEA, Invesco Ltd. Formerly: Director and Chairman Invesco UK Limited; Director, Chairman and Chief Executive, Invesco Fund Managers Limited and Director, Chairman and Chief Executive, Invesco Fund Managers Limited.	151	None

Independent Trustees
Beth Ann Brown – 1968 Trustee (2019) and Chair (2022)	2019	Independent Consultant Formerly: Head of Intermediary Distribution, Managing Director, Strategic Relations, Managing Director, Head of National Accounts, Senior Vice President, National Account Manager and Senior Vice President, Key Account Manager, Columbia Management Investment Advisers LLC; and Vice President, Key Account Manager, Liberty Funds Distributor, Inc.	151	Director, Board of Directors of Caron Engineering Inc.; Formerly: Advisor, Board of Advisors of Caron Engineering Inc.; President and Director, Acton Shapleigh Youth Conservation Corps (non-profit) President and Director Director of Grahamtastic Connection (non-profit); and Trustee of certain Oppenheimer Funds

Carol Deckbar – 1962 Trustee	2024	Formerly: Executive Vice President and Chief Product Officer, TIAA Financial Services; Executive Vice President and Principal, College Retirement Equities Fund at TIAA; Executive Vice President and Head of Institutional Investments and Endowment Services, TIAA	151	Formerly: Board Member, TIAA Asset Management, Inc.; and Board Member, TH Real Estate Group Holdings Company

Cynthia Hostetler – 1962 Trustee	2017	Non-Executive Director and Trustee of a number of public and private business corporations Formerly: Director, Aberdeen Investment Funds (4 portfolios); Director, Artio Global Investment LLC (mutual fund complex); Director, Edgen Group, Inc. (specialized energy and infrastructure products distributor); Director, Genesee & Wyoming, Inc. (railroads); Head of Investment Funds and Private Equity, Overseas Private Investment Corporation; President, First Manhattan Bancorporation, Inc.; and Attorney, Simpson Thacher & Bartlett LLP	151	Resideo Technologies (smart home technology); Vulcan Materials Company (construction materials company); Trilinc Global Impact Fund; Investment Company Institute (professional organization); and Independent Directors Council (professional organization); Formerly: Textainer Global Holdings (holding company)

Name, year of Birth and Position(s) Held with the Trust	Trustee and/or Officer Since	Principal Occupation(s) During Past 5 years	Number of Funds in Fund Complex Overseen by Trustee	Other Trusteeship(s)/ Directorship Held by Trustee/Director During Past 5 Years
Eli Jones – 1961 Trustee	2016	Professor and Dean Emeritus, Mays Business School at Texas A&M University Formerly: Board Member of the regional board, First Financial Bank Texas; Dean of Mays Business School at Texas A&M University; Professor and Dean, Walton College of Business, University of Arkansas and E.J. Ourso College of Business, Louisiana State University; and Director, Arvest Bank	151	Insperity, Inc. (formerly known as Administaff) (human resources provider); and Board Member, First Financial Bankshares, Inc. Texas

Elizabeth Krentzman– 1959 Trustee	2019	Formerly: Principal and Chief Regulatory Advisor for Asset Management Services and U.S. Mutual Fund Leader of Deloitte & Touche LLP; General Counsel of the Investment Company Institute (trade association); National Director of the Investment Management Regulatory Consulting Practice, Principal, Director and Senior Manager of Deloitte & Touche LLP; Assistant Director of the Division of Investment Management - Office of Disclosure and Investment Adviser Regulation of the U.S. Securities and Exchange Commission and various positions with the Division of Investment Management – Office of Regulatory Policy of the U.S. Securities and Exchange Commission; Associate at Ropes & Gray LLP; and Trustee of certain Oppenheimer Funds	151	Formerly: Member of the Cartica Funds Board of Directors (private investment funds); Trustee of the University of Florida National Board Foundation; Member of the University of Florida Law Center Association, Inc. Board of Trustees, Audit Committee, and Membership Committee; and Trustee of certain Oppenheimer Funds

Anthony J. LaCava, Jr. – 1956 Trustee	2019	Formerly: Director and Member of the Audit Committee, Blue Hills Bank (publicly traded financial institution) and Managing Partner, KPMG LLP	151	Member and Chairman of the Bentley University Business School Advisory Council; Formerly: Board Member and Chair of the Audit and Finance Committee and Nominating Committee, KPMG LLP

James “Jim” Liddy – 1959 Trustee	2024	Formerly: Chairman, Global Financial Services, Americas and Retired Partner, KPMG LLP	151	Director and Treasurer, Gulfside Place Condominium Association, Inc. and Non-Executive Director, Kellenberg Memorial High School

Name, year of Birth and Position(s) Held with the Trust	Trustee and/or Officer Since	Principal Occupation(s) During Past 5 years	Number of Funds in Fund Complex Overseen by Trustee	Other Trusteeship(s)/ Directorship Held by Trustee/Director During Past 5 Years
Edward Perkin – 1972 Trustee	2025	Former: Chief Investment Officer, Equity, Eaton Vance	151	None

Teresa M. Ressel – 1962 Trustee	2017	Non-executive director and trustee of a number of public and private business corporations; Managing Partner, Radiate Capital (private equity sponsor) Formerly: Chief Executive Officer, UBS Securities LLC (investment banking); Group Chief Operating Officer, UBS AG Americas (investment banking); Sr. Management Team Olayan America, The Olayan Group (international investor/commercial/industrial); and Assistant Secretary for Management & Budget and Designated Chief Financial Officer, U.S. Department of Treasury	151	None

Daniel S. Vandivort – 1954 Trustee	2019	President, Flyway Advisory Services LLC (consulting and property management) and Member, Investment Committee of Historic Charleston Foundation Formerly: President and Chief Investment Officer, previously Head of Fixed Income, Weiss Peck and Greer/Robeco Investment Management; Trustee and Chair, Weiss Peck and Greer Funds Board; and various capacities at CS First Boston including Head of Fixed Income at First Boston Asset Management.	151	Formerly: Trustee and Governance Chair, Oppenheimer Funds; Treasurer, Chairman of the Audit and Finance Committee, Huntington Disease Foundation of America
Officers
Glenn Brightman – 1972 President and Principal Executive Officer	2023	Chief Operating Officer, Investments & Americas, Invesco Ltd.; Senior Vice President, Invesco Advisers, Inc.; President and Principal Executive Officer, The Invesco Funds; Manager, Invesco Investment Advisers LLC.; Director, Chairman, President and Chief Executive Officer, Invesco Canada Ltd.; Director, Chief Executive Officer and President, Invesco Corporate Class Inc.; Director, Invesco Investment Services, Inc.; and President, Invesco Global Direct Real Estate GP Ltd., Invesco, Inc., Invesco IP Holdings (Canada) Ltd., Invesco Global Direct Real Estate Feeder GP Ltd. and Invesco Financial Services Ltd.

		Formerly: Global Head of Finance, Invesco Ltd; Executive Vice President and Chief Financial Officer, Nuveen	N/A	N/A

Name, year of Birth and Position(s) Held with the Trust	Trustee and/or Officer Since	Principal Occupation(s) During Past 5 years	Number of Funds in Fund Complex Overseen by Trustee	Other Trusteeship(s)/ Directorship Held by Trustee/Director During Past 5 Years
Melanie Ringold – 1975 Senior Vice President, Chief Legal Officer and Secretary	2023	Head of Legal of the Americas, Invesco Ltd.; Senior Vice President and Secretary, Invesco Advisers, Inc. (formerly known as Invesco Institutional (N.A.), Inc.) (registered investment adviser); Secretary, Invesco Distributors, Inc. (formerly known as Invesco AIM Distributors, Inc.); Secretary, Invesco Investment Services, Inc. (formerly known as Invesco AIM Investment Services, Inc.); Senior Vice President, Chief Legal Officer and Secretary, The Invesco Funds; Secretary, Invesco Investment Advisers LLC and Invesco Capital Markets, Inc.; Chief Legal Officer, Invesco Exchange-Traded Fund Trust, Invesco Exchange-Traded Fund Trust II, Invesco India Exchange-Traded Fund Trust, Invesco Actively Managed Exchange-Traded Fund Trust, Invesco Actively Managed Exchange-Traded Commodity Fund Trust and Invesco Exchange-Traded Self-Indexed Fund Trust; Secretary and Vice President, Harbourview Asset Management Corporation; Secretary and Senior Vice President, OppenheimerFunds, Inc. and Invesco Managed Accounts, LLC; Secretary and Senior Vice President, Oppenheimer Acquisition Corp.; Secretary, SteelPath Funds Remediation LLC; Secretary and Senior Vice President, Trinity Investment Management Corporation; Manager, Invesco Specialized Products, LLC and Invesco Capital Manaement LLC; Manager, Tremont Group Holdings, LLC and Director, Tremont (Bermuda) Limited

		Formerly: Secretary and Senior Vice President, OFI SteelPath, Inc.; Assistant Secretary, Invesco Distributors, Inc., Invesco Advisers, Inc., Invesco Investment Services, Inc., Invesco Capital Markets, Inc., Invesco Capital Management LLC and Invesco Investment Advisers LLC; and Assistant Secretary and Assistant Vice President, Invesco Funds	N/A	N/A

Adrien Deberghes – 1967 Principal Financial Officer, Treasurer and Senior Vice President	2020	Head of the Fund Office of the CFO and Fund Administration; Vice President, Invesco Advisers, Inc.; Principal Financial Officer, Treasurer and Senior Vice President, The Invesco Funds; and Vice President, Invesco Exchange-Traded Fund Trust, Invesco Exchange-Traded Fund Trust II, Invesco India Exchange-Traded Fund Trust, Invesco Actively Managed Exchange-Traded Fund Trust, Invesco Actively Managed Exchange-Traded Commodity Fund Trust and Invesco Exchange-Traded Self-Indexed Fund Trust

		Formerly: Director, Invesco Trust Company; Vice President, The Invesco Funds; Senior Vice President and Treasurer, Fidelity Investments	N/A	N/A

Crissie M. Wisdom – 1969 Anti-Money Laundering Compliance Officer	2013	Anti-Money Laundering and OFAC Compliance Officer for Invesco U.S. entities including: Invesco Advisers, Inc. and its affiliates, Invesco Capital Markets, Inc., Invesco Distributors, Inc., Invesco Investment Services, Inc., The Invesco Funds, Invesco Capital Management, LLC, Invesco Trust Company; and Fraud Prevention Manager for Invesco Investment Services, Inc	N/A	N/A

Name, year of Birth and Position(s) Held with the Trust	Trustee and/or Officer Since	Principal Occupation(s) During Past 5 years	Number of Funds in Fund Complex Overseen by Trustee	Other Trusteeship(s)/ Directorship Held by Trustee/Director During Past 5 Years
Todd F. Kuehl – 1969 Chief Compliance Officer and Senior Vice President	2020	Chief Compliance Officer, Invesco Advisers, Inc. (registered investment adviser); and Chief Compliance Officer and Senior Vice President, The Invesco Funds

		Formerly: Managing Director and Chief Compliance Officer, Legg Mason (Mutual Funds); Chief Compliance Officer, Legg Mason Private Portfolio Group (registered investment adviser)	N/A	N/A

James Bordewick, Jr. – 1959 Senior Vice President and Senior Officer	2022	Senior Vice President and Senior Officer, The Invesco Funds

		Formerly: Chief Legal Officer, KingsCrowd, Inc. (research and analytical platform for investment in private capital markets); Chief Operating Officer and Head of Legal and Regulatory, Netcapital (private capital investment platform); Managing Director, General Counsel of asset management and Chief Compliance Officer for asset management and private banking, Bank of America Corporation; Chief Legal Officer, Columbia Funds and BofA Funds; Senior Vice President and Associate General Counsel, MFS Investment Management; Chief Legal Officer, MFS Funds; Associate, Ropes & Gray; Associate, Gaston Snow & Ely Bartlett.	N/A	N/A

1	Mr. Kupor and Mr. Sharp are considered interested persons (within the meaning of Section 2(a)(19) of the 1940 Act) of the Fund because they are officers of the Adviser, and officers of Invesco Ltd., ultimate parent of the Adviser.

Additional Information about the Trustees

Interested Trustees

Jeffrey H. Kupor, Trustee

Jeffrey Kupor has been a member of the Board of Trustees of the Invesco Funds since 2024. Mr. Kupor is Senior Managing Director and General Counsel at Invesco Ltd.

Mr. Kupor joined Invesco Ltd. in 2002 and has held a number of legal roles, including, most recently, Head of Legal, Americas, in which role he was responsible for legal support for Invesco’s Americas business. Prior to joining the firm, he practiced law at Fulbright & Jaworski LLP (now known as Norton Rose Fulbright), specializing in complex commercial and securities litigation. He also served as the general counsel of a publicly traded communication services company.

Mr. Kupor earned a BS degree in economics from the Wharton School at the University of Pennsylvania and a JD from the Boalt Hall School of Law (now known as Berkeley Law) at the University of California at Berkeley.

The Board believes that Mr. Kupor’s current and past positions with the Invesco complex along with his legal background and experience as an executive in the investment management area benefits the Fund.

Douglas Sharp, Trustee

Douglas Sharp has been a member of the Board of Trustees of the Invesco Funds since 2024. Mr. Sharp is Senior Managing Director, Head of Americas & EMEA (Europe, the Middle East, and Africa) at Invesco Ltd. He also served as Director and Chairman of the Board of Invesco UK Limited (Invesco’s European subsidiary board) and as Director, Chairman and Chief Executive of Invesco Fund Managers Limited.

Mr. Sharp joined Invesco Ltd. in 2008 and has served in multiple leadership roles across the company, including his previous role as Head of EMEA. Prior to that, he ran Invesco Ltd.’s EMEA retail business and served as head of strategy and business planning and as chief administrative officer for Invesco Ltd.’s US institutional business. Before joining the firm, he was with the strategy consulting firm McKinsey & Co., where he served clients in the financial services, energy, and logistics sectors.

The Board believes that Mr. Sharp’s current and past positions within the Invesco complex along with his experience in the investment management business benefits the Fund.

Independent Trustees

Beth Ann Brown, Trustee and Chair

Beth Ann Brown has been a member of the Board of Trustees of the Invesco Funds since 2019 and Chair since 2022. From 2016 to 2019, Ms. Brown served on the boards of certain investment companies in the Oppenheimer Funds complex.

Ms. Brown has served as Director of Caron Engineering, Inc. since 2018 and as an Independent Consultant since 2012.

Previously, Ms. Brown served in various capacities at Columbia Management Investment Advisers LLC, including Head of Intermediary Distribution, Managing Director, Strategic Relations and Managing Director, Head of National Accounts. She also served as Senior Vice President, National Account Manager from 2002-2004 and Senior Vice President, Key Account Manager from 1999 to 2002 of Liberty Funds Distributor, Inc. From 2013 through 2022, she served as Director, Vice President (through 2019) and President (2019-2022) of Grahamtastic Connection, a non-profit organization.

From 2014 to 2017, Ms. Brown served on the Board of Advisors of Caron Engineering Inc. and also served as President and Director of Acton Shapleigh Youth Conservation Corps, a non-profit organization, from 2012 to 2015.

The Board believes that Ms. Brown’s experience in financial services and investment management and as a director of other investment companies benefits the Fund.

Carol Deckbar, Trustee

Carol Deckbar has been a member of the Board of Trustees of the Invesco Funds since 2024. Ms. Deckbar previously served as Executive Vice President and Chief Product Officer at Teachers Insurance and Annuity Association (TIAA) Financial Services from 2019 to 2021. She also served as Executive Vice President and Principal of College Retirement Equities Fund at TIAA from 2014 to 2021. Ms. Deckbar served in various other capacities at TIAA since joining in 2007, including Executive Vice President and Head of Institutional Investments and Endowment Services from 2016 to 2019.

Prior to joining TIAA, Ms. Deckbar was a Senior Vice President of AMSOUTH Bank from 2002 to 2006, and before that she served as Senior Vice President, Managing Director, for Bank of America Capital Management from 1999 to 2002. She began her asset management career with the Evergreen Funds where she served as Senior Vice President, Managing Director from 1991 to 1998.

From 2019 to 2020, Ms. Deckbar served as Chairman of the TIAA Retirement Plan Investments Committee and as an Executive Sponsor at Advance, a council for the advancement of women. She has also held various memberships, including at Investment Company Institute, from 2017 to 2019, Fortune 400 Most Powerful Women Network, from 2012 to 2015, and Mutual Fund Education Alliance, from 2010 to 2015.

The Board believes that Ms. Deckbar’s experience in financial services and investment management benefits the Fund.

Cynthia Hostetler, Trustee

Cynthia Hostetler has been a member of the Board of Trustees of the Invesco Funds since 2017.

Ms. Hostetler is currently a member of the board of directors of the Vulcan Materials Company, a public company engaged in the production and distribution of construction materials, Trilinc Global Impact Fund LLC, a publicly registered non-traded limited liability company that invests in a diversified portfolio of private debt instruments, and Resideo Technologies, Inc., a public company that manufactures and distributes smart home security products and solutions worldwide. Ms. Hostetler also serves on the board of governors of the Investment Company Institute and is a member of the governing council of the Independent Directors Council, both of which are professional organizations in the investment management industry.

Previously, Ms. Hostetler served as a member of the board of directors/trustees of Aberdeen Investment Funds, a mutual fund complex, Edgen Group Inc., a public company that provides products and services to energy and construction companies, from 2012 to 2013, prior to its sale to Sumitomo, Genesee & Wyoming, Inc., a public company that owns and operates railroads worldwide, from 2018 to 2019, prior to its sale to Brookfield Asset Management, and Textainer Group Holdings Ltd., a public company that is the world’s second largest shipping container leasing company, prior to its sale to Stonepeak in March 2024. Ms. Hostetler was also a member of the board of directors of the Eisenhower Foundation, a non- profit organization.

From 2001 to 2009, Ms. Hostetler served as Head of Investment Funds and Private Equity at Overseas Private Investment Corporation (“OPIC”), a government agency that supports US investment in the emerging markets. Ms. Hostetler oversaw a multi-billion dollar investment portfolio in private equity funds. Prior to joining OPIC, Ms. Hostetler served as President and member of the board of directors of First Manhattan Bancorporation, a bank holding company, from 1991 to 2007, and its largest subsidiary, First Savings Bank, from 1991 to 2006 (Board Member) and from 1996 to 2001 (President).

The Board believes that Ms. Hostetler’s knowledge of financial services and investment management, her experience as a director of other companies, including a mutual fund complex, her legal background, and other professional experience gained through her prior employment benefit the Fund.

Dr. Eli Jones, Trustee

Dr. Eli Jones has been a member of the Board of Trustees of the Invesco Funds since 2016.

Dr. Jones has served as Board Member of the regional board, First Financial Bank Texas since 2021 and Board Member, First Financial Bankshares, Inc. Texas since 2022. Since 2020, Dr. Jones has served as a director on the board of directors of Insperity, Inc. (“Insperity”). From 2004 to 2016, Dr. Jones was chair of the Compensation Committee, a member of the Nominating and Corporate Governance Committee and a director on the board of directors of Insperity.

Dr. Jones is a Professor of Marketing, Lowry and Peggy Mays Eminent Scholar, and Dean Emeritus of Mays Business School at Texas A&M University. From 2015 to 2021, Dr. Jones served as Dean of Mays Business School at Texas A&M University. From 2012 to 2015, Dr. Jones was the dean of the Sam M. Walton College of Business at the University of Arkansas and holder of the Sam M. Walton Leadership Chair in Business. Prior to joining the faculty at the University of Arkansas, he was dean of the E. J. Ourso College of Business and Ourso Distinguished Professor of Business at Louisiana State University from 2008 to 2012; professor of marketing and associate dean at the C.T. Bauer College of Business at the University of Houston from 2007 to 2008; an associate professor of marketing from 2002 to 2007; and an assistant professor from 1997 until 2002. He taught at Texas A&M University for several years before joining the faculty of the University of Houston.

Dr. Jones served as the executive director of the Program for Excellence in Selling and the Sales Excellence Institute at the University of Houston from 1997 to 2007. Before becoming a professor, he worked in sales and sales management for three Fortune 100 companies: Quaker Oats, Nabisco, and Frito- Lay. Dr. Jones is a past director of Arvest Bank. He received his Bachelor of Science degree in journalism in 1982, his MBA in 1986 and his Ph.D. in 1997, all from Texas A&M University.

The Board believes that Dr. Jones’ experience in academia and his experience in marketing benefits the Fund.

Elizabeth Krentzman, Trustee

Elizabeth Krentzman has been a member of the Board of Trustees of the Invesco Funds since 2019. From 2014 to 2019, Ms. Krentzman served on the boards of certain investment companies in the Oppenheimer Funds complex.

Ms. Krentzman served from 2017 to 2022, as a member of the Cartica Funds Board of Directors (private investment funds). Ms. Krentzman previously served as a member of the Board of Trustees of the University of Florida National Board Foundation from 2016 to 2021. She also served as a member of the Board of Trustees of the University of Florida Law Center Association, Inc. from 2016 to 2021, as a member of its Audit Committee from 2016 to 2020, and as a member of its Membership Committee from 2020 to 2021.

Ms. Krentzman served from 1997 to 2004 and from 2007 and 2014 in various capacities at Deloitte & Touche LLP, including Principal and Chief Regulatory Advisor for Asset Management Services, U.S. Mutual Fund Leader and National Director of the Investment Management Regulatory Consulting Practice. She served as General Counsel of the Investment Company Institute from 2004 to 2007.

From 1996 to 1997, Ms. Krentzman served as an Assistant Director of the Division of Investment Management - Office of Disclosure and Investment Adviser Regulation of the U.S. Securities and Exchange Commission. She also served from 1991 to 1996 in various positions with the Division of Investment Management - Office of Regulatory Policy of the U.S. Securities and Exchange Commission and from 1987 to 1991 as an Associate at Ropes & Gray LLP.

The Board believes that Ms. Krentzman’s legal background, experience in financial services and accounting and as a director of other investment companies benefits the Fund.

Anthony J. LaCava, Jr., Trustee

Anthony J. LaCava, Jr. has been a member of the Board of Trustees of the Invesco Funds since 2019.

Previously, Mr. LaCava served as a member of the board of directors and as a member of the audit committee of Blue Hills Bank, a publicly traded financial institution.

Mr. LaCava retired after a 37-year career with KPMG LLP (“KPMG”) where he served as senior partner for a wide range of firm clients across the retail, financial services, consumer markets, real estate, manufacturing, health care and technology industries. From 2005 to 2013, Mr. LaCava served as a member of the board of directors of KPMG and chair of the board’s audit and finance committee and nominating committee. He also previously served as Regional Managing Partner from 2009 through 2012 and Managing Partner of KPMG’s New England practice.

Mr. LaCava currently serves as Member and Chairman of the Business School Advisory Council of Bentley University and as a member of American College of Corporate Directors and Board Leaders, Inc.

The Board believes that Mr. LaCava’s experience in audit and financial services benefits the Fund.

James “Jim” Liddy, Trustee

James “Jim” Liddy has been a member of the Board of Trustees of the Invesco Funds since 2024. Mr. Liddy is a Retired Partner of KPMG LLP (KPMG) and previously served as Chairman of KPMG’s Global Financial Services, Americas practice from 2017 through 2021. He also led KPMG’s U.S. Financial Services practice from 2015 through 2021.

Prior to assuming his most recent role in 2017, Mr. Liddy served as Vice Chair of Audit and on various other committees at KPMG. He also previously served as National Managing Partner of Audit and was a member of the firm’s Global Audit Steering Group.

The Board believes that Mr. Liddy’s audit experience and knowledge of financial services and investment management benefits the Fund.

Edward Perkin, Trustee

Edward Perkin has been a member of the Board of Trustees of the Invesco Funds since 2025. From 2014 to 2021, Mr. Perkin served as the Chief Investment Officer, Equity, at Eaton Vance. He was a managing director at Morgan Stanley from 2021 to 2023.

Prior to joining Eaton Vance, Mr. Perkin served as Chief Investment Officer, International & Emerging Markets Equity, at Goldman Sachs Asset Management. He also served as a senior research analyst at FISERV from 1997 to 2000 and as an insurance broker at American Retirement Insurance Services from 1993 to 1997.

Mr. Perkin holds the Chartered Financial Analyst (CFA) designation. He has an MBA, Finance, from Columbia School of Business, and a BA, Economics, from UC Santa Barbara.

The Board believes that Mr. Perkin’s experience and knowledge of investment management benefits the Fund.

Teresa M. Ressel, Trustee

Teresa Ressel has been a member of the Board of Trustees of the Invesco Funds since 2017. Ms. Ressel has served as a Managing Partner of Radiate Capital (a private equity sponsor) since 2024.

Ms. Ressel has previously served within the private sector and the U.S. government as well as consulting. Formerly, Ms. Ressel served at UBS AG in various capacities, including as Chief Executive Officer of UBS Securities LLC, a broker-dealer division of UBS Investment Bank, and as Group Chief Operating Officer of the Americas.

Between 2001 and 2004, Ms. Ressel served at the U.S. Treasury, initially as Deputy Assistant Secretary for Management & Budget and then as Assistant Secretary for Management and Chief Financial Officer. Ms. Ressel was confirmed by the U.S. Senate and anchored financial duties at the Department, including finance, accounting, risk, audit and performance measurement.

Ms. Ressel also volunteers within her community across a number of functions and serves on the board of GAVI, the Global Vaccine Alliance (non-profit) supporting children’s health.

The Board believes that Ms. Ressel’s risk management and financial experience in both the private and public sectors benefits the Fund.

Daniel S. Vandivort, Trustee

Daniel S. Vandivort has been a member of the Board of Trustees of the Invesco Funds since 2019. From 2014 to 2019, Mr. Vandivort served on the boards of certain investment companies in the Oppenheimer Funds complex, as a Trustee and as the Governance Committee Chair.

Mr. Vandivort also served as Chairman, Lead Independent Director, and Chairman of the Audit Committee of the Board of Directors of the Value Line Funds from 2008 through 2014.

Previously, Mr. Vandivort also served as a Trustee and Chairman of the Weiss Peck and Greer Mutual Funds Board from 2004 to 2005.

Previously, Mr. Vandivort served at Weiss Peck and Greer/Robeco Investment Management from 1994 to 2007, as President and Chief Investment Officer and prior to that as Managing Director and Head of Fixed Income. Mr. Vandivort also served in various capacities at CS First Boston from 1984 to 1994, including as Head of Fixed Income at CS First Boston Investment Management.

Mr. Vandivort was also a Trustee on the Board of Huntington Disease Foundation of America from 2007 to 2013 and from 2015 to 2019. He also served as Treasurer and Chairman of the Audit and Finance Committee of Huntington Disease Foundation of America from 2016 to 2019.

Mr. Vandivort currently serves as President of Flyway Advisory Services LLC, a consulting and property management company. He is also a Member of the Investment Committee for the Historic Charleston Foundation.

The Board believes that Mr. Vandivort’s experience in financial services and investment management and as a director of other investment companies benefits the Fund.

Management Information

The Trustees have the authority to take all actions that they consider necessary or appropriate in connection with oversight of the Fund, including, among other things, approving the investment objectives, investment policies and fundamental investment restrictions for the Fund. The Fund has entered into agreements with various service providers, including the Fund’s investment advisers, administrator, transfer agent, distributor and custodians, to conduct the day-to-day operations of the Fund. The Trustees are responsible for selecting these service providers, approving the terms of their contracts with the Fund, and exercising general oversight of these arrangements on an ongoing basis.

Certain Trustees and officers of the Fund are affiliated with Invesco and Invesco Ltd., the parent corporation of Invesco. All of the Trust’s executive officers hold similar offices with some or all of the other Trusts.

Leadership Structure and the Board of Trustees.

The Board is currently composed of twelve Trustees, including ten Trustees who are not “interested persons” of the Fund, as that term is defined in the 1940 Act (collectively, the Independent Trustees and each, an Independent Trustee). In addition to eight regularly scheduled meetings per year, the Board holds special meetings or informal conference calls to discuss specific matters that may require action prior to the next regular meeting. As discussed below, the Board has established four standing committees - the Audit Committee, the Compliance Committee, the Governance Committee and the Investments Committee (the Committees), to assist the Board in performing its oversight responsibilities.

The Board has appointed an Independent Trustee to serve in the role of Chair. The Chair’s primary role is to preside at meetings of the Board and act as a liaison with the Adviser and other service providers, officers, attorneys, and other Trustees between meetings. The Chair also participates in the preparation of the agenda for the meetings of the Board, is active with mutual fund industry organizations, and may perform such other functions as may be requested by the Board from time to time. Except for any duties specified pursuant to the Trust’s Declaration of Trust or By-laws, the designation of Chair does not impose on such Independent Trustee any duties, obligations or liability that is greater than the duties, obligations or liability imposed on such person as a member of the Board generally.

The Board believes that its leadership structure, including having an Independent Trustee as Chair, allows for effective communication between the Trustees and management, among the Trustees and among the Independent Trustees. The existing Board structure, including its Committee structure, provides the Independent Trustees with effective control over Board governance while also allowing them to receive and benefit from insight from the interested Trustee who is an active officer of the Fund’s investment adviser. The Board’s leadership structure promotes dialogue and debate, which the Board believes allows for the proper consideration of matters deemed important to the Fund and its shareholders and results in effective decision-making.

Risk Oversight. The Board considers risk management issues as part of its general oversight responsibilities throughout the year at its regular meetings and at regular meetings of its Committees. Invesco prepares regular reports that address certain investment, valuation and compliance matters, and the Board as a whole or the Committees also receive special written reports or presentations on a variety of risk issues at the request of the Board, a Committee or the Senior Officer.

The Board also oversees risks related to the Fund’s use of derivatives as part of its general oversight responsibilities. The Board has approved a derivatives risk manager, which is responsible for administering the derivatives risk management program (“DRM Program”) for the funds that are required to implement a DRM Program. The Board meets with the derivatives risk manager on a periodic basis, including receiving quarterly and annual reports from the derivatives risk manager, to review the implementation of the DRM Program.

The Audit Committee assists the Board with its oversight of the Fund’s accounting and auditing process. The Audit Committee is responsible for selecting the Fund’s independent registered public accounting firm (auditors), including evaluating their independence and meeting with such auditors to consider and review matters relating to the Fund’s financial reports and internal controls. In addition, the Audit Committee meets regularly with representatives of Invesco Ltd.’s internal audit group to review reports on their examinations of functions and processes within Invesco that affect the Fund. The Audit Committee also oversees the Adviser’s process for valuing the Fund’s portfolio investments and receives reports from management regarding its process and the valuation of the Fund’s portfolio investments as consistent with the valuation policy approved by the Board and related procedures.

The Compliance Committee receives regular compliance reports prepared by Invesco’s compliance group and meets regularly with the Fund’s Chief Compliance Officer (CCO) to discuss compliance issues, including compliance risks. The Compliance Committee has recommended and the Board has adopted compliance policies and procedures for the Fund and for the Fund’s service providers. The compliance policies and procedures are designed to detect, prevent and correct violations of the federal securities laws.

The Governance Committee monitors the composition of the Board and each of its Committees and monitors the qualifications of the Trustees to ensure adherence to certain governance undertakings applicable to the Fund. In addition, the Governance Committee oversees an annual self-assessment of the Board and its committees and addresses governance risks, including insurance and fidelity bond matters, for the Fund.

The Investments Committee and its sub-committees receive regular written reports describing and analyzing the investment performance of the Invesco Funds. In addition, Invesco’s Chief Investment Officers and the portfolio managers of the Fund meet regularly with the Investments Committee or its sub-committees to discuss portfolio performance, including investment risk, such as the impact on the Fund of investments in particular types of securities or instruments, such as derivatives. To the extent that the Fund changes a particular investment strategy that could have a material impact on the Fund’s risk profile, the Board generally is consulted in advance with respect to such change.

Committee Structure

The members of the Audit Committee are Messrs. LaCava, Liddy (Chair) and Vandivort, Dr. Jones, and Mss. Hostetler and Ressel. The Audit Committee performs a number of functions with respect to the oversight of the Fund’s accounting and financial reporting, including: (i) assisting the Board with its oversight of the qualifications, independence and performance of the independent registered public accountants; (ii) selecting independent registered public accountants for the Fund; (iii) to the extent required, pre-approving certain audit and permissible non-audit services; (iv) overseeing the financial reporting process for the Fund; (v) assisting the Board with its oversight of the integrity of the Fund’s financial statements and compliance with legal and regulatory requirements that relate to the Fund’s accounting and financial reporting, internal control over financial reporting and independent audits; (vi) pre-approving engagements for non-audit services to be provided by the Fund’s independent auditors to the Fund’s investment adviser or to any of its affiliates; and (vii) overseeing the performance of the fair valuation determinations by the Adviser. During the fiscal year ended February 28, 2025, the Audit Committee held six meetings.

The members of the Compliance Committee are Mr. Perkin, Dr. Jones and Mss. Brown, Deckbar and Krentzman (Chair). The Compliance Committee performs a number of functions with respect to compliance matters, including: (i) reviewing and making recommendations concerning the qualifications, performance and compensation of the Fund’s Chief Compliance Officer; (ii) reviewing recommendations and reports made by the Chief Compliance Officer of the Fund regarding compliance matters; (iii) receiving reports regarding the operation of the compliance policies and procedures of the Fund and their service providers; (iv) overseeing potential conflicts of interest that are reported to the Compliance Committee by Invesco, the Chief Compliance Officer or other independent advisors; (v) reviewing reports prepared by a third party’s compliance review of Invesco; (vi) if requested by the Board, overseeing risk management with respect to the Fund (other than risks overseen by the other Committees), including receiving and overseeing risk management reports from Invesco that are applicable to the Fund and their service providers and any material changes to such policies and procedures; and (vii) reviewing reports by Invesco on correspondence with regulators or governmental agencies with respect to the Fund and recommending to the Board what action, if any, should be taken by the Fund in light of such reports. During the fiscal year ended February 28, 2025, the Compliance Committee held four meetings.

The members of the Governance Committee are Messrs. LaCava and Vandivort (Chair) and Mss. Brown and Hostetler. The Governance Committee performs a number of functions with respect to governance, including: (i) nominating persons to serve as Independent Trustees and as members of each Committee, and nominating the Chair of the Board and the Chair of each committee, except that the members and Chair of each Sub-Committee of the Investments Committee shall be appointed by the Chair of the Investments Committee in consultation with the Chair of the Governance Committee; (ii) reviewing and making recommendations to the full Board regarding the size and composition of the Board and the compensation payable to the Independent Trustees; (iii) overseeing the annual evaluation of the performance of the Board and its Committees; (iv) considering and overseeing the selection of independent legal counsel to the Independent Trustees; (v) considering and overseeing the selection and engagement of a Senior Officer if and as they deem appropriate, including compensation and scope of services, and recommending all such matters to the Board or the independent trustees as appropriate; (vi) reviewing administrative and/or logistical matters pertaining to the operations of the Board; and (vii) reviewing annually recommendations from Invesco regarding amounts and coverage of primary and excess directors and officers/errors and omissions liability insurance and allocation of premiums. During the fiscal year ended February 28, 2025, the Governance Committee held six meetings.

When the Board has or expects to have a vacancy, the Governance Committee receives and reviews information on individuals qualified to be recommended to the full Board as nominees for election as Trustees. The Governance Committee considers candidates identified by members of the Governance Committee, the full Board and management, as well as any recommendations by shareholders (as described below), as part of this process.

At times, the Governance Committee may use a third party search firm to assist with the identification of qualified candidates.

The Governance Committee will consider nominees recommended by a shareholder in accordance with the Fund’s governing instruments to serve as trustees, provided: (i) that such submitting shareholder provides the information required by, and otherwise complies with the applicable provisions of, the Fund’s governing instruments, (ii) that such submitting shareholder is a shareholder of record, with proof of such ownership or holding reasonably satisfactory to the Fund to be provided by such record owner or nominee holder, at the time he or she submits such names and is entitled to vote at the meeting of shareholders at which trustees will be elected; and (iii) that the Governance Committee or the Board, as applicable, shall make the final determination of persons to be nominated. While the Governance Committee believes that there are no specific minimum qualifications for a nominee to possess or any specific qualities or skills that are necessary, in considering a candidate’s qualifications, the Governance Committee may consider, among other things: (1) whether or not the person is an “interested person,” as defined in the 1940 Act, and is otherwise qualified under applicable laws and regulations to serve as a trustee of the Fund; (2) whether or not the person is willing to serve as, and willing and able to commit the time necessary for the performance of the duties of, a trustee; (3) whether the person can make a positive contribution to the Board and the Fund, with consideration being given to the person’s specific experience, education, qualifications and other skills; and (4) whether the person is of good character and high integrity, and whether the person has other desirable personality traits, including independence, leadership and the ability to work with other Board members.

Under the Fund’s governing instruments, nominees must meet certain additional qualifications to qualify for nomination and service as a Trustee. Nominees may be disqualified if they engaged in disabling conduct outlined in the Fund’s Declarations of Trust. Nominees that are associated with other investment vehicles and investment advisers may not be eligible for nomination and service as a Trustee if the Board finds that such associations have conflicts of interest with the long-term best interests of the Fund, impede the ability of the nominee to perform, or impede the free-flow of information from management. Nominees that are acting in concert with control persons of other investment companies that are in violation of Section 12(d)(1) of the 1940 Act shall be disqualified from nomination and service as a Trustee.

Notice procedures set forth in the Fund’s Bylaws require that any shareholder of the Fund desiring to nominate a trustee for election at an annual shareholder meeting must deliver to the Fund’s Secretary notice of the shareholder’s intent to nominate in writing not less than ninety (90) nor more than one hundred twenty (120) days prior to the first anniversary date of the annual meeting for the preceding year.

The members of the Investments Committee are Messrs. LaCava, Liddy, Perkin (Chair) and Vandivort, Mss. Brown, Deckbar (Sub-Committee Chair), Hostetler (Sub-Committee Chair), Krentzman and Ressel and Dr. Jones (Sub-Committee Chair). The Investments Committee’s primary purposes are to assist the Board in its oversight of the investment management services provided by Invesco and the Sub-Advisers and to periodically review Fund performance information, and information regarding the investment personnel and other resources devoted to the management of the Fund and make recommendations to the Board, when applicable. During the fiscal year ended February 28, 2025, the Investments Committee held four meetings.

The Investments Committee has established three Sub-Committees and delegated to the Sub-Committees responsibility for, among other matters: (i) reviewing the performance of the Invesco Funds that have been assigned to a particular Sub-Committee (for each Sub-Committee, the Designated Funds), except to the extent the Investments Committee takes such action directly; (ii) reviewing with the applicable portfolio managers from time to time the investment objective(s), policies, strategies, performance and risks and other investment-related matters of the Designated Funds; and (iii) being generally familiar with the investment objectives and principal investment strategies of the Designated Funds.

Compensation

Each Trustee who is not affiliated with Invesco is compensated for his or her services according to a fee schedule that recognizes the fact that such Trustee also serves as a Trustee of other Invesco Funds. Each such Trustee receives a fee, allocated among the Invesco Funds for which he or she serves as a Trustee that consists of an annual retainer component and a meeting fee component. The Chair of the Board and of each Committee and Sub-Committee receive additional compensation for their services.

Information regarding compensation paid or accrued for each trustee of the Fund who was not affiliated with Invesco during the year ended December 31, 2024, unless otherwise noted, are as follows:

Name	Aggregate Compensation from the Fund(1)	Retirement Benefits Accrued by All Invesco Funds	Estimated Annual Benefits Upon Retirement(2)	Total Compensation from the Invesco Fund Complex(3)
Independent Trustees(4)(5)(6)
Beth Ann Brown	$2,459	-	-	$652,500
Carol Deckbar	1,633	-	-	409,426
Cynthia Hostetler	1,799	-	-	465,000
Eli Jones	1,892	-	-	427,500
Elizabeth Krentzman	1,782	-	-	477,500
Anthony J. LaCava, Jr.	1,909	-	-	477,500
James “Jim” Liddy	1,645	-	-	409,426
Prema Mathai-Davis	1,743	$-	$205,000	447,500
Joel W. Motley	1,745	-	-	447,500
Teresa M. Ressel	1,632	-	-	437,500
Robert C. Troccoli	1,909	-	-	447,500
Daniel S. Vandivort	1,819	-	-	467,500
Edward Perkin	388	-	-	-

(1)	Amounts shown are based on the fiscal year ended February 28, 2025. The total amount of compensation deferred by all trustees of the Fund during the fiscal year ended February 28, 2025, including earnings, was $5,445.

(2)	These amounts represent the estimated annual benefits payable by the Invesco Funds upon the trustees’ retirement and assumes each trustee serves until his or her normal retirement date. These amounts are not adjusted to reflect deemed investment appreciation or depreciation.

(3)	These amounts represent the compensation paid from all Invesco Funds to the individuals who serve as trustees. All trustees currently serve as trustee of 32 registered investment companies advised by Invesco, unless otherwise noted.

(4)	Mr. Edward Perkin was appointed as trustee of the Fund effective January 2, 2025.

(5)	On December 31, 2024, Mr. Robert C. Troccoli retired.

(6)	On December 31, 2025, Dr. Prema Mathai-Davis and Mr. Joel W. Motley retired.

Trustee Beneficial Ownership of Securities

The dollar range of equity securities beneficially owned by each trustee (i) in the Fund and (ii) on an aggregate basis, in all registered investment companies overseen by the trustee within the Invesco Funds complex, as of December 31, 2024, are as follows:

Name	Fund	Aggregate dollar range of equity securities in all registered investment companies overseen by trustee in the Invesco Fund Complex(1)
Independent Trustees
Beth Ann Brown	None	Over $100,000
Carol Deckbar	None	None
Cynthia Hostetler	None	Over $100,000
Eli Jones	None	Over $100,000
Elizabeth Krentzman	None	Over $100,000
Anthony J. LaCava, Jr.	None	Over $100,000
James “Jim” Liddy	None	Over $100,000
Edward Perkin[2]	N/A	N/A
Teresa M. Ressel	None	Over $100,000
Daniel S. Vandivort	None	Over $100,000

Interested Trustees
Jeffrey H. Kupor	None	Over $100,000
Douglas Sharp	None	None

(1)	Includes total amount of compensation deferred by the trustee at his or her election pursuant to a deferred compensation plan. Such deferred compensation is placed in a deferral account and deemed to be invested in one or more of the Invesco Funds.

(2)	The information in the table is provided as of December 31, 2024. Mr. Edward Perkin was appointed as trustee of the Fund effective January 2, 2025.

Retirement Policy

The Trustees have adopted a retirement policy that permits each Trustee to serve until December 31 of the year in which the Trustee turns 75.

Pre-Amendment Retirement Plan For Trustees

The Trustees have adopted a Retirement Plan for the Trustees who are not affiliated with the Adviser. A description of the pre-amendment Retirement Plan follows. Annual retirement benefits are available from the Fund and/or the other Invesco Funds for which a Trustee serves (each, a Covered Fund), for each Trustee who is not an employee or officer of the Adviser, who either (a) became a Trustee prior to December 1, 2008, and who has at least five years of credited service as a Trustee (including service to a predecessor fund) of a Covered Fund, or (b) was a member of the Board of Trustees of a Van Kampen Fund immediately prior to June 1, 2010 (Former Van Kampen Trustee), and has at least one year of credited service as a Trustee of a Covered Fund after June 1, 2010.

For Trustees other than Former Van Kampen Trustees, effective January 1, 2006, for retirements after December 31, 2005, the retirement benefits will equal 75% of the Trustee’s annual retainer paid to or accrued by any Covered Fund with respect to such Trustee during the twelve-month period prior to retirement, including the amount of any retainer deferred under a separate deferred compensation agreement between the Covered Fund and the Trustee. The amount of the annual retirement benefit does not include additional compensation paid for Board meeting fees or compensation paid to the Chair of the Board and the Chairs and Vice Chairs of certain Board committees, whether such amounts are paid directly to the Trustee or deferred. The annual retirement benefit is payable in quarterly installments for a number of years equal to the lesser of (i) sixteen years or (ii) the number of such Trustee’s credited years of service. If a Trustee dies prior to receiving the full amount of retirement benefits, the remaining payments will be made to the deceased Trustee’s designated beneficiary for the same length of time that the Trustee would have received the payments based on his or her service or, if the Trustee has elected, in a discounted lump sum payment. A Trustee must have attained the age of 65 (60 in the event of disability) to receive any retirement benefit. A Trustee may make an irrevocable election to commence payment of retirement benefits upon retirement from the Board before age 72; in such a case, the annual retirement benefit is subject to a reduction for early payment.

If the Former Van Kampen Trustee completes at least 10 years of credited service after June 1, 2010, the retirement benefit will equal 75% of the Former Van Kampen Trustee’s annual retainer paid to or accrued by any Covered Fund with respect to such Trustee during the twelve-month period prior to retirement, including the amount of any retainer deferred under a separate deferred compensation agreement between the Covered Fund and such Trustee. The amount of the annual retirement benefit does not include additional compensation paid for Board meeting fees or compensation paid to the Chair of the Board and the Chairs and Vice Chairs of certain Board committees, whether such amounts are paid directly to the Trustee or deferred. The annual retirement benefit is payable in quarterly installments for 10 years beginning after the later of the Former Van Kampen Trustee’s termination of service or attainment of age 72 (or age 60 in the event of disability or immediately in the event of death). If a Former Van Kampen Trustee dies prior to receiving the full amount of retirement benefits, the remaining payments will be made to the deceased Trustee’s designated beneficiary or, if the Trustee has elected, in a discounted lump sum payment.

If the Former Van Kampen Trustee completes less than 10 years of credited service after June 1, 2010, the retirement benefit will be payable at the applicable time described in the preceding paragraph, but will be paid in two components successively. For the period of time equal to the Former Van Kampen Trustee’s years of credited service after June 1, 2010, the first component of the annual retirement benefit will equal 75% of the compensation amount described in the preceding paragraph. Thereafter, for the period of time equal to the Former Van Kampen Trustee’s years of credited service after June 1, 2010, the second component of the annual retirement benefit will equal the excess of (x) 75% of the compensation amount described in the preceding paragraph, over (y) $68,041 plus an interest factor of 4% per year compounded annually measured from June 1, 2010 through the first day of each year for which payments under this second component are to be made. In no event, however, will the retirement benefits under the two components be made for a period of time greater than 10 years. For example, if the Former Van Kampen Trustee completes 7 years of credited service after June 1, 2010, he or she will receive 7 years of payments under the first component and thereafter 3 years of payments under the second component, and if the Former Van Kampen Trustee completes 4 years of credited service after June 1, 2010, he or she will receive 4 years of payments under the first component and thereafter 4 years of payments under the second component.

Amendment of Retirement Plan and Conversion to Defined Contribution Plan

The Trustees approved an amendment to the Retirement Plan to convert it to a defined contribution plan for active Trustees (the Amended Plan). Under the Amended Plan, the benefit amount was amended for each active Trustee to the present value of the Trustee’s existing retirement plan benefit as of December 31, 2013 (the Existing Plan Benefit) plus the present value of retirement benefits expected to be earned under the Retirement Plan through the end of the calendar year in which the Trustee attained age 75 (the Expected Future Benefit and, together with the Existing Plan Benefit, the Accrued Benefit). On the conversion date, the Covered Funds established bookkeeping accounts in the amount of their pro rata share of the Accrued Benefit, which is deemed to be invested in one or more Invesco Funds selected by the participating Trustees. Such accounts will be adjusted from time to time to reflect deemed investment earnings and losses. Each Trustee’s Accrued Benefit is not funded and, with respect to the payments of amounts held in the accounts, the participating Trustees have the status of unsecured creditors of the Covered Funds. Trustees will be paid the adjusted account balance under the Amended Plan in quarterly installments for the same period as described above.

Deferred Compensation Agreements

Certain former Trustees and current Independent Trustees (for purposes of this paragraph only, the Deferring Trustees) have executed a Deferred Compensation Agreement (collectively, the Compensation Agreements). Pursuant to the Compensation Agreements, the Deferring Trustees have the option to elect to defer receipt of up to 100% of their compensation payable by the Fund, and such amounts are placed into a deferral account and deemed to be invested in one or more Invesco Funds selected by the Deferring Trustees. Amounts deferred by Deferring Trustees pursuant to a Compensation Agreement during the most recent fiscal year are shown above.

Distributions from these deferral accounts will be paid in cash, generally in equal quarterly installments over a period of up to ten (10) years (depending on the Compensation Agreement) beginning on the date selected under the Compensation Agreement. If a Deferring Trustee dies prior to the distribution of amounts in his or her deferral account, the balance of the deferral account will be distributed to his or her designated beneficiary. The Compensation Agreements are not funded and, with respect to the payments of amounts held in the deferral accounts, the Deferring Trustees have the status of unsecured creditors of the Fund and of each other Invesco Fund from which they are deferring compensation.

INVESTMENT ADVISORY AND OTHER SERVICES

Investment Adviser

Invesco serves as the Fund’s investment adviser. The Adviser manages the investment operations of the Fund as well as other investment portfolios that encompass a broad range of investment objectives, and has agreed to perform or arrange for the performance of the Fund’s day-to-day management. The Adviser, as successor in interest to multiple investment advisers, has been an investment adviser since 1976. Invesco is an indirect, wholly owned subsidiary of Invesco Ltd. Invesco Ltd. and its subsidiaries are an independent global investment management group. Certain of the directors and officers of Invesco are also executive officers of the Fund and their affiliations are shown in this Statement of Additional Information

As investment adviser, Invesco supervises all aspects of the Fund’s operations and provides investment advisory services to the Fund. Invesco obtains and evaluates economic, statistical and financial information to formulate and implement investment programs for the Fund. The Fund’s Investment Advisory Agreement (the “Advisory Agreement”) provides that, in fulfilling its responsibilities, Invesco may engage the services of other investment managers with respect to the Fund. The investment advisory services of Invesco are not exclusive and Invesco is free to render investment advisory services to others, including other investment companies.

Pursuant to an administrative services agreement with the Fund, the Adviser is also responsible for furnishing to the Fund at the Adviser’s expense, the services of persons believed to be competent to perform all supervisory and administrative services required by the Fund and that, in the judgment of the Trustees, are necessary to conduct the business of the Fund effectively, as well as the offices, equipment and other facilities necessary for their operations. Such functions include the maintenance of the Fund’s accounts and records, and the preparation of all requisite corporate documents such as tax returns and reports to the SEC and shareholders.

The Advisory Agreement provides that the Fund will pay or cause to be paid all expenses of such Fund not assumed by Invesco, including, without limitation: brokerage commissions, taxes, legal, auditing, or governmental fees, custodian, transfer and shareholder service agent costs, expenses of issue, sale, redemption and repurchase of shares, expenses of registering and qualifying shares for sale, expenses relating to trustees and shareholder meetings, the cost of preparing and distributing reports and notices to shareholders, the fees and other expenses incurred by the Fund in connection with membership in investment company organizations and the cost of printing copies of prospectuses and statements of additional information distributed to the Fund’s shareholders.

Invesco, at its own expense, furnishes to the Fund office space and facilities. Invesco furnishes to the Fund all personnel for managing the affairs of the Fund.

Advisory fees paid for the last three fiscal years of the Fund are as follows:

Fiscal Year Ended	Advisory Fees Paid
February 28, 2025	$4,728,828
February 29, 2024	$4,757,747
February 28, 2023	$4,968,356

Invesco may from time to time waive or reduce its fee. Voluntary fee waivers or reductions may be rescinded at any time without further notice to investors. During periods of voluntary fee waivers or reductions, Invesco will retain its ability to be reimbursed for such fee prior to the end of their respective fiscal year in which the voluntary fee waiver or reduction was made.

Invesco has contractually agreed through at least August 31, 2027, to waive advisory fees payable by the Fund in an amount equal to 100% of the net advisory fee Invesco receives from the affiliated money market funds as a result of the Fund’s investment of uninvested cash in the affiliated money market funds. Unless Invesco continues the fee waiver agreement, it will terminate as indicated above. During its term, the fee waiver agreements cannot be terminated or amended to reduce the advisory fee waivers without approval of the Board.

Investment Sub-Advisers

Invesco has entered into a Sub-Advisory Agreement with certain affiliates to serve as sub-advisers to the Fund pursuant to which these affiliated sub-advisers may be appointed by Invesco from time to time to provide discretionary investment management services, investment advice, and/or order execution services to the Fund.

These affiliated sub-advisers, each of which is a registered investment adviser under the Advisers Act are:

Invesco Asset Management Limited (Invesco Asset Management)

Invesco Asset Management (Japan) Limited (Invesco Japan)

Invesco Hong Kong Limited (Invesco Hong Kong)

Invesco Management S.A.

Invesco Senior Secured Management, Inc. (Invesco Senior Secured)

Invesco Canada Ltd. (Invesco Canada); (each a “Sub-Adviser” and collectively, the “Sub-Advisers”).

Invesco and each Sub-Adviser is an indirect wholly-owned subsidiary of Invesco Ltd.

The only fees payable to the Sub-Advisers under the Sub-Advisory Agreement are for providing discretionary investment management services. For such services, Invesco (and not the Fund) pays each Sub-Adviser a fee, computed daily and paid monthly, equal to (i) 40% of the monthly compensation that Invesco receives from the Fund, multiplied by (ii) the fraction equal to the net assets of such Fund as to which such Sub-Adviser shall have provided discretionary investment management services for that month divided by the net assets of such Fund for that month. Pursuant to the Sub-Advisory Agreement, this fee is reduced to reflect contractual or voluntary fee waivers or expense limitations by Invesco, if any, in effect from time to time. In no event shall the aggregate monthly fees paid to the Sub-Advisers under the Sub-Advisory Agreement exceed 40% of the monthly compensation that Invesco receives from the Fund pursuant to its advisory agreement with the Fund, as reduced to reflect contractual or voluntary fees waivers or expense limitations by Invesco, if any.

Securities Lending Arrangements

The Fund may lend its portfolio securities to generate additional income. The Fund may participate in a securities lending program pursuant to a securities lending agreement that establishes the terms of the loan, including collateral requirements. The Fund may lend securities to securities brokers and other borrowers.

Under the securities lending program, Bank of New York Mellon (BNY Mellon) served as a securities lending agent for certain of the Fund’s most recently completed fiscal year. The Board also appointed Invesco to serve as an affiliated securities lending agent for the Fund under the securities lending program. Invesco served as an affiliated securities lending agent for the Fund’s most recently completed fiscal year, as listed in the table below (as applicable).

To the extent the Fund utilizes Invesco as an affiliated securities lending agent, the Fund conducts its securities lending in accordance with and in reliance upon no-action letters issued by the SEC staff that provide guidance on how an affiliate may act as a direct agent lender and receive compensation for those services without obtaining exemptive relief. The Board has approved policies and procedures that govern the Fund’s securities lending activities when utilizing an affiliated securities lending agent, such as Invesco, consistent with the guidance set forth in the no-action letters.

Invesco serves as a securities lending agent to other clients in addition to the Fund. There are potential conflicts of interests involved in the Fund’s use of Invesco as an affiliated securities lending agent, including but not limited to: (i) Invesco as securities lending agent may have an incentive to increase or decrease the amount of securities on loan, lend particular securities, delay or forgo calling securities on loans, or lend securities to less creditworthy borrowers, in order to generate additional fees for Invesco and its affiliates; and (ii) Invesco as securities lending agent may have an incentive to allocate loans to clients that would provide more fees to Invesco. Invesco seeks to mitigate these potential conflicts of interest by utilizing a methodology designed to provide its securities lending clients with equal lending opportunities over time.

Service Agreements

Administrative Services Agreement. Invesco and the Fund have entered into a Master Administrative Services Agreement (the “Administrative Services Agreement”) pursuant to which Invesco may perform or arrange for the provision of certain accounting and other administrative services to the Fund which are not required to be performed by Invesco under the Advisory Agreement. The Administrative Services Agreement provides that it will remain in effect and continue from year to year only if such continuance is specifically approved at least annually by the Board, including the independent trustees, by votes cast in person at a meeting called for such purpose. Under the Administrative Services Agreement, Invesco is entitled to receive from the Fund reimbursement of its costs or such reasonable compensation as may be approved by the Board. Currently, Invesco is reimbursed for the services of the Fund’s principal financial officer and her staff and any expenses related to fund accounting services.

Administrative services fees paid for the last three fiscal years of the Fund are as follows:

Fiscal Year Ended	Administrative Fees Paid
February 28, 2025	$80,191
February 29, 2024	$73,872
February 28, 2023	$76,317

OTHER SERVICE PROVIDERS

Transfer Agent

Computershare Trust Company, N.A. (“Computershare”), 250 Royall Street, Canton, MA 02021 is the transfer agent for the Fund.

The Transfer Agency and Service Agreement (the “TA Agreement”) between the Fund and Computershare provides that Computershare will perform certain services related to the servicing of shareholders of the Fund. Other such services may be delegated or subcontracted to third party intermediaries.

Custodian

State Street Bank and Trust Company (the “Custodian”), 225 Franklin Street, Boston, Massachusetts 02110, is custodian of all securities and cash of the Fund. The Bank of New York Mellon, 2 Hanson Place, Brooklyn, New York 11217-1431, also serves as sub-custodian to facilitate cash management.

The Custodian’s responsibilities include safeguarding and controlling the Fund’s portfolio securities and handling the delivery of such securities to and from the Fund. These services do not include any supervisory function over management or provide any protection against any possible depreciation of assets.

The Custodian and sub-custodian are authorized to establish separate accounts in foreign countries and to cause foreign securities owned by the Fund to be held outside the United States in branches of U.S. banks and, to the extent permitted by applicable regulations, in certain foreign banks and securities depositories. Invesco is responsible for selecting eligible foreign securities depositories and for assessing the risks associated with investing in foreign countries, including the risk of using eligible foreign securities’ depositories in a country. The Custodian is responsible for monitoring eligible foreign securities depositories.

Under its contract with the Fund, the Custodian maintains the portfolio securities of the Fund, administers the purchases and sales of portfolio securities, collects interest and dividends and other distributions made on the securities held in the portfolio of the Fund and performs other ministerial duties. These services do not include any supervisory function over management or provide any protection against any possible depreciation of assets.

Independent Registered Public Accounting Firm

The Fund’s independent registered public accounting firm is responsible for auditing the financial statements of the Fund. The Audit Committee of the Fund’s Board has selected, and the Board has ratified and approved, PricewaterhouseCoopers LLP (“PwC”), 1000 Louisiana Street, Suite 5800, Houston, Texas 77002-5021, as the independent registered public accounting firm to audit the financial statements of the Fund. The financial statements incorporated in this SAI by reference to the Annual Report on Form N-CSR for the year ended February 28, 2025 have been so incorporated in reliance on the report of PwC, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PORTFOLIO MANAGERS

Portfolio Manager Fund Holdings and Information on Other Managed Accounts

Invesco’s portfolio managers develop investment models which are used in connection with the management of certain Invesco funds as well as other mutual funds for which Invesco or an affiliate acts as sub-adviser, other pooled investment vehicles that are not registered mutual funds, and other accounts managed for organizations and individuals. The ‘Investments’ chart reflects the portfolio managers’ investments in the Fund and includes investments in the Fund’s shares beneficially owned by a portfolio manager, as determined in accordance with Rule 16a-1(a)(2) under the Securities Exchange Act of 1934, as amended (beneficial ownership includes ownership by a portfolio manager’s immediate family members sharing the same household). The ‘Assets Managed’ chart reflects information regarding accounts other than the Fund for which each portfolio manager has day-to-day management responsibilities. Accounts are grouped into three categories: (i) other registered investment companies; (ii) other pooled investment vehicles; and (iii) other accounts. To the extent that any of these accounts pay advisory fees that are based on account performance (performance-based fees), information on those accounts is specifically noted. In addition, any assets denominated in foreign currencies have been converted into U.S. dollars using the exchange rates as of the applicable date.

Investments

The following information is as of February 28, 2025:

Portfolio Manager	Dollar Range of Investments in the Fund
John “Jack” Connelly	None
Joshua Cooney	None
Elizabeth Mossow	None
Tim O’Reilly	None
Mark Paris	None
John Schorle	None
Julius Williams	None

Assets Managed

The following information is as of February 28, 2025:

	Other Registered Investment Companies Managed (assets in millions)		Other Pooled Investment Vehicles Managed (assets in millions)		Other Accounts Managed (assets in millions)
Portfolio Manager	Number of Accounts	Assets	Number of Accounts	Assets	Number of Accounts		Assets
John “Jack” Connelly	16	$22,726.8	None	None	1	[1]	$6.7	[1]
Joshua Cooney	21	$26,645.1	None	None	20	[1]	$14,134.4	[1]
Elizabeth Mossow	12	$18,896.1	None	None	2	[1]	$411.4	[1]
Tim O’Reilly	26	$47,254.4	None	None	1	[1]	$6.7	[1]
Mark Paris	27	$47,266.4	1	$32.5	21	[1]	$14,141.1	[1]
John Schorle	16	$22,726.8	None	None	1	[1]	$6.7	[1]
Julius Williams	26	$47,254.4	None	None	1	[1]	$6.7	[1]

1 These are accounts of individual investors for which Invesco provides investment advice. Invesco offers separately managed accounts that are managed according to the investment models developed by its portfolio managers and used in connection with the management of certain Invesco Funds. These accounts may be invested in accordance with one or more of those investment models and investments held in those accounts are traded in accordance with the applicable models.

Potential Conflicts of Interest

Actual or apparent conflicts of interest may arise when a portfolio manager has day-to-day management responsibilities with respect to more than one Fund or other account. More specifically, portfolio managers who manage multiple funds and/or other accounts may be presented with one or more of the following potential conflicts:

●	The management of multiple funds and/or other accounts may result in a portfolio manager devoting unequal time and attention to the management of the Fund and/or other account. The Adviser and each Sub-Adviser seek to manage such competing interests for the time and attention of portfolio managers by having portfolio managers focus on a particular investment discipline. Most other accounts managed by a portfolio manager are managed using the same investment models that are used in connection with the management of the funds.

●	If a portfolio manager identifies a limited investment opportunity which may be suitable for more than one Fund or other account, the Fund may not be able to take full advantage of that opportunity due to an allocation of filled purchase or sale orders across all eligible funds and other accounts. To deal with these situations, the Adviser, each Sub-Adviser and the funds have adopted procedures for allocating portfolio transactions across multiple accounts.

●	The Adviser and each Sub-Adviser determine which broker to use to execute each order for securities transactions for the funds, consistent with its duty to seek best execution of the transaction. However, for certain other accounts (such as mutual funds for which Invesco or an affiliate acts as sub-adviser, other pooled investment vehicles that are not registered mutual funds, and other accounts managed for organizations and individuals), the Adviser and each Sub-Adviser may be limited by the client with respect to the selection of brokers or may be instructed to direct trades through a particular broker. In these cases, trades for the Fund in a particular security may be placed separately from, rather than aggregated with, such other accounts. Having separate transactions with respect to a security may temporarily affect the market price of the security or the execution of the transaction, or both, to the possible detriment of the Fund or other account(s) involved.

●	The appearance of a conflict of interest may arise where the Adviser or Sub-Adviser has an incentive, such as a performance-based management fee, which relates to the management of one Fund or account but not all funds and accounts for which a portfolio manager has day-to-day management responsibilities.

The Adviser, each Sub-Adviser, and the Fund have adopted certain compliance procedures which are designed to address these types of conflicts. However, there is no guarantee that such procedures will detect each and every situation in which a conflict arises.

Description of Compensation Structure

The Adviser and each Sub-Adviser seek to maintain a compensation program that is competitively positioned to attract and retain high-caliber investment professionals. Portfolio managers receive a base salary, an incentive cash bonus opportunity and a deferred compensation opportunity. Portfolio manager compensation is reviewed and may be modified each year as appropriate to reflect changes in the market, as well as to adjust the factors used to determine bonuses to promote competitive Fund performance. The Adviser and each Sub-Adviser evaluate competitive market compensation by reviewing compensation survey results conducted by an independent third party of investment industry compensation. Each portfolio manager’s compensation consists of the following three elements:

Base Salary. Each portfolio manager is paid a base salary. In setting the base salary, the Adviser and each Sub-Adviser’s intention is to be competitive in light of the particular portfolio manager’s experience and responsibilities.

Annual Bonus. The portfolio managers are eligible, along with other employees of the Adviser and each Sub-Adviser, to participate in a discretionary year-end bonus pool. The Compensation Committee of Invesco Ltd. reviews and approves the firm-wide bonus pool based upon progress against strategic objectives and annual operating plan, including investment performance and financial results. In addition, while having no direct impact on individual bonuses, assets under management are considered when determining the starting bonus funding levels. Each portfolio manager is eligible to receive an annual cash bonus which is based on quantitative (i.e., investment performance) and non-quantitative factors (which may include, but are not limited to, individual performance, risk management and teamwork).

Each portfolio manager’s compensation is linked to the pre-tax investment performance of the Fund/accounts managed by the portfolio manager as described in the table below.

Sub-Adviser	Performance time period(3)

Invesco(1) Invesco Canada(1) Invesco Management S.A.(1) Invesco Hong Kong(1) Invesco Asset Management(1) Invesco Listed Real Assets Division(1)	One-, Three- and Five-year performance against Fund peer group.

Invesco Senior Secured(1),(2)	Not applicable

Invesco Japan	One-, Three- and Five-year performance

(1)	Portfolio Managers may be granted an annual deferral award that vests on a pro-rata basis over a four-year period.

(2)	Invesco Senior Secured’s bonus is based on annual measures of equity return and standard tests of collateralization performance.

(3)	Rolling time periods based on calendar year-end.

High investment performance (against applicable peer group and/or benchmarks) would deliver compensation generally associated with top pay in the industry (determined by reference to the third-party provided compensation survey information) and poor investment performance (versus applicable peer group) would result in low bonus compared to the applicable peer group or no bonus at all. These decisions are reviewed and approved collectively by senior leadership which has responsibility for executing the compensation approach across the organization.

Deferred/Long-Term Compensation. Portfolio managers may be granted a deferred compensation award based on a firm-wide bonus pool approved by the Compensation Committee of Invesco Ltd. Deferred compensation awards may take the form of annual fund deferral awards or long-term equity awards. Annual fund deferral awards are notionally invested in certain Invesco funds selected by the Portfolio Manager and are settled in cash. Long-term equity awards are settled in Invesco Ltd. common shares. Both fund deferral awards and long-term equity awards have a four-year ratable vesting schedule. The vesting period aligns the interests of the Portfolio Managers with the long-term interests of clients and shareholders and encourages retention.

Retirement and health and welfare arrangements. Portfolio managers are eligible to participate in retirement and health and welfare plans and programs that are available generally to all employees.

PORTFOLIO TRANSACTIONS AND BROKERAGE ALLOCATION

Invesco and the Sub-Advisers have adopted compliance procedures that cover, among other items, brokerage allocation and other trading practices. If all or a portion of the Fund’s assets are managed by one or more Sub-Advisers, the decision to buy and sell securities and broker-dealer selection will be made by the Sub-Adviser for the assets it manages. Unless specifically noted, the Sub-Advisers brokerage allocation procedures do not materially differ from the Adviser’s procedures.

As discussed below, Invesco and the Sub-Advisers, unless prohibited by applicable law, may cause the Fund to pay a broker-dealer a commission for effecting a transaction that exceeds the amount another broker-dealer would have charged for effecting the same transaction in recognition of the value of brokerage and research services provided by that broker-dealer.

Brokerage Transactions

Placing trades generally involves acting on portfolio manager instructions to buy or sell a specified amount of portfolio securities, including selecting one or more broker-dealers, including affiliated and third-party broker-dealers, to execute the trades, and negotiating commissions and spreads. Various Invesco Ltd. subsidiaries have created a global equity trading desk. The global equity trading desk has assigned local traders in primary trading centers around the world to place equity securities trades in their regions. Invesco’s Americas desk, with locations in the United States and Canada (the Americas Desk), generally places trades of equity securities trading in North America, Canada and Latin America; the Asia Pacific desk, with locations in Hong Kong, Japan, Australia and China (the Asia Pacific Desk), generally places trades of equity securities trading in the Asia-Pacific markets; and the EMEA trading desk, with locations in the United Kingdom (the EMEA Desk), generally places trades of equity securities trading in European, Middle Eastern and African countries. Additionally, various Invesco Ltd. subsidiaries have created an alternatives trading desk that generally places trades in derivatives, options and foreign currency.

Invesco, Invesco Canada, Invesco Japan, Invesco Management S.A., Invesco Hong Kong, and Invesco Asset Management use the global equity trading desk and the alternatives desk to place trades. Other Sub-Advisers may use the global equity trading desk and the alternatives desk in the future. The trading procedures for the global trading desks are similar in all material respects. References in the language below to actions by Invesco or a Sub-Adviser making determinations or taking actions related to equity trading include these entities’ delegation of these determinations/actions to the Americas Desk, the Asia Pacific Desk, and the EMEA Desk. Even when trading is delegated by Invesco or the Sub-Advisers to the various arms of the global equity trading desk or to the alternatives desk, Invesco or the Sub-Adviser that delegates trading is responsible for oversight of this trading activity.

Commissions

Substantially all of the Fund’s trades are effected on a principal basis. The Fund did not pay brokerage commissions during the Fund’s last three fiscal years ended February 28 or 29.

The Fund may purchase or sell a security from or to certain other Invesco funds or other accounts (and may invest in affiliated money market funds) provided the Fund follows procedures adopted by the Boards of the various Invesco funds, including the Fund. These inter-fund transactions do not generate brokerage commissions but may result in custodial fees or taxes or other related expenses.

Broker Selection

The Adviser’s or the Sub-Advisers’ primary consideration in selecting Brokers to execute portfolio transactions for an Invesco fund is to obtain best execution. In selecting a Broker to execute a portfolio transaction in equity or fixed income securities for the Fund, the Adviser or the Sub-Advisers consider the full range and quality of a Broker’s services, including, but not limited to, the value of research and/or brokerage services provided (if permitted by applicable law or regulation), execution capability, commission rate, spread or mark-up or mark-down (as applicable), willingness to commit capital, anonymity and responsiveness. In each case, the determinative factor is not the lowest commission, spread or mark-up or mark-down available but whether the transaction represents the best qualitative execution for the Fund under the circumstances. The Adviser and the Sub-Advisers will not select Brokers based upon their promotion or sale of shares of funds advised by the Adviser and/or the Sub-Advisers.

Unless prohibited by applicable law, such as MiFID II (described herein), in choosing brokers to execute portfolio transactions for the Fund, the Adviser or the Sub-Advisers may select Brokers that provide brokerage and/or research services (“Soft Dollar Products”) to the Fund and/or the other accounts over which the Adviser and its affiliates have investment discretion. For the avoidance of doubt, European Union and United Kingdom investment advisers, including Invesco Management S.A. and Invesco Asset Management, which may act as sub-adviser to certain Invesco Funds as described in such Fund’s prospectuses, must pay for research from Brokers directly out of their own resources, rather than through client commissions. Therefore, the use of the defined term “Sub-Advisers” throughout this section shall not be deemed to apply to those Sub-Advisers subject to the MiFID II prohibitions. Section 28(e) of the Securities Exchange Act of 1934, as amended, provides that the Adviser or the Sub-Advisers, under certain circumstances, lawfully may cause a client account to pay a higher commission than the lowest available. Under Section 28(e)(1), the Adviser or the Sub-Advisers must make a good faith determination that the commissions paid are “reasonable in relation to the value of the brokerage and research services provided … viewed in terms of either that particular transaction or the Adviser’s or the Sub-Advisers’ overall responsibilities with respect to the accounts as to which [it] exercises investment discretion.” The Soft Dollar Products provided by the Broker also must lawfully and appropriately assist the Adviser or the Sub-Advisers in the performance of its investment decision-making responsibilities. Accordingly, the Fund may pay a Broker commissions that are higher than those charged by another Broker in recognition of the Broker’s provision of Soft Dollar Products to the Adviser or the Sub-Advisers.

The Adviser and the Sub-Advisers face a potential conflict of interest when they use client trades to obtain Soft Dollar Products. This conflict exists because the Adviser and the Sub-Advisers are able to use the Soft Dollar Products to manage client accounts without paying cash for the Soft Dollar Products, which reduces the Adviser’s or the Sub-Advisers’ expenses to the extent that the Adviser or the Sub-Advisers would have purchased such products had they not been provided by Brokers. Section 28(e) permits the Adviser or the Sub-Advisers to use Soft Dollar Products for the benefit of any account it manages. Certain Invesco-managed client accounts (or client accounts managed by the Sub-Advisers) may generate soft dollar commissions used to purchase Soft Dollar Products that ultimately benefit other Adviser- managed client accounts (or Sub-Adviser-managed accounts), effectively cross subsidizing the other Adviser-managed accounts (or the other Sub-Adviser-managed client accounts) that benefit directly from the product. The Adviser or the Sub-Advisers may not use all of the Soft Dollar Products provided by Brokers through which the Fund effects securities transactions in connection with managing the Fund whose trades generated the soft dollar commissions used to purchase such products. Fixed income trading normally does not generate soft dollar commissions to pay for Soft Dollar Products. Therefore, soft dollar commissions used to pay for Soft Dollar Products which are used to manage certain fixed income Invesco funds or other fixed-income client accounts are generated entirely by equity-focused Invesco funds and other equity-focused client accounts managed by the Adviser. In other words, certain fixed income Invesco funds are cross-subsidized by the equity Invesco Funds in that the fixed income Invesco funds receive the benefit of Soft Dollar Products for which they do not pay.

Similarly, other client accounts managed by the Adviser or certain of its affiliates may benefit from Soft Dollar Products for which they do not pay. The Adviser and the Sub-Advisers attempt to reduce or eliminate the potential conflicts of interest concerning the use of Soft Dollar Products by directing client trades for Soft Dollar Products only if the Adviser or the Sub-Advisers conclude that the Broker supplying the product is capable of providing best execution.

Certain Soft Dollar Products may be available directly from a vendor on a hard dollar basis; other Soft Dollar Products are available only through Brokers in exchange for soft dollars. The Adviser and the Sub-Advisers use soft dollar commissions to purchase two types of Soft Dollar Products:

●	proprietary research created by the Broker executing the trade, and

●	other research and brokerage products and services created by third party vendors that are supplied to the Adviser or the Sub-Adviser through the Broker executing the trade.

Proprietary research consists primarily of traditional research reports, recommendations and similar materials produced by the in-house research staffs of broker-dealer firms. This research includes evaluations and recommendations of specific companies or industry groups, as well as analyses of general economic and market conditions and trends, market data, contacts and other related information and assistance. The Adviser periodically rates the quality of proprietary research produced by various Brokers. Based on the evaluation of the quality of information that the Adviser receives from each Broker, the Adviser develops an estimate of each Broker’s targeted share of Invesco clients’ commission dollars and attempts to direct trades to these firms to meet these estimates.

Soft Dollar Products are paid for by the Adviser and Sub-Advisers using soft dollar commissions through one of two methods: full-service trading or commission sharing agreements (“CSAs”). In a full-service trading arrangement, the Broker itself provides proprietary research products and brokerage services to Invesco or the Sub-Adviser, and commissions paid to the Broker are retained by it to pay for both trade execution and the proprietary research products and brokerage services provided by it. In a CSA arrangement with a Broker, a portion of the commission paid to the Broker is made available by the Broker to Invesco or the Sub-Adviser to pay a third party for third party research and brokerage products and services.

Soft Dollar Products received from Brokers supplement the Adviser’s and the Sub-Advisers’ own research (and the research of certain of its affiliates), and may include the following types of products and services:

●	Database Services - comprehensive databases containing current and/or historical information on companies and industries and indices. Examples include historical securities prices, earnings estimates and financial data. These services may include software tools that allow the user to search the database or to prepare value-added analyses related to the investment process (such as forecasts and models used in the portfolio management process).

●	Quotation/Trading/News Systems - products that provide real time market data information, such as pricing of individual securities and information on current trading, as well as a variety of news services.

●	Economic Data/Forecasting Tools - various macro-economic forecasting tools, such as economic data or currency and political forecasts for various countries or regions.

●	Quantitative/Technical Analysis - software tools that assist in quantitative and technical analysis of investment data.

●	Fundamental Company/Industry Analysis - company or industry specific fundamental investment research.

●	Other Specialized Tools - other specialized products, such as consulting analyses, access to industry experts, and distinct investment expertise or custom-built investment-analysis software. Occasionally, the Adviser or a Sub-Adviser will receive certain “mixed-use” research and brokerage services, a portion of the cost of which is eligible under Section 28(e) for payment with soft dollar commissions and a portion of which is not. In these instances, the Adviser or the Sub-Adviser will make a reasonable allocation of the cost of the product or service according to its use and pay for only that portion of the cost that is eligible under Section 28(e) with soft dollar commission (and will pay for the remaining portion with its own resources).

Outside research assistance is useful to the Adviser or the Sub-Advisers because the Brokers used by the Adviser or the Sub-Advisers and the providers of other Soft Dollar Products tend to provide more in-depth analysis of a broader universe of securities and other matters than the Adviser’s or the Sub-Advisers’ staff follows. In addition, such services provide the Adviser or the Sub-Advisers with a diverse perspective on financial markets. In some cases, Soft Dollar Products are available only from the Broker providing them. In other cases, Soft Dollar Products may be obtainable from alternative sources in return for cash payments. The Adviser and the Sub-Advisers believe that because Broker research supplements rather than replaces the Adviser’s or the Sub-Advisers’ research, the receipt of such research tends to improve the quality of the Adviser’s or the Sub-Advisers’ investment advice. The advisory fee paid by the Fund is not reduced because the Adviser or the Sub-Advisers receives such services. To the extent the Fund’s portfolio transactions are used to obtain Soft Dollar Products, the brokerage commissions charged to the Fund might exceed those that might otherwise have been paid.

Portfolio transactions may be effected through Brokers that recommend the Fund to their clients, or that act as agent in the purchase of the Fund’s shares for their clients, provided that the Adviser or the Sub-Advisers believes such Brokers provide best execution and such transactions are executed in compliance with the Adviser’s policy against using directed brokerage to compensate Brokers for promoting or selling Invesco fund shares. The Adviser and the Sub-Advisers will not enter into a binding commitment with Brokers to place trades with such Brokers involving brokerage commissions in precise amounts.

As noted above, under MiFID II, European Union and United Kingdom investment advisers, including Invesco Management S.A. and Invesco Asset Management, are not permitted to use soft dollar commissions to pay for research from brokers but rather must pay for research out of their own profit and loss or have research costs paid by clients through research payment accounts that are funded by a specific client research charge or the research component of trade orders. Such payments for research must be unbundled from the payments for execution. As a result, Invesco Management S.A. and Invesco Asset Management are restricted from using Soft Dollar Products in managing the Invesco funds that they sub-advise.

Directed Brokerage (Research Services)

The Fund did not pay any directed brokerage (research services) during its most recently completed fiscal year.

Affiliated Transactions

The Adviser or a Sub-Adviser may place trades for equity securities with Invesco Capital Markets, Inc. (ICMI), a broker-dealer with whom it is affiliated, provided that the Adviser or the Sub-Adviser determines that ICMI’s trade execution costs are at least comparable to those of non-affiliated brokerage firms with which the Adviser or the Sub-Adviser could otherwise place similar trades for similar securities. ICMI receives brokerage commissions in connection with effecting trades for the Fund and, therefore, use of ICMI presents a conflict of interest for the Adviser or a Sub-Adviser. Trades placed through ICMI, including the brokerage commissions paid to ICMI, are subject to procedures adopted by the Board that are designed to mitigate this conflict of interest. The Fund did not pay brokerage commissions on affiliated transactions for the last three fiscal years or periods, as applicable.

Regular Brokers

During its last fiscal year, the Fund did not acquire any securities of regular brokers or dealers, as defined in Rule 10b-1 under the 1940 Act.

Allocation of Portfolio Transactions

The Adviser and the Sub-Advisers manage numerous Invesco funds, and other client accounts. Some of these client accounts may have investment objectives similar to the Fund. Frequently, identical securities will be appropriate for investment by multiple Invesco funds or one or more other client accounts. However, the position of each client account in the same security and the length of time that each client account may hold its investment in the same security may vary. The Adviser and the Sub-Advisers will also determine the timing and amount of purchases for a client account based on its cash position. If the purchase or sale of securities is consistent with the investment policies of the Fund and one or more other client accounts, and is considered at or about the same time, the Adviser or the Sub-Advisers will allocate transactions in such securities among the Fund and these client accounts on a pro rata basis based on order size or in such other manner believed by the Adviser to be fair and equitable. In determining what is fair and equitable, the Adviser or the Sub-Adviser can consider various factors, including how closely the investment opportunity matches the investment objective and strategy of the Fund or client account, the capital available to the Fund or client account, and which portfolio management team sourced the opportunity. The Adviser or the Sub-Adviser may combine orders for the purchase or sale of securities and other investments for multiple client accounts, including the Fund in accordance with applicable laws and regulations to obtain the most favorable execution. Aggregated transactions could, however, adversely affect the Fund’s ability to obtain or dispose of the full amount of a security which it seeks to purchase or sell.

TAX MATTERS

The following discussion is a brief summary of certain U.S. federal income tax considerations affecting the Fund and the purchase, ownership and disposition of the Fund’s Common Shares. Except as otherwise noted, this discussion assumes you are a taxable U.S. person (as defined for U.S. federal income tax purposes) and that you hold your Common Shares as capital assets for U.S. federal income tax purposes (generally, assets held for investment). This discussion is based upon current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), the regulations promulgated thereunder and judicial and administrative authorities, all of which are subject to change or differing interpretations by the courts or the Internal Revenue Service (the “IRS”), possibly with retroactive effect. No attempt is made to present a detailed explanation of all U.S. federal concerns affecting the Fund and its Common Shareholders (including Common Shareholders subject to special treatment under U.S. federal income tax law). No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to those set forth below. This summary does not discuss any aspects of foreign, state or local tax. The discussions set forth herein and in the Prospectus do not constitute tax advice and potential investors are urged to consult their own tax advisers to determine the specific U.S. federal, state, local and foreign tax consequences to them of investing in the Fund.

Taxation of the Fund

The Fund intends to elect to be treated and to qualify each year as a regulated investment company (“RIC”) under Subchapter M of the Code. Accordingly, the Fund must, among other things, (i) derive in each taxable year at least 90% of its gross income from (a) dividends, interest (including tax-exempt interest), payments with respect to certain securities loans, and gains from the sale or other disposition of stock, securities or foreign currencies, or other income (including gain from options, futures and forward contracts) derived with respect to its business of investing in such stock, securities or foreign currencies and (b) net income derived from interests in “qualified publicly traded partnerships” (as defined in the Code); and (ii) diversify its holdings so that, at the end of each quarter of each taxable year (a) at least 50% of the market value of the Fund’s total assets is represented by cash and cash items, U.S. Government securities, the securities of other RICs and other securities, with such other securities limited, in respect of any one issuer, to an amount not greater than 5% of the value of the Fund’s total assets and not more than 10% of the outstanding voting securities of such issuer and (b) not more than 25% of the market value of the Fund’s total assets is invested in the securities (other than U.S. Government securities and the securities of other RICs) of (I) any one issuer, (II) any two or more issuers that the Fund controls and that are determined to be engaged in the same business or similar or related trades or businesses or (III) any one or more “qualified publicly traded partnerships.” Generally, a qualified publicly traded partnership includes a partnership the interests of which are traded on an established securities market or readily tradable on a secondary market (or the substantial equivalent thereof) and that derives less than 90% of its gross income from the items described in (i)(a) above.

As long as the Fund qualifies as a RIC, the Fund generally will not be subject to U.S. federal income tax on income and gains that the Fund distributes to its Common Shareholders, provided that it distributes each taxable year at least 90% of the sum of (i) the Fund’s investment company taxable income (which includes, among other items, dividends, interest, the excess of any net short-term capital gain over net long-term capital loss, and other taxable income, other than any net capital gain (defined below), reduced by deductible expenses) determined without regard to the deduction for dividends paid and (ii) the Fund’s net tax-exempt interest (the excess of its gross tax-exempt interest over certain disallowed deductions). The Fund intends to distribute substantially all of such income each year. The Fund will be subject to income tax at regular corporate rates on any taxable income or gains that it does not distribute to its Common Shareholders.

The Code imposes a 4% nondeductible excise tax on the Fund to the extent the Fund does not distribute by the end of any calendar year at least the sum of (i) 98% of its ordinary income (not taking into account any capital gain or loss) for the calendar year and (ii) 98.2% of its capital gain in excess of its capital loss (adjusted for certain ordinary losses) for a one-year period generally ending on October 31 of the calendar year (unless an election is made to use the Fund’s taxable year). In addition, the minimum amounts that must be distributed in any year to avoid the excise tax will be increased or decreased to reflect any under-distribution or over-distribution, as the case may be, from the previous year. For purposes of the excise tax, the Fund will be deemed to have distributed any income on which it paid U.S. federal income tax. While the Fund intends to distribute any income and capital gain in the manner necessary to minimize imposition of the 4% nondeductible excise tax, there can be no assurance that sufficient amounts of the Fund’s taxable income and capital gain will be distributed to avoid entirely the imposition of the excise tax. In that event, the Fund will be liable for the excise tax only on the amount by which it does not meet the foregoing distribution requirement.

If for any taxable year the Fund were to fail to qualify as a RIC, all of its taxable income (including its net capital gain, which consists of the excess of its net long-term capital gain over its net short-term capital loss) would be subject to tax at regular corporate rates without any deduction for distributions to Common Shareholders. To qualify again to be taxed as a RIC in a subsequent year, the Fund would generally be required to distribute to its Common Shareholders its earnings and profits attributable to non-RIC years. In addition, if the Fund failed to qualify as a RIC for a period greater than two taxable years, the Fund would be required to recognize and pay tax on any net built-in gains with respect to certain of its assets (i.e., the excess of the aggregate gains, including items of income, over aggregate losses that would have been realized with respect to such assets if the Fund had been liquidated) or, alternatively, to elect to be subject to taxation on such built-in gain recognized for a period of ten years, in order to qualify as a RIC in a subsequent year.

The remainder of this discussion assumes that the Fund qualifies for taxation as a RIC.

The Fund’s Investments

Certain of the Fund’s investment practices are subject to special and complex U.S. federal income tax provisions (including mark-to-market, constructive sale, straddle, wash sale, short sale and other rules) that may, among other things, (i) disallow, suspend or otherwise limit the allowance of certain losses or deductions, including the dividends received deduction, (ii) convert lower taxed long-term capital gains or “qualified dividend income” into higher taxed short-term capital gains or ordinary income, (iii) convert ordinary loss or a deduction into capital loss (the deductibility of which is more limited), (iv) cause the Fund to recognize income or gain without a corresponding receipt of cash, (v) adversely affect the time as to when a purchase or sale of stock or securities is deemed to occur, (vi) adversely alter the characterization of certain complex financial transactions and (vii) produce income that will not be “qualified” income for purposes of the 90% annual gross income requirement described above. These U.S. federal income tax provisions could therefore affect the amount, timing and character of distributions to Common Shareholders. The Fund intends to monitor its transactions and may make certain tax elections and may be required to dispose of securities to mitigate the effect of these provisions and prevent disqualification of the Fund as a RIC. Additionally, the Fund may be required to limit its activities in derivative instruments in order to enable it to maintain its RIC status.

Gain or loss on the sale of securities by the Fund will generally be long-term capital gain or loss if the securities have been held by the Fund for more than one year. Gain or loss on the sale of securities held for one year or less will be short-term capital gain or loss.

Taxation of Common Shareholders

Distributions from the Fund will constitute exempt-interest dividends to the extent of the Fund’s tax-exempt interest income (net of allocable expenses and amortized bond premium). Exempt-interest dividends distributed to Common Shareholders of the Fund are excluded from gross income for federal income tax purposes. However, Common Shareholders required to file a federal income tax return will be required to report the receipt of exempt-interest dividends on their returns. Moreover, while exempt-interest dividends are excluded from gross income for federal income tax purposes, they may be subject to alternative minimum tax (AMT) in certain circumstances for noncorporate taxpayers and may have other collateral tax consequences as discussed below.

Any gain or loss from the sale or other disposition of a tax-exempt security generally is treated as either long-term or short-term capital gain or loss, depending upon its holding period, and is fully taxable.

Alternative minimum tax (AMT) is imposed in addition to, but only to the extent it exceeds, the regular tax and is computed at a maximum rate of 28% for non-corporate taxpayers on the excess of the taxpayer’s alternative minimum taxable income (AMTI) over an exemption amount. Exempt- interest dividends derived from certain “private activity” Municipal Securities issued after August 7, 1986, generally will constitute an item of tax preference includable in AMTI for non-corporate taxpayers. However, tax-exempt interest on private activity bonds issued in 2009 and 2010 is not an item of tax preference for purposes of the AMT.

Exempt-interest dividends must be taken into account in computing the portion, if any, of social security or railroad retirement benefits that must be included in an individual Common Shareholder’s gross income subject to federal income tax. Further, a Common Shareholder of the Fund is denied a deduction for interest on indebtedness incurred or continued to purchase or carry Common Shares of the Fund. Moreover, a Common Shareholder who is (or is related to) a “substantial user” of a facility financed by industrial development bonds held by the Fund likely will be subject to tax on dividends paid by the Fund that are derived from interest on such bonds. Receipt of exempt-interest dividends may result in other collateral federal income tax consequences to certain taxpayers, including financial institutions, property and casualty insurance companies and foreign corporations engaged in a trade or business in the United States.

To the extent that exempt-interest dividends are derived from interest on obligations of a state or its political subdivisions or from interest on qualifying U.S. territorial obligations (including qualifying obligations of Puerto Rico, the U.S. Virgin Islands, and Guam), they also may be exempt from that state’s personal income taxes. Most states, however, do not grant tax-free treatment to interest on state and municipal securities of other states.

Failure of the issuer of a tax-exempt security to comply with certain legal or contractual requirements relating to a Municipal Security could cause interest on the Municipal Security, as well as Fund distributions derived from this interest, to become taxable, perhaps retroactively to the date the Municipal Security was issued. In such a case, the Fund may be required to report to the IRS and send to Common Shareholders amended Forms 1099 for a prior taxable year in order to report additional taxable income. This in turn could require Common Shareholders to file amended federal and state income tax returns for such prior year to report and pay tax and interest on their pro rata share of the additional amount of taxable income. Moreover, if a sufficient number of Municipal Securities were determined not to be tax-exempt bonds, the Fund could fail to satisfy the requirement that the Fund hold at least 50% of the Fund’s total assets consists of Municipal Securities, which are exempt from federal income tax. This would prevent the Fund from making any distributions of exempt-interest dividends.

The Fund may invest a portion of its assets in securities that pay taxable interest. The Fund also may distribute to you any market discount and net short-term capital gains from the sale of its portfolio securities. If you are a taxable investor, Fund distributions from this income are taxable to you as ordinary income to the extent of the Fund’s earnings and profits. None of the dividends paid by the Fund will qualify for the dividends-received deduction in the case of corporate shareholders or as qualified dividend income subject to reduced rates of taxation in the case of noncorporate shareholders. Provided the Fund otherwise satisfies the Distribution Requirement, the Fund reserves the right to retain, and not distribute to Common Shareholders, income and gains taxable as ordinary income, in which case the Fund would be subject to tax at the corporate income tax rate.

The sale or other disposition of Common Shares will generally result in capital gain or loss to you and will be long-term capital gain or loss if you have held such Common Shares for more than one year at the time of sale. Any loss upon the sale or other disposition of Common Shares held for six months or less will be treated as long-term capital loss to the extent of any capital gain dividends received (including amounts credited as an undistributed capital gain dividend) by you with respect to such Common Shares. Any loss you recognize on a sale or other disposition of Common Shares will be disallowed if you acquire other Common Shares (whether through the automatic reinvestment of dividends or otherwise) within a 61-day period beginning 30 days before and ending 30 days after your sale or exchange of the Common Shares. In such case, your tax basis in the Common Shares acquired will be adjusted to reflect the disallowed loss.

Current U.S. federal income tax law taxes both long-term and short-term capital gain of corporations at the rates applicable to ordinary income. For non-corporate taxpayers, short-term capital gain is currently taxed at rates applicable to ordinary income while long-term capital gain generally is taxed at reduced maximum rates. The deductibility of capital losses is subject to limitations under the Code.

Certain U.S. shareholders who are individuals, estates or trusts and whose income exceeds certain thresholds will be required to pay a 3.8% Medicare tax on all or a portion of their “net investment income,” which includes dividends received from the Fund and capital gains from the sale or other disposition of the Fund’s shares.

A Common Shareholder that is a nonresident alien individual or a foreign corporation (a “foreign investor”) generally will be subject to U.S. federal withholding tax at the rate of 30% (or possibly a lower rate provided by an applicable tax treaty) on ordinary income dividends (except as discussed below). In general, U.S. federal withholding tax and U.S. federal income tax will not apply to any gain or income realized by a foreign investor in respect of any distribution of net capital gain (including amounts credited as an undistributed capital gain dividend) or upon the sale or other disposition of Common Shares of the Fund. Different tax consequences may result if the foreign investor is engaged in a trade or business in the United States or, in the case of an individual, is present in the United States for 183 days or more during a taxable year and certain other conditions are met.

Foreign investors should consult their tax advisers regarding the tax consequences of investing in the Fund’s Common Shares.

Ordinary income dividends properly reported by the RIC are generally exempt from U.S. federal withholding tax where they (i) are paid in respect of the RIC’s “qualified net interest income” (generally, its U.S.-source interest income, other than certain contingent interest and interest from obligations of a corporation or partnership in which the RIC is at least a 10% shareholder, reduced by expenses that are allocable to such income) or (ii) are paid in respect of the RIC’s “qualified short-term capital gains” (generally, the excess of the RIC’s net short-term capital gain over its long-term capital loss for such taxable year). The Fund may report all, some or none of its potentially eligible dividends as such qualified net interest income or as qualified short-term capital gains, and/or treat such dividends, in whole or in part, as ineligible for this exemption from withholding. In order to qualify for this exemption from withholding, a foreign investor needs to comply with applicable certification requirements relating to its non-U.S. status (including, in general, furnishing an IRS Form W-8BEN, W-8BEN-E or substitute Form or other applicable W-8 Form). In the case of shares held through an intermediary, the intermediary may withhold even if the Fund reports the payment as qualified net interest income or qualified short-term capital gain. Foreign investors should contact their intermediaries with respect to the application of these rules to their accounts. There can be no assurance as to what portion of the Fund’s distributions will qualify for favorable treatment as qualified net interest income or qualified short-term capital gains if this provision is extended.

Under the Foreign Account Tax Compliance Act (FATCA), the Fund will be required to withhold a 30% tax on income dividends made by the Fund to certain foreign entities, referred to as foreign financial institutions (FFI) or non-financial foreign entities (NFFE). After December 31, 2018, FATCA withholding also would have applied to certain capital gain distributions, return of capital distributions and the proceeds arising from the sale of Fund shares; however, based on proposed regulations issued by the IRS, which can be relied upon currently, such withholding is no longer required unless final regulations provide otherwise (which is not expected). The FATCA withholding tax generally can be avoided: (a) by an FFI, if it reports certain direct and indirect ownership of foreign financial accounts held by U.S. persons with the FFI and (b) by an NFFE, if it: (i) certifies that it has no substantial U.S. persons as owners or (ii) if it does have such owners, reporting information relating to them. The U.S. Treasury has negotiated intergovernmental agreements (IGA) with certain countries and is in various stages of negotiations with a number of other foreign countries with respect to one or more alternative approaches to implement FATCA.

An FFI can avoid FATCA withholding if it is deemed compliant or by becoming a “participating FFI,” which requires the FFI to enter into a U.S. tax compliance agreement with the IRS under section 1471(b) of the Code (FFI agreement) under which it agrees to verify, report and disclose certain of its U.S. accountholders and meet certain other specified requirements. The FFI will either report the specified information about the U.S. accounts to the IRS, or, to the government of the FFI’s country of residence (pursuant to the terms and conditions of applicable law and an applicable IGA entered into between the U.S. and the FFI’s country of residence), which will, in turn, report the specified information to the IRS. An FFI that is resident in a country that has entered into an IGA with the U.S. to implement FATCA will be exempt from FATCA withholding provided that the FFI shareholder and the applicable foreign government comply with the terms of such agreement.

An NFFE that is the beneficial owner of a payment from the Fund can avoid the FATCA withholding tax generally by certifying that it does not have any substantial U.S. owners or by providing the name, address and taxpayer identification number of each substantial U.S. owner. The NFFE will report the information to the Fund or other applicable withholding agent, which will, in turn, report the information to the IRS.

Such foreign shareholders also may fall into certain exempt, excepted or deemed compliant categories as established by U.S. Treasury regulations, IGAs, and other guidance regarding FATCA. An FFI or NFFE that invests in the Fund will need to provide the Fund with documentation properly certifying the entity’s status under FATCA in order to avoid FATCA withholding. Non-U.S. investors should consult their own tax advisors regarding the impact of these requirements on their investment in the Fund. The requirements imposed by FATCA are different from, and in addition to, the U.S. tax certification rules to avoid backup withholding described above. Shareholders are urged to consult their tax advisors regarding the application of these requirements to their own situation.

The Fund may be required to withhold (currently at a rate of 24%), for U.S. federal backup withholding tax purposes, a portion of the dividends, distributions and redemption proceeds payable to certain non-exempt Common Shareholders who fail to provide the Fund (or its agent) with their correct taxpayer identification number (in the case of individuals, generally, their social security number) or to make required certifications, or who are otherwise subject to backup withholding. Backup withholding is not an additional tax and any amount withheld may be refunded or credited against your U.S. federal income tax liability, if any, provided that you timely furnish the required information to the IRS.

Ordinary income dividends, capital gain dividends, and gain from the sale or other disposition of Common Shares of the Fund also may be subject to state, local, and/or foreign taxes. Common Shareholders are urged to consult their own tax advisers regarding specific questions about U.S. federal, state, local or foreign tax consequences to them of investing in the Fund.

The Fund’s regular monthly dividends will not be subject to California personal income tax to the extent they are paid out of income earned on obligations that, when held by individuals, pay interest that is exempt from taxation by California under California law (e.g., obligations of California and its political subdivisions) or federal law, so long as at the close of each quarter of the Fund’s taxable year at least 50% of the value of the Fund’s total assets consists of such obligations and the Fund designates such tax-exempt distributions pursuant to certain written notice requirements to its shareholders. The portion of the Fund’s monthly dividends that is attributable to income other than as described in the preceding sentence will be subject to the California income tax. The Fund expects to earn no or only a minimal amount of such non-exempt income. If you are an individual California resident, you will be subject to California personal income tax to the extent the Fund distributes any realized capital gains, or if you sell or exchange shares and realize a capital gain on the transaction.

***

The foregoing is a general and abbreviated summary of certain provisions of the Code and the Treasury Regulations presently in effect as they directly govern the taxation of the Fund and its shareholders. For complete provisions, reference should be made to the pertinent Code sections and Treasury Regulations. The Code and the Treasury Regulations are subject to change by legislative or administrative action, and any such change may be retroactive with respect to Fund transactions. Prospective shareholders are advised to consult their own tax advisers for more detailed information concerning the tax consequences of an investment in the Fund.

OTHER INFORMATION

Principal Shareholders

As of January 16, 2026, to the knowledge of the Fund, the following record owners of Common Shares or Preferred Shares of the Fund beneficially owned more than 5% of the voting securities of a class of securities of the Fund:

Fund	Class of Shares	Name and Address of Holder	Amount of Shares Owned by Beneficial Owner	Percentage of Shares Outstanding
VCV	Preferred	Bank of America Corporation Bank of America Corporate Center 100 North Tryon Street Charlotte, NC 28255	1,770	100.00%

As of January 16, 2026, the trustees and officers as a group owned less than 1% of the outstanding shares of each class of the Fund.

Proxy Voting Policy and Proxy Voting Record

The Board believes that the voting of proxies on securities held by the Fund is an important element of the overall investment process. The Board has delegated the day-to-day responsibility to the Adviser to vote such proxies pursuant to the Board approved Proxy Voting Policy. A description of the policies and procedures that the Fund uses to determine how to vote proxies relating to portfolio securities is available without charge, upon request, from our Client Services department at (800) 341-2929 or at https://www.invesco.com/proxy-voting. The information is also available on the SEC website, sec.gov.

Information regarding how the Fund voted proxies related to its portfolio securities during the most recent 12-month period ended June 30 is available at invesco.com/proxysearch. The information is also available on the SEC website, sec.gov.

Code of Ethics

Invesco, the Fund, Invesco Distributors and certain of the Sub-Advisers each have adopted a Code of Ethics that applies to all Invesco Fund trustees and officers, and employees of Invesco, the Sub-Advisers and their affiliates, and governs, among other things, the personal trading activities of all such persons. Certain Sub-Advisers have adopted their own Code of Ethics. Each Code of Ethics is designed to detect and prevent improper personal trading by portfolio managers and certain other employees that could compete with or take advantage of the Fund’s portfolio transactions. Unless specifically noted, to the extent a Sub-Adviser has adopted its own Code of Ethics, each Sub-Adviser’s Code of Ethics does not materially differ from Invesco’s Code of Ethics discussed below. The Code of Ethics is intended to address conflicts of interest with the Fund that may arise from personal trading in the Invesco Funds. Personal trading, including personal trading involving securities that may be purchased or held by an Invesco Fund, is permitted under the Code of Ethics subject to certain restrictions; however, employees are required to pre-clear security transactions with the Compliance Officer or a designee and to report transactions on a regular basis. The Code of Ethics can be viewed online or downloaded from the EDGAR Database on the SEC’s internet website at www.sec.gov. In addition, a copy of the Code of Ethics may be obtained, after paying the appropriate duplicating fee, by e-mail request at publicinfo@sec.gov.

FINANCIAL STATEMENTS

The audited financial statements for the Fund’s most recent fiscal year ended February 28, 2025, including the notes thereto and the reports of PricewaterhouseCoopers LLP ("PwC") thereon, are incorporated by reference to the Fund’s Form N-CSR filed on May 2, 2025.

The Fund's unaudited financial statements for the six month period ended August 31, 2025 are incorporated herein by reference to the Fund's Form N-CSRS filed on October 30, 2025.

The portions of such Form N-CSR and Form N-CSRS that are not specifically listed above are not incorporated by reference into this SAI and are not a part of this SAI.

Appendix A

APPENDIX A - RATINGS OF DEBT SECURITIES

The following is a description of the factors underlying the debt ratings of Moody's, S&P, and Fitch.

Moody's Long-Term Debt Ratings

Aaa: Obligations rated 'Aaa' are judged to be of the highest quality, subject to the lowest level of credit risk.

Aa: Obligations rated 'Aa' are judged to be of high quality and are subject to very low credit risk.

A: Obligations rated 'A' are judged to be upper-medium grade and are subject to low credit risk.

Baa: Obligations rated 'Baa' are judged to be medium-grade and subject to moderate credit risk and as such may possess certain speculative characteristics.

Ba: Obligations rated 'Ba' are judged to be speculative and are subject to substantial credit risk.

B: Obligations rated 'B' are considered speculative and are subject to high credit risk.

Caa: Obligations rated 'Caa' are judged to be speculative of poor standing and are subject to very high credit risk.

Ca: Obligations rated 'Ca' are highly speculative and are likely in, or very near, default, with some prospect of recovery of principal and interest.

C: Obligations rated 'C' are the lowest rated and are typically in default, with little prospect for recovery of principal or interest.

Note: Moody's appends numerical modifiers 1, 2, and 3 to each generic rating classification from Aa through Caa. The modifier 1 indicates that the obligation ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates a ranking in the lower end of that generic rating category. Additionally, a “(hyb)” indicator is appended to all ratings of hybrid securities issued by banks, insurers, finance companies, and securities firms*.

* By their terms, hybrid securities allow for the omission of scheduled dividends, interest, or principal payments, which can potentially result in impairment if such an omission occurs. Hybrid securities may also be subject to contractually allowable write-downs of principal that could result in impairment. Together with the hybrid indicator, the long-term obligation rating assigned to a hybrid security is an expression of the relative credit risk associated with that security.

Moody's Short-Term Prime Rating System

P-1: Ratings of Prime-1 reflect a superior ability to repay short-term obligations.

P-2: Ratings of Prime-2 reflect a strong ability to repay short-term obligations.

P-3: Ratings of Prime-3 reflect an acceptable ability to repay short-term obligations.

NP (Not Prime): Issuers (or supporting institutions) rated Not Prime do not fall within any of the Prime rating categories.

Moody's MIG/VMIG US Short-Term Ratings

Short-Term Obligation Ratings

We use the global short-term Prime rating scale for commercial paper issued by US municipalities and nonprofits. These commercial paper programs may be backed by external letters of credit or liquidity facilities, or by an issuer’s self-liquidity.

For other short-term municipal obligations, we use one of two other short-term rating scales, the Municipal Investment Grade (MIG) and Variable Municipal Investment Grade (VMIG) scales discussed below.

We use the MIG scale for US municipal cash flow notes, bond anticipation notes and certain other short-term obligations, which typically mature in three years or less. Under certain circumstances, we use the MIG scale for bond anticipation notes with maturities of up to five years.

MIG 1: This designation denotes superior credit quality. Excellent protection is afforded by established cash flows, highly reliable liquidity support, or demonstrated broad-based access to the market for refinancing.

MIG 2: This designation denotes strong credit quality. Margins of protection are ample, although not as large as in the preceding group.

MIG 3: This designation denotes acceptable credit quality. Liquidity and cash-flow protection may be narrow, and market access for refinancing is likely to be less well-established.

SG: This designation denotes speculative-grade credit quality. Debt instruments in this category may lack sufficient margins of protection.

VMIG Ratings

For variable rate demand obligations (VRDOs), Moody’s assigns both a long-term rating and a short-term payment obligation rating. The long-term rating addresses the issuer’s ability to meet scheduled principal and interest payments. The short-term payment obligation rating addresses the ability of the issuer or the liquidity provider to meet any purchase price payment obligation resulting from optional tenders (“on demand”) and/or mandatory tenders of the VRDO. The short-term payment obligation rating uses the VMIG scale. Transitions of VMIG ratings with conditional liquidity support differ from transitions of Prime ratings reflecting the risk that external liquidity support will terminate if the issuer’s long-term rating drops below investment grade. Please see our methodology that discusses obligations with conditional liquidity support.

For VRDOs, we typically assign a VMIG rating if the frequency of the payment obligation is less than every three years. If the frequency of the payment obligation is less than three years, but the obligation is payable only with remarketing proceeds, the VMIG short-term rating is not assigned and it is denoted as “NR”.

Industrial development bonds in the US where the obligor is a corporate may carry a VMIG rating that reflects Moody’s view of the relative likelihood of default and loss. In these cases, liquidity assessment is based on the liquidity of the corporate obligor.

VMIG Scale

VMIG 1: This designation denotes superior credit quality. Excellent protection is afforded by the superior short-term credit strength of the liquidity provider and structural and legal protections.

VMIG 2: This designation denotes strong credit quality. Good protection is afforded by the strong short-term credit strength of the liquidity provider and structural and legal protections.

VMIG 3: This designation denotes acceptable credit quality. Adequate protection is afforded by the satisfactory short-term credit strength of the liquidity provider and structural and legal protections.

SG: This designation denotes speculative-grade credit quality. Demand features rated in this category may be supported by a liquidity provider that does not have a sufficiently strong short-term rating or may lack the structural or legal protections.

Standard & Poor's Long-Term Issue Credit Ratings

Issue credit ratings are based, in varying degrees, on S&P Global Ratings’ analysis of the following considerations:

●	The likelihood of payment--the capacity and willingness of the obligor to meet its financial commitment on an obligation in accordance with the terms of the obligation;

●	The nature and provisions of the financial obligation, and the promise we impute; and

●	The protection afforded by, and relative position of, the financial obligation in the event of bankruptcy, reorganization, or other arrangement under the laws of bankruptcy and other laws affecting creditors' rights.

An issue rating is an assessment of default risk but may incorporate an assessment of relative seniority or ultimate recovery in the event of default. Junior obligations are typically rated lower than senior obligations, to reflect the lower priority in bankruptcy, as noted above. (Such differentiation may apply when an entity has both senior and subordinated obligations, secured and unsecured obligations, or operating company and holding company obligations.)

AAA: An obligation rated 'AAA' has the highest rating assigned by S&P Global Ratings. The obligor's capacity to meet its financial commitments on the obligation is extremely strong.

AA: An obligation rated 'AA' differs from the highest-rated obligations only to a small degree. The obligor's capacity to meet its financial commitments on the obligation is very strong.

A: An obligation rated 'A' is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher-rated categories. However, the obligor's capacity to meet its financial commitments on the obligation is still strong.

BBB: An obligation rated 'BBB' exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to weaken the obligor’s capacity to meet its financial commitments on the obligation.

BB, B, CCC, CC and C: Obligations rated 'BB', 'B', 'CCC' 'CC', and 'C' are regarded as having significant speculative characteristics. 'BB' indicates the least degree of speculation and 'C' the highest. While such obligations will likely have some quality and protective characteristics, these may be outweighed by large uncertainties or major exposure to adverse conditions.

BB: An obligation rated 'BB' is less vulnerable to nonpayment than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial, or economic conditions which could lead to the obligor's inadequate capacity to meet its financial commitments on the obligation.

B: An obligation rated 'B' is more vulnerable to nonpayment than obligations rated 'BB', but the obligor currently has the capacity to meet its financial commitments on the obligation. Adverse business, financial, or economic conditions will likely impair the obligor's capacity or willingness to meet its financial commitments on the obligation.

CCC: An obligation rated 'CCC' is currently vulnerable to nonpayment and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitments on the obligation. In the event of adverse business, financial, or economic conditions, the obligor is not likely to have the capacity to meet its financial commitments on the obligation.

CC: An obligation rated 'CC' is currently highly vulnerable to nonpayment. The 'CC' rating is used when a default has not yet occurred but S&P Global Ratings expects default to be a virtual certainty, regardless of the anticipated time to default.

C: An obligation rated 'C' is currently highly vulnerable to nonpayment, and the obligation is expected to have lower relative seniority or lower ultimate recovery compared with obligations that are rated higher.

D: An obligation rated 'D' is in default or in breach of an imputed promise. For non-hybrid capital instruments, the 'D' rating category is used when payments on an obligation are not made on the date due, unless S&P Global Ratings believes that such payments will be made within five business days in the absence of a stated grace period or within the earlier of the stated grace period or next 30 calendar days. The 'D' rating also will be used upon the filing of a bankruptcy petition or the taking of similar action and where default on an obligation is a virtual certainty, for example due to automatic stay provisions. A rating on an obligation is lowered to "D" if it subject to a distressed debt restructuring.

Plus (+) or minus (-): The ratings from 'AA' to 'CCC' may be modified by the addition of a plus (+) or minus (-) sign to show relative standing within the major rating categories.

NR: This indicates that no rating has been requested, or that there is insufficient information on which to base a rating, or that S&P Global Ratings does not rate a particular obligation as a matter of policy.

Standard & Poor's Short-Term Issue Credit Ratings

A-1: A short-term obligation rated 'A-1' is rated in the highest category by S&P Global Ratings. The obligor's capacity to meet its financial commitments on the obligation is strong. Within this category, certain obligations are designated with a plus sign (+). This indicates that the obligor's capacity to meet its financial commitments on these obligations is extremely strong.

A-2: A short-term obligation rated 'A-2' is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rating categories. However, the obligor's capacity to meet its financial commitments on the obligation is satisfactory.

A-3: A short-term obligation rated 'A-3' exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to weaken an obligor's capacity to meet its financial commitments on the obligation.

B: A short-term obligation rated 'B' is regarded as vulnerable and has significant speculative characteristics. The obligor currently has the capacity to meet its financial commitments; however, it faces major ongoing uncertainties that could lead to the obligor's inadequate capacity to meet its financial commitments.

C: A short-term obligation rated 'C' is currently vulnerable to nonpayment and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitments on the obligation.

D: A short-term obligation rated 'D' is in default or in breach of an imputed promise. For non-hybrid capital instruments, the 'D' rating category is used when payments on an obligation are not made on the date due, unless S&P Global Ratings believes that such payments will be made within any stated grace period. However, any stated grace period longer than five business days will be treated as five business days. The 'D' rating also will be used upon the filing of a bankruptcy petition or the taking of a similar action and where default on an obligation is a virtual certainty, for example due to automatic stay provisions. A rating on an obligation is lowered to 'D' if it is subject to a distressed debt restructuring.

Standard & Poor's Municipal Short-Term Note Ratings Definitions

An S&P Global Ratings U.S. municipal note rating reflects S&P Global Ratings’ opinion about the liquidity factors and market access risks unique to the notes. Notes due in three years or less will likely receive a note rating. Notes with an original maturity of more than three years will most likely receive a long-term debt rating. In determining which type of rating, if any, to assign, S&P Global Ratings’ analysis will review the following considerations:

●	Amortization schedule -- the larger final maturity relative to other maturities, the more likely it will be treated as a note; and

●	Source of payment -- the more dependent the issue is on the market for its refinancing, the more likely it will be treated as a note.

Note rating symbols are as follows:

SP-1: Strong capacity to pay principal and interest. An issue determined to possess a very strong capacity to pay debt service is given a plus (+) designation.

SP-2: Satisfactory capacity to pay principal and interest, with some vulnerability to adverse financial and economic changes over the term of the notes.

SP-3: Speculative capacity to pay principal and interest.

D: ‘D’ is assigned upon failure to pay the note when due, completion of a distressed exchange offer, or the filing of a bankruptcy petition or the taking of similar action and where default on an obligation is a virtual certainty, for example due to automatic stay provisions.

Standard & Poor's Dual Ratings

Dual ratings may be assigned to debt issues that have a put option or demand feature. The first component of the rating addresses the likelihood of repayment of principal and interest as due, and the second component of the rating addresses only the demand feature. The first component of the rating can relate to either a short-term or long-term transaction and accordingly use either short-term or long-term rating symbols. The second component of the rating relates to the put option and is assigned a short-term rating symbol (for example, 'AAA/A-1+' or 'A-1+/A-1'). With U.S. municipal short-term demand debt, the U.S. municipal short-term note rating symbols are used for the first component of the rating (for example, 'SP-1+/A-1+').

Fitch Credit Rating Scales

Fitch Ratings publishes credit ratings that are forward-looking opinions on the relative ability of an entity or obligation to meet financial commitments. Issuer default ratings (IDRs) are assigned to corporations, sovereign entities, financial institutions such as banks, leasing companies and insurers, and public finance entities (local and regional governments). Issue level ratings are also assigned, often include an expectation of recovery and may be notched above or below the issuer level rating. Issue ratings are assigned to secured and unsecured debt securities, loans, preferred stock and other instruments, Structured finance ratings are issue ratings to securities backed by receivables or other financial assets that consider the obligations’ relative vulnerability to default. Credit ratings are indications of the likelihood of repayment in accordance with the terms of the issuance. In limited cases, Fitch may include additional considerations (i.e., rate to a higher or lower standard than that implied in the obligation’s documentation). Please see the section Specific Limitations Relating to Credit Rating Scales for details. Fitch Ratings also publishes other ratings, scores and opinions. For example, Fitch provides specialized ratings of servicers of residential and commercial mortgages, asset managers and funds. In each case, users should refer to the definitions of each individual scale for guidance on the dimensions of risk covered in each assessment.

Fitch’s credit rating scale for issuers and issues is expressed using the categories ‘AAA’ to ‘BBB’ (investment grade) and ‘BB’ to ‘D’ (speculative grade) with an additional +/-for AA through CCC levels indicating relative differences of probability of default or recovery for issues.

The terms “investment grade” and “speculative grade” are market conventions and do not imply any recommendation or endorsement of a specific security for investment purposes. Investment grade categories indicate relatively low to moderate credit risk, while ratings in the speculative categories signal either a higher level of credit risk or that a default has already occurred.

Fitch may also disclose issues relating to a rated issuer that are not and have not been rated. Such issues are also denoted as ‘NR’ on its web page.

Credit ratings express risk in relative rank order, which is to say they are ordinal measures of credit risk and are not predictive of a specific frequency of default or loss. For information about the historical performance of ratings, please refer to Fitch’s Ratings Transition and Default studies, which detail the historical default rates. The European Securities and Markets Authority also maintains a central repository of historical default rates.

Fitch’s credit ratings do not directly address any risk other than credit risk. Credit ratings do not deal with the risk of market value loss due to changes in interest rates, liquidity and/or other market considerations. However, market risk may be considered to the extent that it influences the ability of an issuer to pay or refinance a financial commitment. Ratings nonetheless do not reflect market risk to the extent that they influence the size or other conditionality of the obligation to pay upon a commitment (for example, in the case of payments linked to performance of an equity index).

Fitch will use credit rating scales to provide ratings to privately issued obligations or certain note issuance programs, or for private ratings using the same public scale and criteria. Private ratings are not published, and are only provided to the issuer or its agents in the form of a rating letter. The primary credit rating scales may also be used to provide ratings for a narrower scope, including interest strips and return of principal or in other forms of opinions such as Credit Opinions or Rating Assessment Services.

Credit Opinions are either a notch- or category-specific view using the primary rating scale and omit one or more characteristics of a full rating or meet them to a different standard. Credit Opinions will be indicated using a lower-case letter symbol combined with either an ‘*’ (e.g. ‘bbb+*’) or (cat) suffix to denote the opinion status. Credit Opinions will be typically point-in-time but may be monitored if the analytical group believes information will be sufficiently available.

Rating Assessment Services are a notch-specific view using the primary rating scale of how an existing or potential rating may be changed by a given set of hypothetical circumstances. While Credit Opinions and Rating Assessment Services are point-in-time and are not monitored, they may have a directional Watch or Outlook assigned, which can signify the trajectory of the credit profile.

Ratings assigned by Fitch are opinions based on established, approved and published criteria. A variation to criteria may be applied but will be explicitly cited in our rating action commentaries (RACs), which are used to publish credit ratings when established and upon annual or periodic reviews.

Ratings are the collective work product of Fitch, and no individual, or group of individuals, is solely responsible for a rating. Ratings are not facts and, therefore, cannot be described as being "accurate" or "inaccurate." Users should refer to the definition of each individual rating for guidance on the dimensions of risk covered by the rating.

Fitch Long-Term Rating Scales

Issuer Default Ratings

Rated entities in a number of sectors, including financial and non-financial corporations, sovereigns, insurance companies and certain sectors within public finance, are generally assigned Issuer Default Ratings (IDRs). IDRs are also assigned to certain entities in global infrastructure and project finance. IDRs opine on an entity's relative vulnerability to default on financial obligations. The threshold default risk addressed by the IDR is generally that of the financial obligations whose non-payment would best reflect the uncured failure of that entity. As such, IDRs also address relative vulnerability to bankruptcy, administrative receivership or similar concepts.

In aggregate, IDRs provide an ordinal ranking of issuers based on the agency's view of their relative vulnerability to default, rather than a prediction of a specific percentage likelihood of default.

AAA: Highest credit quality.

'AAA' ratings denote the lowest expectation of default risk. They are assigned only in cases of exceptionally strong capacity for payment of financial commitments. This capacity is highly unlikely to be adversely affected by foreseeable events.

AA: Very high credit quality.

'AA' ratings denote expectations of very low default risk. They indicate very strong capacity for payment of financial commitments. This capacity is not significantly vulnerable to foreseeable events.

A: High credit quality.

'A' ratings denote expectations of low default risk. The capacity for payment of financial commitments is considered strong. This capacity may, nevertheless, be more vulnerable to adverse business or economic conditions than is the case for higher ratings.

BBB: Good credit quality.

'BBB' ratings indicate that expectations of default risk are currently low. The capacity for payment of financial commitments is considered adequate, but adverse business or economic conditions are more likely to impair this capacity.

BB: Speculative.

'BB' ratings indicate an elevated vulnerability to default risk, particularly in the event of adverse changes in business or economic conditions over time; however, business or financial flexibility exists that supports the servicing of financial commitments.

B: Highly speculative.

'B' ratings indicate that material default risk is present, but a limited margin of safety remains. Financial commitments are currently being met; however, capacity for continued payment is vulnerable to deterioration in the business and economic environment.

CCC: Substantial credit risk.

Very low margin of safety. Default is a real possibility.

CC: Very high levels of credit risk.

Default of some kind appears probable.

C: Near default

A default or default-like process has begun, or the issuer is in standstill, or for a closed funding vehicle, payment capacity is irrevocably impaired. Conditions that are indicative of a 'C' category rating for an issuer include:

a. the issuer has entered into a grace or cure period following non-payment of a material financial obligation;

b. the formal announcement by the issuer or their agent of a distressed debt exchange; or

c. a closed financing vehicle where payment capacity is irrevocably impaired such that it is not expected to pay interest and/or principal in full during the life of the transaction, but where no payment default is imminent

RD: Restricted default.

‘RD’ ratings indicate an issuer that in Fitch’s opinion has experienced:

a. an uncured payment default or distressed debt exchange on a bond, loan or other material financial obligation, but

b. has not entered into bankruptcy filings, administration, receivership, liquidation, or other formal winding-up procedure, and

c. has not otherwise ceased operating.

This would include:

i. the selective payment default on a specific class or currency of debt;

ii. the uncured expiry of any applicable grace period, cure period or default forbearance period following a payment default on a bank loan, capital markets security or other material financial obligation;

iii. the extension of multiple waivers or forbearance periods upon a payment default on one or more material financial obligations, either in series or in parallel; ordinary execution of a distressed debt exchange on one or more material financial obligations.

D: Default.

'D' ratings indicate an issuer that in Fitch Ratings' opinion has entered into bankruptcy filings, administration, receivership, liquidation or other formal winding-up procedure or which has otherwise ceased business and debt is still outstanding.

Default ratings are not assigned prospectively to entities or their obligations; within this context, non-payment on an instrument that contains a deferral feature or grace period will generally not be considered a default until after the expiration of the deferral or grace period, unless a default is otherwise driven by bankruptcy or other similar circumstance, or by a distressed debt exchange.

In all cases, the assignment of a default rating reflects the agency's opinion as to the most appropriate rating category consistent with the rest of its universe of ratings and may differ from the definition of default under the terms of an issuer's financial obligations or local commercial practice.

Notes

The modifiers + or - may be appended to a rating to denote relative status within major rating categories. Such suffixes are not added to the 'AAA' Long-Term IDR category, or to Long-Term IDR categories below 'B'.

Fitch Short-Term Ratings Assigned to Issuers and Obligations

A short-term issuer or obligation rating is based in all cases on the short-term vulnerability to default of the rated entity and relates to the capacity to meet financial obligations in accordance with the documentation governing the relevant obligation. Short-term deposit ratings may be adjusted for loss severity. Short-Term Ratings are assigned to obligations whose initial maturity is viewed as "short term" based on market convention. Typically, this means up to 13 months for corporate, sovereign, and structured obligations and up to 36 months for obligations in U.S. public finance markets.

F1: Highest Short-Term Credit Quality. Indicates the strongest capacity for timely payment of financial commitments relative to other issuers or obligations in the same country. Under the agency’s National Rating scale, this rating is assigned to the lowest default risk relative to other in the same country or monetary union. Where the liquidity profile is particularly strong, a “+” is added to the assigned rating.

F2: Good Short-Term Credit Quality. Indicates a good capacity for timely payment of financial commitments relative to other issuers or obligations in the same country or monetary union. However, the margin of safety is not as great as in the case of the higher ratings.

F3: Fair Short-Term Credit Quality. Indicates an uncertain capacity for timely payment of financial commitments relative to other issuers or obligations in the same country or monetary union.

B: Speculative Short-Term Credit Quality. Indicates an uncertain capacity for timely payment of financial commitments relative to other issuers or obligations in the same country or monetary union.

C: High Short-Term Default Risk. Indicates a highly uncertain capacity for timely payment of financial commitments relative to other issuers or obligations in the same country or monetary union.

RD: Restricted Default. Indicates an entity that has defaulted on one or more of its financial commitments, although it continues to meet other financial obligations. Applicable to entity ratings only.

D: Default. Indicates a broad-based default event for an entity, or the default of a short-term obligation.

Appendix B

APPENDIX B - PROXY POLICY AND PROCEDURES

The Adviser and each sub-adviser rely on this policy. In addition, Invesco Asset Management (Japan) Limited has also adopted operating guidelines and procedures for proxy voting particular to each regional investment center. Such guidelines and procedures are attached hereto.

Invesco’s Policy Statement on Global
Corporate Governance
and Proxy Voting

Effective May 2025

Table of Contents

I.	Introduction	B-3
	A. Our Approach to Proxy Voting	B-3
	B. Applicability of Policy	B-3

II.	Global Proxy Voting Operational Procedures	B-3
	A. Oversight and Governance	B-4
	B. The Proxy Voting Process	B-4
	C. Retention and Oversight of Proxy Service Providers	B-4
	D. Disclosures and Recordkeeping	B-5
	E. Market and Operational Limitations	B-6
	F. Securities Lending	B-7
	G. Conflicts of Interest	B-7
	H. Voting Funds of Funds	B-8
	I. Review of Policy	B-8

III.	Our Good Governance Principles	B-8
	A. Transparency	B-9
	B. Accountability	B-10
	C. Board Composition and Effectiveness	B-12
	D. Capitalization	B-14
	E. Environmental and Social Issues	B-15
	F. Executive Compensation and Performance Alignment	B-15

I.	Introduction

Invesco Ltd. and its wholly owned investment adviser subsidiaries (collectively, “Invesco,” the “Company,” “our” or “we”) have adopted and implemented this Policy Statement on Global Corporate Governance and Proxy Voting (this “Global Proxy Voting Policy” or “Policy”), which we believe describes policies and procedures reasonably designed to assure proxy voting matters are conducted in the best interests of our clients.

A.	Our Approach to Proxy Voting

Invesco understands proxy voting is an integral aspect of the investment management services it provides to clients. As an investment adviser, Invesco has a fiduciary duty to act in the best interests of our clients. Where Invesco has been delegated the authority to vote proxies with respect to securities held in client portfolios, we exercise such authority in the manner we believe best serves the interests of such clients and their investment objectives. We recognize that proxy voting is an important tool that enables us to drive shareholder value.

A summary of our global operational procedures and governance structure is included in Part II of this Policy. Invesco’s good governance principles, which are included in Part III of this Policy, and our internal proxy voting guidelines are both principles and rules, and cover topics that typically appear on voting ballots. Invesco’s investment teams retain ultimate authority to vote proxies. Given the complexity of proxy issues across our clients’ holdings globally, our investment teams consider many factors when determining how to cast votes. We seek to evaluate and make voting decisions that favor proxy proposals and governance practices that, in our view, promote long-term shareholder value.

B.	Applicability of Policy

Invesco’s investment teams vote proxies on behalf of Invesco-sponsored funds and both fund and non-fund advisory clients that have explicitly granted Invesco authority in writing to vote proxies on their behalf. In the case of institutional or sub-advised clients, Invesco will vote the proxies in accordance with this Policy unless the client agreement specifies that the client retains the right to vote or has designated a named fiduciary to direct voting. This Policy is implemented by all entities listed in Exhibit A, except as noted below. Due to regional or asset class-specific considerations, certain entities may have local proxy voting guidelines or policies and procedures that differ from this Policy. In the event local policies and this Policy differ, the local policy will apply. These entities subject to local policies are listed in Exhibit A.

Where our passively managed strategies and certain other client accounts managed in accordance with fixed income, money market and index strategies (including exchange-traded funds) (referred to as “passively managed accounts”) hold the same investments as our actively managed equity funds, voting decisions with respect to those accounts generally follow the voting decisions made by the largest active holder of the equity shares. Invesco refers to this approach as “Majority Voting.” This process of Majority Voting seeks to ensure that our passively managed accounts benefit from the engagement and deep dialogue of our active investment teams, which can benefit shareholders in passively managed accounts. Invesco will generally apply the majority holder’s vote instruction to these passively managed accounts. Where securities are held only in passively managed accounts and not owned in our actively managed accounts, the proxy will be generally voted in line with this Policy and internal proxy voting guidelines. Notwithstanding the above, investment teams of our passively managed accounts retain full discretion over proxy voting decisions to individually evaluate a specific proxy proposal or override Majority Voting and vote the shares as they determine to be in the best interest of those accounts, absent certain types of conflicts of interest which are discussed elsewhere in this Policy. To the extent our investment teams believe a specific proxy proposal requires enhanced analysis or if it is not covered by this Policy or internal guidelines, our investment teams will evaluate such proposal and execute the voting decision.

II.	Global Proxy Voting Operational Procedures

Invesco’s global proxy voting operational procedures (the “Procedures”) are in place to implement the provisions of this Policy. Invesco aims to vote all proxies for which it has voting authority in accordance with this Policy, as implemented by the Procedures outlined in this Section II. It is the responsibility of Invesco’s Proxy Voting and Governance team to maintain and facilitate the review of the Procedures annually.

A.	Oversight and Governance

Oversight of the proxy voting process is provided by the Proxy Voting and Governance team and the Global Invesco Proxy Advisory Committee (“Global IPAC”). For some clients, third parties (e.g., U.S. fund boards) and internal sub-committees also provide oversight of the proxy voting process.

Guided by its philosophy that investment teams should manage proxy voting, Invesco has created the Global IPAC. The Global IPAC is an investments-driven committee comprising representatives from various investment management teams. Representatives from Invesco’s Legal, Compliance, Risk, ESG and Government Affairs departments may also participate in Global IPAC meetings. The Director of Proxy Voting and Governance chairs the committee. The Global IPAC provides a forum for investment teams, in accordance with this Policy, to:

●	monitor, understand and discuss key proxy issues and voting trends within the Invesco complex;

●	assist Invesco in meeting regulatory obligations;

●	review votes not aligned with our good governance principles; and

●	consider conflicts of interest in the proxy voting process.

In fulfilling its responsibilities, the Global IPAC meets as necessary (but no less than semi-annually) and has the following responsibilities and functions: (i) acts as a key liaison between the Proxy Voting and Governance team and investment teams to assure compliance with this Policy; (ii) provides insight on market trends as it relates to stewardship practices; (iii) monitors proxy votes that present potential conflicts of interest; and (iv) reviews and provides input, at least annually, on this Policy and related internal procedures and recommends any changes to this Policy based on, but not limited to, Invesco’s experience, evolving industry practices, or developments in applicable laws or regulations. In addition, when necessary, the Global IPAC Conflict of Interest Sub-committee makes voting decisions on proxies that require an override of this Policy due to an actual or perceived conflict of interest. The Global IPAC reviews Global IPAC Conflict of Interest Sub-committee voting decisions.

B.	The Proxy Voting Process

At Invesco, investment teams execute voting decisions through our proprietary voting platform and are supported by the Proxy Voting and Governance team and a dedicated technology team. Invesco’s proprietary voting platform streamlines the proxy voting process by providing our global investment teams with direct access to proxy meeting materials, including ballots, Invesco’s internal proxy voting guidelines and recommendations, as well as proxy research and vote recommendations issued by Proxy Service Providers (as such term is defined in Part C below). Votes executed on Invesco’s proprietary voting platform are transmitted to our proxy voting agent electronically and are then delivered to the respective designee for tabulation.

Invesco’s Proxy Voting and Governance team monitors whether we have received proxy ballots for shareholder meetings in which we are entitled to vote. This involves coordination among various parties in the proxy voting ecosystem, including, but not limited to, our proxy voting agent, custodians and ballot distributors. If necessary, we may choose to escalate a matter in accordance with our internal procedures to facilitate our ability to exercise our right to vote.

Our proprietary systems facilitate internal control and oversight of the voting process. To facilitate the casting of votes in an efficient manner, Invesco may choose to pre-populate and leverage the capabilities of these proprietary systems to automatically submit votes based on internal proxy voting guidelines. If necessary, votes may be cast by Invesco or via the Proxy Service Providers Web platform at our direction.

C.	Retention and Oversight of Proxy Service Providers

Invesco has retained two independent third-party proxy voting service providers to provide proxy support globally: Institutional Shareholder Services Inc. (“ISS”) and Glass Lewis (“GL”). In addition to ISS and GL, Invesco may retain certain local proxy service providers to access regionally specific research (such local proxy service providers, collectively with ISS and GL, “Proxy Service Providers”). The services may include one or more of the following: providing a comprehensive analysis of each voting item and interpretations of each voting item based on Invesco’s internal proxy voting guidelines; and providing assistance with the administration of the proxy process and certain proxy voting-related functions, including, but not limited to, operational, reporting and recordkeeping services.

While Invesco may take into consideration the information and recommendations provided by the Proxy Service Providers, including recommendations based upon Invesco’s internal proxy voting guidelines and recommendations provided to such Proxy Service Providers, Invesco’s investment teams retain full and independent discretion with respect to proxy voting decisions.

Updates to previously issued proxy research reports and recommendations may be provided to incorporate newly available information or additional disclosure provided by an issuer regarding a matter to be voted on, or to correct factual errors that may result in the issuance of revised proxy vote recommendations. Invesco’s Proxy Voting and Governance team periodically monitors for these research alerts issued by Proxy Service Providers that are shared with our investment teams.

Invesco performs extensive initial and ongoing due diligence on the Proxy Service Providers it engages globally. Invesco conducts annual due diligence meetings as part of its ongoing due diligence. The topics included in these annual due diligence meetings include material changes in service levels, leadership and control, conflicts of interest, methodologies for formulating vote recommendations, operations, and research personnel, among other topics. In addition, Invesco monitors and communicates with the Proxy Service Providers throughout the year and monitors their compliance with Invesco’s performance and policy standards.

As part of our annual policy development process, Invesco may engage with other external proxy and governance experts to understand market trends and developments. These meetings provide Invesco with an opportunity to assess the Proxy Service Providers’ capabilities, conflicts of interest and service levels, as well as provide investment professionals with direct insight into the Proxy Service Providers’ stances on key corporate governance and proxy topics and their policy framework/methodologies.

Invesco completes a review of the System and Organizational Controls (“SOC”) Reports for Proxy Service Providers to confirm the related controls were in place and to provide reasonable assurance that the related controls operated effectively.

D.	Disclosures and Recordkeeping

Unless otherwise required by local or regional requirements, Invesco maintains voting records for at least seven (7) years. Invesco makes its proxy voting records publicly available in compliance with regulatory requirements and industry best practices in the regions below:

●	In accordance with the U.S. Securities and Exchange Commission (“SEC”) regulations, Invesco will file a record of all proxy voting activity for the prior 12 months ending June 30th for each U.S. registered fund. In addition, Invesco, as an institutional manager that is required to file Form 13F, will file a record of its votes on certain executive compensation (“say on pay”) matters. The proxy voting filings will generally be made on or before August 31st of each year and are available on the SEC’s website at www.sec.gov. In addition, each year, the Form N-PX proxy voting records for Invesco mutual funds’ and closed-end funds’, and Invesco ETF’s are made available on Invesco’s website here.

●	To the extent applicable, the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), including Department of Labor regulations and guidance thereunder, provide that the named fiduciary generally should be able to review not only the investment adviser’s voting procedure with respect to plan-owned stock, but also the actions taken in individual proxy voting situations. In the case of institutional and sub-advised clients, clients may contact their client service representative to request information about how Invesco voted proxies on their behalf. Absent specific contractual guidelines, such requests may be made on a semi-annual basis.

●	In the UK and Europe, Invesco publicly discloses our proxy votes monthly in compliance with the UK Stewardship Code here. Additionally, in accordance with the European Shareholder Rights Directive and the UK Financial Conduct Authority’s Conduct of Business Sourcebook (“UK COBS”), Invesco publishes an annual report on implementation of our engagement policies, including a general description of voting behavior, an explanation of the most significant votes and the use of proxy voting advisors.

●	In Canada, Invesco publicly discloses a record of all proxy voting activity for the prior 12 months ending June 30th for each Invesco Canada registered mutual fund and ETF. In compliance with the National Instrument 81-106 Investment Fund Continuous Disclosure, the proxy voting records will generally be made available on or before August 31st of each year here.

●	In Japan, Invesco publicly discloses our proxy votes annually in compliance with the Japan Stewardship Code here.

●	In India, Invesco publicly discloses our proxy votes quarterly here in compliance with The Securities and Exchange Board of India (“SEBI”) Circular on stewardship code for all Mutual Funds and all categories of Alternative Investment Funds in relation to their investment in listed equities. SEBI has implemented principles on voting for Mutual Funds through circulars dated March 15, 2010, March 24, 2014, and March 5, 2021, which prescribed detailed mandatory requirements for Mutual Funds in India to disclose their voting policies and actual voting by Mutual Funds on different resolutions of investee companies.

●	In Hong Kong, Invesco Hong Kong Limited will provide proxy voting records upon request in compliance with the Securities and Futures Commission Principles of Responsible Ownership.

●	In Taiwan, Invesco publicly discloses our proxy voting policy and proxy votes annually in compliance with Taiwan’s Stewardship Principles for Institutional Investors here.

●	In Australia, Invesco publicly discloses a summary of its proxy voting record annually here.

●	In Singapore, Invesco Asset Management Singapore Ltd. will provide proxy voting records upon request in compliance with the Singapore Stewardship Principles for Responsible Investors.

Invesco may engage Proxy Service Providers to make available or maintain certain required proxy voting records in accordance with the above stated applicable regulations. Separately managed account clients that have authorized Invesco to vote proxies on their behalf will receive proxy voting information with respect to those accounts upon request. Certain other clients may obtain information about how we voted proxies on their behalf by contacting their client service representative or advisor. Invesco does not publicly disclose voting intentions in advance of shareholder meetings.

E.	Market and Operational Limitations

In the great majority of instances, Invesco will vote proxies. However, in certain circumstances, Invesco may refrain from voting where the economic or other opportunity costs of voting exceed any benefit to clients. Moreover, ERISA fiduciaries must not subordinate the economic interests of plan participants and beneficiaries to unrelated objectives when voting proxies or exercising other shareholder rights. These matters are left to the discretion of the relevant investment team. Such circumstances could include, for example:

●	Certain countries impose temporary trading restrictions, a practice known as “share blocking.” This means that once the shares have been voted, the shareholder does not have the ability to sell the shares for a certain period of time, usually until the day after the conclusion of the shareholder meeting. Unless a client directs otherwise, Invesco generally refrains from voting proxies at companies or in markets where share blocking applies. In some instances, Invesco may determine that the benefit to the client(s) of voting a specific proxy outweighs the client’s temporary inability to sell the shares.

●	Some companies require a representative to attend shareholder meetings in person to vote a proxy or issuer-specific additional documentation, certification or the disclosure of beneficial owner details to vote. Invesco may determine that the costs of sending a representative or submitting additional documentation, including power of attorney documentation, or disclosures outweigh the benefit of voting a particular proxy.

●	Invesco may not receive proxy materials from the relevant fund or custodian used by our clients with sufficient time and information to make an informed independent voting decision.

●	Invesco held shares on the record date but has sold them prior to the meeting date.

●	Although Invesco uses reasonable efforts to vote a proxy, proxies may not be accepted or may be rejected for various reasons, including due to changes in the agenda for a shareholder meeting for which Invesco does not have sufficient notice, when certain custodians used by our clients do not offer a proxy voting in a jurisdiction, or due to operational issues experienced by third parties involved in the process or by an issuer or sub-custodian.

●	Additionally, despite the best efforts of Invesco and its proxy voting agent, there may be instances where our votes may not be received or properly tabulated by an issuer or an issuer’s agent. Invesco will generally endeavor to vote and maintain any paper ballots received provided they are delivered in a timely manner ahead of the vote deadline.

F.	Securities Lending

Invesco’s funds may participate in a securities lending program. In circumstances where funds’ shares are on loan, the voting rights of those shares are transferred to the borrower. If the security in question is on loan as part of a securities lending program, Invesco may determine that the vote is material to the investment, and therefore, the benefit to the client of voting a particular proxy outweighs the economic benefits of securities lending. In those instances, Invesco may determine to recall securities that are on loan prior to the meeting record date, so we will be entitled to vote those shares. For example, for certain actively managed funds, the lending agent has standing instructions to systematically recall all securities on loan for Invesco to vote the proxies on those previously loaned shares. There may be instances where Invesco may be unable to recall shares or may choose not to recall shares. Such circumstances may include instances when Invesco does not receive timely notice of the meeting, or when Invesco deems the opportunity for a fund to generate securities lending revenue outweighs the benefits of voting at a specific meeting. The relevant investment team will make these determinations.

G.	Conflicts of Interest

There may be occasions where voting proxies may present a perceived or actual conflict of interest between Invesco, as investment adviser, and one or more of Invesco’s clients or vendors.

Firm-Level Conflicts of Interest

A conflict of interest may exist if Invesco has a material business relationship with either the company soliciting a proxy or a third party that has a material interest in the outcome of a proxy vote or that is actively lobbying for a particular outcome of a proxy vote. Such relationships may include, among others, a client relationship, serving as a vendor whose products/services are material or significant to Invesco, serving as a distributor of Invesco’s products, or serving as a significant research provider or broker to Invesco.

Invesco identifies potential conflicts of interest based on a variety of factors, including, but not limited, to the materiality of the relationship between the issuer or its affiliates to Invesco.

Material firm-level conflicts of interests are identified by individuals and groups within Invesco globally using criteria established by the Proxy Voting and Governance team. These criteria are monitored and updated periodically by the Proxy Voting and Governance team so up-to-date information is available when conducting conflicts checks. Operating procedures and associated governance are designed to seek to assure conflicts of interest are appropriately considered ahead of voting proxies. The Global IPAC Conflict of Interest Sub-committee maintains oversight of the process. Companies identified as conflicted will be voted in line with the principles below as implemented by Invesco’s internal proxy voting guidelines. To the extent an investment team disagrees with the Policy, our processes and procedures seek to assure that justifications and rationales are fully documented and presented to the Global IPAC Conflict of Interest Sub-committee for approval by a majority vote.

As an additional safeguard, persons from Invesco’s marketing, distribution and other customer-facing functions may not serve on the Global IPAC. For the avoidance of doubt, Invesco may not consider Invesco Ltd.’s pecuniary interest when voting proxies on behalf of clients. To avoid any appearance of a conflict of interest, Invesco will instruct “abstain” on proxies issued by Invesco Ltd. that are held in client accounts. If an “abstain” vote is not operationally possible, Invesco will not vote the shares.

Personal Conflicts of Interest

A conflict also may exist where an Invesco employee has a known personal or business relationship with other proponents of proxy proposals, participants in proxy contests, corporate directors, or candidates for directorships. Under Invesco’s Global Code of Conduct, Invesco entities and individuals must act in the best interests of clients and must avoid any situation that gives rise to an actual or perceived conflict of interest.

All Invesco personnel with proxy voting responsibilities are required to report any known personal or business conflicts of interest regarding proxy issues with which they are involved. In such instances, the individual(s) with the conflict will be excluded from the decision-making process relating to such issues.

H.	Voting Funds of Funds

Funds of funds holdings can create various special situations for proxy voting, including operational challenges in certain markets. The scenarios below set out examples of how Invesco votes funds of funds:

●	When required by law or regulation, shares of an Invesco fund held by other Invesco funds will be voted in the same proportion as the votes of external shareholders of the underlying fund. If such proportional voting is not operationally possible, Invesco will not vote the shares.

●	When required by law or regulation, shares of an unaffiliated registered fund held by one or more Invesco funds will be voted in the same proportion as the votes of external shareholders of the underlying fund. If such proportional voting is not operationally possible, Invesco will not vote the shares.

●	For U.S. funds of funds where proportional voting is not required by law or regulation, shares of Invesco funds held by other Invesco funds generally will be voted in the same proportion as the votes of external shareholders of the underlying fund. If such proportional voting is not operationally possible, Invesco will vote in line with internal proxy voting guidelines. Investment teams retain full discretion over proxy voting decisions for funds of funds where proportional voting is not required by law or regulation and may choose to vote differently.

●	For U.S. funds of funds where proportional voting is not required by law or regulation, shares of unaffiliated registered funds held by one or more Invesco funds generally will be voted in the same proportion as the votes of external shareholders of the underlying fund. If such proportional voting is not operationally possible, Invesco will vote in line with internal proxy voting guidelines. Investment teams retain full discretion over proxy voting decisions for funds of funds where proportional voting is not required by law or regulation and may choose to vote differently.

●	Non-U.S. funds of funds will not be voted proportionally due to operational limitations. The applicable Invesco entity will vote in line with its local policies, as indicated in Exhibit A. If no local policies exist, Invesco will vote non-U.S. funds of funds in line with the firm level conflicts of interest process described above.

●	Where client or proprietary accounts are invested directly in shares issued by Invesco affiliates and Invesco has proxy voting authority, shares will be voted in the same proportion as the votes of external shareholders of the underlying holding. If proportional voting is not possible, the shares will be voted in line with a Proxy Service Provider’s recommendation.

●	Unless it decides to solicit investor instructions, Invesco shall not vote the shares of an Invesco fund held by a fund, client or proprietary account managed by Invesco Canada Ltd.

I.	Review of Policy

It is the responsibility of the Global IPAC to review this Policy and the internal proxy voting guidelines annually to consider whether any changes are warranted. This annual review seeks to assure this Policy and the internal proxy voting guidelines remain consistent with clients’ best interests, regulatory requirements, local market standards and best practices. Further, this Policy and our internal proxy voting guidelines are reviewed at least annually by various departments within Invesco to seek to ensure that they remain consistent with Invesco’s views on best practice in corporate governance and long-term investment stewardship.

III.	Our Good Governance Principles

Invesco’s good governance principles outline our views on best practice in corporate governance and long-term investment stewardship. These principles have been developed by our global investment teams in collaboration with the Proxy Voting and Governance team and various departments internally. The broad philosophy and guiding principles in this section inform our approach to long-term investment stewardship and proxy voting. The principles and positions reflected in this Policy are designed to guide Invesco’s investment professionals in voting proxies; they are not intended to be exhaustive or prescriptive.

Our investment teams retain full discretion on vote execution in the context of our good governance principles and internal proxy voting guidelines, except where otherwise specified in this Policy. The final voting decisions may consider the unique facts and circumstances applicable to each company, issue, and individual ballot item. These include relevant market laws and regulations, country-specific best practices or corporate governance codes, the issuer’s public disclosures, internal research, input from external research providers, and any dialogue we have had with company management. As a result, investment teams may reach different conclusions on portfolio companies and may cast different votes at the same shareholder meeting. When investment teams choose to vote a proxy that is contrary to the principles below or internal proxy voting guidelines, they are required to document their rationales.

The following guiding principles apply to proxy voting with respect to operating companies. We apply a separate approach to open-end and closed-end investment companies and unit investment trusts. Where appropriate, these guidelines may be supplemented by additional internal guidance that considers regional variations in best practices, company disclosure and region-specific voting items. Invesco may vote on proposals not specifically addressed by these principles or guidelines based on an evaluation of a proposal’s likelihood to enhance long-term shareholder value.

Our good governance principles are organized around six broad pillars:

A.	Transparency

We expect companies to provide accurate, timely and complete information that enables investors to make informed investment decisions and effectively carry out their stewardship activities. Invesco supports the highest standards in corporate transparency and believes that these disclosures should be made available ahead of the voting deadlines for an annual general meeting or special meeting to allow for timely review and decision-making.

Financial reporting: Company accounts and reporting must accurately reflect the underlying economic position of a company. Arrangements that may constitute an actual or perceived conflict with this objective should be avoided.

●	We will generally support proposals to accept the annual financial statements, statutory accounts and similar proposals. However, if these reports are not presented in a timely manner or significant issues are identified regarding their integrity(e.g., the external auditor’s opinion is absent or qualified), we will generally review the matter on a case-by-case basis.

External auditor ratification and audit fees:

●	We will generally not support the ratification of the independent auditor and/or ratification of their fees payable if non-audit fees exceed audit and audit related fees or if there are significant auditing controversies or questions regarding the independence of the external auditor. We will consider an auditor’s length of service as a company’s independent auditor in applying this policy.

●	We will generally vote against the incumbent audit committee chair, or nearest equivalent, where the non-audit fees paid to the independent auditor exceed audit fees for two consecutive years or other problematic accounting practices are identified such as fraud, misapplication of audit standards or persistent material weaknesses/deficiencies in internal controls over financial reporting.

Other business: Generally, we vote against proposals to transact other business matters where disclosure is insufficient and we are not given the opportunity to review and understand what issues may be raised.

Related-party transactions: Invesco will vote all related party transactions on a case-by-case basis. The vote analysis will consider the following factors, among others:

●	disclosure of the transaction details must be full and transparent (such as details of the related parties and of the transaction subject, timeframe, pricing, potential conflicts of interest, and other terms and conditions);

●	the transaction must be fair and appropriate, with a sound strategic rationale;

●	the company should provide an independent opinion either from the supervisory board or an external financial adviser;

●	minority shareholders’ interests should be protected; and

●	the transactions should be on an arm’s length basis.

Routine business items and formalities: Invesco generally votes non-contentious routine business items and formalities as recommended by the issuer’s management and board of directors. Routine business items and formalities generally include proposals to:

●	accept or approve a variety of routine reports; and

●	approve provisionary financial budgets and strategy for the current year.

B.	Accountability

Robust shareholder rights and strong board oversight help ensure that management adhere to the highest standards of ethical conduct, are held to account for poor performance and responsibly deliver value creation for stakeholders over the long term. We encourage companies to adopt governance features that ensure board and management accountability. In particular, we consider the following as key mechanisms for enhancing accountability to investors:

One share one vote: Voting rights are an important tool for investors to hold boards and management teams accountable.

●	We generally do not support proposals that establish or perpetuate dual classes of voting shares, double voting rights or other means of differentiated voting or disproportionate board nomination rights.

●	We generally support proposals to decommission differentiated voting rights.

●	Where unequal voting rights are established, we expect these to be accompanied by reasonable safeguards to protect minority shareholders’ interests.

Anti-takeover devices: Mechanisms designed to prevent or delay takeover attempts may unduly limit the accountability of boards and management teams to shareholders.

●	We generally will not support proposals to adopt antitakeover devices such as poison pills. Exceptions may be warranted at entities without significant operations and to preserve the value of net operating losses carried forward or where the applicability of the pill is limited in scope and duration.

●	In addition, we will generally not support capital authorizations or amendments to corporate articles or bylaws at operating companies that may be utilized for antitakeover purposes, for example, the authorization of classes of shares of preferred stock with unspecified voting, dividend, conversion or other rights (“blank check” authorizations).

●	We generally support proposals for the removal of anti-takeover provisions.

Shareholder rights: We support the rights of shareholders to hold boards and management teams accountable for company performance. We generally support best-practice-aligned proposals to enhance shareholder rights:

●	Proxy access: Within the US market, we generally vote for management and shareholder proposals for proxy access that employ guidelines reflecting the SEC framework for proxy access with the following provisions:

●	Ownership threshold: at least three percent (3%) of the voting power;

●	Ownership duration: at least three (3) years of continuous ownership for each member of the nominating group;

●	Aggregation: minimal or no limits on the number of shareholders permitted to form a nominating group; and

●	Cap: cap on nominees of one (1) director or twenty-five percent (25%) of the board, whichever is higher.

●	Shareholder ability to call special meetings: Generally, we vote for management and shareholder proposals that provide shareholders with the ability to call special meetings with a minimum threshold of 10% but not greater than 25%. We generally will not support proposals to prohibit shareholders’ right to call special meetings.

●	Shareholder ability to act by written consent: Generally, we assess shareholder proposals that provide shareholders with the ability to act by written consent case-by-case taking into account the following factors, among other things:

●	Shareholders’ current right to call special meetings; and

●	Investor ownership structure.

●	Supermajority vote requirements: Generally, we vote against proposals to require a supermajority shareholder vote. We will vote for management and shareholder proposals to reduce supermajority vote requirements, in favor of a simple majority threshold. Lowering this requirement can democratize corporate governance and facilitate a more fair and dynamic decision-making that empowers and represents a wider shareholder base; especially for key corporate actions such as mergers, changes in control, or proposals to amend or repeal a portion of a company’s articles of incorporation.

●	Bundling of proposals: It is our view that the bundling of multiple proposals or articles amendments in one single voting item restricts shareholders’ ability to express their views, with an all-or-nothing vote. We generally oppose such proposals unless all bundled resolutions are deemed acceptable and conducive of long-term shareholder value.

Virtual shareholder meetings: Companies should hold their annual or special shareholder meetings in a manner that best serves the needs of its shareholders and the company. Shareholders should have an opportunity to participate in such meetings. Shareholder meetings provide an important mechanism by which shareholders provide feedback or raise concerns and hear from the board and management.

●	We will generally support management proposals seeking to allow for the convening of hybrid shareholder meetings (allowing shareholders the option to attend and participate either in person or through a virtual platform).

●	Management or shareholder proposals that seek to authorize the company to hold virtual-only meetings (held entirely through virtual platform with no corresponding in-person physical meeting) will be assessed on a case-by-case basis. Companies have a responsibility to provide strong justification and establish safeguards to preserve comparable rights and opportunities for shareholders to participate virtually as they would have during an in-person meeting. Invesco will consider, among other things, a company’s practices, jurisdiction and disclosure, including the items set forth below:

i.            meeting procedures and requirements are disclosed in advance of a meeting detailing the rationale for eliminating the in-person meeting;

ii.          clear and comprehensive description of which shareholders are qualified to participate, how shareholders can join the virtual-only meeting, how and when shareholders submit and ask questions either in advance of or during the meeting;

iii.        disclosure regarding procedures for questions received during the meeting, but not answered due to time or other restrictions; and

iv.       description of how shareholder rights will be protected in a virtual-only meeting format including the ability to vote shares during the time the polls are open.

C.	Board Composition and Effectiveness

Voting on director nominees in uncontested elections

Definition of independence: Invesco considers local market definitions of director independence, but applies a proprietary standard for assessing director independence considering a director’s status as a current or former employee of the business, any commercial or consulting relationships with the company, the level of shares beneficially owned or represented and familial relationships, among others.

Board and committee independence: The board of directors, board committees and regional equivalents should be sufficiently independent from management, substantial shareholders and should be free from conflicts of interest. We consider local market practices in this regard and in general we look for a balance across the board of directors. Above all, we like to see signs of robust challenge and discussion in the boardroom.

●	We will generally vote against one or more non-independent directors when a board is less than majority independent, but we will take into account local market practice with regards to board independence in limited circumstances where this standard is not appropriate.

●	We will generally vote against non-independent directors serving on the audit committee.

●	We will generally vote against non-independent directors serving on the compensation committee.

●	We will generally vote against non-independent directors serving on the nominating committee.

●	In relation to the board, compensation committee and nominating committee we will consider the appropriateness of significant shareholder representation in applying this policy. This exception will generally not apply to the audit committee.

Independent Board Chair: It is our view that independent board leadership generally enhances management accountability to investors. Companies deviating from this best practice should provide a strong justification and establish safeguards to ensure that there is independent oversight of a board’s activities (e.g., by appointing a lead or senior independent director with clearly defined powers and responsibilities).

●	We will generally vote against the incumbent nominating committee chair, or nearest equivalent, where the board chair is not independent unless a lead independent or senior director is appointed.

●	We will review shareholder proposals requesting that the board chair be an independent director on a case-by-case basis, taking into account several factors, including, but not limited to, the presence of a lead independent director and a sufficiently independent board, a sound governance structure with no record of recent material governance failures or controversies, and sound financial performance. Invesco will also positively consider less disruptive proposals that will enter into force at the subsequent leadership transition.

●	We will generally not vote against a CEO or executive serving as board chair solely on the basis of this issue, however, we may do so in instances where we have significant concerns regarding a company’s corporate governance, capital allocation decisions and/or compensation practices.

Attendance and over boarding: Director attendance at board and committee meetings is a fundamental part of their responsibilities and provides efficient oversight for the company and its investors. In addition, directors should not have excessive external board or managerial commitments that may interfere with their ability to execute the duties of a director.

●	We will generally vote against or withhold votes from directors who attend less than 75% of board and committee meetings for two consecutive years. We expect companies to disclose any extenuating circumstances, such as health matters or family emergencies, that would justify a director’s low attendance, in line with good practices.

●	We will generally vote against directors who have more than four total mandates at public operating companies, if their attendance is below 75% of all board and committee meetings in the year under review, or if material governance failures have been identified. We apply a lower threshold for directors with significant commitments such as executive positions and chairmanships.

Other Board Qualifications: In our view, an effective board should be comprised of qualified and engaged directors with a mix of skills, experience, perspectives and characteristics. We recognize that the presence of a variety of these factors in the boardroom may contribute to robust challenge, debate, and innovation, and allows the board to make informed judgements. We expect companies to comply with their local market legal requirements or listing standards for board diversity and to the extent that a company fails to comply with such requirements, Invesco will generally vote against the nominating committee chair, or nearest equivalent. Invesco will also consider the professional experience of the individuals on the board and how they underpin the company’s performance and long-term shareholder value, among other factors.

Director term limits and retirement age: It is important for a board of directors to examine its membership regularly with a view to ensuring that the board is effective, and the company continues to benefit from a variety of director viewpoints and experience. As stated above, an individual board’s nominating committee is best positioned to determine whether director term limits or establishing a mandatory retirement age would be an appropriate measure to help achieve these goals and, if so, the nature of such limits. Therefore, Invesco generally opposes shareholder proposals to limit the tenure of board directors or to impose a mandatory retirement age.

Governance failures: A board of directors is ultimately responsible for overseeing management and ensuring that proper governance, oversight and control mechanisms are in place at the company it oversees. Invesco considers the adequacy of a company's response to material oversight failures when determining whether any voting action is warranted. Invesco may take voting action against director nominees in response to material failures of governance, risk oversight or fiduciary responsibilities at the company that adversely affect shareholder value. This may include for example, bribery, fines or sanctions from regulatory bodies, demonstrably poor risk oversight, or adverse legal judgments, among other things. In addition, Invesco will consider the responsibilities delegated to board sub-committees when determining if it is appropriate to hold the incumbent chair of the relevant committee, or nearest equivalent, accountable for these material failures.

Director Indemnification: Invesco recognizes that individuals may be reluctant to serve as corporate directors if they are personally liable for all related lawsuits and legal costs. As a result, reasonable limitations on directors’ liability can benefit a company and its shareholders by helping to attract and retain qualified directors while preserving recourse for shareholders in the event of misconduct by directors. Invesco will evaluate shareholder proposals to amend directors’ indemnification and exculpation provisions on a case-by-case basis.

Discharge of directors: We will generally support proposals to ratify the actions of the board of directors, supervisory board and/or executive decision-making bodies, provided there are no material oversight failures and legal controversies, or other wrongdoings in the relevant fiscal year – committed or yet to be confirmed. When such oversight concerns are identified, we will consider a company’s response to any issues raised and may vote against ratification proposals instead of, or in addition to, director nominees.

Director election process: Board members should generally stand for election annually and individually.

●	We will generally support proposals requesting that directors stand for election annually.

●	We will generally vote against the incumbent governance committee chair or nearest equivalent, if a company has a classified board structure that is not being phased out. We may make exceptions to this guideline in regions where market practice is for directors to stand for election on a staggered basis.

●	We will generally support shareholder proposals to repeal a classified board and elect all directors annually.

●	When a board is presented for election as a slate (e.g., shareholders are unable to vote against individual nominees and must vote for or against the entire nominated slate of directors) and this approach is not aligned with local market practice, we will generally vote against the slate in cases where we otherwise would vote against an individual nominee.

●	Where market practice is to elect directors as a slate, we will generally support the nominated slate unless there are governance concerns with several of the individuals included on the slate or we have broad concerns with the composition of the board such as a lack of independence.

Majority vote standard: Invesco generally votes in favor of proposals to elect directors by a majority vote, except in cases where a company has adopted formal governance principles that present a meaningful alternative to the majority voting standard.

Board size: We will generally defer to the board with respect to determining the optimal number of board members given the size of the company and complexity of the business, provided that the proposed board size is sufficiently large to represent shareholder interests and sufficiently limited to remain effective.

Board assessment and succession planning: Invesco will consider and vote case-by-case on shareholder proposals to adopt a policy on succession planning. When evaluating board effectiveness, Invesco considers whether periodic performance reviews and skills assessments are conducted to ensure the board represents the interests of shareholders. In addition, boards should have a robust succession plan in place for key management and board personnel.

Voting on director nominees in contested elections

Proxy contests: We will review case-by-case dissident shareholder proposals based on their individual merits. We consider the following factors, among others, when evaluating the merits of each list of nominees: the long-term performance of the company relative to its industry, management’s track record, any relevant background information related to the contest, the qualifications of the respective lists of director nominees, the strategic merits of the approaches proposed by both sides, including the likelihood that the proposed goals can be met, and positions of stock ownership in the company.

D.	Capitalization

Capital allocation: Invesco expects companies to responsibly raise and deploy capital toward the long-term, sustainable success of the business. In addition, we expect capital allocation authorizations and decisions to be made with due regard to shareholder dilution, rights of shareholders to ratify significant corporate actions and pre-emptive rights, where applicable.

Share issuance: We generally support authorizations to issue shares without preemptive rights up to 20% of a company’s issued share capital for general corporate purposes. However, for issuance requests with preemptive rights, we support authorizations up to a threshold of 50%. Shares should not be issued at a substantial discount to the market price. The same requirements are expected for convertible and non-convertible debt instruments.

Share repurchase programs: We generally support share repurchase plans in which all shareholders may participate on equal terms. However, it is our view that such plans should be executed transparently and in alignment with long-term shareholder interests. Therefore, we will not support such plans when there is clear evidence of abuse or no safeguards against selective buybacks, or the terms do not align with market best practices.

Stock splits: We will evaluate proposals for forward and reverse stock splits on a case-by-case basis. Each proposal will be evaluated based on its potential impact on shareholder value, local market best practices, and alignment with the company's long-term strategic goals.

Increases in authorized share capital: We will generally support proposals to increase a company’s number of authorized common and/or preferred shares, provided we have not identified concerns regarding a company’s historical share issuance activity or the potential to use these authorizations for antitakeover purposes. We will consider the amount of the request in relation to the company’s current authorized share capital, any proposed corporate transactions contingent on approval of these requests and the cumulative impact on a company’s authorized share capital, for example, if a reverse stock split is concurrently submitted for shareholder consideration.

Mergers, acquisitions, disposals and other corporate transactions: Invesco’s investment teams will review proposed corporate transactions including mergers, acquisitions, reorganizations, proxy contests, private placements, dissolutions and divestitures based on a proposal’s individual investment merits. In addition, we broadly approach voting on other corporate transactions as follows:

●	We will generally support proposals to approve different types of restructurings that provide the necessary financing to save the company from involuntary bankruptcy.

●	We will generally support proposals to enact corporate name changes and other proposals related to corporate transactions that we believe are in shareholders’ best interests.

●	We will generally support reincorporation proposals, provided that management has provided a compelling rationale for the change in legal jurisdiction and provided further that the proposal will not significantly adversely impact shareholders’ rights.

E.	Environmental and Social Issues

Shareholder proposals addressing environmental and social issues: We recognize environmental and social shareholder proposals are nuanced and require company specific analysis, and therefore, Invesco will analyze such proposals on a case-by-case basis. When analyzing such proposals, we will consider the following factors, among others:

●	whether we consider the adoption of such proposal would promote long-term shareholder value;

●	the board’s written response to the proposal in the proxy and whether the company has already responded or taken action to appropriately address the issue(s) raised in the proposal;

●	the materiality of the issue(s) being raised;

●	whether there are fines or litigation, significant controversies including reputational risks associated with the company’s practices or policies related to the issue(s) raised in the proposal;

●	the company's existing level of disclosure and track record on environmental and social issues or if the company already complies with relevant local laws and regulations as it relates to the issue(s) raised in the proposal;

●	the intentions of the proponent(s) and how they impact the company’s long-term economic success;

●	if the proposal requests greater transparency or disclosure to make an informed assessment; and

●	whether the proposal’s requested action is unduly burdensome (scope or timeframe) or overly prescriptive.

F.	Executive Compensation and Performance Alignment

Invesco supports compensation polices and equity incentive plans that promote alignment between management incentives and shareholders’ long-term interests. We pay close attention to local market practice and may apply stricter or modified criteria where appropriate.

Advisory votes on executive compensation, remuneration policy and remuneration reports: We will generally not support compensation-related proposals where more than one of the following is present:

i.            there is an unmitigated misalignment between executive pay and company performance for at least two consecutive years;

ii.            there are problematic compensation practices which may include, among others, incentivizing excessive risk taking or circumventing alignment between management and shareholders’ interests via repricing of underwater options;

iii.            vesting periods for long-term incentive awards are less than three years;

iv.            the company “front loads” equity awards;

v.            there are inadequate risk mitigating features in the program such as clawback provisions;

vi.            excessive, discretionary one-time equity grants are awarded to executives; and/or

vii.            less than half of variable pay is linked to performance targets, except where prohibited by law.

Invesco will consider company reporting on pay ratios as part of our evaluation of compensation proposals, where relevant.

Equity plans: Invesco generally supports equity compensation plans that promote the proper alignment of incentives with shareholders’ long-term interests, and generally votes against plans that are overly dilutive to existing shareholders, plans that contain objectionable structural features which may include provisions to reprice options without shareholder approval, plans that include evergreen provisions or plans that provide for automatic accelerated vesting upon a change in control.

Employee stock purchase plans: We generally support employee stock purchase plans that are reasonably designed to provide proper incentives to a broad base of employees, provided that the price at which employees may acquire stock represents a reasonable discount from the market price and that the total shareholder dilution resulting from the plan is not excessive (e.g., more than 10% of outstanding shares).

Severance Arrangements: Invesco considers proposed severance arrangements (sometimes known as “golden parachute” arrangements) on a case-by-case basis due to the wide variety among their terms. Invesco acknowledges that in some cases such arrangements, if reasonable, and aligned with local market best practices, may be in shareholders’ best interests as a method of attracting and retaining high-quality executive talent. We generally evaluate case-by-case proposals requiring shareholder ratification of senior executives’ severance agreements depending on whether the proposed terms and disclosure align with good market practice.

Frequency of Advisory Vote on Executive Compensation (Say-on-Pay, MSOP) Management Proposals: It is our view that shareholders should be given the opportunity to vote on executive compensation and adequately express their potential concerns. Invesco will generally vote in favor of a one-year frequency, in order to foster greater accountability, as well as to grant shareholders a timely intervention on pay practices.

Exhibit A

Harbourview Asset Management Corporation

Invesco Advisers, Inc.

Invesco Asset Management (India) Pvt. Ltd*1

Invesco Asset Management (Japan) Limited*1

Invesco Asset Management (Schweiz) AG

Invesco Asset Management Deutschland GmbH

Invesco Asset Management Limited1

Invesco Asset Management Singapore Ltd

Invesco Australia Ltd

Invesco Canada Ltd.1

Invesco Capital Management LLC

Invesco Capital Markets, Inc.*1

Invesco European RR L.P.

Invesco Fund Managers Limited

Invesco Hong Kong Limited

Invesco Investment Advisers LLC

Invesco Investment Management (Shanghai) Limited

Invesco Investment Management Limited

Invesco Loan Manager, LLC

Invesco Managed Accounts, LLC

Invesco Management S.A.

Invesco Overseas Investment Fund Management (Shanghai) Limited

Invesco Pensions Limited

Invesco Private Capital, Inc.

Invesco Real Estate Management S.à.r.l1

Invesco RR Fund L.P.

Invesco Senior Secured Management, Inc.

Invesco Taiwan Ltd*1

Invesco Trust Company

Oppenheimer Funds, Inc.

WL Ross & Co. LLC

* Invesco entities with specific proxy voting guidelines

1 Invesco entities with specific conflicts of interest policies

Proxy Voting Guidelines

for

Invesco Asset Management (Japan) Limited

Invesco Japan Proxy Voting Guideline

Invesco Japan (hereinafter “we” or “our) votes proxies to maximize the interests of our clients (investors) and beneficiaries in the long term, acknowledging the importance of corporate governance based on fiduciary duties to our clients (investors) and beneficiaries. We do not vote proxies for the interests of ourselves and any third party other than clients (investors) and beneficiaries. The interests of clients (investors) and beneficiaries are to expand the corporate value or the shareholders’ economic interests or prevent damage thereto. Proxy voting is an integral part of our stewardship activities, and we make voting decisions considering whether the proposal would contribute to corporate value expansion and sustainable growth.

To vote proxies adequately, we have established the Responsible Investment Committee and developed the Proxy Voting Guideline to govern the decision-making process of proxy voting. While we may seek advice from an external service provider based on our own guidelines, our investment professionals make voting decisions in principle, based on the proxy voting guideline, taking into account whether they contribute to increasing the subject company’s shareholder value.

Responsible proxy voting and constructive dialogue with investee companies are important components of stewardship activities. While the Proxy Voting Guideline are principles for our voting decisions, depending on the proposals, we may make an exception if we conclude that such a decision is in the best interests of clients (investors) and beneficiaries after having constructive dialogue with the investee companies. In such a case, approval of the Responsible Investment Committee shall be obtained.

The Responsible Investment Committee consists of members including Chief Investment Officer, as the chair, Head of Compliance, Head of ESG, investment professionals nominated by the chair and the other members, including persons in charge at the Client Reporting department.

We have established the Conflict of Interest Management Policy. In the situation that may give rise to a conflict of interest, we aim to control it in the best interests of clients (investors) and beneficiaries. The Compliance department is responsible for governing company-wide control of a conflict of interest. The Compliance department is independent of Investment and Sales departments and shall not receive any command or order for the matters compliant with the laws and regulations, including a conflict of interest, from them.

Proxy Voting Guidelines

1. Appropriations of Retained Earnings and Dividends

We decide how to vote on proposals seeking approval for appropriations of retained earnings and dividends, taking into account the subject company’s financial conditions and business performance, shareholders’ economic interests and so on.

●	Taking into account the company’s capital adequacy, business strategies, and so on if the total payout ratio, including dividends and share repurchases, is significantly low, we consider voting against the proposals unless reasonable explanations are given by the company.

●	With respect to the company where the Board of Directors determines appropriations of retained earnings, taking into account the subject company’s capital adequacy, business strategies, and so on if the total payout ratio, including dividends and share repurchases, is significantly low, we consider voting against the reappointment of board directors unless reasonable explanations are given by the company.

●	Taking into account the subject company’s capital adequacy, business strategies, and so on if the total payout ratio, including dividends and share repurchases, is significantly low, we consider voting for shareholder proposals increasing shareholder returns.

2. Appointment of Board Directors

We decide how to vote on proposals concerning the appointment of board directors, taking into account their independence, competence, anti-social activity records (if any), and so on. Furthermore, we decide how to vote on the reappointment of board directors, taking into account their corporate governance practices, accountability during their tenures, the company’s business performance and anti-social records (if any), and so on in addition to the above factors.

Board directors should make best efforts to continuously gain knowledge and skills to fulfill the critical role and responsibilities in the company’s governance. A company should also provide sufficient training opportunities.

Independent outside directors are expected to play a significant role, such as safeguarding minority shareholders’ interests through action based on their insights to increase the company’s corporate value. It is desirable to enhance the board’s governance function with independent outside directors accounting for the board majority. However, given the challenge to secure competent candidates, we also recognize that it is difficult for all the companies, irrespective of their size, to deploy the independent outside directors’ majority on the Board.

Sufficient disclosure is a prerequisite for reflecting the assessment of independence and suitability of director candidates and board composition in voting decisions. Currently, there are cases where sufficient information cannot be obtained due to insufficient disclosure on a board chair, each committee’s function and committee chairs in Notice of Annual General Meeting (AGM) and a corporate governance report, as well as untimeliness of these issuances. We generally make decisions based on Notice of AGM, a corporate governance report and an annual securities report disclosed by the time of voting. However, this shall not apply if we obtain such information from direct engagement with the company or find relevant disclosure elsewhere.

(1)	Independence

We generally vote for the appointment of outside directors. However, we generally vote against if a candidate is not regarded as independent of the subject company. It is desirable that the company discloses information, such as numerical data, which supports our decision on board independence.

●	We view the following outside director candidates are not independent enough.

●	Candidates who have been working for the following companies for the last ten years or are those people’s relatives.

●	The subject company

●	Its subsidiary

●	Its parent company

●	Candidates who have been working for the following companies for the last five years or are those people’s relatives.

●	Shareholders who own more than 10% of the subject company

●	Principal loan lenders

●	Principal securities brokers

●	Major business partners

●	Auditors

●	Audit companies, consulting companies or any related service providers which have any consulting contracts with the subject company

●	Any other counterparts which have any interests in the subject company

In cases other than above, we separately scrutinize the independence of candidates who are regarded as not independent enough.

●	We take extra care when we assess the independence of candidates from a company which is regarded as a policy shareholder under cross shareholding, mutually sends outside directors to each other, and so on, as such cases potentially raise doubts about their independence. The company should give reasonable explanations. It is also desirable that the company contrives the timing and method of disclosure to allow investors to understand those relationships enough.

●	We judge board independence according to the stock exchange’s independence criteria with emphasizing independence ensured practically. We consider each company’s business environment and make the best effort to engage with the subject company to determine the independence of the candidates.

●	We regard an outside director with a significantly long tenure as non-independent and consider voting against the reappointment of such an outside director. We generally consider voting against the reappointment of outside directors whose tenures are longer than ten years.

●	If the subject company is a company with Audit Committee, we judge the independence of outside director candidates who become audit committee board members using the same independence criteria for the appointment of statutory auditors in principle.

●	We generally consider voting against the appointment of top executives and a nominating committee chair at a company with three Committees if independent outside directors of the subject company account for less than 1/3 of the Board after the AGM. However, this shall not apply if we confirm sufficient planning or special circumstances on increasing the number of independent outside directors in engagements.

●	In case the subject company has a parent company or controlling shareholders, we generally consider voting against the appointment of top executives and a nominating committee chair at a company with three Committees if independent outside directors account for less than half of the Board after the AGM. However, this shall not apply if we confirm sufficient planning or special circumstances on increasing the number of independent outside directors in engagements.

(2)	Attendance rate and concurrent duties

●	All members are expected to attend board and respective committee meetings in principle. A Company is generally obligated to facilitate all members to attend these meetings. We generally vote against the reappointment of board directors who attended less than 75% of board or respective committee meetings.

●	We take into account not only the number of attendance but nomination reasons and candidates’ real contributions if disclosed.

●	We take extra care when we assess the capability of board directors who have many concurrent duties as a director or statutory auditor of listed companies, as such cases potentially raise doubts about their capacity given the importance of directors’ role and responsibilities. Accordingly, we consider voting against the appointment of board directors who perform five or more duties as a director or statutory auditor of a listed company or equivalent company. However, in case nominees serve as executive director or statutory auditor of a listed company or equivalent company, we consider voting against the appointment of directors who perform three or more duties.

●	If a company nominates a board director with many concurrent duties, it should provide reasonable explanations. It is also desirable that the company contrives disclosure timing and methods to allow investors to understand the situation enough.

(3)	Company’s business performance

●	We consider voting against the reappointment of board directors if the subject company made a loss for the three consecutive years during their tenures.

●	We consider voting against the reappointment of board directors if we judge that the subject company’s business performance significantly lags the peers in the same industry during their tenures.

●	We consider voting against top executives if, concerning capital efficiency including return on capital, effective business strategies achieving corporate value expansion and sustainable growth are not demonstrated, and appropriate disclosures and sufficient constructive dialogues are not conducted.

(4)	Company’s anti-social activities

●	If we judge that a corporate scandal damages or is likely to damage shareholder value with having a significant effect on society during a board tenure, we conduct adequate dialogues with the subject company on the background and subsequent resolutions of the scandal. Based on the dialogues, we decide how to vote on the reappointment of top executives, board directors in charge of those cases and audit committee board members at a company with Audit Committee or three Committees, considering the impact on shareholder value.

●	With respect to domestic corporate scandals, at the time a company receives administrative dispositions to cartel, bid-rigging, and so on from authorities, such as the Fair Trade Commission, we consider voting against the reappointment of top executives, directors in charge and audit committee board members at a company with Audit Committee or three Committees. However, in case final dispositions are subsequently determined based on appeal or complaints resolutions, we do not vote against the reappointment again at that time. We vote on a case-by-case basis concerning compensation orders in a civil case, dispositions from the Consumer Affairs Agency or administrative dispositions from overseas authorities.

●	With respect to administrative dispositions to an unlisted subsidiary or affiliate, we consider voting against the reappointment of top executives, directors in charge and audit committee board members at a company with Audit Committee or three Committees of the holding or parent company. If a subsidiary or affiliate is listed, we consider voting against the reappointment of top executives, directors in charge and audit committee board members at a company with Audit Committee or three Committees of both the subsidiary or affiliate and the holding or parent company. However, we may vote on a case-by-case basis, depending on the importance of the disposition to the subsidiary or affiliate, its impact on the holding or parent company’s financial performance, and so on.

●	With respect to employees’ scandals, if the scandal damages or is likely to damage shareholder value, and we judge that the subject company owes management responsibility, we consider voting against the reappointment of top executives, directors in charge and audit committee board members at a company with Audit Committee or three Committees.

●	We consider voting against the reappointment of board directors if the subject company engages in window dressing or inadequate accounting practices during their tenures.

(5)	Activities against shareholder interest

●	If a company raises capital through an excessively dilutive third-party allotment without a shareholders’ meeting’s approval, we consider voting against the reappointment of board directors, particularly top executives.

●	If a company raises capital through a large-scale public offering without reasonable explanations, we consider voting against the reappointment of board directors, particularly top executives.

●	If a company does not execute a shareholder proposal regarded as favorable for minority shareholders receiving the majority support from shareholders or does not make a similar company proposal at an AGM in the following year, we consider voting against the appointment of top executives.

(6)	Others

●	If a company insufficiently discloses board director candidates’ information, we generally vote against such candidates.

3. Composition of Board of Directors

While each company’s board structure would differ depending on its size and so on, we believe that a company with three Committees (Nomination, Audit and Remuneration) is desirable to achieve better governance as a listed company. For a company with Board of Statutory Auditors (Kansayaku) or Audit Committee, it is also desirable to voluntarily deploy a Nomination Committee, a Remuneration Committee and other necessary committees. Besides, it is desirable that Board Chair is an independent outside director. We believe that a highly transparent board composition ensures management accountability and contributes to sustained enterprise value expansion. Finally, the disclosure of the third-party assessment on the Board of Directors is desirable.

To strengthen the Board of Directors’ monitoring function and increase its transparency and effectiveness, we believe it is important to ensure gender, nationality, career, and age diversity in principle. It is desirable that each company adopts a skills matrix that defines the diversity and expertise required to fulfill the Board’s responsibilities reflecting its situation and selects director candidates accordingly.

We are concerned about retired directors assuming consulting, advisory or other similar positions which could negatively impact transparency and decision making of the Board. If such positions exist, and retired directors assume them, it is desirable that the company discloses their existence, their expected roles and contributions and compensations for such posts.

(1)	Number of board members and change in board composition

●	We decide how to vote on proposals concerning the number of board members and change in board composition, taking into account the impacts on the subject company and shareholders’ economic interests compared to the current situations.

●	The number of board members should be optimized to make the right management decision at the right time. We may consider each company’s business situation and scale. However, we generally consider voting against the appointment of top executives and a nominating committee chair at a company three Committees if the number of board members is expected to exceed 20 without decreasing from the previous AGM, and reasonable explanations are not given.

●	We generally vote against the appointment of top executives and a nomination committee chair at a company three Committees if a decrease in outside directors or an increase in internal directors significantly reduces the percentage of outside directors, which potentially causes governance problems.

●	If there are two or more females on the Board, we consider voting against the appointment of top executives and a nomination committee chair at a company three Committees. However, this shall not apply if 20% or more of board members are females, or we confirm sufficient planning or special circumstances on increasing the number of female directors in engagements.

●	We believe that board diversity is important and may set a higher target for a female board member ratio in the future. Similarly, we may set a racial and nationality diversity target, especially for companies with global business operations.

(2)	Procedures of board director appointment, scope of their responsibilities and so on

●	We decide how to vote on proposals concerning change in board director appointment procedures, taking into account the rationales, and so on, compared to the current procedures.

●	We generally vote against proposals reducing board directors’ responsibilities for financial damages on fiduciary duty breach.

●	Board directors’ responsibilities include effective monitoring of top executives succession planning. The Nomination Committee at a company with three Committees or the arbitrary Nomination Committee created at a company with the other governance structures should provide effective monitoring of successor development and appointment with transparency. It is desirable that an independent outside director serves as Nomination Committee Chair. If we judge that the succession procedure significantly lacks transparency and rationality, we consider voting against the appointment of top executives.

4. Appointment of Statutory Auditors (Kansayaku)

We decide how to vote on proposals concerning the appointment of statutory auditors, taking into account their independence, competence and anti-social activities records (if any), and so on. We decide how to vote on the reappointment of statutory auditors, taking into account their corporate governance practices and accountability during their tenures, the company’s anti-social activity records, and so on in addition to the above factors.

Statutory auditors and audit committee board directors at a company with Audit committee or three Committees should have deep knowledge specialized in accounting, laws and regulations and should make best efforts to continuously gain knowledge and skills to fulfill the critical role and responsibilities in the company’s governance. A company should also provide sufficient training opportunities.

(1)	Independence

●	We generally vote against the appointment of outside statutory auditors without independency.

●	In general, a person who has no relationship with the subject company other than a statutory auditor appointment is regarded as independent.

●	We regard that an outside statutory auditor with a significantly long tenure is not independent and generally vote against the reappointment of such an outside statutory auditor. We generally consider voting against the candidate whose tenure is longer than ten years.

(2)	Attendance rate and concurrent duties

●	All statutory auditors are expected to attend board or board of statutory auditors meetings in principle. A companies is generally obligated to facilitate all statutory auditors to attend these meetings. We generally vote against the reappointment of statutory auditors who attended less than 75% of board or board of statutory auditors meetings.

●	We take into account not only the number of attendance but nomination reasons and candidates’ real contributions if disclosed.

●	We take extra care when we assess the capability of statutory auditors who have many concurrent duties as an director or statutory auditor of listed companies, as such cases potentially rise doubts about their capacity, given the importance of statutory auditors’ role and responsibilities. Accordingly, we consider voting against the appointment of statutory auditors who perform five or more duties as a board director or statutory auditor of a listed company or equivalent company. However, in case nominees serve as executive director or statutory auditor of a listed company or equivalent company, we consider voting against the appointment of statutory auditors who perform three or more duties.

●	If a company nominates a statutory auditor with many concurrent duties, it should give reasonable explanations. It is also desirable that the company contrives disclosure timing and methods to allow investors to understand the situation enough.

(3)	Accountability

●	If there are material concerns about a published audit report or audit procedures, or insufficiencies of required disclosures, we vote against the reappointment of statutory auditors.

(4)	Company’s anti-social activities

●	If we judge that a corporate scandal damages or is likely to damage shareholder value with having a significant impact on society during a statutory auditor’s tenure, we conduct adequate dialogues with the subject company on the background and subsequent resolutions of the scandal. Based on the dialogues, we decide how to vote on the reappointment of statutory auditors, considering the impact on shareholder value.

●	With respect to domestic corporate scandals, at the time a company receives administrative dispositions to cartel, bid-rigging, and so on from authorities, such as the Fair Trade Commission, we consider voting against the reappointment of statutory auditors. However, in case the final dispositions are subsequently determined based on appeal or complaints resolutions, we do not vote against the reappointment again at that time. We vote on a case-by-case basis concerning compensation orders in a civil case, dispositions from the Consumer Affairs Agency or administrative dispositions from overseas authorities.

●	With respect to administrative dispositions to an unlisted subsidiary or affiliate, we consider voting against the reappointment of statutory auditors of the holding or parent company. If a subsidiary or affiliate is listed, we consider voting against the reappointment of statutory auditors of both the subsidiary or affiliate and the holding or parent company. However, we may decide on a case-by-case basis, depending on the importance of the dispositions to the subsidiary or affiliate, its impact on the holding or parent company’s financial performance, and so on.

●	With respect to employees’ scandals, if the scandal damages or is likely to damage shareholder value, and we judge that the subject company owes management responsibility, we consider voting against the reappointment of statutory auditors.

●	We consider voting against the reappointment of statutory auditors if the subject company engages in window-dressing or inadequate accounting practices during their tenures.

5. Composition of Board of Statutory Auditors (Kansayaku)

We decide how to vote on proposals concerning the number of members or change in composition of the board of statutory auditors, taking into account the impact on the subject company and shareholders’ economic interests compared to the current situations.

●	We consider an increase in statutory auditors favorably. However, in case of a decrease, we consider voting against the reappointment of top executives unless clear and reasonable explanations are given.

●	We consider the same for audit committee board members for a company with Audit Committee.

6. Appointment of Accounting Auditors

We decide how to vote on proposals concerning the appointment and replacement of accounting auditors, taking into account their competence, audit fee levels, and so on.

●	We generally vote against the reappointment of statutory auditors (Kansayaku) or audit committee board members at a company with Audit Committee or three Committees if we judge that a company reappoints an accounting auditor without replacing it despite the following accounting audit problems.

●	It is determined that an accounting auditor provides an unfair opinion on the company’s financial conditions.

●	In case there are concerns on financial statements, required disclosures are insufficient.

●	In case an accounting auditor has a service contract other than accounting audit services with the subject company, it is regarded that such a contract creates a conflict of interest between them.

●	Excessive audit fees are paid.

●	It is regarded that an accounting auditor makes fraud or negligence.

●	If it is regarded that an accounting auditor has issues in other company’s audits, in case a company appoints or reappoints the accounting auditor without replacing it, we take the impact on the company’s corporate value full consideration into voting decisions.

●	We generally vote against proposals concerning accounting auditor replacement if it is regarded that a company changes an incumbent accounting auditor due to a dispute about accounting principles.

7. Compensation for Board Directors, Statutory Auditors (Kansayaku) and Employees

(1)	Board directors’ salaries and bonuses

●	It is desirable to increase the proportion of stock incentive plans in board directors’ salaries and bonuses, on condition that a performance-based compensation structure is established, transparency, such as disclosures of a benchmark or formula laying the foundations for calculation, ensures accountability, and the impact on shareholders, such as dilution, are taken into considerations. The Remuneration Committee at a company with three Committees (Nomination, Audit and Remuneration) or the arbitrary Remuneration Committee preferably deployed at a company with the other governance structures should ensure the accountability of compensation schemes. It is desirable that an independent outside director serves as Remuneration Committee Chair.

●	We consider voting against proposals seeking approval for salaries and bonuses in the following cases.

●	Negative correlation between company’s financial performance and directors’ salaries and bonuses are observed.

●	Inappropriate systems and practices are in place.

●	The total amount of salaries and bonuses is not disclosed.

●	Management failures, such as a significant share price decline or serious earnings deterioration, are apparent.

●	The remuneration proposal includes people determined to be responsible for activities against shareholder interest.

●	We generally vote for shareholder proposals requesting disclosure of individual directors’ salaries and bonuses.

●	If a company implements any measures ensuring transparency other than disclosure, we take it into consideration.

●	If there is no proposal seeking approval for directors’ salaries and bonuses, and the compensation structure lacks transparency, we consider voting against the appointment of top executives.

●	We generally vote against bonuses for statutory auditors at a company with Board of Statutory Auditors and audit committee board members at a company with Audit Committee.

●	We separately consider voting to audit committee board members at a company with three Committees.

(2)	Stock incentive plans

●	We decide how to vote on proposals concerning stock incentive plans, including stock options and restricted stock units, taking into account the impact on shareholder value and rights, compensation levels, the scope, the rationales, and so on.

●	We generally vote against proposals seeking to lower the strike price of stock options.

●	We generally vote for proposals seeking to change the strike price on condition that shareholders’ approval is required every time.

●	We generally vote against stock incentive plans if the terms and conditions for exercising options, including equity dilution, lack transparency. We generally consider voting against proposals potentially causing 10% or more equity dilution.

●	It is desirable that stock incentive plans is a long-term incentive aligned with sustainable growth and corporate value expansion. As such, we generally vote against stock incentive plans allowing recipients to exercise all the rights within two years after vested for the subject fiscal year. However, this shall not apply to recipients who retire during the subject fiscal year. We assess the validity if a vesting period is regarded as too long.

●	We generally vote against stock incentive plans granted to statutory auditors and audit committee board members at a company with Audit Committee.

●	We separately consider stock incentive plans granted to audit committee board members, including both inside and outside directors, at a company with three Committees.

●	We generally vote against stock incentive plans granted to any third parties other than employees.

●	We generally vote against stock incentive plans in case a company is likely to adopt the plans as takeover defense.

(3)	Employee stock purchase plan

●	We decide how to vote on proposals concerning employee stock purchase plans, taking into account the impact on shareholder value and rights, the scope and the rationales, and so on.

(4)	Retirement benefits for board directors

●	We decide how to vote on proposals concerning grant of retirement benefits, taking into account the scope and scandals (if any) of recipients and business performance and scandals (if any) of the subject company, and so on.

●	We generally vote for proposals granting retirement benefits if all the following criteria are satisfied.

●	The granted amount is disclosed.

●	Outside directors, statutory auditors and audit committee board members at a company with Audit Committees are excluded.

●	Recipients do not cause any significant scandals during their tenures.

●	The subject company does not make a loss for the three consecutive years, or its business performance is not determined to significantly lag behind the peers in the same industry.

●	The company does not cause scandals that significantly impact society and damage, or are unlikely to damage, shareholder value during their tenures.

●	The company does not engage in window-dressing or inadequate accounting practices during their tenures.

8. Cross-shareholdings

If a company holds shares for the sake of business relations (cross shareholdings), the company should explain the medium- to long-term business and financial strategies, including capital costs, and disclose proxy voting guidelines, voting results, and so on. If the company does not give reasonable explanations and engage in constructive dialogues, we consider voting against the appointment of top executives. It is important that the company does not hinder the sales/reduction of cross shareholdings when a policy shareholder intends. In addition, a company should formulate a policy for institutional investor engagements, considering its shareholder composition, and conduct business with an awareness of capital costs and stock prices.

●	If a company's cross shareholdings account for 20% or more of its net assets, we generally consider voting against the appointment of top executives. However, this shall not apply if we confirm that the company makes a reduction, does sufficient planning or has industry-specific circumstances that should be taken into consideration in engagement.

9. Capital Policy

As a listed companies’ capital policy is likely to significantly impact shareholder value and interests, a company should implement a rational capital policy and explain capital policy guidelines to shareholders. We consider voting against proposals concerning capital policies that we judge damage shareholder value. If a company has a capital policy that is not part of proposals at an AGM but regarded to damage shareholder value, we consider voting against the reappointment of board directors.

●	It is undesirable that a company intends to maintain or increase so-called “friendly” stable shareholders and infringes minority shareholders’ rights by the third-party allotment, treasury stocks transfer or company management holdings’ transfer to foundations affiliated with the company.

(1)	Change in authorized shares

●	We decide how to vote on proposals seeking to increase authorized shares, taking into account the impact on shareholder value and rights, the rationales, the impact on the sustainability of stock market listing and a going concern, and so on.

●	We generally vote for proposals seeking to increase authorized shares if we judge that not increasing authorized shares is likely to lead to delisting or have a significant impact on a going concern.

●	We generally vote against proposals seeking to increase authorized shares after an acquirer emerges.

(2)	New share issue

●	We decide how to vote on new share issues, taking into account the rationales, the terms and conditions of issues, the impact of dilution on shareholder value and rights and the impact on the sustainability of stock market listing or a going concern, and so on.

(3)	Share repurchase and reissue

●	We decide how to vote on proposals concerning share repurchase or reissue, taking into account the rationales, and so on.

(4)	Stock split

●	We generally vote for proposals seeking a stock split.

(5)	Consolidation of shares (reverse stock split)

●	We decide how to vote on proposals seeking consolidation of shares, taking into account the rationale, and so on.

(6)	Preferred shares

●	We generally vote against proposals seeking to issue blank-cheque preferred shares or increase authorized shares without specifying voting rights, dividends, conversion and other rights.

●	We generally vote for proposals seeking to issue preferred shares or increase authorized shares if voting rights, dividends, conversion and other rights are specified, and those rights are regarded as reasonable.

●	We generally vote for proposals requiring approvals for preferred shares issues from shareholders.

(7)	Convertible bonds

●	We decide how to vote on proposals seeking to issue convertible bonds, taking into account the number of new shares, the time to maturity, and so on.

(8) Corporate bonds and credit facilities

●	We decide how to vote on proposals concerning a corporate bond issue or a credit facility expansion, taking into account the subject company’s financial conditions, and so on.

(9) Debt capitalization

●	We decide how to vote on proposals seeking to change the number of authorized shares or issue shares for debt restructuring, taking into account the terms and conditions of the change or the issue, the impact on shareholder value and rights, the rationales, the impact on the sustainability of stock market listing and a going concern, and so on.

(10) Capital reduction

●	We decide how to vote on proposals concerning capital reduction, taking into account the impact on shareholder value and rights, the rationales and the impact on the sustainability of stock market listing and a going concern, and so on.

●	We generally vote for proposals seeking capital reduction following standard accounting procedures.

(11) Financing plan

●	We decide how to vote on proposals concerning a financing plan, taking into account the impact on shareholder value and rights, the rationales and the impact on the sustainability of stock market listing and a going concern, and so on.

(12) Capitalization of reserves

●	We decide how to vote on proposals seeking capitalization of reserves, taking into account the rationales, and so on.

10. Amendment to Articles of Incorporation and Other Legal Documents

(1) Change in an accounting period

●	We generally vote for proposals seeking to change an accounting period unless it is regarded as an aim to delay an AGM.

(2) Amendment to articles of incorporation

●	We decide how to vote on proposals to amend an article of incorporation, taking into account the impact on shareholder value and rights, the necessity, the rationales, and so on.

●	We generally vote for proposals seeking to amend an article of incorporation if it is required by law.

●	We generally vote against proposals seeking to amend an article of incorporation if we judge that it is likely to infringe shareholder rights or damage shareholder value.

●	We generally vote for transition to a company with three Committees.

●	We decide how to vote on proposals seeking to relax or eliminate special resolution requirements, taking into account the rationale.

●	We are concerned about retired directors assuming advisory, consulting, or other similar positions which could negatively impact on transparency and decision making of the Board of Directors. We generally vote against proposals seeking to create such a position.

●	We generally vote for proposals seeking to authorize a company to hold virtual-only meetings, taking into account the impact on shareholder value and rights.

●	We will consider, among other things, a company’s practices, jurisdiction and disclosure, including the items set forth below:

●	meeting procedures and requirements are disclosed in advance of a meeting detailing the rationale for eliminating the in-person meeting,

●	safeguard and clear and comprehensive description as to how and when shareholders submit and ask questions either in advance of or during the meeting,

●	disclosure regarding procedures for questions received during the meeting, but not answered due to time or other restrictions, and

●	description of how shareholder rights will be protected in a virtual-only meeting format including the ability to vote on proposals during the time the polls are open.

(3) Change in a quorum for an annual general meeting (AGM)

●	We decide how to vote on proposals concerning change in quorum for an AGM, taking into account the impact on shareholder value and rights, and so on.

11. Company Organization Change

(1) Change in a registered company name and address

●	We decide how to vote on proposals seeking to change a registered company name, taking into account the impact on shareholder value, and so on.

●	We generally vote for proposals seeking to change a registered address.

(2) Company reorganization

●	We decide how to vote on proposals concerning the following company reorganization, taking into account their respective impacts on shareholder value and rights, the subject company’s financial conditions and business performance, and the sustainability of stock market listing or a going concern, and so on.

Mergers and acquisitions

Business transfers

Company split (spin-off)

Asset sale

Company sale

Liquidation

12. Proxy Fight

(1)	Proxy fight

●	We decide how to vote on proposals concerning the appointment of directors with opposition candidates, taking into account their independence, competence, anti-social activity records (if any), corporate governance practices and accountability of the candidates and business performance and anti-social activity records (if any) of the subject company, the proxy fight background, and so on.

(2)	Proxy context defense

●	Classified board

●	We generally vote against proposals seeking to introduce a classified board.

●	We generally vote for proposals seeking to set a director's term of one year.

●	Shareholder rights to remove a director

●	We generally vote against proposals seeking to tighten requirements for shareholders to remove a director.

●	Cumulative voting

●	We decide how to vote on proposals seeking to introduce cumulative voting for director appointments, taking into account the background, and so on.

●	We decide how to vote on proposals seeking to terminate cumulative voting for director appointment, taking into account the background, and so on.

13. Takeover Defense

We believe that management and shareholder interest is not always aligned. As such, we generally vote against the creation, amendment and renewal of takeover defense measures that we judge decrease shareholder value or infringes shareholder rights. We generally vote against the reappointment of directors if takeover defense measures are not part of proposals at an AGM but are regarded to decrease shareholder value or infringes shareholder rights.

●	Relaxing requirements to amend articles of incorporation and company policies

●	We decide how to vote on proposals seeking to relax requirements to amend articles of incorporation or company policies, taking into account the impact on shareholder value and rights, and so on.

●	Relaxing of requirements for merger approval

●	We decide how to vote on proposals seeking to relaxing requirements for merger approval, taking into account the impact on shareholder value and rights, and so on.

14. Environment, Social and Governance (ESG)

We support the United Nations Principles for Responsible Investment (UN PRI) and acknowledge that company’s ESG practices are an important factor in investment decision making. Thus, we consider voting against the reappointment of top executives and directors in charge if we judge that there is an issue that could significantly damage corporate value. We consider voting for proposals related to ESG materiality, including climate change or diversity, if we judge that such proposals contribute to preventing from damaging or expanding corporate value. If not, we consider voting against such proposals.

15. Disclosure

Disclosure and constructive dialogues based thereon are important in proxy voting and investment decision making. Furthermore, proactive disclosure and effective engagement are desirable as demand for ESG disclosure, including climate change, has been increasing, and the disclosure frameworks have been rapidly progressing.

●	We generally vote against proposals that lack sufficient disclosure to make proxy voting decisions.

●	We generally vote for proposals seeking to enhance disclosures if such information is beneficial to shareholders.

●	If a company’s financial and non-financial disclosures is significantly poor, and if the level of investor relations activities by management or people in charge is significantly low, we consider voting against the reappointment of top executives and directors in charge.

16. Conflict of Interest

We abstain from voting proxies of the following companies that are likely to have a conflict of interest. We also abstain from voting proxies with respect to the following investment trusts that are managed by us or Invesco group companies, as a conflict of interest may rise.

●	Companies and investment trusts that we abstain from voting proxies:

●	Invesco Ltd.

We have established the Conflict of Interest Management Policy. In the situation that may give rise to a conflict of interest, we aim to control it in the best interests of clients (investors) and beneficiaries. The Compliance department is responsible for governing company-wide control of a conflict of interest. The Compliance department is independent of the Investment and Sales departments and shall not receive any command or order for the matters compliant with the laws and regulations, including a conflict of interest, from the Investment and Sales departments.

Proxy voting and stewardship activities are reported to the Responsible Investment Committee. The Responsible Investment Committee approves them. Besides, the Compliance department reviews whether conflicts of interest are properly managed in proxy voting and then reports the results to the Conflict of Interest Oversight Committee. Furthermore, the results are reported to the Executive Committee in Tokyo and the Invesco Proxy Advisory Committee.

17. Shareholder Proposals

We vote on a case-by-case basis on shareholder proposals while we follow the Proxy Voting Guidelines in principle.

DISCLAIMER: The English version is a translation of the original in Japanese for information purposes only. In case of a discrepancy, the Japanese original will prevail. You can download the Japanese version from our website: http://www.invesco.co.jp/footer/proxy.html.

2092318-JP

Appendix C

SPECIAL CONSIDERATIONS RELATING TO THE JURISDICTIONS IN WHICH THE FUND INVESTS

As explained in the Fund’s prospectus, the Fund’s investments are highly sensitive to the fiscal stability of the jurisdictions in which the Fund principally invests, including the subdivisions, agencies, instrumentalities or authorities of those jurisdictions that issue municipal securities contained in the Fund’s portfolio. You should consider carefully the special risks inherent in the Fund’s investments in municipal securities.

The Fund may invest in municipal securities issued by certain territories, commonwealths and possessions of the United States that pay interest that is exempt (in the opinion of the issuer’s legal counsel when the security is issued) from federal income tax. Therefore, the Fund’s investments could be affected by the fiscal stability of, for example, Puerto Rico, Guam, the U.S. Virgin Islands, or the Northern Mariana Islands. Additionally, the Fund’s investments could be affected by economic, legislative, regulatory or political developments affecting issuers in those territories, commonwealths or possessions.

The following information represents a summary of the risks associated with the concentration of the Fund’s investments in the municipal securities of these jurisdictions. This information is intended to supplement the information contained in the Fund’s prospectus, and does not purport to be a complete analysis of every risk factor that may affect the obligations of the issuers of these municipal securities.

The following information is based on publicly available reports prepared by officials of each jurisdiction’s government or their designees. The information may also be based on official statements and other offering documents relating to securities issued by or on behalf of these jurisdictions, their agencies, instrumentalities and political subdivisions, as available on of the date of this Statement of Additional Information. Although this information is generally compiled from government resources, the Fund does not make any representation as to the accuracy of the information contained herein. Municipal bond issuers may not be subject to the same disclosure obligations as other bond issuers, which may impact the reliability of the information provided by municipal issuers that is used to determine fund investments and can potentially make investments in municipal securities riskier than other investments. The Fund has not independently verified this information and the Fund does not have any obligation to update this information throughout the year.

In addition, this information is subject to change rapidly, substantially and without notice. Such changes may negatively impact the fiscal condition of the jurisdictions in which the Fund invests, which could harm the performance of the Fund. Accordingly, inclusion of the information herein shall not create an implication that there has not been any change in the affairs of the relevant jurisdictions since the date of this Statement of Additional Information. More information about the specific risks facing each jurisdiction may be available from official resources published by those jurisdictions.

The bond ratings provided below are current as of the date specified. Unless otherwise stated, the ratings indicated are for obligations of the jurisdiction referenced below. The political subdivisions of a given jurisdiction may have different ratings that are unrelated to the ratings assigned to the obligations of the state, commonwealth or territory. Investors should note that the creditworthiness of obligations issued by a jurisdiction’s local municipal issuers may be unrelated to the creditworthiness of obligations issued by the jurisdiction itself, and that there may be no obligation on the part of the jurisdiction to make payment on such local obligations in the event of default.

To the extent that any statements made below involve matters of forecasts, projections, opinions, assumptions or estimates, whether or not expressly stated to be such, they are made as such and not as representations of fact or certainty, and no representation is made that any of these statements have been or will be realized. All forecasts, projections, assumptions, opinions or estimates are “forward looking statements,” which must be read with an abundance of caution because they may not be realized or may not occur in the future.

In addition, investors should note that municipal securities may be more susceptible to being downgraded, and issuers of municipal securities may be more susceptible to default, insolvency or bankruptcy, during recessions or similar periods of economic stress. Factors contributing to the economic stress on municipalities may include lower property tax collections, lower sales tax revenue and lower income tax revenue, among others. In addition, as certain municipal obligations may be secured or guaranteed by banks and other institutions, the risk to the Fund could increase if the banking or financial sector suffers an economic downturn or if the credit ratings of the institutions issuing the guarantee are downgraded or at risk of being downgraded by a national rating organization. Such a downward revision or risk of being downgraded may have an adverse effect on the market prices of the municipal securities and thus the value of the Fund’s investments in those securities.

Recent downgrades of certain municipal securities insurers have negatively impacted the price of certain insured municipal securities. Given the large number of potential claims against municipal securities insurers, there is a risk that they will be unable to meet all future claims. Certain municipal issuers either have been unable to issue securities or access the market to sell their issues. For some issuers that have been able to access the market, they have had to issue securities at much higher rates, which may reduce revenues available for the municipal issuers to pay existing obligations.

Should a jurisdiction, or its applicable municipalities or subdivisions, fail to sell their securities when and at the rates projected, the jurisdiction or its subdivisions could experience a weakened overall cash position in the current fiscal year.

An insolvent municipality may take steps to reorganize its debt, which might include extending debt maturities, reducing the amount of principal or interest, refinancing the debt or taking other measures that may significantly affect the rights of creditors and the value of the securities issued by the municipality and the value of the Fund’s investments in those securities. Pursuant to Chapter 9 of the U.S. Bankruptcy Code, certain municipalities that meet specific conditions may be provided protection from creditors while they develop and negotiate plans for reorganizing their debts. The U.S. Bankruptcy Code provides that individual U.S. states are not permitted to pass their own laws purporting to bind non-consenting creditors to a restructuring of a municipality’s indebtedness, and thus all such restructurings must be pursuant to Chapter 9 of the Bankruptcy Code.

The jurisdictions discussed below all face challenges to achieving sustained economic growth, which is critical to debt sustainability. Challenges include, for example, (i) the location of the islands that leads to the high cost of importing goods and energy; (ii) vulnerability to increasing frequency and severity of extreme weather events; (iii) concentrated economies relying on limited industries; and (iv) outmigration and population loss.

Commonwealth of Puerto Rico

Introduction. The Commonwealth of Puerto Rico (the “Commonwealth”) Government and the Financial Oversight and Management Board for Puerto Rico (the Oversight Board) together have made significant progress in achieving fiscal responsibility, stabilizing Puerto Rico’s finances, substantially reducing its debt burden, and making significant strides to reform its civil service.

When the U.S. Congress passed the bipartisan Puerto Rico Oversight, Management, and Economic Stability Act of 2016 (PROMESA) that created the Oversight Board, the Governor of Puerto Rico had declared the debt unpayable, and the Puerto Rico Government was in default. Decades of economic decline and chronic financial mismanagement left Puerto Rico in crisis, soon exacerbated by natural disasters, including Hurricanes Irma and María in 2017, earthquakes, and the global COVID-19 pandemic in 2020.

According to a U.S. Government Accountability Office (GAO) report from 2018, the causes of the crisis were: (i) inadequate financial management and oversight practices, such as the overestimation of potential revenues and persistent spending in excess of appropriated amounts; (ii) prolonged economic contraction, impacted by outmigration and resulting diminished labor force, the high cost of energy and importing goods, regulatory challenges to doing business, the phaseout of the possessions tax credit, and banking and housing struggles; and (iii) policy decisions, such as allowing the use of debt proceeds to balance budgets, insufficiently addressing public pension funding shortfalls, and inadequately managing the financial condition of the Puerto Rico Electric Power Authority (PREPA).

Prior to PROMESA and for each of the first 16 consecutive years of this century, from fiscal years 2000 to 2016, Government spending exceeded recurring Government revenues. Controls and guardrails, to the extent they existed, were insufficient to prevent overestimation of revenues, excessive borrowing, overspending, and the deficits that eroded Puerto Rico’s economic stability. Before PROMESA, Government pensions were not sufficiently funded, putting pension payments for current and future retirees at risk.

As result of these practices, the consolidated Commonwealth’s outstanding debt and pension liabilities had grown to over $120 billion – with more than $70 billion in financial debt and more than $50 billion in pension liabilities – an amount almost twice the size of Puerto Rico’s economy.

The Oversight Board was established to oversee the Commonwealth’s financial operations and allows the Commonwealth and its instrumentalities, with approval of the Oversight Board, to file cases to restructure debt and other obligations in a “Title III” proceeding. U.S. territories do not have the ability to file for bankruptcy under the federal Bankruptcy Code. Title III incorporates many provisions of the federal Bankruptcy Code, and incorporates legal mechanisms for a litigation stay and restructuring of pension and debt obligations, among other provisions. Title III petitions were filed for, among others, the Commonwealth, the Puerto Rico Sales Tax Financing Corporation (COFINA), and PREPA, three of the largest issuers of Commonwealth debt. It is possible that petitions under Title III or other provisions of PROMESA, including Title VI, for additional Commonwealth instrumentalities will be filed in the future. These restructuring proceedings create uncertainty as to the treatment of claims of varying degrees of seniority in the levels and priorities of payment from the affected entities.

There can be no assurances that the Commonwealth will not continue to face severe fiscal stress or that such circumstances will not become even more difficult in the future. Furthermore, there can be no guarantee that future developments, including federal actions, will not have a materially adverse impact on the Commonwealth’s finances. Any deterioration in the Commonwealth’s financial condition may have a negative effect on the payment of principal and interest, the marketability, liquidity or value of the securities issued by the Commonwealth, which could reduce the performance of a fund.

Current Economic Climate. Puerto Rico’s civilian labor force consists of approximately 1.2 million individuals. As of August 2025, Puerto Rico had an unemployment rate of 5.6%, which was up from 5.5% in August 2024. Puerto Rico’s unemployment rate was higher than the national average of 4.3% in August 2025.

Puerto Rico’s economy has major components in Trade, Transportation and Utilities; Professional and Business Services; Education and Health Services; and Leisure and Hospitality. In addition, government agencies at the local and federal levels employ a significant number of the Commonwealth’s residents. Based on August 2025 data, these sectors employed almost 80% of the Commonwealth’s workers. Because these sectors represent the largest share of employment in the Commonwealth, economic problems or factors that adversely impact these sectors may have a negative effect on the value of the Commonwealth’s municipal securities, which may reduce the performance of a fund.

On April 10, 2024, the Commonwealth filed its audited financial statements for fiscal year 2022 with the Municipal Securities Rulemaking Board’s Electronic Municipal Market Access system. Total assets plus deferred outflows of resources and total liabilities plus deferred inflows of resources of the primary government as of June 30, 2022, amounted to approximately $34.4 billion and $85.5 billion, respectively, for a net deficit of approximately $51.1 billion as of June 30, 2022, compared to a net deficit of approximately $59.2 billion as of June 30, 2021 (as restated). The 2022 audited financial statements noted that notwithstanding the circumstances existing on June 30, 2022, based on subsequent events that remediated the Commonwealth’s financial condition and addressed its liabilities, management does not believe there is substantial doubt about the Commonwealth’s ability to continue as a going concern as of the date of the basic financial statements. The 2022 audited financial statements noted that various component units, including PREPA, have been identified as having substantial doubt about their ability to continue as a going concern.

Puerto Rico’s economy is closely linked to the economy of the United States, as most of the external factors that affect the Commonwealth’s economy (other than oil prices) are determined by the policies and performance of the mainland economy. In recent years, however, the performance of Puerto Rico’s economy has significantly diverged from the performance of the United States economy. In May 2018, the Oversight Board projected that the Commonwealth’s real gross national product declined by 13.3% on a year-over-year basis, due, in part, to adverse effects from hurricanes that impacted the Commonwealth in 2017 (as discussed below). In addition, in December 2017, Congress enacted the Tax Cuts and Jobs Act, which subjects companies located in the Commonwealth to a tax on income generated from certain intellectual property. Previously, companies located in the Commonwealth had been exempt from paying federal income taxes on such income. It is not presently possible to predict the extent of the impact that the tax will have on the Commonwealth’s economy. In recent years, Puerto Rico has received an unprecedented influx of federal funds in the form of Disaster Relief Funding, COVID-19 stimulus, and funds from the Bipartisan Infrastructure Law which have strengthened Puerto Rico’s economy but may mask underlying weaknesses. Prior to 2017, Puerto Rico gross national product was trending downwards, a trend which was compounded by subsequent natural disasters, including Hurricanes Irma and María in 2017, earthquakes in 2020, and a global pandemic. Through successive federal stimulus packages, Puerto Rico received approximately $120 billion in federal funds, equivalent to approximately 145% of its 2023 gross national product. Puerto Rico’s economic growth is highly dependent on its ability to efficiently deploy those federal funds. The 2024 Fiscal Plan assumes full deployment of this stimulus by the end of FY2035, after which their stimulative effect on the economy will end.

Puerto Rico’s Government significantly expanded the Earned Income Tax Credit (EITC) starting in tax year 2021 after receiving permanent additional funds from the federal government under the American Rescue Plan Act of 2021 (ARPA). As of May 17, 2024, 678,375 taxpayers claimed $1.27 billion in EITC benefits for the 2023 tax year. While not solely attributable to the EITC, given other concurring federal stimulus funding, since the adoption of the expanded credit, Puerto Rico’s non-farm employment level increased by over 106,000 from about 851,100 in January 2021 to 957,600 in February 2023. Puerto Rico’s labor force also increased by about 89,000 over this same period, and as of December 2023, the labor participation rate (the size of the labor force relative to the size of the working age population) increased from around 40.6% in 2020 (1.1 million workers) to 43.6% in 2023 (1.2 million workers).

Puerto Rico’s economy grew in fiscal year 2024, continuing three years of modest growth. The territory’s gross domestic product (GDP) in fiscal year 2024, the most recent data available, was $125.8 billion. Its gross national product (GNP) in that year was $85.6 billion. Between fiscal years 2023 and 2024 Puerto Rico’s real GDP increased 3%, and its real GNP increased 2%. Puerto Rico’s annual real GDP growth between fiscal years 2020 and 2024 averaged 0.6%, and its annual real GNP growth averaged 0.7%. This is a reversal from the prior period (fiscal years 2016 through 2019), during which both the Commonwealth’s real GDP and real GNP on average declined about 2% annually.

Fiscal Plan and Budget. The Commonwealth has faced a number of significant fiscal challenges, including a structural imbalance between its General Fund revenues and expenditures. Such challenges contributed to the passage of PROMESA, which established the Oversight Board and empowered it to approve Puerto Rico’s fiscal plans and budgets. The Oversight Board was originally comprised of seven members appointed by the President who were nominated by a bipartisan selection process, however, as noted in the “Debt” section, the Oversight Board membership is currently in flux following recent federal actions. The budget process requires the Oversight Board, the Governor, and the Commonwealth’s Legislative Assembly to develop a budget that complies with the fiscal plan developed by the Oversight Board and the Governor.

Most of Puerto Rico’s unaffordable debt has been dramatically reduced. The restructuring of the central government debt saved Puerto Rico more than $50 billion in debt payments to creditors. The restructurings of COFINA saved about $17.5 billion, the Highways and Transportation Authority (HTA) about $3 billion, and the Puerto Rico Aqueducts and Sewers Authority (PRASA) about $400 million. The savings of more than $70 billion reduced the debt burden on the people of the Island by approximately $24,000 per person in Puerto Rico.

The debt restructuring of PREPA is pending. Restructuring the debt, however, was only half of PROMESA’s mandate. In order to fulfill the mandate of PROMESA, fiscal responsibility still needs to be secured over the long term. Necessary improvements to systems and procedures are underway. However, appropriate spending discipline to preserve and institutionalize the recent success and prevent Puerto Rico from falling back into old habits of overpromising and overspending that resulted in bankruptcy has not been achieved. Strong financial management is critical to long-term fiscal stability and will be required to restore access to the capital markets at reasonable rates.

As the Commonwealth of Puerto Rico leaves bankruptcy behind, the Government and Oversight Board’s focus will shift toward growing the economy. The 2023 Fiscal Plan is a roadmap that prioritizes growth and opportunity. The 2023 Fiscal Plan also includes critical initiatives to support economic development, including actions to improve the ease of doing business, upgrade infrastructure, prepare the workforce to compete for the jobs of the future, and a roadmap for tax reform. These economic development initiatives are designed to maximize the impact of an unprecedented influx of federal funds. In response to multiple natural disasters and the COVID-19 pandemic, the federal government has committed over $120 billion in funding to Puerto Rico, equivalent to 150% of the Commonwealth’s gross national product.

On June 6, 2025, the Oversight Board certified the revised 2024 Fiscal Plan for Puerto Rico (the “2024 Fiscal Plan”). The 2024 Fiscal Plan reports that Puerto Rico is stable, and the Commonwealth government is solvent. The massive debt is almost completely restructured, a critical element of fiscal responsibility and access to market access. Under the Fiscal Plans and PROMESA certified budgets, Puerto Rico has moved from structural deficits to fiscal stability. The Oversight Board developed a comprehensive process to evaluate budget changes throughout the year to ensure sufficient funding sources are available to support operating needs. However, the government must still undertake significant work to put in place the practices needed to ensure that this progress is sustained beyond the longevity of the Oversight Board. In particular, the government must establish robust financial management and oversight practices, while also making targeted investments to promote sustainable and inclusive economic development. The 2024 Fiscal Plan highlights a set of initiatives that aim to ensure the successful pursuit of these objectives.

Separate 2025 Fiscal Plans were certified for COFINA on May 30, 2025, PRASA on June 27, 2025 and PREPA on February 6, 2025.

There is no certainty that any certified fiscal plan will be fully implemented, or if implemented will ultimately provide the intended results.

Investors should be aware that Puerto Rico relies heavily on transfers from the federal government related to specific programs and activities in the Commonwealth. These transfers include, among others, entitlements for previously performed services, or those resulting from contributions to programs such as Social Security, Veterans’ Benefits, Medicare and U.S. Civil Service retirement pensions, as well as grants such as Nutritional Assistance Program grants and Pell Grant scholarships for higher education. There is considerable uncertainty about which federal policy changes may be enacted in the coming years and the economic impact of those changes. Due to the Commonwealth’s dependence on federal transfers, any actions that reduce or alter these transfers may cause increased fiscal stress in Puerto Rico, which may have a negative effect on the value of the Commonwealth’s municipal securities.

Retirement Systems. The Commonwealth’s retirement systems include the Employees Retirement System (“ERS”), the Teachers Retirement System (“TRS”) and the Judiciary Retirement System (“JRS” and together with the ERS and TRS, the “Pension Systems”). The Oversight Board reported in its 2022 Fiscal Plan that, over many decades, successive Commonwealth governments failed to adequately fund these retirement plans, and that the ERS, TRS and JRS were insolvent. The Oversight Board reported in its 2023 Fiscal Plan that, historically, government pensions were not sufficiently funded, putting the ability to make pension payments for current and future retirees at risk. The Plan of Adjustment (see “Debt” section below) and 2023 Fiscal Plan, together, minimized this risk through a series of pension initiatives. Most importantly, the budget now funds estimated pay-as-you-go (PayGo) payments and the Plan of Adjustment authorized the establishment of a new Pension Reserve Trust, which allocates surplus funds to support future payments to retirees. Pension Reserve Trust and PayGo accounted for about 10% and 20% of General Fund expenditures in FY 2023, respectively.

Puerto Rico’s total net pension liability in fiscal year 2022 was $55.1 billion, a 9% increase from fiscal year 2020. The territory’s total liability for other postemployment benefits in fiscal year 2022 was $1.9 billion, a 2% decrease from fiscal year 2020. Liability for both pensions and postemployment benefits for the primary government and component units totaled $57.0 billion in fiscal year 2022, representing 50% of Puerto Rico’s GDP in fiscal year 2022, and 73% of its GNP.

The Commonwealth may have to make additional contributions to the Pension Systems, which could result in reduced funding for other priorities, including payments on its outstanding debt obligations. Alternatively, the Commonwealth may be forced to raise revenue or issue additional debt. Either outcome could increase the pressure on the Commonwealth’s budget, which could have an adverse impact on a fund’s investments in Puerto Rico.

Debt. Certain of the Commonwealth’s component units defaulted on debt service payments during fiscal year 2016. As a result, the Governor issued several executive orders declaring emergency periods and suspending certain transfers and payments with respect to the Commonwealth and several of its component units. It is expected that the Commonwealth and its component units will need to seek further relief under existing or potential future laws regarding receivership, insolvency, reorganization, moratorium, and/or similar laws affecting creditors’ rights, to the extent available.

On July 1, 2016, the Commonwealth and various additional component units were unable to comply with their scheduled debt service obligations, and defaulted on $911 million of their scheduled debt obligations, including $779 million in general obligation debt service. Since 2016, the Commonwealth has continued to default on debt service payments for multiple bonds, including general obligation bonds and those issued by various component units, including PREPA, the Puerto Rico Public Finance Corporation, and the Puerto Rico Public Building Authority, among others.

In 2017, the Oversight Board filed petitions pursuant to Title III of PROMESA in federal court on behalf the Commonwealth and certain of its instrumentalities, including PREPA to begin proceedings to restructure their outstanding debt. As a result of these petitions, the ability of the creditors of the Commonwealth and its instrumentalities that have filed for Title III to take action with respect to outstanding obligations were temporarily stayed. The judge assigned to oversee the Title III proceedings initiated a confidential mediation process administered by five federal judges.

In February 2019, the U.S. District Court approved the Plan of Adjustment for COFINA, the first debt restructuring completed under PROMESA’s Title III. It reduced COFINA debt by $6 billion, from $18 billion to $12 billion.

In August 2019, the PRASA and the Government of Puerto Rico reached an agreement with the U.S. Environmental Protection Agency (EPA) and U.S. Department of Agriculture to a consensual modification of about $1 billion of outstanding loans under PROMESA’s Section 2017. This agreement lowers PRASA’s debt service payments on the U.S. Government program loans by about $380 million over the next 10 years and eliminates approximately $1 billion in guaranty claims against the Puerto Rico Government. Additionally, it provides PRASA with access to $400 million in new federal funding through various clean water programs over the next five years to support PRASA’s ongoing effort to improve water quality and safety for the people of Puerto Rico.

On January 18, 2022, Judge Laura Taylor Swain confirmed the Commonwealth Plan of Adjustment restructuring approximately $35 billion of debt and other claims against the Commonwealth of Puerto Rico, the Public Buildings Authority (PBA), and ERS, as well as more than $50 billion of unfunded pension liabilities. The Plan of Adjustment saves Puerto Rico more than $50 billion in debt service and reduces outstanding obligations to just over $7 billion. On January 18, 2022, the Title III Court entered its Findings of Fact and Confirmation Order with respect to the Eighth Amended Plan. Between January 28, 2022, and February 17, 2022, six appeals of the Confirmation Order were filed in the First Circuit. By March 11, 2022, the First Circuit denied all parties’ motions for stay pending appeal. On March 15, 2022, the conditions precedent to the Effective Date of the Eighth Amended Plan were satisfied and/or waived by the Oversight Board, and the plan became effective.

On the Effective Date, the principal elements of the Eighth Amended Plan were executed reducing the Commonwealth’s total funded debt obligations from approximately $34.3 billion of prepetition debt to approximately $7.4 billion, representing a total debt reduction of 78%. This debt reduction will also reduce the Commonwealth’s maximum annual debt service (inclusive of COFINA) from approximately $4.2 billion to $1.15 billion, representing a total debt service reduction of 73%. Also as of the Effective Date, all of the legacy Commonwealth general obligation bonds, ERS bonds, and PBA bonds were discharged, and all of the Commonwealth, ERS, and PBA obligations and guarantees related thereto were discharged. In addition, all Commonwealth laws that required the transfer of funds from the Commonwealth to other entities have been deemed preempted, and the Commonwealth has no obligation to transfer additional amounts pursuant to those laws. Importantly, effectuating the Eighth Amended Plan provides a path for Puerto Rico to access the credit markets and develop balanced annual budgets.

A critical component of the Eighth Amended Plan is the post-effective date issuance of new general obligation bonds (the “New GO Bonds”) and contingent value instruments (CVIs) that will be used to provide recoveries to general obligation and PBA bondholders, and to HTA and Puerto Rico Infrastructure Financing Authority bondholders under separate restructurings.

With respect to PREPA’s Title III proceeding, the Oversight Board filed the Fifth Amended Plan of Adjustment for PREPA (the “PREPA Plan”) on March 28, 2025. The PROMESA Title III case for the Puerto Rico Electric Power Authority (PREPA) remains the last major debt restructuring process. Multiple objections to the PREPA Plan have subsequently been filed with the District Court. There is no certainty that the District Court will confirm the PREPA Plan, or that, if confirmed, the PREPA Plan will be fully implemented.

On Friday, August 1, 2025, President Trump dismissed five of the seven members of the Oversight Board: Arthur J. Gonzalez, Cameron McKenzie, Betty A. Rosa, Juan A. Sabater, and Luis A. Ubiñas. On August 13, 2025, a week after Oversight Board member Andrew G. Biggs described the dismissals as a “setback for Puerto Rico,” he received a notice of dismissal from the White House, according to an Oversight Board statement.

On August 8, 2025, the U.S. District Court handling PROMESA Title III cases suspended deadlines and ordered the Oversight Board to report on the “status of its membership and what effect, if any, the recent events will have on its participation in matters pending before the Court” by August 25, 2025. On August 25, 2025, the Oversight Board informed the federal district court that John E. Nixon was currently the sole appointed member of the Board.

On September 18, 2025, Judge Gonzalez, Dr. Rosa, and Dr. Biggs sued to challenge their dismissals, contending that “in violation of the statutory text, Judge Gonzalez, Dr. Biggs, and Dr. Rosa were purportedly terminated without cause, as the emails provided no basis, justification, or authority for the terminations.” On October 3, 2025 a federal judge issued an order temporarily blocking President Trump from firing members of the Oversight Board. In granting their claim, the judge effectively returned the three Oversight Board members to their posts, finding that she did not have to formally order their reinstatement because they had not been properly removed.

As of the date of this SAI, this process is ongoing. Any future negative developments could adversely affect Fund performance. It is not presently possible to predict the results of all of the restructurings and related issuance of the New GO Bonds and CVIs and other debt securities or of future federal actions, but such outcomes will have a significant impact on bondholders. If the Commonwealth or its instrumentalities are unable to obtain favorable results, there would be negative impacts on Fund performance.

Other Considerations. On September 6, 2017 and September 20, 2017, respectively, Hurricanes Irma and Maria struck Puerto Rico, causing unprecedented humanitarian, economic, and infrastructure-related damages and upending the daily lives of Puerto Rico’s over three million residents. Thousands of residents were left homeless, basic utilities were completely shut down, and schools, hospitals, and businesses were destroyed. Tens of thousands of local residents fled the Island. The Federal Government’s response has become one of the largest and most complex disaster relief efforts in U.S. history. In addition, the southwestern part of Puerto Rico was struck by a swarm of earthquakes that began on December 28, 2019, and continued into 2021. On September 18, 2022 Hurricane Fiona made landfall, again causing significant infrastructure damages and loss of basic utilities.

With the onset of the pandemic, the economy of Puerto Rico virtually ground to a halt as the public health imperative for people to stay at home left all but the most essential workers unable to travel to their places of business. The economy responded to the vast amount of local and federal stimulus funding, and an economic recovery is now underway, though there is still significant uncertainty about the future of the Puerto Rican economy.

Outstanding issues relating to the potential for a transition to statehood may also have broad implications for Puerto Rico and its financial and credit positions. The power to grant statehood resides with the U.S. Congress.

Litigation. In addition to the litigation described above, the Commonwealth, its officials and employees are named as defendants in legal proceedings that occur in the normal course of governmental operations. Some of these proceedings involve claims for substantial amounts, which if decided against the Commonwealth might require the Commonwealth to make significant future expenditures or substantially impair future revenue sources. Because of the prospective nature of these proceedings, it is not presently possible to predict the ultimate outcome of such proceedings, estimate the potential impact on the ability of the Commonwealth to pay debt service costs on its obligations, or determine what impact, if any, such proceedings may have on a fund’s investments.

Credit Rating. In February 2014, Puerto Rico's then outstanding general obligation bonds were downgraded to non-investment grade or “junk” status by Moody's and S&P. Following multiple further downgrades S&P discontinued its ratings for the Commonwealth’s general obligation bonds in 2018 and Moody's withdrew its ratings for the Commonwealth's general obligation bonds in 2021. On May 12, 2022, following the Effective Date of the Plan of Adjustment, Fitch withdrew its D rating and announced that it will no longer provide ratings for the Commonwealth. S&P, Fitch and Moody’s do not currently maintain a rating for the New GO Bonds or an issuer rating for the Commonwealth of Puerto Rico (confirmed as of November 13, 2025).

GUAM

Introduction. Guam’s economy is heavily dependent upon revenues from tourism and U.S. federal and military spending. As a result, economic problems or factors that adversely impact these sources of revenue may have a negative effect on the value of Guam’s municipal securities, which may reduce the performance of a fund.

Guam faces significant fiscal challenges including a high unemployment rate, uncertainty in the tourism industry and a reliance on a foreign workforce affecting key industry segments. Furthermore, the economic outlook in the rest of the United States remains uncertain, especially in light of the COVID-19 pandemic. An economic downturn in the United States or countries such as Japan, China, or Korea, which provide large sources of tourism to the island, could significantly impact the finances of Guam and, therefore, its municipal securities. Moreover, the level of public debt in Guam may affect long-term growth prospects and could cause Guam to experience financial hardship. As a result of these and other factors, Guam has faced fiscal stress in recent years.

From year-to-year, Guam may experience a number of political, social, economic and environmental circumstances that influence Guam’s economic and fiscal condition. Such circumstances include, but are not limited to: (i) persistent structural imbalances; (ii) rising debt levels; (iii) significant pension underfunding; (iv) revenue volatility; (v) developments with respect to the U.S. and world economies; (vi) environmental considerations, natural disasters and widespread diseases, including pandemics and epidemics; and (vii) U.S. federal economic and fiscal policies, including the amount of federal aid provided to Guam. There can be no guarantee that future developments, including events affecting Guam’s economic and fiscal condition, will not have a materially adverse impact on Guam’s finances. Any deterioration in Guam’s financial condition may have a negative effect on the marketability, liquidity or value of the securities issued by Guam, which could reduce the performance of a fund.

Current Economic Climate. As of June 2025, Guam’s civilian labor force consisted of approximately 70,670 individuals. This figure includes citizens of the Federated States of Micronesia and the Republic of Marshall Islands, who are authorized by compact to accept employment in the United States, and also citizens of the Republic of Palau, who are authorized by covenant to accept employment in the United States. The unemployment rate in Guam for June 2025 was 3.2%, a decrease of 0.2 percentage points from the March 2025 figure of 3.4%, and a reduction of 0.8 percentage points from the June 2024 figure of 4.0%. Guam’s unemployment rate was below the national average of 4.1% in June 2025.

The unemployment rate in Guam for June 2025 was 3.2%, a decrease of 0.2 percentage points from the March 2025 figure of 3.4%, and a reduction of 0.8 per-centage points from the June 2024 figure one year earlier of 4.0%. The total number of persons unemployed in June 2025 was 2,270, a decrease in the latest quarter and over the latest year.

Guam’s GDP was $6.7 billion in fiscal year 2022, a 4% increase from the prior year when adjusted for inflation. Between fiscal years 2018 and 2022, Guam’s real GDP decreased an average of 0.6% annually. Guam’s tourism industry has not returned to pre-COVID-19 pandemic levels. U.S. military investment is bolstering the economy.

The Guam Government, residents and businesses received and estimated $3.8 billion through various federal stimulus programs enacted following the start of the COVID-19 pandemic. Guam received 1.8 billion under the Coronavirus Aid, Relief, and Economic Security (CARES) Act of 2020; the Guam government received its full share of the Coronavirus Response and Relief Supplemental Appropriations Act of 2021 ($553.6 million); and Guam received $1.5 billion from ARPA.

Guam's economy is expected to continue expanding and recovering from the pandemic downturn throughout Fiscal Years 2025 and 2026. This economic expansion and partial recovery began in 2021 and 2022, restoring Guam's growth trend. Further, increased Economic activity is anticipated due to simultaneous increases in construction including the progression of the Camp Blaz Marine Corps base construction activity nearing its planned peak, missile defense construction, private and Government construction projects, and continued recovery in the tourism sector from Korea and Japan.

The three primary sources of inflows of funds to Guam are from tourism, federal expenditures, and construction capital investment. Tourism has begun a partial rebound from the pandemic virtual shutdown in March 2020, continuing into 2022. Calendar year 2023 visitor arrivals rose by approximately 101% over 2022, although they were still less than half of pre-pandemic levels.

Federal government expenditures now represent the largest single source of funds flowing to Guam. Federal government expenditures in recent years were the second-largest source of funds, well behind tourism expenditures in recent years. The pandemic induced reduction in tourism, and an increase in federal expenditures changed that.

Economic, social and political conditions in Japan, South Korea and throughout the Pacific Rim, and the resulting effect on overseas travel from these countries, are a major determinant of tourism on Guam. Tourism, particularly from South Korea and Japan, where approximately 85% of visitors originated over the past several fiscal years (including FY 2021), represents a significant share of the economic activity on Guam. In response to the current COVID-19 pandemic, many countries, including South Korea and Japan, issued shelter-in-place orders and travel restrictions and warnings. As a result of the COVID 19 pandemic, calendar year 2020 visitor arrivals to Guam fell by approximately 80%.

The United States’ military presence on Guam also contributes significantly to the island’s economy. Its strategic location close to Asia has increased its importance in the overall military strategy of the United States, but also has exposed Guam to certain geopolitical risks, including threats of military confrontation. In the years following 2010, Guam began to experience a decrease in U.S. military personnel as the plan to relocate certain forces from Japan to Guam was delayed. There can be no guarantee that the relocation will occur or to what extent Guam’s local economy will benefit from any relocation. However, current plans anticipate that approximately 5,000 Marines and 1,500 dependents from Okinawa and other locations will be relocated to Guam by Fiscal Year 2028, with the first 2,500 Marines moving to a new Marine Corps Base Camp Blaz by Fiscal Year 2026. The 2025 National Defense Authorization Act, passed in December 2024, includes $6.26 billion of significant provisions and funding authorization directly impacting Guam’s defense structure and the Pacific Deterrence Initiative in Guam.

Budget. On January 31, 2025, the Governor of Guam submitted the Executive Budget Proposal request for FY 2026 (the “Proposed Budget”). The Proposed Budget totaled $1.13 billion and projected $1.04 billion in General Fund Revenues, $214.5 million in Special Fund Revenues and $700.4 million in federal matching grants-in-aid revenue. Following legislative amendments, including the addition of a business privilege tax rollback, the Governor of Guam vetoed the revised budget bill and on September 29, 2025, the legislature overrode the veto. The enacted budget totaled $1.35 billion.

Debt. Guam is prohibited from authorizing or allowing the issuance of public debt in excess of 10% of the assessed tax valuation of the property in Guam, which amounts to $1.378 billion as of October 2023. Public debt does not include bonds or other obligations payable solely from revenues derived from any public improvement or undertaking. Total debt outstanding as of September 30, 2023, subject to the debt ceiling limitation is $916.1 million. The legal debt margin as of September 30, 2023 was $465 million.

As of September 30, 2023, Guam’s total public debt outstanding was $2.5 billion. Guam also has liabilities for pensions and other postemployment benefits, such as health care. In fiscal year 2023, these liabilities totaled $4.1 billion for the primary government and component units. In fiscal year 2022, the most recent year for which GDP data are available, Guam’s debt was about 38% of GDP, while its pensions and other postemployment benefits were about 61% of GDP.

Litigation. Guam, its officials and employees are named as defendants in legal proceedings that occur in the normal course of governmental operations. Some of these proceedings involve claims for substantial amounts, which if decided against Guam might require Guam to make significant future expenditures or substantially impair future revenue sources. Because of the prospective nature of these proceedings, it is not presently possible to predict the ultimate outcome of such proceedings, estimate the potential impact on the ability of Guam to pay debt service costs on its obligations, or determine what impact, if any, such proceedings may have on a fund’s investments.

Natural Disasters. Like other Pacific islands, Guam is periodically subject to typhoons and tropical storms. From 1962 to date, ten typhoons caused damage great enough to result in federal disaster relief. Super Typhoon Karen in 1962, Typhoon Pamela in 1976, Typhoon Russ in 1990, Super Typhoon Omar in 1992, Super Typhoon Paka in 1997, Typhoon Chata’an and Super Typhoon Pongsona in 2002, Typhoon Dolphin in 2015, Typhoon Wutip in 2019 and Super Typhoon Mawar in 2023.

Super Typhoon Mawar made landfall on Guam on May 24, 2023, with the territory sustaining substantial damage from high winds, storm surge, and heavy rainfall. President Joe Biden declared Guam a major disaster area on May 27, 2023, enabling the distribution of federal funds.

Although the United States Federal Emergency Management Agency (FEMA) makes disaster relief assistance available after significant typhoon or earthquake damage, there can be no assurance that future typhoons and/or earthquakes will not cause significant damage to business in Guam, or that FEMA will provide disaster relief assistance if significant damage is experienced. There can also be no assurance that, even with FEMA assistance, damage that results from future typhoons or earthquakes will not adversely affect business activity on Guam.

Potential impacts of climate change, including rising sea levels, excessive rainfall, stronger tropical storms, drought, ocean acidification, coral bleaching, saltwater intrusion, storm surges, rising temperatures and increased migration, may threaten Guam’s security and resources. The impact of climate change and climate variability may also have detrimental socioeconomic impacts to Guam.

Credit rating. On January 25, 2024, Moody’s upgraded its rating of Guam’s outstanding general obligation debt to Baa3 (with a stable outlook). On February 24, 2025, S&P affirmed its BB- rating on Guam’s general obligation debt and revised its outlook to positive from negative. These ratings reflect only the views of the respective rating agency, an explanation of which may be obtained from each such rating agency. As of November 13, 2025, the above ratings had not been revised or withdrawn. There is no assurance that these ratings will continue for any given period of time or that it will not be revised or withdrawn entirely by the rating agencies if, in the judgment of such rating agencies, circumstances so warrant. A downward revision or withdrawal of any such rating may have an adverse effect on the market prices of the securities issued by Guam or its political subdivisions, instrumentalities and authorities.

U.S. VIRGIN ISLANDS

Introduction. The United States Virgin Islands (the “Virgin Islands” or “USVI”) is an unincorporated territory of the United States with separate executive, legislative and judicial branches of government. The economy of the Virgin Islands is heavily dependent upon revenues from tourism, but other major sectors of the Virgin Islands’ economy include the trade, transportation and utilities sector; the professional and business services sector; the leisure and hospitality sector; and the government sector. As these sectors represent the largest share of employment in the Virgin Islands, economic problems or factors that adversely impact these sectors may have a negative effect on the value of the Virgin Islands’ municipal securities, which may reduce the performance of a fund.

The economy of the Virgin Islands has faced substantial fiscal challenges in recent years, including damage to infrastructure caused by natural disasters and widespread diseases, a high unemployment rate, a structural deficit, declining government revenues, and considerable unfunded pension and healthcare liabilities. The level of public debt in the Virgin Islands may affect long-term growth prospects and may make it difficult for the Virgin Islands to make full repayment on its obligations. Furthermore, the economic outlook in the rest of the United States remains uncertain. A future economic downturn in the United States could significantly impact the finances of the Virgin Islands and, therefore, its municipal securities.

There can be no guarantee that economic and fiscal conditions in the Virgin Islands will improve or that future developments will not have a materially adverse impact on the finances of the Virgin Islands. Any deterioration in the Virgin Islands’ financial condition may have a negative effect on the value of the securities issued by the Virgin Islands, which could reduce the performance of a fund.

Current Economic Climate. The impact of the pandemic on employment in the U.S. Virgin Islands was substantial. From February to May 2020, the Territory’s unemployment rate grew from 4.5% to 13.6% but has since fallen to 5.6% as of August 2022. Exports declined partially due to the unprecedented losses in travel and tourism. Tourism is the Territory’s primary export and the sector most impacted by the pandemic. The industry experienced a near halt to air leisure and business travel in 2020 and the cancellation of all cruise ship calls throughout most of 2020 and early 2021. Consequently, air visitors fell 35.1% in 2020 to 442,027 from 640,887 in 2019 before rebounding 96.7% to a high of 824,460 in 2021. Cruise passenger visitors plunged 69.3% to 442,027 in 2020 but began to recover in the second half of 2021 and by year’s end, reached 245,695— still about 82.9% below the 1.4 million cruise passengers in 2019.

Businesses also spent less money on construction and equipment, triggering a 27.7% decline in private fixed investment. In addition, declining government spending from fading disaster response and hurricane recovery activities weighed on gross domestic product growth, decreasing that component by 4%. Imports fell 10.6%, reflecting declines in imports of goods, including consumer goods and equipment, and other services.

The U.S. Census Bureau released the 2020 decennial census counts in 2021. Between 2010 and 2020, the Virgin Islands’ population fell 18.1%.

According to the Virgin Islands Bureau of Economic Research, residents of the Virgin Islands received approximately $2.9 billion in estimated personal income in 2021. As a result, residents of the Virgin Islands had a per capita personal income of $27,049 in 2021.

In 2022, the Virgin Islands’ real gross domestic product (GDP) decreased by 1.3% following a 3.7% increase in 2021. The increase in real GDP reflected increases in exports and personal consumption expenditures. This was due to reductions in exports, private investment, government spending, and personal consumption, partially offset by an increase in inventory investment. Imports, a subtraction item in the calculation of GDP, also decreased. In 2022 the export of goods and services decreased by 18.9%. Goods exports declined due to lower crude oil and petroleum products exports, while services exports increased due to higher visitor spending. Total visitor arrivals were 69.7% higher in 2022 than in 2021.

In 2024, the U.S. Virgin Islands experienced growth in visitor arrivals. The number of visitors rose by 8.9% to a total of 2.6 million, compared to 2.4 million in 2023. This growth indicates that visitor arrivals have surpassed pre-pandemic levels, as the U.S. Virgin Islands recorded 2.1 million visitors in 2019. Air arrivals totaled 907,366. Cruise ship passenger arrivals rose to 1,700,161.

As of December 2024, the Virgin Islands’ had an unemployment rate of 2.8% which was up from 2.6% in December 2023. The Virgin Islands’ unemployment rate was lower than the national average which was 4.1% for the same period.

The Virgin Islands’ economy has faced setbacks in recent years largely as a result of the lingering effects of the economic recession in the United States, the impact of natural disasters, the closure of the HOVENSA petroleum refinery and the COVID-19 pandemic. These factors have placed financial stress on key segments of the Virgin Islands’ economy.

The tourism sector constitutes a significant portion of the Virgin Islands’ economy. However, because of its geographical location, the Virgin Islands is subject to natural disasters, including hurricanes, that can cause considerable damage to the territory and disrupt the tourism industry. Any additional natural disasters that impact tourism could adversely affect the Virgin Islands’ economy. Furthermore, the Virgin Islands was closed to tourists from March to May 2020 and from August to September 2020 due to the COVID-19 pandemic. As of September 19, 2020, the Virgin Islands has reopened to tourism. However, the current and long-term impact of the pandemic remains unknown.

The United States continues to be the primary source of visitors to the Virgin Islands. Therefore, any gains in the tourism industry are closely related to economic growth in the United States. In order to expand its tourism industry and insulate the islands from potential economic declines in the United States, the Virgin Islands has begun, in recent years, increasing its tourism marketing to other countries and regions and is evaluating ways to reposition itself as a leading tourism destination through a private-sector driven approach.

Important private sector activities in the Virgin Islands include wholesale and retail trade, leisure and hospitality, financial activities, and construction and mining activities. The agricultural sector remains small, which requires most of the territory’s food to be imported. International business and financial services are a small but growing component of the economy.

In 2012, the operators of the HOVENSA oil refinery, one of the largest employers in the Virgin Islands at the time, announced that they would close the refinery, laying off approximately 1,200 employees and 950 subcontractors. However, in January 2016, Limetree Bay Terminals, LLC and its affiliates (Limetree) finalized its purchase of the HOVENSA oil refinery, including HOVENSA’s storage and docking facilities. Limetree re-opened the refinery in February 2021. Following multiple major flaring incidents resulting in significant air pollutant and oil releases, the EPA issued notices of violations of the Clean Air Act, and ordered Limetree to pause all operations at the refinery for at least 60 days. In June 2021, Limetree announced the indefinite closing of its oil refining facility on the island of St. Croix and the layoff of 271 plant employees. In December 2021 Limetree sold the refinery through a Chapter 11 asset auction to joint bidders, West Indies Petroleum and Port Hamilton Refining and Transportation. Because of these and subsequent other events, including West Indies Petroleum’s announcement in June 2022 disavowing ownership of the refinery, ongoing litigation, an August 2022 fire at the refinery, and the September 2022, October 2022 and August 2024 announcements of additional EPA action and reopening requirements, it is not possible to predict the extent of the impact of the sale of the refinery on the Virgin Islands’ economy.

In fiscal year 2021, the Virgin Islands reported a net pension liability for the primary government and component units of $4.53 billion. Additionally, the Virgin Islands reported an other employment benefits liability of $992.3 million for fiscal year 2021. In fiscal year 2022, the Virgin Islands reported a pension liability totaled approximately $4.09 billion. Additionally, the Virgin Islands reported an other post-employment benefits liability of $976.6 million in fiscal year 2022.

The U.S. Virgin Islands’ Government Employees’ Retirement System (GERS) remains one of the lowest funded public pension plans in the United States, according to GAO’s analysis of national data. In 2021, GERS actuaries projected that the plan would be insolvent by March 2025. The USVI government has made changes to the plan over the years to maintain its solvency. In April 2022, USVI finalized a debt refinancing plan to provide dedicated funding to GERS with revenue from an excise tax on rum sales. However, GERS continues to face the risk of insolvency. According to GAO’s analysis, GERS may face insolvency within the next 10 years if the excise tax rate is lower than expected or if rum sales decline, among other risks.

Overall, the underlying fundamentals of the Virgin Islands economy are volatile. Increasing unemployment, decreasing revenues and the loss of many high-paying jobs have combined to place significant fiscal pressure on the local government. It is possible that fiscal challenges facing the Virgin Islands could impact the ability of the territory to satisfy the obligations on its outstanding debt. Any such outcome would likely reduce the value of the municipal securities issued by the Virgin Islands and its political subdivisions, instrumentalities, and authorities, which may reduce the performance of a fund.

Budget. In recent fiscal years, the government has experienced substantial fluctuations in revenues and expenditures, as well as recurring deficits. The Virgin Islands has taken a series of actions in recent years to reduce the size of its operating budget and address its recurring operating deficit. However, these actions have not addressed the structural imbalances that have led to recurring deficits. Rather, annual shortfalls have been addressed by an ad hoc combination of inter-fund transfers and debt financing.

The Proposed Executive Budget for FY 2026 included $936.4 million in General Fund appropriations, with a total budget across all funds reaching $1.64 billion.

Total assets and deferred outflows of resources of the Government of the Virgin Islands as of September 30, 2022 and 2021, were approximately $3.8 billion and $4.3 billion, respectively. Total liabilities and deferred inflows were approximately $9.2 billion and $9.7 billion, respectively, over the same period. Liabilities exceed assets mainly due to unfunded pension and postemployment benefits such as health insurance due to retired Government employees amounting to $5.1 billion and $5.5 billion at September 30, 2022 and 2021.

As discussed in the financial statements, the Virgin Islands Government reported an unrestricted net deficit in Governmental Activities and in the General Fund that raise substantial doubt about its ability to continue as a going concern. As of September 30, 2022, the Government’s net deficit of $5.5 billion consisted of a $798.4 million net investment in capital assets; $447.3 million restricted by statute or other legal requirements that were not available to finance day-to-day operations; and an unrestricted net deficit of $6.7 billion. As of September 30, 2021, the Government’s net deficit of $5.3 billion consisted of a $584.2 million net investment in capital assets; $300.5 million restricted by statute or other legal requirements that were not available to finance day-to-day operations; and an unrestricted net deficit of $6.2 billion.

Debt. Current law prohibits the Virgin Islands from authorizing or issuing general obligation bonds in excess of 10% of the aggregate assessed valuation of taxable real property in the territory. As of September 30, 2020, the net amount of bonds outstanding, including both general obligation and revenue bonds, was estimated at $2.0 billion. The large fiscal risks faced by the Virgin Islands, coupled with its exclusion from capital markets, may hamper the Virgin Islands ability to repay its public debts.

Natural Disasters. In September 2017, two successive hurricanes – Irma and Maria – caused severe damage to the Virgin Islands. The infrastructure of the Virgin Islands was severely damaged by high winds and substantial flooding, leaving much of the Virgin Islands without power. According to officials, Hurricanes Irma and Maria caused an estimated $10.76 billion in damage to the public infrastructure and economy of the Virgin Islands. In February 2018, Congress appropriated $89.3 billion for disaster recovery efforts for areas affected by hurricanes in 2017. Approximately $11 billion of these funds were made available to the Virgin Islands and the Commonwealth of Puerto Rico, and $2 billion was designated to help repair and reconstruct the electrical system of the islands. Before the storms made landfall, the Virgin Islands was already facing a severe economic crisis due to mounting debt obligations and declining revenues. There can be no assurances that the Virgin Islands will receive sufficient aid to rebuild from the damage caused by Hurricanes Irma and Maria, and it is not currently possible to predict the long-term impact that Hurricanes Irma and Maria will have on the Virgin Island’s economy. All these developments have a material adverse effect on the Virgin Island’s finances and negatively impact the marketability, liquidity and value of securities issued by the Virgin Islands that are held by the Fund.

Litigation. The Virgin Islands, its officials and employees are named as defendants in legal proceedings that occur in the normal course of governmental operations. Some of these proceedings involve claims for substantial amounts, which if decided against the Virgin Islands might require the Virgin Islands to make significant future expenditures or substantially impair future revenue sources. Because of the prospective nature of these proceedings, it is not presently possible to predict the ultimate outcome of such proceedings, estimate the potential impact on the ability of the Virgin Islands to pay debt service costs on its obligations, or determine what impact, if any, such proceedings may have on a fund’s investments.

Credit rating. On September 28, 2017, Fitch withdrew its ratings due to the Virgin Islands’ communication that it intended to stop participating in the ratings process, and Fitch indicated that it no longer had sufficient information to maintain the ratings. On March 23, 2023, Moody’s announced that it had withdrawn the U.S. Virgin Islands issuer rating. S&P, Fitch and Moody’s do not currently maintain an issuer rating for U.S. Virgin Islands (confirmed as of November 13, 2025).

NORTHERN MARIANA ISLANDS

Introduction. The Commonwealth of the Northern Mariana Islands (the “Commonwealth” or “CNMI”) is a commonwealth of the United States with a political status similar to that of Puerto Rico. The economy of the Commonwealth is heavily dependent upon revenues from tourism and transfers from the federal government. As these sources represent a significant share of the Commonwealth’s revenue, economic problems or factors that adversely impact these sources may have a negative effect on the value of the Commonwealth’s municipal securities, which may reduce the performance of a fund.

Although the Commonwealth has faced significant setbacks, the economy has shown signs of modest growth in recent years. Such growth in may be slow as the Commonwealth continues to face substantial fiscal challenges including high unemployment, severe reductions in key industry segments and large government deficits. Furthermore, the economic outlook in the rest of the United States remains uncertain, especially in light of the COVID-19 pandemic. An economic downturn in the United States or countries such as Japan, China or Korea, which provide large sources of tourism to the islands, could significantly impact the finances of the Commonwealth and, therefore, its municipal securities. Moreover, the level of public debt in the Commonwealth may affect long-term growth prospects and could cause the Commonwealth to experience continued financial hardship.

From year-to-year, the Commonwealth may experience a number of political, social, economic and environmental circumstances that influence the Commonwealth’s economic and fiscal condition. Such circumstances include, but are not limited to: (i) persistent structural imbalances; (ii) rising debt levels; (iii) significant pension underfunding; (iv) revenue volatility; (v) developments with respect to the U.S. and world economies; (vi) environmental considerations, natural disasters and widespread diseases, including pandemics and epidemics; and (vii) U.S. federal economic and fiscal policies, including the amount of federal aid provided to the Commonwealth. There can be no guarantee that future developments, including events affecting the Commonwealth’s economic and fiscal condition, will not have a materially adverse impact on the Commonwealth’s finances. Any further deterioration in the Commonwealth’s financial condition may have a negative effect on the marketability, liquidity or value of the securities issued by the Commonwealth and may jeopardize the ability of the Commonwealth to satisfy its obligations on its outstanding debt, which could reduce the performance of a fund.

Current Economic Climate. After joining the United States in 1978, the federal government agreed to exempt the Commonwealth from federal minimum wage and immigration laws in an effort to help stimulate the Commonwealth’s economy. As a result of these exemptions, the Commonwealth was able to build a large garment industry, which at one time accounted for nearly 40% of the Commonwealth’s economy. A significant portion of the Commonwealth’s residents and a large number of temporary workers from throughout the region worked in the textile industry. Critical to this growth was duty-free access to U.S. markets and local authority over immigration and the minimum wage.

Over the last two decades, however, the Commonwealth’s economy underwent an involuntary transformation resulting from federal policy actions that led to the dissolution of the Commonwealth’s garment industry. Following the collapse of the garment industry, tourism emerged as the major driver of the Commonwealth’s economy. The majority of the Commonwealth’s visitors are from Japan, Korea, China, and the United States, and federal immigration policy has also greatly impacted tourism in the Commonwealth. Any future developments that make international travel to the islands more difficult may have a negative impact on the Commonwealth’s economy. In addition, the relaxation of laws restricting gambling helped to attract outside private investment and spur economic growth.

The CNMI economy faced challenges prior to the pandemic. It was still recovering from the effects of Super Typhoon Yutu, which devastated the CNMI in October 2018, causing extensive damage to homes, businesses, and infrastructure, including to the Saipan International Airport.

The CNMI government’s strategy to encourage tourism and economic activity by building casinos and hotels on Saipan and Tinian has not been successful, leaving the territory without a viable plan to recover its economy through other means. CNMI’s inflation adjusted gross domestic product fell by 11.3% in 2019 and another 29.7% in 2020 with sharp declines in tourist spending, casino gambling revenue, and private fixed investment. With the tourism industry struggling to recover, federal assistance slowing, and weak financial management practices persisting, CNMI is at risk of a severe fiscal crisis.

Tourism is CNMI’s primary source of economic activity. However, the number of visitors to CNMI has been declining since 2018 when Super Typhoon Yutu caused extensive damage to homes, businesses, and infrastructure, including to the Saipan International Airport. The COVID-19 pandemic caused a much sharper decline in tourism revenue and economic activity, exacerbated by the subsequent closure of the CNMI’s largest casino in 2020 after just three years of operating. Visitors in 2024 increased to 228,963 from a 2021 low of 12,684 but remained well below pre-pandemic levels, which were nearly 500,000 in 2019. The CNMI's tourism industry also faced significant challenges in FY 2025, with arrivals reflecting a 14% decline compared to FY 2024.

The Commonwealth’s real gross domestic product decreased by 29.7% in 2020, after decreasing by 11.3% in 2019. The decrease primarily reflects decreases in exports of services, private fixed investment, personal consumption expenditures and government spending. Exports of goods and services decreased 74.4% in 2020. The decrease in exports was largely accounted for by exports of services, which consists primarily of visitor spending, including on casino gambling. Revenues from casino gambling dropped over 95%. The number of visitors to the Commonwealth decreased 81.7%, reflecting the effects of the COVID-19 pandemic. CNMI’s GDP was about $1 billion in fiscal year 2022, an increase of about 14% from the previous year when adjusted for inflation. However, its real GDP decreased an average of about 8% annually in fiscal years 2018 through 2022.

The Commonwealth also faces certain unique risks, including its reliance on a foreign workforce that has the potential to result in a labor shortage. In addition, because of its geographical location, the Commonwealth is subject to natural disasters. The Commonwealth has previously experienced severe weather events that significantly impacted its economy, and any future storms, or other natural disasters, that have an adverse effect on the Commonwealth’s finances could negatively impact the marketability, liquidity or value of securities issued by the Commonwealth.

Budget. The Commonwealth has run a budget deficit for many years, which means spending has consistently outpaced revenue collection. The Commonwealth’s governmental activities deficit net position increased from $480 million to a deficit net position of $580.1 million, an increase of 20.9% between fiscal years 2020 and 2021. The Commonwealth’s governmental activities deficit net position decreased from $580.1 million to a deficit net position of $580.0 million, a decrease of 0.01% between fiscal years 2021 and 2022.

On September 30, 2024, the Governor signed into law the Commonwealth’s budget for FY2025 (Enacted Budget). The Enacted Budget identifies total budgetary resources of approximately $158.6 million, which, after adjustments and transfers, including debt service, would leave $111.5 million for appropriations during the fiscal year.

Unfunded liabilities of the Northern Mariana Islands Retirement Fund and minimum annual payments required to the Northern Mariana Islands Settlement Fund (“NMISF”) as part of a 2013 pension-related settlement present a significant risk to the fiscal condition of the Commonwealth. Pursuant to law, the Commonwealth is required to make contributions to the retirement fund each year on an actuarially funded basis toward the annuities related to retirement and other benefits. Due to recurring budget deficits, the Commonwealth has often delayed or suspended payments to the retirement fund. For the years ended September 30, 2022, 2021 and 2020, the Commonwealth recorded payments to NMISF of $38 million and $13.2 million, $40 million and $13.57 million, and $42 million and $13.98 million, respectively.

The Commonwealth government anticipates a FY 2026 budget shortfall following a drop in projected revenues in FY 2026 and the Governor is considering implementing austerity measures including furloughs and reductions in force.

Debt. As of September 30, 2022, the Commonwealth had $75.6 million in long-term debt outstanding, which represents a net decrease of $5.0 million from the prior year. The expected annual debt service requirements on the Commonwealth’s general obligation bonds are $9.76 million for the fiscal year 2025 and $9.84 million for fiscal year 2026.

CNMI has struggled to finance its pensions. CNMI obtained a loan to pay its required pension contribution for fiscal year 2020 and, more recently, obtained a second, larger loan to pay the first loan as well as the required pension contribution for fiscal year 2025.

Natural Disasters. The Commonwealth underwent two typhoons during the months of September and October 2018. Typhoon Mangkhut destroyed much of the resources for the island of Rota, and Super Typhoon Yutu devastated the islands of Tinian and Saipan. The disasters had detrimental effects on the Commonwealth’s economic activity, leaving two main sectors of the economy (tourism and gaming) at a standstill for the first quarter of the 2019 fiscal year. These events had a material adverse effect on the Commonwealth’s finances and may negatively impact the payment of principal and interest, marketability, liquidity, and value of securities issued by the Commonwealth that are held by the Fund.

Litigation. The Commonwealth, its officials and employees are named as defendants in legal proceedings that occur in the normal course of governmental operations. Some of these proceedings involve claims for substantial amounts, which if decided against the Commonwealth might require the Commonwealth to make significant future expenditures or substantially impair future revenue sources. Because of the prospective nature of these proceedings, it is not presently possible to predict the ultimate outcome of such proceedings, estimate the potential impact on the ability of the Commonwealth to pay debt service costs on its obligations, or determine what impact, if any, such proceedings may have on a fund’s investments.

Credit rating. On April 1, 2020, Moody's withdrew its issuer rating for the Commonwealth of Ba3 with a negative outlook. S&P, Fitch and Moody’s do not currently maintain a credit rating for CNMI general obligation debt (confirmed as of November 13, 2025).